As filed with the Securities and Exchange Commission on January 27, 2017

1940 Act File No. 811-22975

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

Under
THE INVESTMENT COMPANY ACT OF 1940
Amendment No. 6	☒

AllianzGI Institutional Multi-Series Trust

(Exact Name of Registrant as Specified in Charter)

1633 Broadway, New York, NY 10019

(Address of principal executive offices) (Zip code)

(888) 852-3922

(Registrant’s telephone number, including area code)

Thomas J. Fuccillo

c/o Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

Name and address of agent for service:

Copies to:

Thomas J. Fuccillo, Esq.

c/o Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

David C. Sullivan, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT IS FILED BY THE REGISTRANT PURSUANT TO SECTION 8 OF THE INVESTMENT COMPANY ACT OF 1940. HOWEVER, BENEFICIAL INTERESTS IN THE REGISTRANT ARE NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”), SINCE SUCH INTERESTS WILL BE ISSUED AND SOLD ONLY IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY BENEFICIAL INTERESTS IN THE REGISTRANT.

February 1, 2017

AllianzGI Institutional Multi-Series Trust Private Placement Memorandum

AllianzGI Advanced Core Bond Portfolio

The fund listed above (the “Portfolio”) is an investment portfolio of the AllianzGI Institutional Multi-Series Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Portfolio. Other funds are described in separate prospectuses or private placement memoranda. At this time, the Portfolio does not intend to offer its shares publicly and does not intend to make its shares available other than to “accredited investors,” as defined in Regulation D under the Securities Act of 1933.

This Private Placement Memorandum concisely describes the information which you ought to know about the Portfolio before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated February 1, 2017, as revised from time to time (“SAI”), is available free of charge by writing to AllianzGI Institutional Multi-Series Trust, 1633 Broadway, New York, NY 10019 or by calling 1-800-498-5413 before 5:00PM on any business day. The SAI, which contains more detailed information about the Portfolio, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE PORTFOLIO IN LIEU OF CASH UPON REDEMPTION.

THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE PORTFOLIO DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE PORTFOLIO TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES OF THE PORTFOLIO EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

As with other mutual funds, the U.S. Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission have not approved or disapproved these securities or determined if this Private Placement Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

AllianzGI Institutional Multi-Series Trust Private Placement Memorandum

2	AllianzGI Institutional Multi-Series Trust

AllianzGI Advanced Core Bond Portfolio

Investment Objective	The Portfolio seeks long-term risk adjusted total net return

Fees and Expenses of the Portfolio	The table below describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

Shareholder Fees (fees paid directly from your investment):  None

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Portfolio	Management Fees	Distribution and/or Service (12b-1) Fees	Other Expenses	Total Annual Portfolio Operating Expenses	Expense Reductions(1)	Total Annual Portfolio Operating Expenses After Expense Reductions(1)
Advanced Core Bond Portfolio	0.30%	None	0.25%	0.55%	(0.20)%	0.35%
(1)	Total Annual Portfolio Operating Expenses After Expense Reductions reflect the effect of a contractual agreement by Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) to irrevocably waive its management fee and/or reimburse the Portfolio through January 31, 2018, to the extent that Total Annual Portfolio Operating Expenses, including payment of organizational expenses but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed 0.35%. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit in effect at the time of such waiver/reimbursement or recoupment. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

Examples. The Examples are intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Examples assume that you invest $1,000,000 in Portfolio shares for the time periods indicated, your investment has a 5% return each year, and the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Examples show what your costs would be based on these assumptions. The Examples are based, for the first year, on Total Annual Portfolio Operating Expenses After Expense Reductions and, for all other periods, on Total Annual Portfolio Operating Expenses.

Portfolio	1 Year	3 Years	5 Years	10 Years
AllianzGI Advanced Core Bond Portfolio	$3,581	$15,611	$28,735	$67,009

Portfolio Turnover. The Portfolio pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). The Portfolio’s portfolio turnover rate for the period from inception through September 30, 2016, was 260% of the average value of its portfolio. High levels of portfolio turnover may indicate higher transaction costs and may result in higher taxes for you if your Portfolio shares are held in a taxable account. These costs, which are not reflected in Total Annual Portfolio Operating Expenses or in the Examples above, can adversely affect the Portfolio’s investment performance.

Principal Investment Strategies	The Portfolio seeks to achieve its investment objective by investing in a broad range of fixed income securities and other instruments that the portfolio managers believe will optimize the risk-return profile of the Portfolio. The Portfolio will normally invest at least 80% of its net assets (plus borrowings made for investment purposes) in bonds and other fixed income securities, including derivative instruments that provide synthetic exposure to fixed income securities. The Portfolio will normally seek to maintain an average portfolio duration within three years above or below that of its benchmark, the Bloomberg Barclays U.S. Aggregate Bond Index, which as of December 31, 2016 was 5.89 years. The Portfolio may invest in securities of any credit quality, though will focus on securities rated B- (or its equivalent) or higher and will normally not invest more than 20% of its assets in securities which at the time of acquisition carry a rating below investment grade (also referred to as high yield or “junk” bonds).

The Portfolio implements AllianzGI U.S.’s “advanced fixed income” strategy, under which the portfolio managers utilize a flexible and active global diversification process across a wide range of fixed income asset classes to seek systematic identification of what they believe are fundamental debt market inefficiencies. The portfolio managers begin with a very large investment universe of several thousand potential investments, and then initially narrow the field through advanced proprietary analytical methods designed to identify and simplify the complex relationships between numerous economic variables.

In an effort to build a well-balanced final portfolio, the team uses fundamental research and quantitative analysis to implement several investment strategies in parallel, including the four strategies outlined below. In the following list, the first two strategies build upon top-down processes for investment allocation, whereas the third and fourth are bottom-up approaches to individual security selection.

•

Safe Spread (Long-Term): The portfolio managers strategically substitute, in place of securities contained in the Portfolio’s benchmark (the Bloomberg Barclays U.S. Aggregate Bond Index), comparable bonds and other assets

Private Placement Memorandum	3

AllianzGI Advanced Core Bond Portfolio (continued)

offering the same risk profile but with a higher return. For example, Government bonds may be replaced by debt securities backed by cash flows of public sector loans (“covered bonds”) or bonds issued by agencies.

•

Tactical Allocation (Short to Medium Term): The portfolio managers actively manage the allocation between asset classes based on tactical factors such as risk aversion and fundamentals. Duration, curve and country allocation are also considered tactical.

•

Security Selection on Secondary Markets: The portfolio managers adjust their selection and weighting of individual securities based on issuer credit. In selecting sovereign bonds, the portfolio managers focus on an analysis of the instrument’s liquidity, while for covered and corporate bonds, they apply a relative value analysis that groups bonds by risk categories to assess relative value.

•	Participation in New Issues: The portfolio managers seek to capture primary market premiums through participation in new issues and initial public offerings of bonds.

The portfolio managers may consider selling a particular investment when they perceive a decline in relative attractiveness to other issues, and/or a decline in industry fundamentals, if any of the original reasons for purchase materially changes, or if the weighting of a particular security is significantly reduced on, or eliminated from, the Portfolio’s benchmark index.

Under normal circumstances the Portfolio will seek exposure primarily to investment grade fixed income securities issued or guaranteed by governments, municipalities, agencies, supranationals, regional or local authorities, and corporate issuers. The Portfolio may invest in any type of fixed income security, including Treasury bonds, corporate bonds, commercial mortgage-backed securities, asset-backed securities, mortgage-backed securities, high yield (i.e., “junk”) bonds, Yankee bonds, sovereign, sub-sovereign and supranational bonds, non-U.S. corporate bonds, covered bonds, emerging market debt and other fixed income instruments. The Portfolio may participate in new issues and initial public offerings (“IPOs”) in primary markets for fixed income securities. Under normal circumstances, the Portfolio may invest only up to 20% of its net assets in bonds and other fixed income securities issued in non-U.S. currencies to the extent that the Portfolio’s currency exposure on such securities is not hedged to the U.S. dollar.

The Portfolio may utilize various derivative instruments and related strategies, including to gain exposure to one or more of the issuers and fixed income securities referred to above. The Portfolio may utilize derivatives of all types and may invest in, without limitation, Treasury futures and options, interest rate swaps, credit default swaps, and “to be announced” securities (“TBAs”), in order to achieve its investment objective. The Portfolio may invest in currency-related transactions and may also invest directly in foreign currencies.

The Portfolio is “non-diversified,” which means that it may invest a significant portion of its assets in a relatively small number of issuers, which may increase risk.

The Portfolio may invest in the securities of issuers of any market capitalization, including smaller capitalization companies.

Principal Risks	The principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first six risks):

•

Fixed Income Risk: Fixed income (debt) securities are subject to greater levels of credit and liquidity risk, may be speculative and may decline in value due to changes in interest rates or an issuer’s or counterparty’s deterioration or default.

•	Market Risk: The Portfolio will be affected by factors influencing the U.S. or global economies and securities markets or relevant industries or sectors within them.

•

Issuer Risk: The Portfolio will be affected by factors specific to the issuers of securities and other instruments in which the Portfolio invests, including actual or perceived changes in the financial condition or business prospects of such issuers.

•	Interest Rate Risk: Fixed income securities may decline in value because of increases in interest rates.

•	Credit and Counterparty Risk: An issuer or counterparty may default on obligations.

4	AllianzGI Institutional Multi-Series Trust

AllianzGI Advanced Core Bond Portfolio (continued)

•	Liquidity Risk: The lack of an active market for investments may cause delay in disposition or force a sale below fair value.

•

Currency Risk: The values of non-U.S. securities may fluctuate with currency exchange rates and exposure to non-U.S. currencies may subject the Portfolio to the risk that those currencies will decline in value relative to the U.S. dollar.

•	Derivatives Risk: Derivative instruments are complex, have different characteristics than their underlying assets and are subject to additional risks, including leverage, liquidity and valuation.

•

Emerging Markets Risk: Non-U.S. investment risk may be particularly high to the extent that the Portfolio invests in emerging market securities. These securities may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

•	Focused Investment Risk: Focusing on a limited number of issuers, sectors, industries or geographic regions increases risk and volatility.

•

High Yield Risk: High-yield or junk bonds are subject to greater levels of credit and liquidity risk, may be speculative and may decline in value due to increases in interest rates or an issuer’s deterioration or default.

•	IPO Risk: Securities purchased in initial public offerings have no trading history, limited issuer information and increased volatility.

•	Leveraging Risk: Instruments and transactions that constitute leverage magnify gains or losses and increase volatility.

•	Management Risk: The Portfolio will be affected by the allocation determinations, investment decisions and techniques of the Portfolio’s management.

•

Mortgage-Related and Other Asset-Backed Risk: Investing in mortgage- and asset-backed securities involves interest rate, credit, valuation, extension and liquidity risks and the risk that payments on the underlying assets are delayed, prepaid, subordinated or defaulted on.

•	Non-U.S. Investment Risk: Non-U.S. securities markets and issuers may be more volatile, smaller, less liquid, less transparent and subject to less oversight, particularly in emerging markets.

•	Smaller Company Risk: Securities issued by smaller companies may be more volatile and present increased liquidity risk relative to securities issued by larger companies.

•	Turnover Risk: High levels of portfolio turnover increase transaction costs and taxes and may lower investment performance.

Please see “Summary of Principal Risks” in this Private Placement Memorandum for a more detailed description of the Portfolio’s risks. It is possible to lose money on an investment in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Performance Information	The performance information below provides some indication of the risks of investing in the Portfolio by showing changes in its total return from year to year and by comparing the Portfolio’s average annual total returns with those of a broad-based market index. Past performance, before and after taxes, is not necessarily predictive of future performance. Visit us.allianzgi.com for more current performance information.

Private Placement Memorandum	5

AllianzGI Advanced Core Bond Portfolio (continued)

Calendar Year Total Returns

Highest and Lowest Quarter Returns
(for periods shown in the bar chart)
Highest 01/01/2016—03/31/2016	3.03%
Lowest 10/01/2016—12/31/2016	-3.28%

Average Annual Total Returns (for periods ended 12/31/16)
	1 Year	Fund Inception (10/30/15)
Before Taxes	2.18%	1.52%
After Taxes on Distributions	0.68%	0.07%
After Taxes on Distributions and Sale of Fund Shares	1.24%	0.50%
Bloomberg Barclays US Aggregate Bond Index	2.65%	1.74%

After-tax returns are estimated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold Portfolio shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Portfolio shares at the end of the measurement period. After-tax returns for other share classes will vary.

Management of the Portfolio	Investment Manager – Allianz Global Investors U.S. LLC

Portfolio Managers

Christian Tropp, CFA, lead portfolio manager, has managed the Portfolio since 2016.

Matthias Grein, CFA, portfolio manager, has managed the Portfolio since its inception in 2015.

Fabian Lutzenberger, Ph.D., portfolio manager, has managed the Portfolio since 2016.

Purchase and Sale of Portfolio Shares	Currently, shares of the Portfolio are only available for purchase by “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended (“Regulation D”). Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business. Portfolio shares are redeemable and, under ordinary circumstances, you may redeem the Portfolio’s shares on days when the NYSE is open for business. For instructions on purchasing and redeeming shares, call your Account Representative.

Tax Information	The Portfolio’s distributions are generally taxable to you as ordinary income, qualified dividend income or capital gains, unless you are investing through a tax-advantaged account.

6	AllianzGI Institutional Multi-Series Trust

Principal Investments and Strategies of the Portfolio

This section, together with the next section entitled “Summary of Principal Risks,” provides more detailed information regarding the Portfolio’s investment objective, principal investments and strategies and principal risks.

The Portfolio may be subject to capitalization criteria and percentage investment limitations, as noted in its Portfolio Summary above and in the description below. See “Characteristics and Risks of Securities and Investment Techniques — Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure” for more information about these limitations.

It is possible to lose money on an investment in the Portfolio.

Private Placement Memorandum	7

AllianzGI Advanced Core Bond Portfolio

Principal Investments and Strategies

Investment Objective Seeks long-term risk adjusted total net return Portfolio Category Fixed Income Securities	Portfolio Focus Investment grade fixed income securities	Credit Quality Not more than 20% of assets below investment grade Dividend Frequency Quarterly

The Portfolio seeks to achieve its investment objective by investing in a broad range of fixed income securities and other instruments that the portfolio managers believe will optimize the risk-return profile of the Portfolio. The Portfolio will normally invest at least 80% of its net assets (plus borrowings made for investment purposes) in bonds and other fixed income securities, including derivative instruments that provide synthetic exposure to fixed income securities. The Portfolio will normally seek to maintain an average portfolio duration within three years above or below that of its benchmark, the Bloomberg Barclays U.S. Aggregate Bond Index, which as of December 31, 2016 was 5.89 years. Duration is a measure of price volatility and interest rate sensitivity computed as the weighted average time remaining until receipt of cash flow from a fixed-income instrument. Other duration measures may also be used to determine the sensitivity of securities prices to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. The Portfolio may invest in securities of any credit quality, though will focus on securities rated B- (or its equivalent) or higher and will normally not invest more than 20% of its assets in securities which at the time of acquisition carry a rating below investment grade (also referred to as high yield or “junk” bonds). The Portfolio’s average credit quality can vary as the portfolio managers deem appropriate.

The Portfolio implements AllianzGI U.S.’s “advanced fixed income” strategy, under which the portfolio managers utilize a flexible and active global diversification process across a wide range of fixed income asset classes to seek systematic identification of what they believe are fundamental debt market inefficiencies. The portfolio managers begin with a very large investment universe of several thousand potential investments, and then initially narrow the field through advanced proprietary analytical methods designed to identify and simplify the complex relationships between numerous economic variables.

In an effort to build a well-balanced final portfolio, the team uses fundamental research and quantitative analysis to implement several investment strategies in parallel, including the four strategies outlined below. In the following list, the first two strategies build upon top-down processes for investment allocation, whereas the third and fourth are bottom-up approaches to individual security selection.

•

Safe Spread (Long-Term): The portfolio managers strategically substitute, in place of securities contained in the Portfolio’s benchmark (the Bloomberg Barclays U.S. Aggregate Bond Index), comparable bonds and other assets offering the same risk profile but with a higher return. For example, Government bonds may be replaced by debt securities backed by cash flows of public sector loans (“covered bonds”) or bonds issued by agencies.

•

Tactical Allocation (Short to Medium Term): The portfolio managers actively manage the allocation between asset classes based on tactical factors such as risk aversion and fundamentals. Duration, curve and country allocation are also considered tactical.

•

Security Selection on Secondary Markets: The portfolio managers adjust their selection and weighting of individual securities based on issuer credit. In selecting sovereign bonds, the portfolio managers focus on an analysis of the instrument’s liquidity, while for covered and corporate bonds, they apply a relative value analysis that groups bonds by risk categories to assess relative value.

•	Participation in New Issues: The portfolio managers seek to capture primary market premiums through participation in new issues and initial public offerings of bonds.

The portfolio managers may consider selling a particular investment when they perceive a decline in relative attractiveness to other issues, and/or a decline in industry fundamentals, if any of the original reasons for purchase materially changes, or if the weighting of a particular security is significantly reduced on, or eliminated from, the Portfolio’s benchmark index.

Under normal circumstances the Portfolio will seek exposure primarily to investment grade fixed income securities issued or guaranteed by governments, municipalities, agencies, supranationals, regional or local authorities, and corporate issuers. The Portfolio may invest in any type of fixed income security, including Treasury bonds, corporate bonds, commercial mortgage-backed securities, asset-backed securities, mortgage-backed securities, high yield (i.e., “junk”) bonds, Yankee bonds, sovereign, sub-sovereign and supranational bonds, non-U.S. corporate bonds, covered bonds, emerging market debt and other fixed income instruments. The Portfolio may participate in new issues and

8	AllianzGI Institutional Multi-Series Trust

AllianzGI Advanced Core Bond Portfolio (continued)

initial public offerings (“IPOs”) in primary markets for fixed income securities. The Portfolio is not limited in its ability to invest in fixed income securities denominated in non-U.S. currencies or by non-U.S. issuers, including issuers located in emerging market countries. However, under normal circumstances, the Portfolio may invest only up to 20% of its net assets in bonds and other fixed income securities issued in non-U.S. currencies to the extent that the Portfolio’s currency exposure on such securities is not hedged to the U.S. dollar.

The Portfolio may utilize various derivative instruments and related strategies, including to gain exposure to one or more of the issuers and fixed income securities referred to above. The Portfolio may utilize derivatives of all types and may invest in, without limitation, Treasury futures and options, interest rate swaps, credit default swaps, and “to be announced” securities (“TBAs”), in order to achieve its investment objective. The Portfolio may use derivatives for hedging or efficient portfolio management purposes, as well as for investment purposes, and may use them to increase the Portfolio’s exposure beyond what it could achieve by investing in more conventional securities. The Portfolio may invest in currency-related transactions, such as forward transaction (including deliverable and non-deliverable forwards), currency futures transactions and currency options transactions, and may also invest directly in foreign currencies, in each case for hedging or other investment purposes.

The Portfolio is “non-diversified,” which means that it may invest a significant portion of its assets in a relatively small number of issuers, which may increase risk.

The Portfolio may invest in the securities of issuers of any market capitalization, including smaller capitalization companies. In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may not achieve its investment objective when it does so.

Principal Risks	Among the principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first six risks):

• Fixed Income Risk • Market Risk • Issuer Risk • Interest Rate Risk • Credit and Counterparty Risk • Liquidity Risk	• Currency Risk • Derivatives Risk • Emerging Markets Risk • Focused Investment Risk • High Yield Risk • IPO Risk	• Leveraging Risk • Management Risk • Mortgage-Related and Other Asset-Backed Risk • Non-U.S. Investment Risk • Smaller Company Risk • Turnover Risk

Please see “Summary of Principal Risks” following this section for a description of these and other risks of investing in the Portfolio.

Private Placement Memorandum	9

Summary of Principal Risks

The value of your investment in the Portfolio changes with the values of the Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Portfolio’s portfolio as a whole are called “principal risks.” The principal risks of the Portfolio are summarized in the Portfolio Summary and are described in more detail in this section. The Portfolio may be subject to additional risks other than those described below because the mix of investments made by a portfolio can change over time. Securities and investment techniques appearing in bold type below are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Statement of Additional Information also include more information about the Portfolio, its investments and the related risks. There is no guarantee that the Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in the Portfolio.

Credit and Counterparty Risk	The Portfolio could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending cash collateral) is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings and a Portfolio holding a fixed income security is subject to the risk that the security’s credit rating will be downgraded. Securities issued by the U.S. Treasury historically have presented minimal credit risk. However, at least one major rating agency downgraded the long-term U.S. credit rating in 2011 due to the rising public debt burden and perception of greater policymaking uncertainty in the U.S. and have introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio’s investments, to the extent that the Portfolio has exposure to securities issued by the U.S. Treasury. Credit risk is particularly pronounced for below investment grade securities (also known as “high yield” or “junk” bonds.) See “High Yield Risk.”

Counterparty Risk. The Portfolio is also subject to the risk that a counterparty to a derivatives contract, repurchase agreement, a loan of portfolio securities or an unsettled transaction may be unable or unwilling to make timely settlement payments or otherwise honor its obligations to the Portfolio. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Portfolio could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Portfolio. Counterparty risk may be pronounced during unusually adverse market conditions and may be particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the 2008 insolvency of Lehman Brothers and subsequent market disruptions.

Currency Risk	Portfolios that invest directly in foreign (non-U.S.) currencies, or in securities that trade in, or receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or non-U.S. governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, the Portfolio’s exposure to foreign currencies, including investments in foreign currency-denominated securities, may reduce the returns of the Portfolio. The local emerging market currencies in which the Portfolio may be invested from time to time may experience substantially greater volatility against the U.S. dollar than the major convertible currencies of developed countries.

Derivatives Risk

Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The derivatives that may be used by the Portfolio are discussed in more detail under “Characteristics and Risks of Securities and Investment Techniques — Derivatives” in this Private Placement Memorandum and described in more detail under “Investment Objectives and Policies” in the Statement of Additional Information. The Portfolio may (but is not required to) use derivatives as part of a strategy designed to reduce exposure to other risks, such as risks associated with changes in interest rates or foreign currency exchange rates risk. The Portfolio’s use of derivatives may also result in leverage, which increases opportunities for gain but also involves greater risk of loss due to leveraging risk, and to gain exposure to issuers, indices, sectors, currencies and/or geographic regions. The Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. A Portfolio investing in a derivative instrument could lose more than the principal amount invested, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, market risk, credit and counterparty risk and management risk. Additionally, holding a position in a derivative could result in losses if the Portfolio does not correctly evaluate

10	AllianzGI Institutional Multi-Series Trust

the creditworthiness of the company on which the credit default swap is based. Certain instruments, such as written call options on individual securities that it does not hold in its portfolio (i.e., “naked” call options), may subject the Portfolio to the risk that a liquid market for the underlying security may not exist at the time an option is exercised or when the Portfolio otherwise seeks to close out an option position. Such instruments have speculative characteristics and the potential for unlimited loss. Derivatives also involve the risk of mispricing or improper valuation, the risk of ambiguous documentation, and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful.

Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a cleared derivatives transaction, the Portfolio’s counterparty is a clearing house, rather than a bank or broker. Since the Portfolio is not a member of clearing houses and only members of a clearing house can participate directly in the clearing house, the Portfolio will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Portfolio will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

Centrally cleared derivative arrangements may be less favorable to mutual funds than bilateral arrangements. For example, the Portfolio may be required to provide greater amounts of margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in some cases, following a period of notice to the Portfolio, a clearing member generally can require termination of existing cleared derivatives transactions at any time or increases in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time.

Other recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Investment Company Act of 1940, as amended (the “1940 Act”) restrictions with respect to “senior securities,” have resulted in, and may in the future result in, new regulation of derivative instruments and the Portfolio’s use of such instruments. New regulations could, among other things, restrict the Portfolio’s ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Portfolio), establish new margin requirements and/or increase the costs of derivatives transactions, and the Portfolio may as a result be unable to execute its investment strategies in a manner its Manager might otherwise choose. The SEC recently proposed a new rule related to certain aspects of derivatives use. As of the date for this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

The Portfolio may purchase or sell securities, including mortgage-backed securities, in the to-be-announced (“TBA”) market. A TBA purchase commitment is a security that is purchased or sold for a fixed price and the underlying securities are announced at a future date. The seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms. For example, in a TBA mortgage-backed security transaction, the Portfolio and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. The purchaser of TBA securities generally is subject to increased market risk and interest rate risk because the delivered securities may be less favorable than anticipated by the purchaser.

Emerging Markets Risk	A Portfolio that invests in non-U.S. securities and/or currencies may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. See “Non-U.S. Investment Risk” below. Non-U.S. investment risk may be particularly high to the extent that the Portfolio invests in emerging market securities, that is, securities of issuers tied economically to countries with developing economies. These securities may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

Certain emerging market countries may impose restrictions on foreign investment and repatriation of investment income and capital. In addition, foreign investors, including the Portfolio, may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, nationalization or the creation of government monopolies. The currencies of emerging market countries may experience significant

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declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio. See “Currency Risk.” Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Emerging market securities may trade in more limited volume than comparable securities in developed foreign markets.

Emerging market securities may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security, all of which would negatively affect the Portfolio’s performance.

In addition, the risks associated with investing in a narrowly-defined geographic area (discussed below under “Non-U.S. Investment Risk” and “Focused Investment Risk”) are generally more pronounced with respect to investments in emerging market countries. For example, to the extent a Portfolio invests in companies incorporated or doing significant business in China, which may be considered an emerging market, the risks associated with China-related investments may be more pronounced for such Portfolio. The Portfolio may also be subject to Emerging Markets Risk if it invests in derivatives or other securities or instruments whose value or returns are related to the value or returns of emerging market securities.

Fixed Income Risk	A Portfolio that invests in fixed income instruments are subject to interest rate risk. Changes in the market values of fixed income instruments are largely a function of changes in the current level of interest rates. The value of the Portfolio’s investments in fixed income instruments will typically change as the level of interest rates fluctuate. During periods of declining interest rates, the values of fixed income instruments are generally expected to rise. Conversely, during periods of rising interest rates, the values of fixed income instruments are generally expected to decline.

“Duration” is one measure of the expected life of a fixed income instrument that is used to determine the sensitivity of a security’s price to changes in interest rates. Securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. Accordingly, funds with longer average portfolio durations will generally be more sensitive to changes in interest rates than funds with shorter average portfolio durations. As a general rule, a 1% rise in interest rates means a 1% fall in value for every year of positive duration. Similarly, as a general rule, if the Fund exhibited a negative duration profile and interest rates declined by 1%, there would be a 1% fall in value for every year of negative duration. Inflation-indexed securities, including Treasury Inflation Protected Securities (TIPs), decline in value when interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed securities may experience greater losses than other fixed income instruments with similar durations. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Also, some portfolios (e.g., portfolios with mortgage-backed and other prepayable securities) have changing durations and may have increasing durations precisely when that is least advantageous (i.e., when interest rates are rising).

The Portfolio may invest in securities that are particularly sensitive to fluctuations in prevailing interest rates and have relatively high levels of interest rate risk. Such securities include various mortgage-related securities (e.g., the interest-only or “IO” class of a stripped mortgage-backed security) and “zero coupon” securities (fixed income instruments, including certain U.S. Government securities, that do not make periodic interest payments and are purchased at a discount from their value at maturity).

The Portfolio may invest in securities issued by U.S. Government agencies or government enterprises. Although some of these securities may be guaranteed as to the payment of principal or interest by the relevant enterprise or agency, others may not be guaranteed, and therefore may be riskier than securities guaranteed by the U.S. Treasury.

Focused Investment Risk

Focusing Portfolio investments in a small number of issuers, industries, foreign currencies or regions increases risk. The Portfolio, which is “non-diversified” because it may invest a significant portion of its assets in a relatively small number of issuers may have more risk because changes in the value of a single security or the impact of a single economic, political or regulatory occurrence may have a greater adverse impact on the Portfolio’s net asset value. Some of those issuers also may present substantial credit or other risks. Diversified funds that invest in a relatively small number of issuers are subject to similar risks. In addition, the Portfolio may be subject to increased risk to the

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extent it focuses its investments in securities denominated in a particular foreign currency or in a narrowly defined geographic area, for example, regional economic risks relating to weather emergencies and natural disasters. Similarly, a portfolio that focuses its investments in a certain type of issuer is particularly vulnerable to events affecting such type of issuer. Also, the Portfolio may have greater risk to the extent it invests a substantial portion of its assets in a group of related industries (or “sectors”). The industries comprising any particular sector and investments in a particular foreign currency or in a narrowly defined geographic area outside the United States may share common characteristics, are often subject to similar business risks and regulatory burdens, and react similarly to economic, market, political or other developments. Furthermore, certain issuers, industries and regions may be adversely affected by the impacts of climate change on the demand for and the development of goods and services and related production costs, and the impacts of legislation, regulation and international accords related to climate change, as well as any indirect consequences of regulation or business trends driven by climate change.

High Yield Risk	A Portfolio that invests in high yield securities and unrated securities of similar credit quality (sometimes referred to as “high yield securities” or “junk bonds”) may be subject to greater levels of credit and liquidity risk than a fund that does not invest in such securities. These securities are considered predominately speculative with respect to the issuer’s continuing ability to make principal and interest payments. An economic downturn or period of rising interest rates could adversely affect the market for these securities and reduce the Portfolio’s ability to sell these securities (liquidity risk). If the issuer of a security is in default with respect to interest or principal payments, the Portfolio may lose its entire investment. Because of the risks involved in investing in high yield securities, an investment in a Portfolio that invests in such securities should be considered speculative. The debt instruments of many non-U.S. governments, including their agencies, sub-divisions and instrumentalities, are below investment grade, and are therefore considered high yield instruments.

Interest Rate Risk	Interest rate risk is the risk that fixed income securities’ valuations will change because of changes in interest rates. During periods of rising nominal interest rates, the values of fixed income instruments are generally expected to decline. Conversely, during periods of declining nominal interest rates, the values of fixed income instruments are generally expected to rise. To the extent that the Portfolio effectively has short positions with respect to fixed income instruments, the values of such short positions would generally be expected to rise when nominal interest rates rise and to decline when nominal interest rates decline. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates.

When interest rates are low relative to historic levels, the Portfolio, to the extent it holds fixed income securities, may face elevated exposure to the risks associated with increases in interest rates, including increases triggered by governments or central banking authorities. For example, the Federal Reserve Board concluded its quantitative easing program and, in December 2015, raised interest rates for the first time since 2006, actions that may have placed funds at elevated risks associated with rising interest rates. Funds whose portfolios include longer-duration securities may face higher risks associated with rising interest rates than funds whose portfolios include shorter-duration securities. The reduction in dealer market-making capacity in the fixed income markets that has occurred in recent years has the potential to decrease liquidity.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio’s shares.

IPO Risk

Securities offered in initial public offerings (IPOs) are subject to many of the same risks of investing in companies with smaller market capitalizations and often to a heightened degree. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time, the Portfolio may not be able to invest in securities issued in IPOs, or invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Portfolio. In addition, under certain market conditions, a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund may decrease. The

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investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease.

Issuer Risk	The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.

Leveraging Risk	Leverage, including borrowing, will cause the value of the Portfolio’s shares to be more volatile than if the Portfolio did not use leverage. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities. The Portfolio may engage in transactions or purchase instruments that give rise to forms of leverage. Such transactions and instruments may include, among others, the use of reverse repurchase agreements and other borrowings, the investment of collateral from loans of portfolio securities, or the use of when-issued, delayed-delivery or forward commitment transactions. The use of derivatives and short sales may also involve leverage. The use of leverage may cause the Portfolio to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations or to meet segregation requirements. Certain types of leveraging transactions, such as short sales that are not “against the box,” could theoretically be subject to unlimited losses in cases where the Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent the Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses.

Liquidity Risk	Liquidity risk exists when particular investments are difficult to purchase or sell, possibly preventing the Portfolio from purchasing or selling such illiquid securities at an advantageous time or price, or possibly requiring the Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations or possibly delaying the redemption of Portfolio shares. Portfolios with principal investment strategies that involve securities of companies with smaller market capitalizations, non-U.S. securities, Rule 144A securities, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain issuer or sector. Additional legislative or regulatory actions to address perceived liquidity or other issues in markets generally, or in particular markets such as the fixed income securities markets and municipal securities markets, may alter or impair the Portfolio’s ability to pursue its investment objectives or utilize certain investment strategies and techniques. The SEC recently proposed a new rule related to certain aspects of liquidity risk management. As of the date of this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

Management Risk	The Portfolio is subject to management risk because it is an actively managed investment portfolio. The Manager and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

The portfolio managers employ quantitative models, which may be either proprietary or maintained by third parties, and there can be no assurance that such models will behave as expected in all market conditions, including due to deviations between expected and actual relationships among variables. Any imperfections, errors, or limitations in such models could affect the Portfolio’s performance. By necessity, such models make simplifying assumptions that limit their effectiveness. In addition, the computer programming used to construct, or the data employed by, quantitative models may contain errors, which may cause losses for the Portfolio or reduce performance. In the event third-party models become increasingly costly or unavailable, the portfolio managers may be forced to rely on proprietary models or to reduce or discontinue their use of quantitative models.

The Portfolio is also subject to the risk that deficiencies in the operational systems or controls of the Manager or another service provider will cause losses for the Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent the Portfolio from purchasing a security expected to appreciate in value. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to AllianzGI U.S. and each individual portfolio manager in connection with managing the Portfolio and may also adversely affect the ability of the Portfolio to achieve its investment objectives.

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To the extent portfolio managers employ strategies that are not correlated to broader markets, or that are intended to seek returns under a variety of market conditions (such as managed volatility strategies), certain funds may outperform the general securities market during periods of flat or negative market performance, and underperform the securities market during periods of strong market performance.

The portfolio managers attempt to identify asset classes and sub-classes represented by investments that will provide consistent, quality performance for the Portfolio, but there is no guarantee that a portfolio manager’s allocation techniques will produce the desired results. It is possible that a portfolio manager will focus on asset classes and other investments that perform poorly or underperform other available funds under various market conditions.

Market Risk	The market price of securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. To the extent the Portfolio invests substantially in common stocks and/or other equity securities, a principal risk of investing in the Portfolio is that the investments in its portfolio will decline in value due to factors affecting securities markets generally or particular industries or sectors represented in those markets. The values of securities may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. They may also decline due to factors that disproportionately affect a particular industry, group of related industries or sector, such as labor shortages or increased production costs and competitive conditions within an industry or sector. The market price of fixed income securities, as well as equity securities and other types of investments, may decline due to changes in interest rates or other factors affecting the applicable markets generally. Equity securities generally have greater price volatility than fixed income securities, although under certain market conditions fixed income securities may have comparable or greater price volatility. During a general downturn in securities markets, multiple asset classes may decline in value simultaneously.

The Portfolio is subject to the risk that geopolitical and other events will disrupt securities markets, adversely affect global economies and markets and thereby decrease the value of the Portfolio’s investments. The wars in Iraq and Afghanistan have had a substantial effect on the economies and securities markets of the U.S. and other countries. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation (e.g., the potential manipulation of the London Interbank Offered Rate (LIBOR)) or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of the Portfolio. While the U.S. government has historically honored its credit obligations, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Portfolio’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. The uncertainty surrounding the sovereign debt of a significant number of European Union countries, as well as the status of the Euro, the European Monetary Union and the European Union itself, has disrupted and may continue to disrupt markets in the U.S. and around the world. The risks associated with investments in Europe may be heightened due to the approval by citizens of the United Kingdom, in June 2016, of a referendum to leave the European Union. Significant uncertainty remains in the market regarding the ramifications of that development, and the range and potential implications of possible political, regulatory, economic and market outcomes are difficult to predict. If the United Kingdom’s exit from the European Union is consummated, or if one or more additional countries leave the European Union, or the European Union partially or completely dissolves, the world’s securities markets may be significantly disrupted and adversely affected. Substantial government interventions (e.g., currency controls) also could negatively impact the Portfolio. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. During such market disruptions, the Portfolio’s exposure to the risks described elsewhere in this “Summary of Principal Risks” section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Portfolio from implementing its investment program for a period of time and achieving its investment objective. For

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example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Portfolio’s derivatives counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices, or to offer them on a more limited basis. To the extent the Portfolio has focused its investments in the stock index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.

Mortgage-Related and Other Asset-Backed Risk	The Portfolio may invest in a variety of mortgage-related and other asset-backed securities, which are subject to certain additional risks. Generally, rising interest rates tend to extend the duration of fixed-rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, a Portfolio that holds mortgage-related securities may exhibit additional volatility. This is known as extension risk. In addition, adjustable and fixed-rate mortgage-related securities may involve special risks relating to unanticipated rates of prepayment on the mortgages underlying the securities. This is known as prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Portfolio because the Portfolio may have to reinvest that money at the lower prevailing interest rates. The Portfolio’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets.

The market for mortgage-backed and other asset-backed securities has recently experienced high volatility and a lack of liquidity. As a result, the value of many of these securities has significantly declined. There can be no assurance that these markets will become more liquid or less volatile, and it is possible that the value of these securities could decline further.

Non-U.S. Investment Risk	The Portfolio’s investments in non-U.S. securities may cause it to experience more rapid and extreme changes in value than funds that invest exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many non-U.S. countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of non-U.S. securities are often not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of non-U.S. countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, market disruption, political changes, security suspensions or diplomatic developments could adversely affect the Portfolio’s investments in a non-U.S. country. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in non-U.S. securities. The more the Portfolio invests its assets in a particular currency or geographic area, the more exposure it will generally have to regional economic risks, including weather emergencies and natural disasters. For example, because the Portfolio may invest more than 25% of its assets in particular countries, it may be subject to increased risks due to political, economic, social or regulatory events in those countries. Adverse developments in certain regions can also adversely affect securities of other countries whose economies appear to be unrelated. In addition, the Portfolio’s investments in non-U.S. securities may be subject to withholding and other taxes imposed by countries outside the U.S., which could reduce the return on an investment in the Portfolio.

Smaller Company Risk	The general risks associated with investing in equity securities and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities, and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Companies with medium-sized market capitalizations also have substantial exposure to these risks.

Turnover Risk	A change in the securities held by the Portfolio is known as “portfolio turnover.” Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders), and may adversely impact the Portfolio’s after-tax returns. The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance.

Additional Risks of Investment in the Portfolio	In addition to the risks described above, the Portfolio is relatively recently formed and therefore has limited history for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized, may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.

16	AllianzGI Institutional Multi-Series Trust

Portfolio Holdings

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio holdings, together with additional information about portfolio holdings disclosure, is available in the Trust’s Statement of Additional Information. In addition, the Manager will post the Portfolio’s portfolio holdings information on the Portfolio’s website at us.allianzgi.com. The Portfolio’s website will contain the Portfolio’s complete schedule of portfolio holdings as of the relevant month end. The information will be posted approximately thirty (30) calendar days after the relevant month’s end, and such information will remain accessible on the website until the Trust files its Form N-CSR or Form N-Q with the Securities and Exchange Commission (SEC) for the period that includes the date as of which the website information is current. The Trust’s policies with respect to the disclosure of portfolio holdings are subject to change without notice.

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Management of the Portfolio

Investment Manager	Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) serves as the investment manager for the Portfolio. In this capacity, the Manager provides investment advisory and certain administrative services to the Portfolio. Subject to the supervision of the Trust’s Board of Trustees, the Manager is responsible for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters.

Prior to October 1, 2016, the Portfolio was managed by Allianz Global Investors Fund Management LLC (“Allianz Global Fund Management”), which merged into AllianzGI U.S. on October 1, 2016, by means of a statutory merger (the “Reorganization”). Upon completion of the Reorganization, AllianzGI U.S. succeeded to the advisory business of Allianz Global Fund Management by operation of law. Prior to the Reorganization, Allianz Global Fund Management served as the Investment Manager for the Portfolio and delegated portfolio management of the Portfolio to AllianzGI U.S. Following the reorganization, AllianzGI U.S. assumed the role of Investment Manager for the Portfolio, and conducts the portfolio management function for the Portfolio in a manner substantially identical to the way in which they were managed previously.

The Manager is registered as an investment adviser with the SEC and is organized as a Delaware limited liability company. Its principal place of business is located at 1633 Broadway, New York, New York 10019. AllianzGI U.S. also has offices located at 600 West Broadway, San Diego, California 92101, and 555 Mission Street, San Francisco, California 94105. The Manager provides investment management and advisory services to open-end mutual funds and closed-end funds. The Manager is a wholly-owned indirect subsidiary of Allianz Asset Management of America L.P. (“Allianz”) and of Allianz SE, a publicly-traded European insurance and financial services company. As of December 31, 2016, the Manager had approximately $68.4 billion in assets under management.

Management Fees	The Portfolio pays a monthly management fee to the Manager in return for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters. In addition to the fees of the Manager, the Portfolio pays all other costs and expenses of its operations, including, without limitation, compensation of its Trustees (other than those affiliated with the Manager), custodial expenses, shareholder servicing expenses, transfer agency expenses, dividend disbursing expenses, legal fees, expenses of an independent registered public accounting firm, expenses of preparing, printing and distributing proxy statements and reports to governmental agencies, and taxes, if any. It is possible the Portfolio will be required to treat certain shareholders as receiving distributions equal to the Portfolio’s management fee, subject to possible limitations on deductions. See the Statement of Additional Information for more details.

The Portfolio is newly formed, and, as a result, management fees paid to the Manager during the most recently completed fiscal year are not available. For the current fiscal year, the Portfolio will pay monthly management fees to the Manager at the annual rate of 0.30% subject to the expense limitation arrangements described below.

A discussion regarding the basis for the Board of Trustees’ approval of the investment management agreement between AllianzGI U.S. and the Portfolio is available in the Portfolio’s semi-annual report to shareholders for the six-month period ended March 31, 2016.

Expense Limitation Arrangements	The Manager has contractually agreed to expense limitation arrangements as specified under “Fees and Expenses of the Portfolio” in the Portfolio Summary of the Portfolio. Specifically, the Manager will waive its management fee or reimburse the Portfolio until the date indicated to the extent that Total Annual Portfolio Operating Expenses (after application of any additional fee waiver as described above) including the payment of organizational expenses, but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed the amount specified for the Portfolio as a percentage of average net assets. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit at the time of such waiver or reimbursement. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

AllianzGI U.S. provides investment management services across a broad class of assets including equity, fixed income, futures and options, convertibles and other securities and derivative instruments. AllianzGI U.S.’s primary

18	AllianzGI Institutional Multi-Series Trust

business is to provide discretionary advisory services to institutional clients through its separate account management services. In addition, AllianzGI U.S. provides discretionary investment advisory services to a variety of commingled funds (including SEC registered open-end investment companies, SEC registered closed-end investment companies and other commingled funds that are not registered with the SEC), which may be sponsored or established by AllianzGI U.S., its affiliates or by unaffiliated third parties. AllianzGI U.S. also participates as a non-discretionary investment adviser providing investment models to unaffiliated third parties.

The individuals at AllianzGI U.S. listed below are either individually or jointly and primarily responsible for the day-to-day management of the Portfolio. Employees of AllianzGI U.S. affiliates outside the US participate in the management of certain funds as “associated persons” of AllianzGI U.S. under the firm’s compliance oversight, in accordance with SEC guidance as to so-called “participating affiliate” arrangements. These associated persons may, on behalf of AllianzGI U.S., provide discretionary investment management services, research and related services to the Portfolio. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Portfolio.

Portfolio	Portfolio Manager	Since	Recent Professional Experience
AllianzGI Advanced Core Bond Portfolio	Matthias Grein, CFA	2015 (Inception)	Mr. Grein is a portfolio manager with Allianz Global Investors, which he joined in 2013. As a member of the Advanced Fixed Income team, his coverage is primarily focused on European sovereign debt; he also conducts economic research and develops macroeconomic models used in the asset-allocation process. Mr. Grein has nine years of investment-industry experience. He was previously an equity risk manager at Dresdner Kleinwort, London, and an economic researcher at the European Central Bank, Financial Stability Division. Mr. Grein has a degree (Diplom Wirtschaftsmathematik) in mathematical economics from University of Karlsruhe, a master’s degree in economics from The University of Edinburgh and a Ph.D. in economics from the University of Cambridge. He is a CFA charterholder.

	Fabian Lutzenberger, Ph.D.	2016	Mr. Lutzenberger is a portfolio manager with Allianz Global Investors, which he joined in 2015. As a member of the Advanced Fixed Income team, he covers global interest rate curves and spreads; he also conducts economic research and develops financial models used in the asset-allocation process. Mr. Lutzenberger has four years of investment-industry experience. He previously worked at Research Center Finance & Information Management at the University of Augsburg, University of Bayreuth. Mr. Lutzenberger has a B.S. in business administration, a Diplom-Kaufmann and a doctoral degree in natural sciences from University of Augsburg.

	Christian Tropp, CFA (Lead)	2016	Mr. Tropp is a director and Head of Global Securities, Covered & Financials (SCF), Advanced Fixed Income, with Allianz Global Investors, which he joined in 2006. His responsibilities include managing advanced fixed-income portfolios for institutional and retail clients; supervising portfolio managers on the Global SCF team; and overseeing the research and credit-risk analysis of various bonds, asset-backed and mortgage-backed securities. Previously with the firm, Mr. Tropp was a multi-asset portfolio manager and a pension investment advisor. He has nine years of investment-industry experience. Mr. Tropp has a diploma in economics from Johannes Gutenberg Universität Mainz, Germany (Diplom-Volkswirt). He is a CFA charterholder.

Manager/Sub-Adviser Relationship	Shareholders of the Portfolio have granted approval to the Manager to enter into new or amended sub-advisory agreements with one or more sub-advisers with respect to the Portfolio without obtaining shareholder approval of such agreements, subject to certain conditions. One of the conditions requires the Board of Trustees to approve any such agreement.

Distributor	The Trust’s distributor is Allianz Global Investors Distributors LLC (“AGID” or the “Distributor”), an indirect subsidiary of Allianz, AllianzGI U.S.’s parent company. The Distributor, located at 1633 Broadway, New York, New York 10019, is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”).

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Portfolio Shares

In this Private Placement Memorandum, the Trust offers investors shares of the Portfolio. The Trust does not charge any sales charges (loads) or other fees in connection with purchases or sales (redemptions) of Portfolio shares. Portfolio shares are offered primarily for direct investment by investors such as certain pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations, and high net worth individuals that meet certain qualification requirements.

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How to Buy and Sell Shares

The following section provides basic information about how to buy and sell (redeem) shares of the Portfolio. More detailed information about the Trust’s purchase and sale arrangements for Portfolio shares is provided in the Statement of Additional Information. The Statement of Additional Information (which is available free of charge by writing the Distributor or calling your Account Representative) provides technical information about the basic arrangements described below.

Shares of the Portfolio are only available to “accredited investors” as defined in Regulation D. The securities offered hereby have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable, as described below.

Calculation of Share Price	When you buy shares of the Portfolio, you pay a price equal to the net asset value per share (“NAV”) of the shares. When you sell (redeem) shares, you receive an amount equal to the NAV of the shares, minus any applicable fees (Portfolio shares are not currently subject to a contingent deferred sales charge). NAVs are ordinarily determined at the close of regular trading (normally 4:00 p.m., Eastern Time) on the New York Stock Exchange on each day the New York Stock Exchange is open. See “How Portfolio Shares Are Priced” below for details.

The Trust does not calculate NAVs or process orders on days when the New York Stock Exchange is closed. If your purchase or redemption order is received by the Trust or its designee on a day when the New York Stock Exchange is closed, it will be processed on the next succeeding day when the New York Stock Exchange is open (at the succeeding day’s NAV).

In order for a purchase order to be effective as of a particular day, the Trust (or its designee) must have accepted the order and have received immediately available funds by 4:00 p.m. Eastern Time on such day.

The redemption price of shares of a Portfolio is the NAV per share next determined after the redemption request and any necessary documentation are received by the Trust (or its designee) in good order as described below.

Buying Shares	Investors may purchase shares of the Portfolio at the relevant NAV without a sales charge. The Statement of Additional Information provides technical information about certain features that are offered to purchasers of Portfolio shares.

Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the NYSE is open for business. For instructions on purchasing shares, call your Account Representative.

Investment Minimums	The Trust, in its sole discretion, may accept or reject any order for purchase of Portfolio shares. The Trust does not currently issue share certificates.

The Portfolio has an investment minimum of $1 million. The Trust or the Distributor may lower or waive the minimum investment for certain categories of investors at their discretion. Please see the Statement of Additional Information for more details.

Initial Investment

Investors may open an account by completing and signing a Subscription Agreement and mailing the Subscription Agreement to AllianzGI Institutional Multi-Series Trust, c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019. A Subscription Agreement may be obtained by calling your Account Representative. The Trust will not accept a purchase order until it has received a Subscription Agreement application deemed to be in good order by the Trust and an account for the investor has been established with the Trust’s transfer agent (the “Transfer Agent”). At the discretion of the Trust and/or AGID, certain investors may be asked to complete forms or provide certifications in addition to or instead of those normally required. In addition, the Trust may not accept a purchase order unless an Internal Revenue Service (“IRS”) Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for non-U.S. shareholders) with a correct taxpayer identification number (if required) is on file with the Trust or its agent and that W-9 or W-8 is deemed to be in good order. The Trust may require additional tax-related certifications, information or other documentation from you in order to comply with applicable U.S. federal reporting and withholding tax provisions, including the Foreign Account Tax Compliance Act. See the Statement of Additional Information for more details. Please consult your tax adviser to ensure all tax forms provided to the Trust

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are completed properly and maintained, as required, in good order. The Manager and the Distributor have the right in their discretion to decide when a completed form is in good order.

Following receipt of the appropriate information and establishment of an account for the investor with the Transfer Agent, the investor will receive notice of the acceptance or non-acceptance of the subscription. If an investor is accepted, the investor may purchase shares of the Portfolio by wiring federal funds to the Trust, as described in the Subscription Agreement. In order to receive instructions for wire transfer, the investor should consult the Subscription Agreement or may telephone that investor’s Account Representative. At that time investors should provide the following information: name of authorized person, shareholder name, shareholder account number, name of the Portfolio, and the amount to be wired.

Additional Investments	An investor may purchase additional shares of the Portfolio at any time by calling the investor’s Account Representative, completing and signing an Additional Subscription Form (attached as an exhibit to the Subscription Agreement) and, once approved by the Trust, wiring federal funds to the Trust as outlined above.

Other Purchase Information	Purchases of the Portfolio’s shares will be made in full and fractional shares. In the interest of economy and conveniences, certificates for shares will not be issued.

The Trust reserves the right, in its sole discretion, to reject any purchase order, in whole or in part, for any reason, and/or to suspend the offering of shares of the Portfolio when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of the Trust may not be qualified or registered for sale in all states. Investors should inquire as to whether shares of the Portfolio are available for offer and sale in the investor’s state of residence. Shares of the Trust may not be offered or sold in any state unless registered or qualified in that jurisdiction or unless an exemption from registration or qualification is available.

Retirement Plans	Shares of the Portfolio are generally not available to retirement plans where the investment decisions are made by individual employees (so-called “participant-directed plans”).

Abusive Trading Practices	The Trust encourages shareholders to invest in the Portfolio as part of a long-term investment strategy and discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” However, because the Trust will not always be able to detect market timing or other abusive trading activity, investors should not assume that the Trust will be able to detect or prevent all market timing or other trading practices that may disadvantage the Portfolio.

Certain of the Portfolio’s investment strategies may make the Portfolio more susceptible to market timing activities. For example, since the Portfolio may invest in non-U.S. securities, it may be subject to the risk that an investor may seek to take advantage of a delay between the change in value of the Portfolio’s non-U.S. portfolio securities and the determination of the Portfolio’s NAV as a result of different closing times of U.S. and non-U.S. markets by buying or selling Portfolio shares at a price that does not reflect their true value. A similar risk exists for the Portfolio’s potential investment in securities of smaller capitalization companies, securities of issuers located in emerging markets or any high-yield or other securities that are thinly traded and more difficult to value.

To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolio and its shareholders. Such activities may have a detrimental effect on the Portfolio and its shareholders. For example, depending upon various factors such as the size of the Portfolio and the amount of its assets maintained in cash, short-term or excessive trading by Portfolio shareholders may interfere with the efficient management of the Portfolio’s portfolio, increase transaction costs and taxes, and may harm the performance of the Portfolio and its shareholders.

The Trust seeks to deter and prevent abusive trading practices, and to reduce these risks, through a combination of methods. To the extent that there is a delay between a change in the value of a mutual fund’s portfolio holdings, and the time when that change is reflected in the NAV of the fund’s shares, that fund is exposed to the risk that investors may seek to exploit this delay by purchasing or redeeming shares at net asset values that do not reflect appropriate fair value prices. The Trust seeks to deter and prevent this activity, sometimes referred to as “stale price arbitrage,” by the appropriate use of “fair value” pricing of the Portfolio’s portfolio securities. See “How Portfolio Shares Are Priced” below for more information.

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The Trust also seeks to monitor shareholder account activities in order to detect and prevent excessive and disruptive trading practices. The Trust and the Manager each reserves the right to restrict or refuse any purchase transaction if, in the judgment of the Trust or of the Manager, the transaction may adversely affect the interests of the Portfolio or its shareholders. Among other things, the Trust and its service providers may monitor for any patterns of frequent purchases and sales that appear to be made in response to short-term fluctuations in share price. Notice of any restrictions or rejections of transactions may vary according to the particular circumstances.

Although the Trust and its service providers seek to use these methods to detect and prevent abusive trading activities, and although the Trust will consistently apply such methods, there can be no assurances that such activities can be detected, mitigated or eliminated.

Minimum Account Size	Due to the relatively high cost to the Portfolio of maintaining small accounts, you are asked to maintain an account balance in the Portfolio in which you invest of at least the minimum investment necessary to open the particular type of account.

The Trust reserves the right to redeem shares in any account for their then-current value (which will be promptly paid to the investor) if at any time, due to redemption by the investor, the shares of the account do not have a value of at least the investment minimum described above. A shareholder will receive advance notice of a mandatory redemption and will be given at least 90 days to bring the value of its account up to the investment minimum.

Selling Shares – Redemptions of Shares Held Directly with the Trust – Redemptions by Mail	Investors can sell (redeem) shares of the Portfolio by transacting directly with the Transfer Agent by submitting a completed and signed “Request for Redemption of Shares” form attached as an exhibit to the Subscription Agreement to AllianzGI Institutional Multi-Series Trust c/o Boston Financial Data Services, Inc., 330 W. 9th Street, Kansas City, MO 64105. The completed and signed “Request for Redemption of Shares” form may also be delivered to the Transfer Agent via email at azprocess@bfdsmidwest.com or via facsimile at 1-816-218-1594. The redemption request should state the Portfolio from which the shares are to be redeemed, the number or dollar amount of the shares to be redeemed and the account number. The request must be signed exactly as the names of the registered owners appear on the Trust’s account records, and the request must be signed by the minimum number of persons designated on the Subscription Agreement that are required to effect a redemption.

Other Redemption Information	Redemption proceeds will ordinarily be wired to the investor’s bank address of record within three business days after the redemption request, but may take up to seven calendar days. Redemption proceeds will be sent by wire to the bank name designated on the Subscription Agreement or the Request for Redemption of Shares. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

For shareholder protection, a request to change information contained in an account registration (for example, a request to change the bank designated to receive wire redemption proceeds) must be received in writing, signed by the minimum number of persons designated on the completed application that are required to effect a redemption, and accompanied by a signature validation from any eligible guarantor institution, as determined in accordance with the Trust’s procedures, as more fully described below. A signature validation cannot be provided by a notary public. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the completed application to effect transactions for the organization.

Retirement plan sponsors, participant recordkeeping organizations and other financial intermediaries may also impose their own restrictions, limitations or fees in connection with transactions in the Portfolio’s shares, which may be stricter than those described in this section. You should contact your plan sponsor, recordkeeper or financial intermediary for more information on any additional restrictions, limitations or fees are imposed in connection with transactions in Portfolio shares.

In addition, for taxable shareholders, a redemption is generally a taxable event that will in many circumstances generate capital gain or loss. See “Tax Consequences” in this Private Placement Memorandum and “Taxation” in the Statement of Additional Information.

Redemption Fees	The Trust does not charge any redemption fees on the redemption of Portfolio shares.

Timing of Redemption Payments	For Portfolio shares, redemption proceeds will be distributed within seven calendar days.

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Redemptions in Kind	The Trust has agreed to redeem shares of the Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust may pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash. In determining whether to pay redemption proceeds in cash or in kind, the Portfolio expects to consider a number of factors, such as the Portfolio’s cash position, anticipated subscriptions and redemptions, the liquidity of the Portfolio’s portfolio of investments as determined by the Manager, the amount of the redemption request, and the amount of advance notice the shareholder has provided regarding the anticipated redemption request. If your shares are redeemed in kind, you should expect to incur transaction costs upon the disposition of the securities received in the distribution. Such securities remain subject to market risk until they are sold. You may recognize capital gain or loss upon the disposition of such securities. There can be no assurance that any redemption paid in kind will represent a pro rata portion of the investment positions held by the Portfolio or that any securities distributed will be liquid.

Cost Basis Reporting	When you redeem or sell Portfolio shares, the Portfolio is required to report to you and the IRS on an IRS Form 1099-B or other applicable form cost-basis information with respect to those shares, as well as information about whether any gain or loss on your redemption is short- or long-term and whether any loss is disallowed under the “wash sale” rules. Such reporting generally is not required for shares held in a retirement or other tax-advantaged account. Cost basis is typically the price you pay for your shares (including reinvested dividends), with adjustments for certain commissions, wash-sales, organizational actions, and other items, including any returns of capital paid to you by the Portfolio in respect of your shares. Cost basis is used to determine your net gains and losses on any shares you redeem in a taxable account.

The Portfolio will permit you to select from a list of alternative cost basis reporting methods to determine your cost basis in Portfolio shares. If you do not select a particular cost basis reporting method, the Portfolio will apply its default cost basis reporting method of Average Cost (ACST) to your shares. Please consult your Account Representative for more information on the available methods for cost basis reporting and how to select or change a particular method. You should consult your tax adviser concerning the application of these rules to your investment in the Portfolio, and to determine which available cost basis method is best for you.

Certificated Shares	The Trust currently does not issue share certificates.

Verification of Identity	To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Portfolio must obtain the following information for each person who opens a new account:

1. Name of Investor.

2. Date of birth (for individuals) or Date of Trust.

3. Residential or business street address.

4. Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Portfolio and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, as discussed in the Subscription Agreement.

After an account is opened, the Portfolio may restrict your ability to purchase shares until your identity is verified. The Portfolio also may close your account and redeem any shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

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How Portfolio Shares Are Priced

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s portfolio investments and other assets attributable to the Portfolio’s shares, less any liabilities, by the total number of shares outstanding. Portfolio shares are valued as of a particular time (the “Valuation Time”) on each day (“Business Day”) that the New York Stock Exchange is open for trading. The Valuation Time is ordinarily at the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) (the “NYSE Close”). In unusual circumstances, the Board of Trustees of the Portfolio may determine that the Valuation Time shall be as of 4:00 p.m., Eastern Time, notwithstanding an earlier, unscheduled close or halt of trading on the New York Stock Exchange.

For purposes of calculating NAV, the Portfolio’s investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sales prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers or pricing services. Please see “Net Asset Value” in the Statement of Additional Information. Short-term investments by the Portfolio having a remaining maturity of 60 days or less will be valued at amortized cost unless the Board of Trustees or its Valuation Committee determines that particular circumstances dictate otherwise.

If market quotations are not readily available (including in cases where available market quotations are deemed to be unreliable), the Portfolio’s investments will be valued as determined in good faith pursuant to policies and procedures approved by the Board of Trustees (so-called “fair value pricing”). Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine the Portfolio’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investments. Also, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by the Portfolio.

The Portfolio may determine that market quotations are not readily available due to events relating to a single issuer (e.g., corporate actions or announcements) or events relating to multiple issuers (e.g., governmental actions or natural disasters). The Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, the Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the Valuation Time. The Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities where appropriate. The Portfolio’s use of fair value pricing may help deter “stale price arbitrage,” as discussed above under “Abusive Trading Practices.”

For purposes of calculating NAV, the Portfolio normally uses pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income and non-U.S. securities are normally priced using data reflecting the earlier closing of the principal markets for those securities, subject to possible fair value adjustments. Information that becomes known to the Portfolio or its agents after NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or NAV determined earlier that day.

Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, NAV of the Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange is closed, and the NAV of the Portfolio’s shares may change on days when an investor is not able to purchase or redeem shares. The calculation of the Portfolio’s NAV may not take place contemporaneously with the determination of the prices of non-U.S. securities used in NAV calculations.

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Portfolio Distributions

The Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. You begin earning dividends on Portfolio shares the day after the Trust receives your purchase payment. Dividends paid by the Portfolio with respect to Portfolio shares are calculated in the same manner and at the same time. The Portfolio intends to declare and distribute income dividends to shareholders of record quarterly. To the extent a significant portion of the securities held by the Portfolio fluctuate in the rate or frequency with which they generate dividends and income, or have variable or floating interest rates, the amounts of the Portfolio’s income distributions to shareholders are expected to vary.

In addition, the Portfolio distributes any net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently.

Investors can choose from the following distribution options:

•	Reinvest all distributions in additional shares of the Portfolio at NAV. This would be done unless you elected another option.

•	Receive all distributions in cash. You would elect this option by election in a written and signed Investor Profile Form and Subscription Agreement or by contacting your Account Representative.

You do not pay any sales charges or other fees on the receipt of shares received through the reinvestment of Trust distributions.

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Tax Consequences

This section summarizes some of the important U.S. federal income tax consequences to U.S. persons of investing in the Portfolio. An investment in the Portfolio may have other tax implications. You should consult your tax adviser for information concerning the possible application of federal, state, local, or non-U.S. tax laws to you. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Portfolio.

The Portfolio intends to elect to be treated and intends to qualify each year as a regulated investment company under the Internal Revenue Code. A regulated investment company is not subject to U.S. federal income tax on income and gains that are distributed in a timely manner to shareholders. The Portfolio’s failure to qualify as a regulated investment company would result in portfolio-level taxation, and, consequently, a reduced return on your investment.

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Taxes on Portfolio Distributions. If you are a shareholder subject to U.S. federal income tax, you will be subject to tax on Portfolio distributions in the manner described herein whether they are paid in cash or reinvested in additional shares of the Portfolio. The Portfolio will provide you with an annual statement showing you the amount and tax character (e.g., ordinary or capital) of the distributions you received, or are deemed to have received, each year.

For U.S. federal income tax purposes, Portfolio distributions will be taxable to you as either ordinary income or capital gains. Portfolio dividends consisting of distributions of investment income are taxable to you as ordinary income. The treatment of Portfolio distributions of capital gains is based on how long the Portfolio owned (or is deemed to have owned) the investments that generated those gains, rather than how long you have owned your shares. Distributions of net capital gains (that is, the excess of net long-term capital gains from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than 12 months over net short-term capital losses) that are properly reported by the Portfolio as capital gain dividends (“Capital Gain Dividends”) will be taxable to you as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Distributions of net short-term capital gains in excess of net long-term capital losses will be taxable to you as ordinary income.

Distributions of investment income reported by the Portfolio as derived from “qualified dividend income” will be taxed to individual shareholders at the rates applicable to net capital gains, provided holding period and other requirements are met at both the shareholder and Portfolio level. Distributions from real estate investment trusts (“REITs”) generally do not qualify as qualified dividend income.

A Medicare contribution tax is imposed on the “net investment income” of individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Portfolio, including any Capital Gain Dividends, and net gains recognized on the sale or redemption of shares of the Portfolio. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in the Portfolio.

The ultimate tax characterization of the Portfolio’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Portfolio may make total distributions during a taxable year in an amount that exceeds such Portfolio’s current and accumulated earnings and profits. In that case, the excess generally would be treated as a return of capital, which would reduce your tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital generally is not taxable, but it reduces your tax basis in your shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of your shares.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Portfolio’s net investment income. Instead, potentially subject to certain limitations, the Portfolio may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. To the extent that the Portfolio has capital loss carryforwards from prior tax years, those carryforwards will reduce the net capital gains that can support the Portfolio’s distribution of Capital Gain Dividends. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains.

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Portfolio distributions are taxable to you even if they are paid from income or gains earned by the Portfolio prior to your investment and thus were included in the price you paid for your shares. For example, if you purchase shares on or just before the record date of a Portfolio distribution, you will pay full price for the shares and could receive a portion of your investment back as a taxable distribution.

The Portfolio’s transactions in derivatives, short sales, or similar or related transactions could affect the amount, timing and character of distributions from the Portfolio, and could increase the amount and accelerate the timing for payment of taxes payable by taxable shareholders.

Investments through tax-qualified retirement plans and other tax-advantaged investors are generally not subject to current federal income tax, although certain real estate-related income may be subject to special rules, including potential taxation and reporting requirements. Shareholders should consult their tax advisers to determine the precise effect of an investment in the Portfolio on their particular tax situation.

The tax issues relating to these and other types of investments and transactions are described more fully under “Taxation” in the Statement of Additional Information.

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Taxes When You Sell (Redeem) Your Shares. Any gain resulting from the sale (or redemption that is treated as a sale) of Portfolio shares generally will be taxed to you as capital gain subject to certain exceptions as described further in the Statement of Additional Information.

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A Note on Non-U.S. Investments. The Portfolio’s investments in non-U.S. securities may be subject to withholding and other taxes imposed by countries outside the U.S. This may reduce the return on your investment. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If the Portfolio meets certain requirements relating to its asset holdings, the Portfolio may be able to elect to pass through to its shareholders a deduct ion or credit for foreign taxes. If the Portfolio does not qualify for or chooses not to make such an election, shareholders generally will not be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Portfolio; in that case the foreign tax will nonetheless reduce the Portfolio’s taxable income. Even if the Portfolio elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Portfolio through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction. The Portfolio’s investments in non-U.S. securities or foreign currencies may increase or accelerate the Portfolio’s recognition of ordinary income and may affect the timing or amount of the Portfolio’s distributions.

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Backup Withholding. The Portfolio generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any shareholder (i) who fails to properly furnish the Portfolio with a correct taxpayer identification number, (ii) who has under-reported dividend or interest income, or (iii) who fails to certify to the Portfolio that he, she or it is not subject to such withholding. The backup withholding rate is 28%.

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Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolio identified under “Principal Investments and Strategies of the Portfolio” and “Summary of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that are not necessarily principal investment strategies but may be used by the Portfolio from time to time. Most of these securities and investment techniques are discretionary, which means that the portfolio managers can decide whether to use them or not. This Private Placement Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolio. As with any mutual fund, investors in the Portfolio must rely on the professional investment judgment and skill of the Manager and the individual portfolio managers. Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolio.

Common Stocks and Other Equity Securities	Common stock represents an ownership interest in a company. Common stock may take the form of shares in a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.

Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. Seeking earnings growth may result in significant investments in sectors that may be subject to greater volatility than other sectors of the economy. Companies that the Portfolio’s portfolio manager believes are undergoing positive change and whose stock the portfolio manager believes is undervalued by the market may have experienced adverse business developments or may be subject to special risks that have caused their stocks to be out of favor. If the Portfolio’s portfolio manager’s assessment of a company’s earnings growth or other prospects is wrong, or if the portfolio manager’s judgment of how other investors will value the company is wrong, then the price of the company’s stock may fall or may not approach the value that the portfolio manager has placed on it.

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stocks, equity securities include, without limitation, preferred stocks, convertible securities and warrants. Equity securities other than common stocks are subject to many of the same risks as common stocks, although possibly to different degrees. The Portfolio may invest in, and gain exposure to, common stocks and other equity securities through purchasing depositary receipts, such as ADRs, GDRs and other depositary receipts, as described under “Non-U.S. Securities” below.

Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference for the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stock may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specified and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt.

Companies with Smaller Market Capitalizations

Companies that are smaller and less well-known or seasoned than larger, more widely held companies may offer greater opportunities for capital appreciation, but may also involve risks different from, or greater than, risks normally associated with larger companies. Larger companies generally have greater financial resources, more

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extensive research and development, manufacturing, marketing and service capabilities, and more stability and greater depth of management and technical personnel than smaller companies. Smaller companies may have limited product lines, markets or financial resources or may depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse market developments than securities of larger companies. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of a company’s earnings potential or assets. Because securities of smaller companies may have limited liquidity, the Portfolio may have difficulty establishing or closing out its positions in smaller companies at prevailing market prices. As a result of owning illiquid securities, the Portfolio is subject to the additional risk of possibly having to sell portfolio securities at disadvantageous times and prices if redemptions require the Portfolio to liquidate its securities positions. Companies with medium-sized market capitalizations also have substantial exposure to these risks. Furthermore, as companies’ market capitalizations fall due to declining markets or other circumstances, such companies will have increased exposure to these risks.

Initial Public Offerings	The Portfolio may purchase securities in initial public offerings (IPOs). These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Portfolio may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Portfolio. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease.

Non-U.S. Securities	The Portfolio may invest in non-U.S. securities. Non-U.S. securities may include, but are not limited to, securities of companies that are organized and headquartered outside the U.S.; non-U.S. equity securities as designated by commonly-recognized market data services; U.S. dollar- or non-U.S. currency-denominated corporate debt securities of non-U.S. issuers; securities of U.S. issuers traded principally in non-U.S. markets; non-U.S. bank obligations; U.S., dollar- or non-U.S. currency-denominated obligations of non-U.S. governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities; and securities of other investment companies investing primarily in non-U.S. securities. When assessing compliance with investment policies that designate a minimum or maximum level of investment in “non-U.S. securities” for the Portfolio, the Manager may apply a variety of factors (either in addition to or in lieu of one or more of the categories described in the preceding sentence) in order to determine whether a particular security or instrument should be treated as U.S. or non-U.S. For more information about how the Manager may determine whether an issuer is located in a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

The Portfolio may invest in American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and other depository receipts. ADRs are dollar-denominated receipts issued generally by domestic banks and representing the deposit with the bank of a security of a non-U.S. issuer, and are publicly traded on exchanges or over-the-counter in the United States. GDRs may be offered privately in the United States and also traded in public or private markets in other countries. Investing in these instruments exposes the Portfolio to credit risk with respect to the issuer of the ADR or GDR, in addition to the risks of the underlying investment.

Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities and shareholders should consider carefully the substantial risks involved for funds that invest in these securities. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on non-U.S. portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruption; the possibility of security suspensions; and political instability. Individual non-U.S. economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields

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and risks associated with non-U.S. securities markets may change independently of each other. Also, non-U.S. securities and dividends and interest payable on those securities could be subject to withholding and other foreign taxes. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in non-U.S. securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

Emerging Market Securities	The Portfolio may invest in non-U.S. securities and in securities of issuers tied economically to countries with developing (or “emerging market”) economies. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. Countries with emerging market economies are those with securities markets that are, in the opinion of the Manager, less sophisticated than more developed markets in terms of participation by investors, analyst coverage, liquidity and regulation. When assessing compliance with investment policies that designate maximum percentage limitations on investments in emerging market securities, the Portfolio calculates those limitations by defining “emerging market securities” as securities issued by companies located in emerging market countries. For more information about how the Manager may determine whether an issuer is “located in” a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in U.S. securities or in developed countries outside the United States. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; and possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization or the creation of government monopolies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency or other hedging techniques; companies that are newly organized and/or small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal, custodial and share registration systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Foreign Currencies	To the extent the Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign currencies it will be subject to currency risk.

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or non-U.S. governments or central banks, or by currency controls or political developments. Currencies in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio.

Foreign Currency Transactions. The Portfolio may (but is not required to) enter into forward foreign currency exchange contracts for a variety of purposes, such as hedging against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies, gaining leverage and increasing exposure to a foreign currency or shift exposure from one foreign currency to another. In addition, the Portfolio may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a date and price set at the time of the contract, would reduce the Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the

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currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. The Portfolio may also use a basket of currencies to hedge against adverse changes in the value of another currency or basket of currencies or to increase the exposure to such currencies. Contracts to sell foreign currency would limit any potential gain which might be realized by the Portfolio if the value of the hedged currency increases. The Portfolio may enter into these contracts to hedge against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies or to increase exposure to a currency or to shift exposure of currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in such transactions at any given time or from time to time. Also, any such transactions may not be successful and may eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. In addition, to the extent that it engages in foreign currency transactions, the Portfolio will be subject to the additional risk that the relative value of currencies will be different than anticipated by the Portfolio’s portfolio manager(s).

Derivatives	Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may, but is not required to, use a number of derivative instruments. Derivatives may be used for a variety of reasons, including for risk management, for leverage and to indirectly gain exposure to other types of investments. For example, the Portfolio may use derivative instruments (such as securities swaps) to indirectly participate in the securities market of a country from which the Portfolio would otherwise be precluded for lack of an established securities custody and safekeeping system or for other reasons. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. The Manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolio will succeed. In addition, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Examples of derivative instruments that the Portfolio may buy, sell or otherwise utilize (unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio”) include, among others, option contracts, futures contracts, options on futures contracts, forward contracts, warrants and swap agreements, including swap agreements with respect to securities indexes. The Portfolio may use derivatives and may purchase and sell (write) call and put options on securities, securities indexes and foreign currencies; and may also purchase and sell futures contracts and options thereon with respect to securities, securities indexes, interest rates and foreign currencies. A description of these and other derivative instruments that the Portfolio may use are described under “Investment Objectives and Policies” in the Statement of Additional Information.

The Portfolio’s use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Statement of Additional Information. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolio.

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit and Counterparty Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. To the extent the Portfolio has significant exposure to a single or small group of counterparties, this risk will be particularly pronounced.

Liquidity Risk. Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

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Leveraging Risk. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, the Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under derivative instruments. In accordance with the 1940 Act restrictions on “senior securities” and SEC staff interpretations on potential leverage through derivatives, a Portfolio that engages in derivatives trading routinely segregates liquid assets and/or “covers” its derivatives positions, as described in more detail in “Investment Objectives and Policies—Borrowing” in the SAI. While one purpose of segregation and coverage is to mitigate the downside risks of leverage, these practices do not eliminate such risks and cannot prevent a Portfolio from incurring losses (including significant reductions in net asset value) as a result of investing in derivatives. Leveraging risk may be especially applicable to a Portfolio that may write uncovered (or “naked”) options.

Lack of Availability. Because the markets for certain derivative instruments (including markets located in non-U.S. countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager of the Portfolio may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that the Portfolio will engage in derivatives transactions at any time or from time to time. The Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. If the Manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or result in losses by offsetting favorable price movements in other Portfolio investments. The Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are significant differences between the securities and derivatives markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve the intended result. Derivative instruments are also subject to the risk of ambiguous documentation. A decision as to whether, when and how to use derivatives involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. In addition, derivatives strategies that are successful under certain market conditions may be less successful or unsuccessful under other market conditions.

From time to time, a Portfolio may use participatory notes (“P-Notes”) to gain exposure to issuers in certain countries. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, P-Notes entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform

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as expected. Additionally, while P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-Note will be willing to repurchase such instrument when a Portfolio wishes to sell it.

Equity-Related Instruments	Equity-related instruments are securities and other instruments, including derivatives such as equity-linked securities, whose investment results are intended to correspond generally to the performance of one or more specified equity securities or of a specified equity index or analogous “basket” of equity securities. See “Common Stocks and Other Equity Securities” above. To the extent that the Portfolio invests in equity-related instruments whose return corresponds to the performance of a non-U.S. securities index or one or more non-U.S. equity securities, investing in such equity-related instruments will involve risks similar to the risks of investing in non-U.S. securities. See “Non-U.S. Securities” above. In addition, the Portfolio bears the risk that the issuer of an equity-related instrument may default on its obligations under the instrument. Equity-related instruments are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments. See “Derivatives” above. Equity-related instruments may be considered illiquid and thus subject to the Portfolio’s restrictions on investments in illiquid securities.

Defensive Strategies	In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may not achieve its investment objectives when it does so. The Portfolio may maintain a portion of their assets in high-quality fixed income securities, cash and cash equivalents to pay Portfolio expenses and to meet redemption requests.

Fixed Income Securities	As used in this Private Placement Memorandum, the term “fixed income securities” includes, without limitation: securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”); corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued both by governments and corporations; structured notes, including hybrid or “indexed” securities and event-linked bonds; loan participations and assignments; delayed funding loans and revolving credit facilities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements and reverse repurchase agreements; debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises; obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and obligations of international agencies or supranational entities. Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Investments in U.S. Government securities and other government securities remain subject to the risks associated with downgrade or default. Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may invest in derivatives based on fixed income securities. Although most of the Portfolio’s focus is on equity and related investments, the Portfolio may also have significant investment exposure to fixed income securities through investments of cash collateral from loans of portfolio securities.

Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market conditions. As interest rates rise, the value of fixed income securities can be expected to decline. Fixed income securities with longer “durations” (a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates) tend to be more sensitive to interest rate movements than those with shorter durations. Similarly, a fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration. As a general rule, a 1% rise in interest rates means a 1% fall in the value for every year of positive duration. Similarly, as a general rule, if the Portfolio exhibited a negative duration profile and interest rates declined by 1%, there would be a 1% fall in value for every year of negative duration. By way of example, the price of a bond fund with a duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point and the price of a bond fund with a duration of three years would be expected to fall approximately 3%, if interest rates rose by one percentage point. The timing of purchase and sale transactions in debt obligations may result in capital appreciation or depreciation because the value of debt obligations varies inversely with prevailing interest rates.

Senior and Other Bank Loans

The Portfolio may invest in fixed- and floating-rate loans where a bank or other financial institution is the primary lender or agent, including loans made to or issued by U.S. or non-U.S. banks or other corporations, delayed funding

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loans and revolving credit facilities. Banks loans may also take the form of direct interests acquired during a primary distribution or the form of assignments of, novations of or participations in a bank loan acquired in secondary markets. The Portfolio may also gain exposure to bank loans and related investments through the use of total return swaps and/or other derivative instruments.

As noted, the Portfolio may purchase “assignments” of bank loans from lenders. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

Investments in loans through direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Portfolio. For example, if the loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender.

The Portfolio may also invest in “participations” in bank loans. Participations by the Portfolio in a lender’s portion of a bank loan typically will result in the Portfolio having a contractual relationship only with such lender, not with the borrower. As a result, the Portfolio may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If the Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

A bank loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution, acting as agent, for a lending syndicate of financial institutions. The agent administers the terms of the loan, as specified in the loan agreement. In addition, the agent is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a corporate borrower. A financial institution’s employment as an agent might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent would generally be appointed to replace the terminated agent, and assets held by the agent under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent for the benefit of the Portfolio were determined to be subject to the claims of the agent’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of Senior Loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate or other borrower for payment of principal and interest. Indebtedness of borrowers whose credit worthiness is poor involves substantially greater risks and may be highly speculative. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the net asset value, market price and/or yield of the common shares could be adversely affected. Senior Loans that are fully secured may offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of any collateral from a secured Senior Loan would satisfy the borrower’s obligation, or that such collateral could be liquidated. Also, the Portfolio may invest in Senior Loans that are unsecured.

The interest rates on many bank loans reset frequently, and thus bank loans are subject to interest rate risk. Most bank loans are not traded on any national securities exchange. There may also be less public information available about bank loans as compared to other debt securities.

Bank loans are generally less liquid than many other debt securities. Transactions in bank loans may settle on a delayed basis, such that the Portfolio may not receive the proceeds from the sale of a loan for a substantial period of

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time after the sale. As a result, the proceeds related to the sale of bank loans may not be available to make additional investments or to meet the Portfolio’s redemption obligations until a substantial period after the sale of the loans. To the extent a senior loan has been deemed illiquid, it will be subject to the Portfolio’s restrictions on investment in illiquid securities. Some loans may not be considered “securities” for certain purposes under the federal securities laws, and purchasers, such as the Portfolio, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Loans and other debt instruments that are not in the form of securities may offer less legal protection to the Portfolio in the event of fraud or misrepresentation.

Senior Loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Manager believes to be a fair price.

Senior Loans usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among lenders, among others. As such, prepayments cannot be predicted with accuracy. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolio derives interest income will be reduced. However, the Portfolio may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new Senior Loan with the proceeds from the prepayment of the former. The effect of prepayments on the Portfolio’s performance may be mitigated by the receipt of prepayment fees and the Portfolio’s ability to reinvest prepayments in other Senior Loans that have similar or identical yields.

Corporate Debt Securities	Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities or durations tend to be more sensitive to interest rate movements than those with shorter maturities.

High Yield Securities	Securities rated lower than Baa by Moody’s Investors Service, Inc. (“Moody’s”) or lower than BBB by S&P Global Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”), or unrated securities deemed by the Manager to be of comparable quality, are sometimes referred to as “high yield securities” or “junk bonds.” Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, these securities may be subject to greater levels of interest rate, credit and liquidity risk, may entail greater potential price volatility and may be less liquid than higher-rated securities. These securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Fixed income securities rated in the lowest investment grade categories by a rating agency may also possess speculative characteristics. If securities are in default with respect to the payment of interest or the repayment on principal, or present an imminent risk of default with respect to such payments, the issuer of such securities may fail to resume principal or interest payments, in which case the Portfolio may lose its entire investment.

Credit Ratings and Unrated Securities	The Portfolio may invest in securities based on their credit ratings assigned by rating agencies such as Moody’s, S&P and Fitch. Moody’s, S&P, Fitch and other rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. An Appendix to the Portfolio’s Statement of Additional Information describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risk. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The Manager does not rely solely on credit ratings, and may develop its own analyses of issuer credit quality.

The Portfolio may purchase unrated securities (which are not rated by a rating agency) if the Manager determines that the security is of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the Manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be

36	AllianzGI Institutional Multi-Series Trust

more complex than for issuers of higher-quality fixed income securities. In the event the Portfolio invests a significant portion of assets in high yield securities and/or unrated securities, the Portfolio’s success in achieving its investment objective may depend more heavily on the Manager’s creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and rated securities.

Private Placement and Restricted Securities Risk	A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law. In addition to the general risks to which all securities are subject, securities acquired by the Portfolio in a private placement are generally subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Portfolio may be unable to dispose of such securities when it desires to do so, or at a favorable time or price. Private placements may also present valuation risks. Private placement securities include Rule 144A securities, which are eligible for purchase and sale pursuant to Rule 144A under the Securities Act. Rule 144A permits certain qualified institutional buyers, such as the Portfolio, to trade in privately placed securities. Private placement securities may be deemed illiquid and thus may be subject to the Portfolio’s limitation to invest not more than 15% of its net assets in securities which are illiquid at the time of investment, although the Portfolio may determine that certain private placement securities are liquid in accordance with procedures adopted by the Board of Trustees. See “Illiquid Securities” below.

Variable and Floating Rate Securities	Variable- and floating-rate securities provide for a periodic adjustment in the interest rate paid on the obligations. If the Portfolio invests in floating-rate debt instruments (“floaters”) or engages in credit-spread trades, it may gain a certain degree of protection against rises in interest rates, but will participate in any declines in interest rates as well. This is because variable- and floating-rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating-rate securities will not generally increase in value if interest rates decline. The Portfolio may also invest in inverse floating-rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed-rate obligation of similar credit quality. When the Portfolio holds variable- or floating-rate securities, a decrease (or, in the case of inverse floating-rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio’s shares. Certain of the Portfolio’s investments, including variable- and floating-rate securities, may require the Portfolio to accrue and distribute income not yet received. As a result, in order to generate cash to make the requisite distributions, the Portfolio may be required to sell securities in its portfolio that it would otherwise have continued to hold.

Convertible Securities	Convertible securities are generally bonds, debentures, notes, preferred stocks, “synthetic” convertibles and other securities or investments that may be converted or exchanged (by the holder or issuer) into equity securities of the issuer (or cash or securities of equivalent value). The price of a convertible security will normally vary in some proportion to changes in the price of the underlying equity security because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated or high-yield securities subject to greater levels of credit risk, and may also be less liquid than non-convertible debt securities. While convertible securities generally offer lower interest or dividend yields than non-convertible fixed income securities of similar quality, their value tends to increase as the market value of the underlying stock increases and to decrease when the value of the underlying stock decreases. However, a convertible security’s market value tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. Depending upon the relationship of the conversion price to the market value of the underlying security, a convertible security may trade more like an equity security than a debt instrument. Also, the Portfolio may be forced to convert a security before it would otherwise choose, which may decrease the Portfolio’s return.

Synthetic Convertible Securities. “Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income producing

Private Placement Memorandum	37

component and a right to acquire an equity security). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments while the convertible component is achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index. Synthetic securities may also be created by third parties, typically investment banks or other financial institutions. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible consists of two or more separate securities, each with its own market value, and has risks associated with derivative instruments. See “Derivatives.”

Loans of Portfolio Securities	For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. The Portfolio may (but is not required to) lend portfolio securities representing up to 33 1/3% of its total assets. Collateral received from loans of portfolio securities can therefore represent a substantial portion of the Portfolio’s assets. The Portfolio does not currently have a program in place pursuant to which its series could lend portfolio securities. However, it may establish such a program in the future. Please see “Investment Objectives and Policies—Securities Loans” in the Statement of Additional Information for details.

Short Sales	The Portfolio may make use of short sales for investment and risk management purposes, including when the Manager anticipates that the market price of securities will decline or will underperform relative to other securities held in the Portfolio’s portfolio. Short sales are transactions in which the Portfolio sells a security or other instrument (such as an option, forward, futures contract or other derivatives contract) that it does not own. Alternatively or in combination with direct short sales, the Portfolio may utilize derivative instruments, such as futures on indices or swaps on individual securities, in order to achieve the desired level of short exposure for the portfolio. When the Portfolio engages in a short sale on a security, it must borrow the security sold short and deliver it to the counterparty. The Portfolio will ordinarily have to pay a fee or premium to borrow a security and be obligated to repay the lender of the security any dividends or interest that accrues on the security during the period of the loan. The amount of any gain from a short sale will be reduced, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Portfolio pays in connection with the short sale. Until a short position is closed out, the net proceeds of the short sale will be retained by the lending broker to the extent necessary to meet margin requirements, together with any additional assets the broker requires as collateral. The Portfolio is also required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked-to-market daily. Depending on the arrangements made with the broker or custodian, the Portfolio may or may not receive any payments (including interest) on collateral it has deposited with the broker.

Short sales expose the Portfolio to the risk that it will be required to cover its short position at a time when the security or other asset has appreciated in value, thus resulting in losses to the Portfolio. A short sale is “against the box” if the Portfolio holds in its portfolio or has the right to acquire the security sold short at no additional cost. The Portfolio may engage in short sales that are not “against the box,” which involve additional risks. The Portfolio’s loss on a short sale could theoretically be unlimited in a case where the Portfolio is unable, for whatever reason, to close out its short position. The Portfolio’s use of short sales in combination with long positions in its portfolio in an attempt to improve performance may not be successful and may result in greater losses or lower positive returns than if the Portfolio held only long positions. It is possible that the Portfolio’s long equity positions will decline in value at the same time that the value of the securities underlying its short positions increase, thereby increasing potential losses to the Portfolio. In addition, the Portfolio’s short selling strategies may limit its ability to fully benefit from increases in the equity markets. The potential for the price of a fixed-income security sold short to rise is a function of both the remaining maturity of the obligation, its creditworthiness and its yield. Unlike short sales of equities or other instruments, the potential for the price of a fixed-income security to rise may be limited due to the fact that the security will be no more than par at maturity. However, the short sale of other instruments or securities generally, including fixed-income securities convertible into equities or other instruments, a fixed-income security trading at a deep discount from par or which pays a coupon that is high in relative or absolute terms, or which is denominated in a currency other than the U.S. dollar, involves the possibility of a theoretically unlimited loss since there is a theoretically unlimited potential for the market price of the security sold short to increase. Short selling also involves a form of financial leverage that may exaggerate any losses realized by funds that utilize short sales. See “Leveraging Risk.” Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Portfolio. See “Summary of Principal Risks—Credit and Counterparty Risk.” The SEC and other (including non-U.S.) regulatory authorities have in the past imposed, and may in the future impose, restrictions on short selling, either on a temporary or permanent basis, which may include placing limitations on specific companies and/or industries with respect to which the Portfolio may enter into short

38	AllianzGI Institutional Multi-Series Trust

positions. Any such restrictions may hinder the Portfolio in, or prevent it from, fully implementing its investment strategies, and may negatively affect performance.

In certain market and regulatory environments, the Portfolio may seek to obtain some or all of its short exposure by using derivative instruments on indices or individual securities, instead of engaging directly in short sales on individual securities. Such environments may include instances of regulatory restrictions as described above. It may also include periods when prime brokers or other counterparties are unable or unwilling to support the Portfolio’s short-selling of individual securities on adequate terms. Following recent economic developments, including significant turbulence in the credit markets and the financial sector, counterparties that provide prime brokerage services in support of short selling have significantly curtailed their prime brokerage relationships with registered mutual funds. Consequently, the Portfolio may be unable to engage in short sales of individual securities on traditional terms, and may instead seek all of its short exposure through derivatives. To the extent the Portfolio achieves short exposure by using derivative instruments, it will be subject to many of the foregoing risks, as well as to those described under “Derivatives” above. See “Investment Objectives and Policies—Short Sales” in the Statement of Additional Information for more detail.

When-Issued, Delayed Delivery and Forward Commitment Transactions	The Portfolio may purchase securities which it is eligible to purchase on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Portfolio’s overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated to cover these positions.

Repurchase Agreements	The Portfolio may enter into repurchase agreements, in which the Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at the Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

Reverse Repurchase Agreements and Other Borrowings	The Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered forms of borrowing for some purposes. The Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees to cover its obligations under reverse repurchase agreements, dollar rolls and other borrowings.

The Portfolio also may borrow money to the extent permitted under the 1940 Act, subject to any policies of the Portfolio currently described in this Private Placement Memorandum or in the Statement of Additional Information.

In addition, to the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may make short-term borrowings from investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Reverse repurchase agreements, dollar rolls and other forms of borrowings will create leveraging risk for a Portfolio. See “Summary of Principal Risks—Leveraging Risk.”

Illiquid Securities

The Portfolio may invest in illiquid securities so long as not more than 15% of the value of the Portfolio’s net assets (taken at current value) would be invested in such securities. If the Portfolio’s investments in illiquid securities exceed 15% of the Portfolio’s net assets, the Portfolio will take the steps necessary to bring such investments down to 15% or less of the Portfolio’s net assets. Certain illiquid securities may require pricing using fair valuation procedures approved by the Board of Trustees. The Manager may be subject to significant delays in disposing of illiquid securities held by the Portfolio, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at

Private Placement Memorandum	39

approximately the amount at which the Portfolio has valued the securities. Please see “Investment Objectives and Policies” in the Statement of Additional Information for a listing of various securities that are generally considered to be illiquid for these purposes. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets. If the Portfolio determines at any time that it owns illiquid securities in excess of 15% of its net assets, it will cease to undertake new commitments to acquire illiquid securities until its holdings are no longer in excess of 15% of its net asset value, and, depending on circumstances, may take additional steps to reduce its holdings of illiquid securities.

REITs and Real Estate-Related Investments	The Portfolio may invest in real estate-related investments, such as securities of real estate-related companies, REITs, real estate operating companies (REOCs) and related instruments and derivatives. REITs are entities that primarily invest in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs generally invest a majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs generally invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments.

To the extent that the Portfolio invests in real estate-related investments, such as securities of real estate-related companies, REITs, REOCs and related instruments and derivatives, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. The value of investments in the real estate sector also may be affected by macroeconomic developments, and social economic trends. To the extent the Portfolio invests in REITs and/or REOCs, the Portfolio is also subject to the risk that a REIT or REOC will default on its obligations or go bankrupt. As with any investment in real estate, the performance of a REIT or REOC will also depend on factors specific to that instrument, such as the company’s ability to find tenants for its properties, to renew leases, to finance property purchases and renovations, and the skill of the management of such REIT or REOC. To the extent a REIT or REOC is not diversified, it is subject to the risk of financing or investing in a single or a limited number of projects. By investing in REITs and/or REOCs indirectly through the Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of the Portfolio, but also, indirectly, similar expenses of such REITs and REOCs. The Portfolio’s investments in REITs could cause the Portfolio to recognize income in excess of cash received from those securities and, as a result, the Portfolio may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make required distributions.

Investment in Other Investment Companies	The Portfolio may invest in other investment companies, including exchange-traded funds (ETFs). Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information. As a shareholder of an investment company, the Portfolio may indirectly bear service and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent the estimated fees and expenses of the Portfolio attributable to investment in investment companies, or in companies that rely on certain exemptions from the definition of that term, exceed 0.01% of the Portfolio’s average net assets (without taking into account expenses from investing cash collateral for securities loans), those amounts are reflected in the Portfolio’s expense table in the Portfolio Summary under the heading “Acquired Portfolio Fees and Expenses.” Acquired Portfolio Fees and Expenses do not include expenses associated with investments in the securities of unaffiliated investment companies unless those companies hold themselves out to be investment companies. To the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may invest in shares of investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Portfolio Turnover

The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolio is known as “portfolio turnover.” The Portfolio may engage in active and frequent trading of portfolio securities to achieve its investment objective and principal investment strategies, particularly during periods of volatile market movements. The portfolio turnover rate of the Portfolio employing a written call option strategy or similar strategy may increase to the extent that the Portfolio is

40	AllianzGI Institutional Multi-Series Trust

required to sell portfolio securities to satisfy obligations under such a strategy. Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders) and may adversely impact the Portfolio’s after-tax returns. The trading costs associated with portfolio turnover may adversely affect the Portfolio’s performance.

Changes in Investment Objectives and Policies	The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated in the Statement of Additional Information, all investment policies of the Portfolio may be changed by the Board of Trustees without shareholder approval. In addition, the Portfolio may be subject to additional restrictions on their ability to utilize certain investments or investment techniques described herein or in the Statement of Additional Information. These additional restrictions may be changed with the consent of the Board of Trustees but without approval by or notice to shareholders. The Portfolio has adopted an 80% investment policy under Rule 35d-1 under the Investment Company Act of 1940 (which policy is set forth in the Statement of Additional Information) and will not change such policy as it is stated in each Portfolio’s respective Portfolio Summary unless such Portfolio provides shareholders with the notice required by Rule 35d-1, as it may be amended or interpreted by the SEC from time to time. If there is a change in the Portfolio’s investment objective or policies, including a change approved by shareholder vote, shareholders should consider whether the Portfolio remains an appropriate investment in light of their then current financial position and needs.

New and Smaller-Sized Portfolios	In addition to the risks described under “Summary of Principal Risks” above and in this section, to the extent the Portfolio is recently formed, it would have limited performance history, or even none at all, for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized (including if it has lost significant assets through market declines or redemptions), may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.

Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure	Unless otherwise stated, all market capitalization criteria and percentage limitations on Portfolio investments listed in this Private Placement Memorandum will apply at the time of investment. The Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment. Unless otherwise indicated, references to assets in the percentage limitations on the Portfolio’s investments refer to total assets. Unless otherwise stated, if the Portfolio is described as investing in a particular type of security or other instrument, either generally or subject to a minimum investment percentage, the Portfolio may make such investments either directly or by gaining exposure through indirect means, such as depositary receipts, derivatives (based on either notional or mark-to-market value depending on the instrument and circumstances), placement warrants or other structured products. Such exposure may be achieved through a combination of multiple instruments or through a combination of one or more investment instruments and cash or cash equivalents.

Location of Issuers	Certain Portfolio policies are determined by reference to whether an issuer is “located in” a particular country or group of countries. In determining whether an issuer is “located in” a particular country for those purposes, the Manager will consider a number of factors, including but not limited to: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; (iii) where the issuer is headquartered or organized; and (iv) the percentage of the issuer’s revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is in a particular country.

Other Investments and Techniques	The Portfolio may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Private Placement Memorandum. These securities and techniques may subject the Portfolio to additional risks. Please see the Statement of Additional Information for additional information about the securities and investment techniques described in this Private Placement Memorandum and about additional securities and techniques that may be used by the Portfolio.

Certain Affiliations

Absent an exemption from the SEC or other regulatory relief, the Portfolio is generally precluded from effecting certain principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Manager. The Portfolio is currently not able to rely on any such exemption or regulatory relief. The Portfolio’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to

Private Placement Memorandum	41

utilize affiliated brokers for agency transactions, is subject to restrictions. These restrictions could limit the Portfolio’s ability to engage in securities transactions and take advantage of market opportunities.

Additional Information	The Board of Trustees of the Trust oversees generally the operations of the Portfolio and the Trust. The Trust enters into contractual arrangements with various parties, including among others the Portfolio’s investment adviser, sub-adviser, custodian, transfer agent, and accountants, who provide services to the Portfolio. Shareholders are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers. This Private Placement Memorandum provides information concerning the Trust and the Portfolio that you should consider in determining whether to purchase shares of the Portfolio. Neither this Private Placement Memorandum, nor the related statement of additional information, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Portfolio and any investor, or to give rise to any rights in any shareholder or other person other than any rights under federal or state law that may not be waived.

42	AllianzGI Institutional Multi-Series Trust

Financial Highlights

The financial highlights tables below are intended to help you understand the financial performance of the Portfolio since the Portfolio was first offered. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate than an investor would have earned or lost on an investment in shares of a Portfolio, assuming reinvestment of all dividends and distributions. The information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Portfolio’s financial statements, are included in the Portfolio’s annual report to shareholders. The Portfolio’s annual report is incorporated by reference in the Statement of Additional Information and is available free of charge upon request from the Distributor.

For a share outstanding throughout each period:	Period from 10/30/15(1) through 9/30/16
AllianzGI Advanced Core Bond Portfolio
Net asset value, beginning of period	$15.00

Investment Operations:
Net investment income (a)	0.21
Net realized and unrealized gain	0.57
Total from investment operations	0.78
Dividends to Shareholders from net investment income	(0.07)
Net asset value, end of period	$15.71
Total Return (b)	5.23%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$173,411
Ratio of expenses to average net assets with fee reimbursement (c)(d)	0.41%
Ratio of expenses to average net assets without fee reimbursement (c)(d)	0.62%
Ratio of net investment income to average net assets (c)(d)	1.52%
Portfolio turnover rate	260%
(1)	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to U.S. GAAP. Total return for a period of less than one year is not annualized.
(c)	Annualized, unless otherwise noted.
(d)	Certain expenses incurred were not annualized.

Private Placement Memorandum	43

AllianzGI Advanced Core Bond Portfolio

INVESTMENT MANAGER

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

DISTRIBUTOR

Allianz Global Investors Distributors LLC

1633 Broadway

New York, NY 10019

CUSTODIAN

State Street Bank & Trust Co.

801 Pennsylvania Avenue

Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services, Inc.

P.O. Box 8050

Boston, MA

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

300 Madison Avenue

New York, NY 10017

LEGAL COUNSEL

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

For further information about the AllianzGI Advanced Core Bond Portfolio call your Account Representative.

44	AllianzGI Institutional Multi-Series Trust

The Trust’s Statement of Additional Information (“SAI”) includes and annual and semi-annual reports to shareholders include, or when they become available, will include, additional information about the Portfolio. The SAI is incorporated by reference into this Private Placement Memorandum, which means it is part of this Private Placement Memorandum for legal purposes. The Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected the Portfolio’s performance during its last fiscal year.

You may get free copies of any of these materials, request other information about the Portfolio, make shareholder inquiries or access our 24 hour automated telephone response system by calling your Account Representative or by writing to:

AllianzGI Institutional Multi-Series Trust

1633 Broadway

New York, NY 10019

You may review and copy information about the Trust, including its SAI, at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. You may call the Commission at 1-202-551-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the EDGAR Database on the Commission’s Web site at www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the Commission, Washington, D.C. 20549-1520. You may need to refer to the Trust’s file number under the Investment Company Act, which is 811-22975.

The Trust does not make the Portfolio’s SAI or shareholder reports currently available to the general public because the Portfolio’s shares are not offered to the general public.

Investment Company Act File No. 811-22975

February 1, 2017

AllianzGI Institutional Multi-Series Trust

Private Placement Memorandum

AllianzGI Discovery U.S. Portfolio

The fund listed above (the “Portfolio”) is an investment portfolio of the AllianzGI Institutional Multi-Series Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Portfolio. Other funds are described in separate prospectuses or private placement memoranda. At this time, the Portfolio does not intend to offer its shares publicly and does not intend to make its shares available other than to “accredited investors,” as defined in Regulation D under the Securities Act of 1933.

This Private Placement Memorandum concisely describes the information which you ought to know about the Portfolio before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated February 1, 2017, as revised from time to time (“SAI”), is available free of charge by writing to AllianzGI Institutional Multi-Series Trust, 1633 Broadway, New York, NY 10019 or by calling 1-800-498-5413 before 5:00 PM on any business day. The SAI, which contains more detailed information about the Portfolio, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE PORTFOLIO IN LIEU OF CASH UPON REDEMPTION.

THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE PORTFOLIO DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE PORTFOLIO TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES OF THE PORTFOLIO EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

As with other mutual funds, the U.S. Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission have not approved or disapproved these securities or determined if this Private Placement Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

AllianzGI Institutional Multi-Series Trust Private Placement Memorandum

2	AllianzGI Institutional Multi-Series Trust

AllianzGI Discovery U.S. Portfolio

Investment Objective	The Portfolio seeks long-term capital appreciation

Fees and Expenses of the Portfolio	The table below describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

Shareholder Fees (fees paid directly from your investment):  None

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Portfolio	Management Fees	Distribution and/or Service (12b-1) Fees	Other Expenses(1)	Total Annual Portfolio Operating Expenses	Expense Reductions(2)	Total Annual Portfolio Operating Expenses After Expense Reductions(2)
Discovery U.S. Portfolio	1.00%	None	4.55%	5.55%	(2.35)%	3.20%
(1)	Other expenses (before addition of dividend expenses on short sales) and dividend expenses on short sales are estimated to be 2.85% and 1.70%, respectively.
(2)	Total Annual Portfolio Operating Expenses After Expense Reductions reflect the effect of a contractual agreement by Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) to irrevocably waive its management fee and/or reimburse the Portfolio through January 31, 2018, to the extent that Total Annual Portfolio Operating Expenses, including payment of organizational expenses but excluding interest, tax, dividend expenses on short sales, and extraordinary expenses, and certain credits and other expenses, exceed 1.50%. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit in effect at the time of such waiver/reimbursement or recoupment. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

Examples. The Examples are intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Examples assume that you invest $1,000,000 in Portfolio shares for the time periods indicated, your investment has a 5% return each year, and the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Examples show what your costs would be based on these assumptions. The Examples are based, for the first year, on Total Annual Portfolio Operating Expenses After Expense Reductions and, for all other periods, on Total Annual Portfolio Operating Expenses.

Portfolio	1 Year	3 Years	5 Years	10 Years
AllianzGI Discovery U.S. Portfolio	$32,288	$144,665	$255,810	$528,367

Portfolio Turnover. The Portfolio pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). The Portfolio’s portfolio turnover rate for the period from inception through September 30, 2016, was 214% of the average value of its portfolio. High levels of portfolio turnover may indicate higher transaction costs and may result in higher taxes for you if your Portfolio shares are held in a taxable account. These costs, which are not reflected in Total Annual Portfolio Operating Expenses or in the Examples above, can adversely affect the Portfolio’s investment performance.

Principal Investment Strategies	The Portfolio seeks to achieve its objective by investing at least 80% of its net assets (plus borrowings for investment purposes) in securities of U.S. issuers. The Portfolio seeks to maximize absolute return by taking long and short positions in U.S. stocks and exchange-traded funds (“ETFs”) in an effort to minimize the effect of market volatility on the Portfolio’s performance.

The Portfolio invests (either on a long or a short basis) primarily in equity securities and equity-related instruments. The Portfolio may invest without limit in equity securities of issuers in the U.S. markets. The Portfolio’s investments may include large, mid and small-capitalization companies, growth-style and value-style companies. The dollar amount of the Portfolio’s long exposure will generally be equivalent to (within plus or minus 15%) the dollar amount of its short exposure. By having approximately equivalent amounts of long and short exposures, the Portfolio seeks to minimize the effects on Portfolio performance resulting from general stock market movements or sector swings.

In the first step of the Portfolio’s investment process, the portfolio managers use the positions from the core composite of AllianzGI U.S.’s Disciplined Core Equity strategy to build the long portion of the Portfolio. The philosophy of the Disciplined Core Equity strategy emphasizes undervalued companies that possess positive long-term growth drivers. The investment process begins by running a screen that reflects this philosophy. The screen considers an initial universe of about 1,200 stocks representing all U.S. companies with a minimum of $1.5 billion in market capitalization. The screening process relies on a ranking model that is represented by relative value (67%) and growth (33%) factors. The stocks that are assigned a score in the top 1/3 of the universe with the composite ranking model are considered the most attractive place from which to pick long positions for the Portfolio. The list is called the “Out-of-Favor” stock list and typically consists of about 400 stocks. Following an initial assessment of the stocks on the “Out-of-Favor” list, the Disciplined Core Equity investment team will conduct in-depth additional research on the most promising candidates.

Private Placement Memorandum	3

AllianzGI Discovery U.S. Portfolio (continued)

As part of this process, the team conducts fundamental research to understand the company’s key business drivers. They then use the information on the company’s business model as inputs into the equity valuation work and ultimately create proprietary forecasts for the company’s upside and downside target prices of the company’s shares. The stocks that the team deems to have the best upside/downside profile are considered as long ideas for the Portfolio. The team does not have a specific minimum ratio requirement (ratio of upside potential to downside potential). They focus on the downside risk first (as small as possible), then consider the upside potential. They believe that having a low potential downside increases the margin of safety, and helps to build conviction for investing in out-of-favor stocks (low-expectation stocks). The long portion of the Portfolio is built with a focus on bottom-up stock selection, and the number of stocks in the long portion of the Portfolio typically ranges from 35 to 60.

The next step of the Portfolio’s investment process is a separate research effort by the portfolio managers to build a portfolio of short positions that will complement the Portfolio’s long-only portfolio, such that the combination comes closer to a market neutral portfolio of U.S. equity holdings. The short strategy combines both fundamental and quantitative disciplines. The initial investment universe for the short portfolio encompasses all U.S. traded stocks assigned ratings by a team of fundamental research analysts within AllianzGI U.S. plus non-covered S&P 500 constituents with a market capitalization greater than $2.5 billion and currently consists of more than 650 securities in aggregate. The fundamental research team analyzes companies and their stocks with the goal of delivering unique insights to the portfolio managers at AllianzGI U.S. Ultimately, the portfolio managers select approximately 75-140 short positions for the Portfolio based on their rankings across fundamental, technical and valuation criteria as well as their ability to offset the long positions in the Portfolio. The portfolio managers may take short positions in ETFs to offset long positions.

In the final step, the portfolio managers evaluate the combination of the long and short positions to ensure that the combination exhibits the desired market neutral characteristics. The portfolio managers utilize risk management tools to assess the combined long and short positions to ensure that the net market exposure is minimized and performance of the Portfolio is driven by individual long and short positions. Risk management tools are also utilized by the portfolio managers to assess the Portfolio’s sensitivity to particular industries, sectors and broader market movements (or “beta”), among other factors.

In response to unfavorable market and other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may not achieve its investment objective when it does so.

In addition to the short-selling strategy described above, the Fund may utilize foreign currency exchange contracts, options, stock index futures contracts and other derivative instruments.

Principal Risks	The principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first five risks):

•

Issuer Risk: The Portfolio will be affected by factors specific to the issuers of securities and other instruments in which the Portfolio invests, including actual or perceived changes in the financial condition or business prospects of such issuers.

•	Equity Securities Risk: Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer.

•	Short Selling Risk: Short selling enhances leveraging risk and involves counterparty risk and the risk of unlimited loss.

•	Credit and Counterparty Risk: An issuer or counterparty may default on obligations.

•	Turnover Risk: High levels of portfolio turnover increase transaction costs and taxes and may lower investment performance.

•	Derivatives Risk: Derivative instruments are complex, have different characteristics than their underlying assets and are subject to additional risks, including leverage, liquidity and valuation.

•	Focused Investment Risk: Focusing on a limited number of issuers, sectors, industries or geographic regions increases risk and volatility.

4	AllianzGI Institutional Multi-Series Trust

AllianzGI Discovery U.S. Portfolio (continued)

•	Leveraging Risk: Instruments and transactions that constitute leverage magnify gains or losses and increase volatility.

•	Liquidity Risk: The lack of an active market for investments may cause delay in disposition or force a sale below fair value.

•	Management Risk: The Portfolio will be affected by the allocation determinations, investment decisions and techniques of the Portfolio’s management.

•	Market Risk: The Portfolio will be affected by factors influencing the U.S. or global economies and securities markets or relevant industries or sectors within them.

•	Smaller Company Risk: Securities issued by smaller companies may be more volatile and present increased liquidity risk relative to securities issued by larger companies.

•

Underlying Fund and Other Acquired Fund Risks: The Portfolio will be affected by factors, risks and performance specific to ETFs and mutual funds and pooled vehicles (together, “Other Acquired Funds”) other than certain affiliated mutual funds and ETFs sponsored by Allianz and Pacific Investment Management Company LLC (“PIMCO”) (the “Underlying Funds”).

Please see “Summary of Principal Risks” in this Private Placement Memorandum for a more detailed description of the Portfolio’s risks. It is possible to lose money on an investment in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Performance Information	The performance information below provides some indication of the risks of investing in the Portfolio by showing changes in its total return from year to year and by comparing the Portfolio’s average annual total returns with those of a broad-based market index. Past performance, before and after taxes, is not necessarily predictive of future performance. Visit us.allianzgi.com for more current performance information.

Calendar Year Total Returns	Highest and Lowest Quarter Returns (for periods shown in the bar chart)
	Highest 04/01/2016—06/30/2016	2.43%
	Lowest 10/01/2016—12/31/2016	-2.64%

Average Annual Total Returns (for periods ended 12/31/16)	1 Year	Fund Inception (12/21/15)
Before Taxes	-4.20%	-4.02%
After Taxes on Distributions	-4.20%	-4.02%
After Taxes on Distributions and Sale of Fund Shares	-2.38%	-3.07%
BofA Merrill Lynch 3-Month US Treasury Bill Index	0.33%	0.34%

After-tax returns are estimated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold Portfolio shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Portfolio shares at the end of the measurement period. After-tax returns for other share classes will vary.

Private Placement Memorandum	5

AllianzGI Discovery U.S. Portfolio (continued)

Management of the Portfolio	Investment Manager – Allianz Global Investors U.S. LLC

Portfolio Managers

Raymond Cunha, CFA, lead portfolio manager, has managed the Portfolio since its inception in 2015.

Raphael Edelman, portfolio manager, has managed the Portfolio since its inception in 2015.

Purchase and Sale of Portfolio Shares	Currently, shares of the Portfolio are only available for purchase by “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended (“Regulation D”). Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business. Portfolio shares are redeemable and, under ordinary circumstances, you may redeem the Portfolio’s shares on days when the NYSE is open for business. For instructions on purchasing and redeeming shares, call your Account Representative.

Tax Information	The Portfolio’s distributions are generally taxable to you as ordinary income, qualified dividend income or capital gains, unless you are investing through a tax-advantaged account.

6	AllianzGI Institutional Multi-Series Trust

Principal Investments and Strategies of the Portfolio

This section, together with the next section entitled “Summary of Principal Risks,” provides more detailed information regarding the Portfolio’s investment objective, principal investments and strategies and principal risks.

The Portfolio may be subject to capitalization criteria and percentage investment limitations, as noted in its Portfolio Summary above and in the description below. See “Characteristics and Risks of Securities and Investment Techniques — Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure” for more information about these limitations.

It is possible to lose money on an investment in the Portfolio.

Private Placement Memorandum	7

AllianzGI Discovery U.S. Portfolio

Principal Investments and Strategies

Investment Objective Seeks long-term capital appreciation Portfolio Category Equity Market-Neutral	Portfolio Focus Market-neutral U.S. alternative investment strategies Approximate Number of Holdings 35-60 long positions 75-140 short positions	Approximate Primary Capitalization Range All capitalizations Dividend Frequency At least annually

The Portfolio seeks to achieve its objective by investing at least 80% of its net assets (plus borrowings for investment purposes) in securities of U.S. issuers. The Portfolio seeks to maximize absolute return by taking long and short positions in U.S. stocks and ETFs in an effort to minimize the effect of market volatility on the Portfolio’s performance.

The Portfolio invests (either on a long or a short basis) primarily in equity securities and equity-related instruments. Equity-related instruments are securities and other instruments, including derivatives such as equity-linked securities, whose investment results are intended to correspond generally to the performance of one or more specified equity securities or of a specified equity index or analogous ‘basket’ of equity securities. The Portfolio may invest without limit in equity securities of issuers in the U.S. markets. The Portfolio’s investments may include large, mid and small-capitalization companies, growth-style and value-style companies. The dollar amount of the Portfolio’s long exposure will generally be equivalent to (within plus or minus 15%) the dollar amount of its short exposure. By having approximately equivalent amounts of long and short exposures, the Portfolio seeks to minimize the effects on Portfolio performance resulting from general stock market movements or sector swings. As required under the Investment Company Act of 1940, as amended (the “1940 Act”), the Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under short sale transactions. The Portfolio will typically take short positions where it does not own the security sold short or have the immediate right to acquire the security at no cost (i.e., the fund will not typically sell short “against the box”). The Portfolio will not engage in additional short selling if the total market value of securities sold short would exceed 100% of the Portfolio’s net assets. Proceeds from short sales and other cash holdings may be allocated to treasury bills or other cash instruments.

In the first step of the Portfolio’s investment process, the portfolio managers use the positions from the core composite of the AllianzGI U.S.’s Disciplined Core Equity strategy to build the long portion of the Portfolio. The philosophy of the Disciplined Core Equity strategy emphasizes undervalued companies that possess positive long-term growth drivers. The investment process begins by running a screen that reflects this philosophy. The screen considers an initial universe of about 1,200 stocks representing all U.S. companies with a minimum of $1.5 billion in market capitalization. The screening process relies on a ranking model that is represented by relative value (67%) and growth (33%) factors. The stocks that are assigned a score in the top 1/3 of the universe with the composite ranking model are considered the most attractive place from which to pick long positions for the Portfolio. The list is called the “Out-of-Favor” stock list and typically consists of about 400 stocks. Following an initial assessment of the stocks on the “Out-of-Favor” list, the Disciplined Core Equity investment team will conduct in-depth additional research on the most promising candidates. As part of this process, the team conducts fundamental research to understand the company’s key business drivers. They then use the information on the company’s business model as inputs into the equity valuation work and ultimately create proprietary forecasts for the company’s upside and downside target prices of the company’s shares. The stocks that the team deems to have the best upside/downside profile are considered as long ideas for the Portfolio. The team does not have a specific minimum ratio requirement (ratio of upside potential to downside potential). They focus on the downside risk first (as small as possible), then consider the upside potential. They believe that having a low potential downside increases the margin of safety, and helps to build conviction for investing in out-of-favor stocks (low-expectation stocks). The long portion of the Portfolio is built with a focus on bottom-up stock selection, and the number of stocks in the long portion of the Portfolio typically ranges from 35 to 60. The portfolio managers are responsible for implementing the long portion of the Portfolio.

The next step of the Portfolio’s investment process is a separate research effort by the portfolio managers to build a portfolio of short positions that will complement the Portfolio’s long-only portfolio, such that the combination comes closer to a market neutral portfolio of U.S. equity holdings. The short strategy combines both fundamental and quantitative disciplines. The initial investment universe for the short portfolio encompasses all U.S. traded stocks assigned ratings by a team of fundamental research analysts within AllianzGI U.S. plus non-covered S&P 500 constituents with a market capitalization greater than $2.5 billion, and currently consists of more than 650 securities in aggregate. The fundamental research team analyzes companies and their stocks with the goal of delivering unique

8	AllianzGI Institutional Multi-Series Trust

AllianzGI Discovery U.S. Portfolio (continued)

insights to the portfolio managers at AllianzGI U.S., including the portfolio managers of the Portfolio. The stocks in the eligible universe are scored and ranked each day using a proprietary model with seven factors representing fundamental, technical and valuation criteria. Stocks ranked by the model in the bottom 40% are viewed as potential underperformers and considered for the short portion of the Portfolio. Additionally, stocks that have been downgraded by the analyst team are penalized with an additional factor highlighting those stocks as attractive short candidates. Ultimately, the portfolio managers select approximately 75-140 short positions for the Portfolio based on their rankings, as well as their ability to offset the long positions in the Portfolio. The positions are selected under normal market conditions with reference to (but without directly tracking) the economic sector and industry exposures of the long portfolio’s exposures. The portfolio managers may take short positions in ETFs to offset long positions.

In the final step, the portfolio managers evaluate the combination of the long and short positions to ensure that the combination exhibits the desired market neutral characteristics. The portfolio managers utilize risk management tools to assess the combined long and short positions to ensure that the net market exposure is minimized and performance of the Portfolio is driven by individual long and short positions. Risk management tools are also utilized by the portfolio managers to assess the Portfolio’s sensitivity to particular industries, sectors and broader market movements (or “beta”), among other factors. In response to unfavorable market and other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may not achieve its investment objective when it does so.

Because obtaining short exposure to securities is an important component of the Portfolio’s investment strategy, the Portfolio will incur certain expenses with respect to securities sold short, including short sale fees and substitute dividend expense. The level of these expenses will vary based on, among other factors, the extent of the Portfolio’s short positions, the dividends paid with respect to securities sold short, and the timing of the Portfolio’s short sale transactions, each of which will vary over time and from time to time. Short sale fees are amounts paid to borrow securities from the lender’s inventory. Substitute dividend expense on securities sold short refers to paying the value of dividends to the securities’ lenders. Estimates of these expenses are reflected in “Other Expenses” in the Portfolio’s Annual Portfolio Operating Expenses table in the Portfolio Summary under “Fees and Expenses of the Portfolio.”

In addition to the short-selling strategy described above, the Fund may utilize foreign currency exchange contracts, options, stock index futures contracts and other derivative instruments.

Principal Risks	Among the principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first five risks):

• Issuer Risk • Equity Securities Risk • Short Selling Risk • Credit and Counterparty Risk	• Turnover Risk • Derivatives Risk • Focused Investment Risk • Leveraging Risk • Liquidity Risk	• Management Risk • Market Risk • Smaller Company Risk • Underlying Fund and Other Acquired Fund Risks

Please see “Summary of Principal Risks” following this section for a description of these and other risks of investing in the Portfolio.

Private Placement Memorandum	9

Summary of Principal Risks

The value of your investment in the Portfolio changes with the values of the Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Portfolio’s portfolio as a whole are called “principal risks.” The principal risks of the Portfolio are summarized in the Portfolio Summary and are described in more detail in this section. The Portfolio may be subject to additional risks other than those described below because the mix of investments made by a portfolio can change over time. Securities and investment techniques appearing in bold type below are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Statement of Additional Information also include more information about the Portfolio, its investments and the related risks. There is no guarantee that the Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in the Portfolio.

Credit and Counterparty Risk	The Portfolio could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending cash collateral) is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings and a Portfolio holding a fixed income security is subject to the risk that the security’s credit rating will be downgraded. Securities issued by the U.S. Treasury historically have presented minimal credit risk. However, at least one major rating agency downgraded the long-term U.S. credit rating in 2011 due to the rising public debt burden and perception of greater policymaking uncertainty in the U.S. and have introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio’s investments, to the extent that the Portfolio has exposure to securities issued by the U.S. Treasury. Credit risk is particularly pronounced for below investment grade securities (also known as “high yield” or “junk” bonds.)

Counterparty Risk. The Portfolio is also subject to the risk that a counterparty to a derivatives contract, repurchase agreement, a loan of portfolio securities or an unsettled transaction may be unable or unwilling to make timely settlement payments or otherwise honor its obligations to the Portfolio. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Portfolio could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Portfolio. Counterparty risk may be pronounced during unusually adverse market conditions and may be particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the 2008 insolvency of Lehman Brothers and subsequent market disruptions.

Derivatives Risk

Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The derivatives that may be used by the Portfolio are discussed in more detail under “Characteristics and Risks of Securities and Investment Techniques — Derivatives” in this Private Placement Memorandum and described in more detail under “Investment Objectives and Policies” in the Statement of Additional Information. The Portfolio may (but is not required to) use derivatives as part of a strategy designed to reduce exposure to other risks, such as risks associated with changes in interest rates or foreign currency exchange rates risk. The Portfolio’s use of derivatives may also result in leverage, which increases opportunities for gain but also involves greater risk of loss due to leveraging risk, and to gain exposure to issuers, indices, sectors, currencies and/or geographic regions. The Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. A Portfolio investing in a derivative instrument could lose more than the principal amount invested, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, market risk, credit and counterparty risk and management risk. Additionally, holding a position in a derivative could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Certain instruments, such as written call options on individual securities that it does not hold in its portfolio (i.e., “naked” call options), may subject the Portfolio to the risk that a liquid market for the underlying security may not exist at the time an option is exercised or when the Portfolio otherwise seeks to close out an option position. Such instruments have speculative characteristics and the potential for unlimited loss. Derivatives also involve the risk of mispricing or improper valuation, the risk of ambiguous documentation, and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Also, suitable derivative transactions may not be

10	AllianzGI Institutional Multi-Series Trust

available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful.

Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a cleared derivatives transaction, the Portfolio’s counterparty is a clearing house, rather than a bank or broker. Since the Portfolio is not a member of clearing houses and only members of a clearing house can participate directly in the clearing house, the Portfolio will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Portfolio will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

Centrally cleared derivative arrangements may be less favorable to mutual funds than bilateral arrangements. For example, the Portfolio may be required to provide greater amounts of margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in some cases, following a period of notice to the Portfolio, a clearing member generally can require termination of existing cleared derivatives transactions at any time or increases in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time.

Other recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the 1940 Act restrictions with respect to “senior securities,” have resulted in, and may in the future result in, new regulation of derivative instruments and the Portfolio’s use of such instruments. New regulations could, among other things, restrict the Portfolio’s ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Portfolio), establish new margin requirements and/or increase the costs of derivatives transactions, and the Portfolio may as a result be unable to execute its investment strategies in a manner its Manager might otherwise choose. The SEC recently proposed a new rule related to certain aspects of derivatives use. As of the date for this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

Equity Securities Risk	Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities may take the form of shares of common stock of a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. Equity securities also include, among other things, preferred stocks, convertible securities and warrants. The value of a company’s equity securities may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. The value of an equity security may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s equity securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, because a company’s equity securities rank junior in priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. To the extent the Portfolio invests in equity-related instruments it will also be subject to these risks.

The Portfolio’s investments may focus on equity securities of companies that its portfolio managers believe will experience relatively rapid earnings growth (growth securities) or that its portfolio managers believe are selling at a price lower than their true value (value securities). Growth securities typically trade at higher multiples of current earnings than other securities. Therefore, the value of growth securities may be more sensitive to changes in current or expected earnings than the value of other securities. Companies that issue value securities may have experienced adverse business developments or may be subject to special risks that have caused their securities to be out of favor. If a portfolio manager’s assessment of a company’s prospects is wrong, or if the market does not recognize the value of the company, the price of its securities may decline or may not approach the value that the portfolio manager anticipates.

Focused Investment Risk

Focusing Portfolio investments in a small number of issuers, industries, foreign currencies or regions increases risk. Portfolios that are “non-diversified” because they may invest a significant portion of their assets in a relatively small

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number of issuers may have more risk because changes in the value of a single security or the impact of a single economic, political or regulatory occurrence may have a greater adverse impact on the Portfolio’s net asset value. Some of those issuers also may present substantial credit or other risks. Diversified funds that invest in a relatively small number of issuers are subject to similar risks. In addition, the Portfolio may be subject to increased risk to the extent it focuses its investments in securities denominated in a particular foreign currency or in a narrowly defined geographic area, for example, regional economic risks relating to weather emergencies and natural disasters. Similarly, a portfolio that focuses its investments in a certain type of issuer is particularly vulnerable to events affecting such type of issuer. Also, the Portfolio may have greater risk to the extent it invests a substantial portion of its assets in a group of related industries (or “sectors”). The industries comprising any particular sector and investments in a particular foreign currency or in a narrowly defined geographic area outside the United States may share common characteristics, are often subject to similar business risks and regulatory burdens, and react similarly to economic, market, political or other developments. Furthermore, certain issuers, industries and regions may be adversely affected by the impacts of climate change on the demand for and the development of goods and services and related production costs, and the impacts of legislation, regulation and international accords related to climate change, as well as any indirect consequences of regulation or business trends driven by climate change.

Issuer Risk	The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.

Leveraging Risk	Leverage, including borrowing, will cause the value of the Portfolio’s shares to be more volatile than if the Portfolio did not use leverage. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities. The Portfolio may engage in transactions or purchase instruments that give rise to forms of leverage. Such transactions and instruments may include, among others, the use of reverse repurchase agreements and other borrowings, the investment of collateral from loans of portfolio securities, or the use of when-issued, delayed-delivery or forward commitment transactions. The use of derivatives and short sales may also involve leverage. The use of leverage may cause the Portfolio to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations or to meet segregation requirements. Certain types of leveraging transactions, such as short sales that are not “against the box,” could theoretically be subject to unlimited losses in cases where the Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent the Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses.

Liquidity Risk	Liquidity risk exists when particular investments are difficult to purchase or sell, possibly preventing the Portfolio from purchasing or selling such illiquid securities at an advantageous time or price, or possibly requiring the Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations or possibly delaying the redemption of Portfolio shares. Portfolios with principal investment strategies that involve securities of companies with smaller market capitalizations, non-U.S. securities, Rule 144A securities, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain issuer or sector. Additional legislative or regulatory actions to address perceived liquidity or other issues in markets generally, or in particular markets such as the fixed income securities markets and municipal securities markets, may alter or impair the Portfolio’s ability to pursue its investment objectives or utilize certain investment strategies and techniques. The SEC recently proposed a new rule related to certain aspects of liquidity risk management. As of the date of this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

Management Risk	The Portfolio is subject to management risk because it is an actively managed investment portfolio. The Manager and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

The portfolio managers employ quantitative models, which may be either proprietary or maintained by third parties, and there can be no assurance that such models will behave as expected in all market conditions, including due to deviations between expected and actual relationships among variables. Any imperfections, errors, or limitations in

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such models could affect the Portfolio’s performance. By necessity, such models make simplifying assumptions that limit their effectiveness. In addition, the computer programming used to construct, or the data employed by, quantitative models may contain errors, which may cause losses for the Portfolio or reduce performance. In the event third-party models become increasingly costly or unavailable, the portfolio managers may be forced to rely on proprietary models or to reduce or discontinue their use of quantitative models.

The Portfolio is also subject to the risk that deficiencies in the operational systems or controls of the Manager or another service provider will cause losses for the Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent the Portfolio from purchasing a security expected to appreciate in value. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to AllianzGI U.S. and each individual portfolio manager in connection with managing the Portfolio and may also adversely affect the ability of the Portfolio to achieve its investment objectives.

To the extent portfolio managers employ strategies that are not correlated to broader markets, or that are intended to seek returns under a variety of market conditions (such as managed volatility strategies), certain funds may outperform the general securities market during periods of flat or negative market performance, and underperform the securities market during periods of strong market performance.

Market Risk	The market price of securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. Because the Portfolio invests substantially in common stocks and/or other equity securities, a principal risk of investing in the Portfolio is that the investments in its portfolio will decline in value due to factors affecting securities markets generally or particular industries or sectors represented in those markets. The values of securities may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. They may also decline due to factors that disproportionately affect a particular industry, group of related industries or sector, such as labor shortages or increased production costs and competitive conditions within an industry or sector. The market price of fixed income securities, as well as equity securities and other types of investments, may decline due to changes in interest rates or other factors affecting the applicable markets generally. Equity securities generally have greater price volatility than fixed income securities, although under certain market conditions fixed income securities may have comparable or greater price volatility. During a general downturn in securities markets, multiple asset classes may decline in value simultaneously.

The Portfolio is subject to the risk that geopolitical and other events will disrupt securities markets, adversely affect global economies and markets and thereby decrease the value of the Portfolio’s investments. The wars in Iraq and Afghanistan have had a substantial effect on the economies and securities markets of the U.S. and other countries. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation (e.g., the potential manipulation of the London Interbank Offered Rate (LIBOR)) or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of the Portfolio. While the U.S. government has historically honored its credit obligations, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Portfolio’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. The uncertainty surrounding the sovereign debt of a significant number of European Union countries, as well as the status of the Euro, the European Monetary Union and the European Union itself, has disrupted and may continue to disrupt markets in the U.S. and around the world. The risks associated with investments in Europe may be heightened due to the approval by citizens of the United Kingdom, in June 2016, of a referendum to leave the European Union. Significant uncertainty remains in the market regarding the ramifications of that development, and the range and potential implications of possible political, regulatory, economic and market outcomes are difficult to predict. If the United Kingdom’s exit from the European Union is consummated, or if one or more additional countries leave the European Union, or the European Union partially or completely dissolves, the world’s securities markets may be significantly disrupted and adversely affected. Substantial government interventions (e.g., currency controls) also could negatively impact the Portfolio. War, terrorism, economic uncertainty, and related geopolitical

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events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. During such market disruptions, the Portfolio’s exposure to the risks described elsewhere in this “Summary of Principal Risks” section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Portfolio from implementing its investment program for a period of time and achieving its investment objective. For example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Portfolio’s derivatives counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices, or to offer them on a more limited basis. To the extent the Portfolio has focused its investments in the stock index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.

Short Selling Risk	Short sales may be used by the Portfolio for investment and risk management purposes, including when the Manager anticipates that the market price of securities will decline or will underperform relative to other securities held in the Portfolio’s portfolio, or as part of an overall portfolio strategy to minimize the effects of market volatility (i.e., a “market neutral” strategy). Short sales are transactions in which the Portfolio sells a security or other instrument (such as an option forward, futures or other derivative contract) that it does not own. Short exposure with respect to securities or market segments may also be achieved through the use of derivatives, such as futures on indices or swaps on individual securities. When the Portfolio engages in a short sale on a security, it must borrow the security sold short and deliver it to the counterparty. The Portfolio will ordinarily have to pay a fee or premium to borrow particular securities and be obligated to repay the lender of the security any dividends or interest that accrue on the security during the period of the loan. The amount of any gain from a short sale will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Portfolio pays in connection with the short sale. Short sales expose the Portfolio to the risk that it will be required to cover its short position at a time when the securities have appreciated in value, thus resulting in a loss to the Portfolio. The Portfolio may, to the extent permitted by law, engage in short sales where it does not own or have the right to acquire the security (or basket of securities) sold short at no additional cost. The Portfolio’s loss on a short sale could theoretically be unlimited in a case where the Portfolio is unable, for whatever reason, to close out its short position. The use by the Portfolio of short sales in combination with long positions in its portfolio in an attempt to improve performance may not be successful and may result in greater losses or lower positive returns than if the Portfolio held only long positions. It is possible that the Portfolio’s long equity positions will decline in value at the same time that the value of the securities underlying its short positions increase, thereby increasing potential losses to the Portfolio. If the Portfolio is required to return a borrowed security at a time when other short sellers are also required to return the same security, a “short squeeze” can occur, and the Portfolio may be forced to purchase the security at a disadvantageous price. In addition, a Portfolio’s short selling strategies may limit its ability to fully benefit from increases in the equity markets. The potential for the price of a fixed-income security sold short to rise is a function of both the remaining maturity of the obligation, its creditworthiness and its yield. Unlike short sales of equities or other instruments, the potential for the price of a fixed-income security to rise may be limited due to the fact that the security will be no more than par at maturity. However, the short sale of other instruments or securities generally, including fixed-income securities convertible into equities or other instruments, a fixed-income security trading at a deep discount from par or which pays a coupon that is high in relative or absolute terms, or which is denominated in a currency other than the U.S. dollar, involves the possibility of a theoretically unlimited loss since there is a theoretically unlimited potential for the market price of the security sold short to increase. Short selling also involves a form of financial leverage that may exaggerate any losses realized by the Portfolio that utilizes short sales. See “Leveraging Risk.” Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to a Portfolio. See “Credit and Counterparty Risk.” To the extent the Portfolio seeks to obtain some or all of its short exposure by using derivative instruments instead of engaging directly in short sales on individual securities, it will be subject to many of the foregoing risks, as well as to those described under “Derivatives Risk” above.

Smaller Company Risk

The general risks associated with investing in equity securities and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities, and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may

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otherwise have limited liquidity. Companies with medium-sized market capitalizations also have substantial exposure to these risks.

Turnover Risk	A change in the securities held by the Portfolio is known as “portfolio turnover.” Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders), and may adversely impact the Portfolio’s after-tax returns. The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance.

Underlying Fund and Other Acquired Fund Risks	The Portfolio may invest in Underlying Funds and Other Acquired Funds. Because the Portfolio may invest in Other Acquired Funds, the risks associated with investing in the Portfolio may be closely related to the risks associated with the securities and other investments held by the Other Acquired Funds. The ability of the Portfolio to achieve its investment objective will depend upon the ability of the Other Acquired Funds to achieve their investment objectives. There can be no assurance that the investment objective of any Other Acquired Fund will be achieved.

To the extent that the Portfolio invests in Other Acquired Funds, its net asset value will fluctuate in response to changes in the net asset values of the Other Acquired Funds in which it invests. The extent to which the investment performance and risks associated with each of the Portfolio correlate to those of a particular Other Acquired Fund will depend upon the extent to which the Portfolio’s assets are allocated from time to time for investment in the Other Acquired Fund, which will vary.

Additional Risks of Investment in the Portfolio	In addition to the risks described above, the Portfolio is relatively recently formed and therefore has limited history for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized, may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.

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Portfolio Holdings

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio holdings, together with additional information about portfolio holdings disclosure, is available in the Trust’s Statement of Additional Information. In addition, the Manager will post the Portfolio’s portfolio holdings information on the Portfolio’s website at us.allianzgi.com. The Portfolio’s website will contain the Portfolio’s complete schedule of portfolio holdings as of the relevant month end. The information will be posted approximately thirty (30) calendar days after the relevant month’s end, and such information will remain accessible on the website until the Trust files its Form N-CSR or Form N-Q with the Securities and Exchange Commission (SEC) for the period that includes the date as of which the website information is current. The Trust’s policies with respect to the disclosure of portfolio holdings are subject to change without notice.

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Management of the Portfolio

Investment Manager	Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) serves as the investment manager for the Portfolio. In this capacity, the Manager provides investment advisory and certain administrative services to the Portfolio. Subject to the supervision of the Trust’s Board of Trustees, the Manager is responsible for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters.

Prior to October 1, 2016, the Portfolio was managed by Allianz Global Investors Fund Management LLC (“Allianz Global Fund Management”), which merged into AllianzGI U.S. on October 1, 2016, by means of a statutory merger (the “Reorganization”). Upon completion of the Reorganization, AllianzGI U.S. succeeded to the advisory business of Allianz Global Fund Management by operation of law. Prior to the Reorganization, Allianz Global Fund Management served as the Investment Manager for the Portfolio and delegated portfolio management of the Portfolio to AllianzGI U.S. Following the reorganization, AllianzGI U.S. assumed the role of Investment Manager for the Portfolio, and conducts the portfolio management function for the Portfolio in a manner substantially identical to the way in which they were managed previously.

The Manager is registered as an investment adviser with the SEC and is organized as a Delaware limited liability company. Its principal place of business is located at 1633 Broadway, New York, New York 10019. AllianzGI U.S. also has offices located at 600 West Broadway, San Diego, California 92101, and 555 Mission Street, San Francisco, California 94105. The Manager provides investment management and advisory services to open-end mutual funds and closed-end funds. The Manager is a wholly-owned indirect subsidiary of Allianz Asset Management of America L.P. (“Allianz”) and of Allianz SE, a publicly-traded European insurance and financial services company. As of December 31, 2016, the Manager had approximately $68.4 billion in assets under management.

Management Fees	The Portfolio pays a monthly management fee to the Manager in return for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters. In addition to the fees of the Manager, the Portfolio pays all other costs and expenses of its operations, including, without limitation, compensation of its Trustees (other than those affiliated with the Manager), custodial expenses, shareholder servicing expenses, transfer agency expenses, dividend disbursing expenses, legal fees, expenses of an independent registered public accounting firm, expenses of preparing, printing and distributing proxy statements and reports to governmental agencies, and taxes, if any. It is possible the Portfolio will be required to treat certain shareholders as receiving distributions equal to the Portfolio’s management fee, subject to possible limitations on deductions. See the Statement of Additional Information for more details.

The Portfolio is newly formed, and, as a result, management fees paid to the Manager during the most recently completed fiscal year are not available. For the current fiscal year, the Portfolio will pay monthly management fees to the Manager at the annual rate of 1.00% subject to the expense limitation arrangements described below.

A discussion regarding the basis for the Board of Trustees’ approval of the investment management agreement between AllianzGI U.S. and the Portfolio is available in the Portfolio’s semi-annual report to shareholders for the six-month period ended March 31, 2016.

Expense Limitation Arrangements	The Manager has contractually agreed to expense limitation arrangements as specified under “Fees and Expenses of the Portfolio” in the Portfolio Summary of the Portfolio. Specifically, the Manager will waive its management fee or reimburse the Portfolio until the date indicated to the extent that Total Annual Portfolio Operating Expenses (after application of any additional fee waiver as described above) including the payment of organizational expenses, but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed the amount specified for the Portfolio as a percentage of average net assets. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit at the time of such waiver or reimbursement. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

AllianzGI U.S. provides investment management services across a broad class of assets including equity, fixed income, futures and options, convertibles and other securities and derivative instruments. AllianzGI U.S.’s primary

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business is to provide discretionary advisory services to institutional clients through its separate account management services. In addition, AllianzGI U.S. provides discretionary investment advisory services to a variety of commingled funds (including SEC registered open-end investment companies, SEC registered closed-end investment companies and other commingled funds that are not registered with the SEC), which may be sponsored or established by AllianzGI U.S., its affiliates or by unaffiliated third parties. AllianzGI U.S. also participates as a non-discretionary investment adviser providing investment models to unaffiliated third parties.

The individuals at AllianzGI U.S. listed below are either individually or jointly and primarily responsible for the day-to-day management of the Portfolio. Employees of AllianzGI U.S. affiliates outside the US participate in the management of certain funds as “associated persons” of AllianzGI U.S. under the firm’s compliance oversight, in accordance with SEC guidance as to so-called “participating affiliate” arrangements. These associated persons may, on behalf of AllianzGI U.S., provide discretionary investment management services, research and related services to the Portfolio. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Portfolio.

Portfolio	Portfolio Manager	Since	Recent Professional Experience
AllianzGI Discovery U.S. Portfolio	Raymond Cunha, CFA (Lead)	2015 (Inception)	Mr. Cunha is a senior research analyst and a director with Allianz Global Investors, which he joined in 2009. He is a member of the US Industrials team. Mr. Cunha has 23 years of investment-industry experience. He was previously a vice president and senior analyst at State Street Global Advisors. Before that, he was an analyst and portfolio manager in the US active quantitative strategies group at State Street. He has a B.A. in business from the University of Massachusetts and an M.B.A. from Boston University. Mr. Cunha is a CFA charterholder and a member of The Boston Security Analysts Society.
	Raphael Edelman	2015 (Inception)	Mr. Edelman is a senior portfolio manager, a director and CIO US Large Cap Core Growth with Allianz Global Investors, which he joined in 2004. He manages the large cap and growth strategies. Mr. Edelman has 32 years of investment-industry experience. He previously worked at Alliance Capital Management, where he developed a large-cap equity product and managed institutional portfolios; before that, he was a research analyst specializing in the consumer products and services sector. Mr. Edelman has a B.A. in history from Columbia College and an M.B.A. in finance from New York University.

Manager/Sub-Adviser Relationship	Shareholders of the Portfolio have granted approval to the Manager to enter into new or amended sub-advisory agreements with one or more sub-advisers with respect to the Portfolio without obtaining shareholder approval of such agreements, subject to certain conditions. One of the conditions requires the Board of Trustees to approve any such agreement.

Distributor	The Trust’s distributor is Allianz Global Investors Distributors LLC (“AGID” or the “Distributor”), an indirect subsidiary of Allianz, AllianzGI U.S.’s parent company. The Distributor, located at 1633 Broadway, New York, New York 10019, is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”).

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Portfolio Shares

In this Private Placement Memorandum, the Trust offers investors shares of the Portfolio. The Trust does not charge any sales charges (loads) or other fees in connection with purchases or sales (redemptions) of Portfolio shares. Portfolio shares are offered primarily for direct investment by investors such as certain pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations, and high net worth individuals that meet certain qualification requirements.

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How to Buy and Sell Shares

The following section provides basic information about how to buy and sell (redeem) shares of the Portfolio. More detailed information about the Trust’s purchase and sale arrangements for Portfolio shares is provided in the Statement of Additional Information. The Statement of Additional Information (which is available free of charge by writing the Distributor or calling your Account Representative) provides technical information about the basic arrangements described below.

Shares of the Portfolio are only available to “accredited investors” as defined in Regulation D. The securities offered hereby have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable, as described below.

Calculation of Share Price	When you buy shares of the Portfolio, you pay a price equal to the net asset value per share (“NAV”) of the shares. When you sell (redeem) shares, you receive an amount equal to the NAV of the shares, minus any applicable fees (Portfolio shares are not currently subject to a contingent deferred sales charge). NAVs are ordinarily determined at the close of regular trading (normally 4:00 p.m., Eastern Time) on the New York Stock Exchange on each day the New York Stock Exchange is open. See “How Portfolio Shares Are Priced” below for details.

The Trust does not calculate NAVs or process orders on days when the New York Stock Exchange is closed. If your purchase or redemption order is received by the Trust or its designee on a day when the New York Stock Exchange is closed, it will be processed on the next succeeding day when the New York Stock Exchange is open (at the succeeding day’s NAV).

In order for a purchase order to be effective as of a particular day, the Trust (or its designee) must have accepted the order and have received immediately available funds by 4:00 p.m. Eastern Time on such day.

The redemption price of shares of a Portfolio is the NAV per share next determined after the redemption request and any necessary documentation are received by the Trust (or its designee) in good order as described below.

Buying Shares	Investors may purchase shares of the Portfolio at the relevant NAV without a sales charge. The Statement of Additional Information provides technical information about certain features that are offered to purchasers of Portfolio shares.

Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the NYSE is open for business. For instructions on purchasing shares, call your Account Representative.

Investment Minimums	The Trust, in its sole discretion, may accept or reject any order for purchase of Portfolio shares. The Trust does not currently issue share certificates.

The Portfolio has an investment minimum of $1 million. The Trust or the Distributor may lower or waive the minimum investment for certain categories of investors at their discretion. Please see the Statement of Additional Information for more details.

Initial Investment

Investors may open an account by completing and signing a Subscription Agreement and mailing the Subscription Agreement to AllianzGI Institutional Multi-Series Trust, c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019. A Subscription Agreement may be obtained by calling your Account Representative. The Trust will not accept a purchase order until it has received a Subscription Agreement application deemed to be in good order by the Trust and an account for the investor has been established with the Trust’s transfer agent (the “Transfer Agent”). At the discretion of the Trust and/or AGID, certain investors may be asked to complete forms or provide certifications in addition to or instead of those normally required. In addition, the Trust may not accept a purchase order unless an Internal Revenue Service (“IRS”) Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for non-U.S. shareholders) with a correct taxpayer identification number (if required) is on file with the Trust or its agent and that W-9 or W-8 is deemed to be in good order. The Trust may require additional tax-related certifications, information or other documentation from you in order to comply with applicable U.S. federal reporting and withholding tax provisions, including the Foreign Account Tax Compliance Act. See the Statement of

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Additional Information for more details. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. The Manager and the Distributor have the right in their discretion to decide when a completed form is in good order.

Following receipt of the appropriate information and establishment of an account for the investor with the Transfer Agent, the investor will receive notice of the acceptance or non-acceptance of the subscription. If an investor is accepted, the investor may purchase shares of the Portfolio by wiring federal funds to the Trust, as described in the Subscription Agreement. In order to receive instructions for wire transfer, the investor should consult the Subscription Agreement or may telephone that investor’s Account Representative. At that time investors should provide the following information: name of authorized person, shareholder name, shareholder account number, name of the Portfolio, and the amount to be wired.

Additional Investments	An investor may purchase additional shares of the Portfolio at any time by calling the investor’s Account Representative, completing and signing an Additional Subscription Form (attached as an exhibit to the Subscription Agreement) and, once approved by the Trust, wiring federal funds to the Trust as outlined above.

Other Purchase Information	Purchases of the Portfolio’s shares will be made in full and fractional shares. In the interest of economy and conveniences, certificates for shares will not be issued.

The Trust reserves the right, in its sole discretion, to reject any purchase order, in whole or in part, for any reason, and/or to suspend the offering of shares of the Portfolio when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of the Trust may not be qualified or registered for sale in all states. Investors should inquire as to whether shares of the Portfolio are available for offer and sale in the investor’s state of residence. Shares of the Trust may not be offered or sold in any state unless registered or qualified in that jurisdiction or unless an exemption from registration or qualification is available.

Retirement Plans	Shares of the Portfolio are generally not available to retirement plans where the investment decisions are made by individual employees (so-called “participant-directed plans”).

Abusive Trading Practices	The Trust encourages shareholders to invest in the Portfolio as part of a long-term investment strategy and discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” However, because the Trust will not always be able to detect market timing or other abusive trading activity, investors should not assume that the Trust will be able to detect or prevent all market timing or other trading practices that may disadvantage the Portfolio.

Certain of the Portfolio’s investment strategies may make the Portfolio more susceptible to market timing activities. For example, since the Portfolio may invest in non-U.S. securities, it may be subject to the risk that an investor may seek to take advantage of a delay between the change in value of the Portfolio’s non-U.S. portfolio securities and the determination of the Portfolio’s NAV as a result of different closing times of U.S. and non-U.S. markets by buying or selling Portfolio shares at a price that does not reflect their true value. A similar risk exists for the Portfolio’s potential investment in securities of smaller capitalization companies, securities of issuers located in emerging markets or any high-yield or other securities that are thinly traded and more difficult to value.

To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolio and its shareholders. Such activities may have a detrimental effect on the Portfolio and its shareholders. For example, depending upon various factors such as the size of the Portfolio and the amount of its assets maintained in cash, short-term or excessive trading by Portfolio shareholders may interfere with the efficient management of the Portfolio’s portfolio, increase transaction costs and taxes, and may harm the performance of the Portfolio and its shareholders.

The Trust seeks to deter and prevent abusive trading practices, and to reduce these risks, through a combination of methods. To the extent that there is a delay between a change in the value of a mutual fund’s portfolio holdings, and the time when that change is reflected in the NAV of the fund’s shares, that fund is exposed to the risk that investors may seek to exploit this delay by purchasing or redeeming shares at net asset values that do not reflect appropriate fair value prices. The Trust seeks to deter and prevent this activity, sometimes referred to as “stale price

Private Placement Memorandum	21

arbitrage,” by the appropriate use of “fair value” pricing of the Portfolio’s portfolio securities. See “How Portfolio Shares Are Priced” below for more information.

The Trust also seeks to monitor shareholder account activities in order to detect and prevent excessive and disruptive trading practices. The Trust and the Manager each reserves the right to restrict or refuse any purchase transaction if, in the judgment of the Trust or of the Manager, the transaction may adversely affect the interests of the Portfolio or its shareholders. Among other things, the Trust and its service providers may monitor for any patterns of frequent purchases and sales that appear to be made in response to short-term fluctuations in share price. Notice of any restrictions or rejections of transactions may vary according to the particular circumstances.

Although the Trust and its service providers seek to use these methods to detect and prevent abusive trading activities, and although the Trust will consistently apply such methods, there can be no assurances that such activities can be detected, mitigated or eliminated.

Minimum Account Size	Due to the relatively high cost to the Portfolio of maintaining small accounts, you are asked to maintain an account balance in the Portfolio in which you invest of at least the minimum investment necessary to open the particular type of account.

The Trust reserves the right to redeem shares in any account for their then-current value (which will be promptly paid to the investor) if at any time, due to redemption by the investor, the shares of the account do not have a value of at least the investment minimum described above. A shareholder will receive advance notice of a mandatory redemption and will be given at least 90 days to bring the value of its account up to the investment minimum.

Selling Shares – Redemptions of Shares Held Directly with the Trust – Redemptions by Mail	Investors can sell (redeem) shares of the Portfolio by transacting directly with the Transfer Agent by submitting a completed and signed “Request for Redemption of Shares” form attached as an exhibit to the Subscription Agreement to AllianzGI Institutional Multi-Series Trust c/o Boston Financial Data Services, Inc., 330 W. 9th Street, Kansas City, MO 64105. The completed and signed “Request for Redemption of Shares” form may also be delivered to the Transfer Agent via email at azprocess@bfdsmidwest.com or via facsimile at 1-816-218-1594. The redemption request should state the Portfolio from which the shares are to be redeemed, the number or dollar amount of the shares to be redeemed and the account number. The request must be signed exactly as the names of the registered owners appear on the Trust’s account records, and the request must be signed by the minimum number of persons designated on the Subscription Agreement that are required to effect a redemption.

Other Redemption Information	Redemption proceeds will ordinarily be wired to the investor’s bank address of record within three business days after the redemption request, but may take up to seven calendar days. Redemption proceeds will be sent by wire to the bank name designated on the Subscription Agreement or the Request for Redemption of Shares. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

For shareholder protection, a request to change information contained in an account registration (for example, a request to change the bank designated to receive wire redemption proceeds) must be received in writing, signed by the minimum number of persons designated on the completed application that are required to effect a redemption, and accompanied by a signature validation from any eligible guarantor institution, as determined in accordance with the Trust’s procedures, as more fully described below. A signature validation cannot be provided by a notary public. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the completed application to effect transactions for the organization.

Retirement plan sponsors, participant recordkeeping organizations and other financial intermediaries may also impose their own restrictions, limitations or fees in connection with transactions in the Portfolio’s shares, which may be stricter than those described in this section. You should contact your plan sponsor, recordkeeper or financial intermediary for more information on any additional restrictions, limitations or fees are imposed in connection with transactions in Portfolio shares.

In addition, for taxable shareholders, a redemption is generally a taxable event that will in many circumstances generate capital gain or loss. See “Tax Consequences” in this Private Placement Memorandum and “Taxation” in the Statement of Additional Information.

Redemption Fees	The Trust does not charge any redemption fees on the redemption of Portfolio shares.

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Timing of Redemption Payments	For Portfolio shares, redemption proceeds will be distributed within seven calendar days.

Redemptions in Kind	The Trust has agreed to redeem shares of the Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust may pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash. In determining whether to pay redemption proceeds in cash or in kind, the Portfolio expects to consider a number of factors, such as the Portfolio’s cash position, anticipated subscriptions and redemptions, the liquidity of the Portfolio’s portfolio of investments as determined by the Manager, the amount of the redemption request, and the amount of advance notice the shareholder has provided regarding the anticipated redemption request. If your shares are redeemed in kind, you should expect to incur transaction costs upon the disposition of the securities received in the distribution. Such securities remain subject to market risk until they are sold. You may recognize capital gain or loss upon the disposition of such securities. There can be no assurance that any redemption paid in kind will represent a pro rata portion of the investment positions held by the Portfolio or that any securities distributed will be liquid.

Cost Basis Reporting	When you redeem or sell Portfolio shares, the Portfolio is required to report to you and the IRS on an IRS Form 1099-B or other applicable form cost-basis information with respect to those shares, as well as information about whether any gain or loss on your redemption is short- or long-term and whether any loss is disallowed under the “wash sale” rules. Such reporting generally is not required for shares held in a retirement or other tax-advantaged account. Cost basis is typically the price you pay for your shares (including reinvested dividends), with adjustments for certain commissions, wash-sales, organizational actions, and other items, including any returns of capital paid to you by the Portfolio in respect of your shares. Cost basis is used to determine your net gains and losses on any shares you redeem in a taxable account.

The Portfolio will permit you to select from a list of alternative cost basis reporting methods to determine your cost basis in Portfolio shares. If you do not select a particular cost basis reporting method, the Portfolio will apply its default cost basis reporting method of Average Cost (ACST) to your shares. Please consult your Account Representative for more information on the available methods for cost basis reporting and how to select or change a particular method. You should consult your tax adviser concerning the application of these rules to your investment in the Portfolio, and to determine which available cost basis method is best for you.

Certificated Shares	The Trust currently does not issue share certificates.

Verification of Identity	To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Portfolio must obtain the following information for each person who opens a new account:

1. Name of Investor.

2. Date of birth (for individuals) or Date of Trust.

3. Residential or business street address.

4. Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Portfolio and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, as discussed in the Subscription Agreement.

After an account is opened, the Portfolio may restrict your ability to purchase shares until your identity is verified. The Portfolio also may close your account and redeem any shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

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How Portfolio Shares Are Priced

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s portfolio investments and other assets attributable to the Portfolio’s shares, less any liabilities, by the total number of shares outstanding. Portfolio shares are valued as of a particular time (the “Valuation Time”) on each day (“Business Day”) that the New York Stock Exchange is open for trading. The Valuation Time is ordinarily at the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) (the “NYSE Close”). In unusual circumstances, the Board of Trustees of the Portfolio may determine that the Valuation Time shall be as of 4:00 p.m., Eastern Time, notwithstanding an earlier, unscheduled close or halt of trading on the New York Stock Exchange.

For purposes of calculating NAV, the Portfolio’s investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sales prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers or pricing services. Please see “Net Asset Value” in the Statement of Additional Information. Short-term investments by the Portfolio having a remaining maturity of 60 days or less will be valued at amortized cost unless the Board of Trustees or its Valuation Committee determines that particular circumstances dictate otherwise.

If market quotations are not readily available (including in cases where available market quotations are deemed to be unreliable), the Portfolio’s investments will be valued as determined in good faith pursuant to policies and procedures approved by the Board of Trustees (so-called “fair value pricing”). Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine the Portfolio’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investments. Also, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by the Portfolio.

The Portfolio may determine that market quotations are not readily available due to events relating to a single issuer (e.g., corporate actions or announcements) or events relating to multiple issuers (e.g., governmental actions or natural disasters). The Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, the Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the Valuation Time. The Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities where appropriate. The Portfolio’s use of fair value pricing may help deter “stale price arbitrage,” as discussed above under “Abusive Trading Practices.”

For purposes of calculating NAV, the Portfolio normally uses pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income and non-U.S. securities are normally priced using data reflecting the earlier closing of the principal markets for those securities, subject to possible fair value adjustments. Information that becomes known to the Portfolio or its agents after NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or NAV determined earlier that day.

Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, NAV of the Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange is closed, and the NAV of the Portfolio’s shares may change on days when an investor is not able to purchase or redeem shares. The calculation of the Portfolio’s NAV may not take place contemporaneously with the determination of the prices of non-U.S. securities used in NAV calculations.

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Portfolio Distributions

The Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. You begin earning dividends on Portfolio shares the day after the Trust receives your purchase payment. Dividends paid by the Portfolio with respect to Portfolio shares are calculated in the same manner and at the same time. The Portfolio intends to declare and distribute income dividends to shareholders of record annually. To the extent a significant portion of the securities held by the Portfolio fluctuate in the rate or frequency with which they generate dividends and income, or have variable or floating interest rates, the amounts of the Portfolio’s income distributions to shareholders are expected to vary.

In addition, the Portfolio distributes any net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently.

Investors can choose from the following distribution options:

•	Reinvest all distributions in additional shares of the Portfolio at NAV. This would be done unless you elected another option.

•	Receive all distributions in cash. You would elect this option by election in a written and signed Investor Profile Form and Subscription Agreement or by contacting your Account Representative.

You do not pay any sales charges or other fees on the receipt of shares received through the reinvestment of Trust distributions.

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Tax Consequences

This section summarizes some of the important U.S. federal income tax consequences to U.S. persons of investing in the Portfolio. An investment in the Portfolio may have other tax implications. You should consult your tax adviser for information concerning the possible application of federal, state, local, or non-U.S. tax laws to you. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Portfolio.

The Portfolio intends to elect to be treated and intends to qualify each year as a regulated investment company under the Internal Revenue Code. A regulated investment company is not subject to U.S. federal income tax on income and gains that are distributed in a timely manner to shareholders. The Portfolio’s failure to qualify as a regulated investment company would result in portfolio-level taxation, and, consequently, a reduced return on your investment.

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Taxes on Portfolio Distributions. If you are a shareholder subject to U.S. federal income tax, you will be subject to tax on Portfolio distributions in the manner described herein whether they are paid in cash or reinvested in additional shares of the Portfolio. The Portfolio will provide you with an annual statement showing you the amount and tax character (e.g., ordinary or capital) of the distributions you received, or are deemed to have received, each year.

For U.S. federal income tax purposes, Portfolio distributions will be taxable to you as either ordinary income or capital gains. Portfolio dividends consisting of distributions of investment income are taxable to you as ordinary income. The treatment of Portfolio distributions of capital gains is based on how long the Portfolio owned (or is deemed to have owned) the investments that generated those gains, rather than how long you have owned your shares. Distributions of net capital gains (that is, the excess of net long-term capital gains from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than 12 months over net short-term capital losses) that are properly reported by the Portfolio as capital gain dividends (“Capital Gain Dividends”) will be taxable to you as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Distributions of net short-term capital gains in excess of net long-term capital losses will be taxable to you as ordinary income.

Distributions of investment income reported by the Portfolio as derived from “qualified dividend income” will be taxed to individual shareholders at the rates applicable to net capital gains, provided holding period and other requirements are met at both the shareholder and Portfolio level. Distributions from real estate investment trusts (“REITs”) generally do not qualify as qualified dividend income.

A Medicare contribution tax is imposed on the “net investment income” of individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Portfolio, including any Capital Gain Dividends, and net gains recognized on the sale or redemption of shares of the Portfolio. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in the Portfolio.

The ultimate tax characterization of the Portfolio’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Portfolio may make total distributions during a taxable year in an amount that exceeds such Portfolio’s current and accumulated earnings and profits. In that case, the excess generally would be treated as a return of capital, which would reduce your tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital generally is not taxable, but it reduces your tax basis in your shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of your shares.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Portfolio’s net investment income. Instead, potentially subject to certain limitations, the Portfolio may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. To the extent that the Portfolio has capital loss carryforwards from prior tax years, those carryforwards will reduce the net capital gains that can support the Portfolio’s distribution of Capital Gain Dividends. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains.

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Portfolio distributions are taxable to you even if they are paid from income or gains earned by the Portfolio prior to your investment and thus were included in the price you paid for your shares. For example, if you purchase shares on or just before the record date of a Portfolio distribution, you will pay full price for the shares and could receive a portion of your investment back as a taxable distribution.

The Portfolio’s transactions in derivatives, short sales, or similar or related transactions could affect the amount, timing and character of distributions from the Portfolio, and could increase the amount and accelerate the timing for payment of taxes payable by taxable shareholders.

Investments through tax-qualified retirement plans and other tax-advantaged investors are generally not subject to current federal income tax, although certain real estate-related income may be subject to special rules, including potential taxation and reporting requirements. Shareholders should consult their tax advisers to determine the precise effect of an investment in the Portfolio on their particular tax situation.

The tax issues relating to these and other types of investments and transactions are described more fully under “Taxation” in the Statement of Additional Information.

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Taxes When You Sell (Redeem) Your Shares. Any gain resulting from the sale (or redemption that is treated as a sale) of Portfolio shares generally will be taxed to you as capital gain subject to certain exceptions as described further in the Statement of Additional Information.

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A Note on Non-U.S. Investments. The Portfolio’s investments in non-U.S. securities may be subject to withholding and other taxes imposed by countries outside the U.S. This may reduce the return on your investment. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If the Portfolio meets certain requirements relating to its asset holdings, the Portfolio may be able to elect to pass through to its shareholders a deduct ion or credit for foreign taxes. If the Portfolio does not qualify for or chooses not to make such an election, shareholders generally will not be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Portfolio; in that case the foreign tax will nonetheless reduce the Portfolio’s taxable income. Even if the Portfolio elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Portfolio through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction. The Portfolio’s investments in non-U.S. securities or foreign currencies may increase or accelerate the Portfolio’s recognition of ordinary income and may affect the timing or amount of the Portfolio’s distributions.

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Backup Withholding. The Portfolio generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any shareholder (i) who fails to properly furnish the Portfolio with a correct taxpayer identification number, (ii) who has under-reported dividend or interest income, or (iii) who fails to certify to the Portfolio that he, she or it is not subject to such withholding. The backup withholding rate is 28%.

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Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolio identified under “Principal Investments and Strategies of the Portfolio” and “Summary of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that are not necessarily principal investment strategies but may be used by the Portfolio from time to time. Most of these securities and investment techniques are discretionary, which means that the portfolio managers can decide whether to use them or not. This Private Placement Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolio. As with any mutual fund, investors in the Portfolio must rely on the professional investment judgment and skill of the Manager and the individual portfolio managers. Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolio.

Common Stocks and Other Equity Securities	Common stock represents an ownership interest in a company. Common stock may take the form of shares in a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.

Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. Seeking earnings growth may result in significant investments in sectors that may be subject to greater volatility than other sectors of the economy. Companies that the Portfolio’s portfolio manager believes are undergoing positive change and whose stock the portfolio manager believes is undervalued by the market may have experienced adverse business developments or may be subject to special risks that have caused their stocks to be out of favor. If the Portfolio’s portfolio manager’s assessment of a company’s earnings growth or other prospects is wrong, or if the portfolio manager’s judgment of how other investors will value the company is wrong, then the price of the company’s stock may fall or may not approach the value that the portfolio manager has placed on it.

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stocks, equity securities include, without limitation, preferred stocks, convertible securities and warrants. Equity securities other than common stocks are subject to many of the same risks as common stocks, although possibly to different degrees. The Portfolio may invest in, and gain exposure to, common stocks and other equity securities through purchasing depositary receipts, such as ADRs, GDRs and other depositary receipts, as described under “Non-U.S. Securities” below.

Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference for the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stock may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specified and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt.

Companies with Smaller Market Capitalizations

Companies that are smaller and less well-known or seasoned than larger, more widely held companies may offer greater opportunities for capital appreciation, but may also involve risks different from, or greater than, risks normally associated with larger companies. Larger companies generally have greater financial resources, more

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extensive research and development, manufacturing, marketing and service capabilities, and more stability and greater depth of management and technical personnel than smaller companies. Smaller companies may have limited product lines, markets or financial resources or may depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse market developments than securities of larger companies. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of a company’s earnings potential or assets. Because securities of smaller companies may have limited liquidity, the Portfolio may have difficulty establishing or closing out its positions in smaller companies at prevailing market prices. As a result of owning illiquid securities, the Portfolio is subject to the additional risk of possibly having to sell portfolio securities at disadvantageous times and prices if redemptions require the Portfolio to liquidate its securities positions. Companies with medium-sized market capitalizations also have substantial exposure to these risks. Furthermore, as companies’ market capitalizations fall due to declining markets or other circumstances, such companies will have increased exposure to these risks.

Initial Public Offerings	The Portfolio may purchase securities in initial public offerings (IPOs). These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Portfolio may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Portfolio. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease.

Non-U.S. Securities	The Portfolio may invest in non-U.S. securities. Non-U.S. securities may include, but are not limited to, securities of companies that are organized and headquartered outside the U.S.; non-U.S. equity securities as designated by commonly-recognized market data services; U.S. dollar- or non-U.S. currency-denominated corporate debt securities of non-U.S. issuers; securities of U.S. issuers traded principally in non-U.S. markets; non-U.S. bank obligations; U.S., dollar- or non-U.S. currency-denominated obligations of non-U.S. governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities; and securities of other investment companies investing primarily in non-U.S. securities. When assessing compliance with investment policies that designate a minimum or maximum level of investment in “non-U.S. securities” for the Portfolio, the Manager may apply a variety of factors (either in addition to or in lieu of one or more of the categories described in the preceding sentence) in order to determine whether a particular security or instrument should be treated as U.S. or non-U.S. For more information about how the Manager may determine whether an issuer is located in a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

The Portfolio may invest in American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and other depository receipts. ADRs are dollar-denominated receipts issued generally by domestic banks and representing the deposit with the bank of a security of a non-U.S. issuer, and are publicly traded on exchanges or over-the-counter in the United States. GDRs may be offered privately in the United States and also traded in public or private markets in other countries. Investing in these instruments exposes the Portfolio to credit risk with respect to the issuer of the ADR or GDR, in addition to the risks of the underlying investment.

Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities and shareholders should consider carefully the substantial risks involved for funds that invest in these securities. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on non-U.S. portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruption; the possibility of security suspensions; and political instability. Individual non-U.S. economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields

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and risks associated with non-U.S. securities markets may change independently of each other. Also, non-U.S. securities and dividends and interest payable on those securities could be subject to withholding and other foreign taxes. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in non-U.S. securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

Emerging Market Securities	The Portfolio may invest in non-U.S. securities and in securities of issuers tied economically to countries with developing (or “emerging market”) economies. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. Countries with emerging market economies are those with securities markets that are, in the opinion of the Manager, less sophisticated than more developed markets in terms of participation by investors, analyst coverage, liquidity and regulation. When assessing compliance with investment policies that designate maximum percentage limitations on investments in emerging market securities, the Portfolio calculates those limitations by defining “emerging market securities” as securities issued by companies located in emerging market countries. For more information about how the Manager may determine whether an issuer is “located in” a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in U.S. securities or in developed countries outside the United States. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; and possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization or the creation of government monopolies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency or other hedging techniques; companies that are newly organized and/or small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal, custodial and share registration systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Foreign Currencies	To the extent the Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign currencies it will be subject to currency risk.

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or non-U.S. governments or central banks, or by currency controls or political developments. Currencies in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio.

Foreign Currency Transactions. The Portfolio may (but is not required to) enter into forward foreign currency exchange contracts for a variety of purposes, such as hedging against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies, gaining leverage and increasing exposure to a foreign currency or shift exposure from one foreign currency to another. In addition, the Portfolio may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a date and price set at the time of the contract, would reduce the Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the

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currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. The Portfolio may also use a basket of currencies to hedge against adverse changes in the value of another currency or basket of currencies or to increase the exposure to such currencies. Contracts to sell foreign currency would limit any potential gain which might be realized by the Portfolio if the value of the hedged currency increases. The Portfolio may enter into these contracts to hedge against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies or to increase exposure to a currency or to shift exposure of currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in such transactions at any given time or from time to time. Also, any such transactions may not be successful and may eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. In addition, to the extent that it engages in foreign currency transactions, the Portfolio will be subject to the additional risk that the relative value of currencies will be different than anticipated by the Portfolio’s portfolio manager(s).

Derivatives	Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may, but is not required to, use a number of derivative instruments. Derivatives may be used for a variety of reasons, including for risk management, for leverage and to indirectly gain exposure to other types of investments. For example, the Portfolio may use derivative instruments (such as securities swaps) to indirectly participate in the securities market of a country from which the Portfolio would otherwise be precluded for lack of an established securities custody and safekeeping system or for other reasons. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. The Manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolio will succeed. In addition, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Examples of derivative instruments that the Portfolio may buy, sell or otherwise utilize (unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio”) include, among others, option contracts, futures contracts, options on futures contracts, forward contracts, warrants and swap agreements, including swap agreements with respect to securities indexes. The Portfolio may use derivatives and may purchase and sell (write) call and put options on securities, securities indexes and foreign currencies; and may also purchase and sell futures contracts and options thereon with respect to securities, securities indexes, interest rates and foreign currencies. A description of these and other derivative instruments that the Portfolio may use are described under “Investment Objectives and Policies” in the Statement of Additional Information.

The Portfolio’s use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Statement of Additional Information. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolio.

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit and Counterparty Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. To the extent the Portfolio has significant exposure to a single or small group of counterparties, this risk will be particularly pronounced.

Liquidity Risk. Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

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Leveraging Risk. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, the Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under derivative instruments. In accordance with the 1940 Act restrictions on “senior securities” and SEC staff interpretations on potential leverage through derivatives, a Portfolio that engages in derivatives trading routinely segregates liquid assets and/or “covers” its derivatives positions, as described in more detail in “Investment Objectives and Policies—Borrowing” in the SAI. While one purpose of segregation and coverage is to mitigate the downside risks of leverage, these practices do not eliminate such risks and cannot prevent a Portfolio from incurring losses (including significant reductions in net asset value) as a result of investing in derivatives. Leveraging risk may be especially applicable to a Portfolio that may write uncovered (or “naked”) options.

Lack of Availability. Because the markets for certain derivative instruments (including markets located in non-U.S. countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager of the Portfolio may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that the Portfolio will engage in derivatives transactions at any time or from time to time. The Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. If the Manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or result in losses by offsetting favorable price movements in other Portfolio investments. The Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are significant differences between the securities and derivatives markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve the intended result. Derivative instruments are also subject to the risk of ambiguous documentation. A decision as to whether, when and how to use derivatives involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. In addition, derivatives strategies that are successful under certain market conditions may be less successful or unsuccessful under other market conditions.

From time to time, a Portfolio may use participatory notes (“P-Notes”) to gain exposure to issuers in certain countries. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, P-Notes entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform

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as expected. Additionally, while P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-Note will be willing to repurchase such instrument when a Portfolio wishes to sell it.

Equity-Related Instruments	Equity-related instruments are securities and other instruments, including derivatives such as equity-linked securities, whose investment results are intended to correspond generally to the performance of one or more specified equity securities or of a specified equity index or analogous “basket” of equity securities. See “Common Stocks and Other Equity Securities” above. To the extent that the Portfolio invests in equity-related instruments whose return corresponds to the performance of a non-U.S. securities index or one or more non-U.S. equity securities, investing in such equity-related instruments will involve risks similar to the risks of investing in non-U.S. securities. See “Non-U.S. Securities” above. In addition, the Portfolio bears the risk that the issuer of an equity-related instrument may default on its obligations under the instrument. Equity-related instruments are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments. See “Derivatives” above. Equity-related instruments may be considered illiquid and thus subject to the Portfolio’s restrictions on investments in illiquid securities.

Defensive Strategies	In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may not achieve its investment objectives when it does so. The Portfolio may maintain a portion of their assets in high-quality fixed income securities, cash and cash equivalents to pay Portfolio expenses and to meet redemption requests.

Fixed Income Securities	As used in this Private Placement Memorandum, the term “fixed income securities” includes, without limitation: securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”); corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued both by governments and corporations; structured notes, including hybrid or “indexed” securities and event-linked bonds; loan participations and assignments; delayed funding loans and revolving credit facilities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements and reverse repurchase agreements; debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises; obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and obligations of international agencies or supranational entities. Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Investments in U.S. Government securities and other government securities remain subject to the risks associated with downgrade or default. Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may invest in derivatives based on fixed income securities. Although most of the Portfolio’s focus is on equity and related investments, the Portfolio may also have significant investment exposure to fixed income securities through investments of cash collateral from loans of portfolio securities.

Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market conditions. As interest rates rise, the value of fixed income securities can be expected to decline. Fixed income securities with longer “durations” (a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates) tend to be more sensitive to interest rate movements than those with shorter durations. Similarly, a fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration. As a general rule, a 1% rise in interest rates means a 1% fall in the value for every year of positive duration. Similarly, as a general rule, if the Portfolio exhibited a negative duration profile and interest rates declined by 1%, there would be a 1% fall in value for every year of negative duration. By way of example, the price of a bond fund with a duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point and the price of a bond fund with a duration of three years would be expected to fall approximately 3%, if interest rates rose by one percentage point. The timing of purchase and sale transactions in debt obligations may result in capital appreciation or depreciation because the value of debt obligations varies inversely with prevailing interest rates.

Senior and Other Bank Loans

The Portfolio may invest in fixed- and floating-rate loans where a bank or other financial institution is the primary lender or agent, including loans made to or issued by U.S. or non-U.S. banks or other corporations, delayed funding

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loans and revolving credit facilities. Banks loans may also take the form of direct interests acquired during a primary distribution or the form of assignments of, novations of or participations in a bank loan acquired in secondary markets. The Portfolio may also gain exposure to bank loans and related investments through the use of total return swaps and/or other derivative instruments.

As noted, the Portfolio may purchase “assignments” of bank loans from lenders. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

Investments in loans through direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Portfolio. For example, if the loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender.

The Portfolio may also invest in “participations” in bank loans. Participations by the Portfolio in a lender’s portion of a bank loan typically will result in the Portfolio having a contractual relationship only with such lender, not with the borrower. As a result, the Portfolio may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If the Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

A bank loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution, acting as agent, for a lending syndicate of financial institutions. The agent administers the terms of the loan, as specified in the loan agreement. In addition, the agent is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a corporate borrower. A financial institution’s employment as an agent might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent would generally be appointed to replace the terminated agent, and assets held by the agent under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent for the benefit of the Portfolio were determined to be subject to the claims of the agent’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of Senior Loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate or other borrower for payment of principal and interest. Indebtedness of borrowers whose credit worthiness is poor involves substantially greater risks and may be highly speculative. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the net asset value, market price and/or yield of the common shares could be adversely affected. Senior Loans that are fully secured may offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of any collateral from a secured Senior Loan would satisfy the borrower’s obligation, or that such collateral could be liquidated. Also, the Portfolio may invest in Senior Loans that are unsecured.

The interest rates on many bank loans reset frequently, and thus bank loans are subject to interest rate risk. Most bank loans are not traded on any national securities exchange. There may also be less public information available about bank loans as compared to other debt securities.

Bank loans are generally less liquid than many other debt securities. Transactions in bank loans may settle on a delayed basis, such that the Portfolio may not receive the proceeds from the sale of a loan for a substantial period of

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time after the sale. As a result, the proceeds related to the sale of bank loans may not be available to make additional investments or to meet the Portfolio’s redemption obligations until a substantial period after the sale of the loans. To the extent a senior loan has been deemed illiquid, it will be subject to the Portfolio’s restrictions on investment in illiquid securities. Some loans may not be considered “securities” for certain purposes under the federal securities laws, and purchasers, such as the Portfolio, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Loans and other debt instruments that are not in the form of securities may offer less legal protection to the Portfolio in the event of fraud or misrepresentation.

Senior Loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Manager believes to be a fair price.

Senior Loans usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among lenders, among others. As such, prepayments cannot be predicted with accuracy. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolio derives interest income will be reduced. However, the Portfolio may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new Senior Loan with the proceeds from the prepayment of the former. The effect of prepayments on the Portfolio’s performance may be mitigated by the receipt of prepayment fees and the Portfolio’s ability to reinvest prepayments in other Senior Loans that have similar or identical yields.

Corporate Debt Securities	Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities or durations tend to be more sensitive to interest rate movements than those with shorter maturities.

High Yield Securities	Securities rated lower than Baa by Moody’s Investors Service, Inc. (“Moody’s”) or lower than BBB by S&P Global Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”), or unrated securities deemed by the Manager to be of comparable quality, are sometimes referred to as “high yield securities” or “junk bonds.” Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, these securities may be subject to greater levels of interest rate, credit and liquidity risk, may entail greater potential price volatility and may be less liquid than higher-rated securities. These securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Fixed income securities rated in the lowest investment grade categories by a rating agency may also possess speculative characteristics. If securities are in default with respect to the payment of interest or the repayment on principal, or present an imminent risk of default with respect to such payments, the issuer of such securities may fail to resume principal or interest payments, in which case the Portfolio may lose its entire investment.

Credit Ratings and Unrated Securities	The Portfolio may invest in securities based on their credit ratings assigned by rating agencies such as Moody’s, S&P and Fitch. Moody’s, S&P, Fitch and other rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. An Appendix to the Portfolio’s Statement of Additional Information describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risk. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The Manager does not rely solely on credit ratings, and may develop its own analyses of issuer credit quality.

The Portfolio may purchase unrated securities (which are not rated by a rating agency) if the Manager determines that the security is of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the Manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be

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more complex than for issuers of higher-quality fixed income securities. In the event the Portfolio invests a significant portion of assets in high yield securities and/or unrated securities, the Portfolio’s success in achieving its investment objective may depend more heavily on the Manager’s creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and rated securities.

Private Placement and Restricted Securities Risk	A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law. In addition to the general risks to which all securities are subject, securities acquired by the Portfolio in a private placement are generally subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Portfolio may be unable to dispose of such securities when it desires to do so, or at a favorable time or price. Private placements may also present valuation risks. Private placement securities include Rule 144A securities, which are eligible for purchase and sale pursuant to Rule 144A under the Securities Act. Rule 144A permits certain qualified institutional buyers, such as the Portfolio, to trade in privately placed securities. Private placement securities may be deemed illiquid and thus may be subject to the Portfolio’s limitation to invest not more than 15% of its net assets in securities which are illiquid at the time of investment, although the Portfolio may determine that certain private placement securities are liquid in accordance with procedures adopted by the Board of Trustees. See “Illiquid Securities” below.

Variable and Floating Rate Securities	Variable- and floating-rate securities provide for a periodic adjustment in the interest rate paid on the obligations. If the Portfolio invests in floating-rate debt instruments (“floaters”) or engages in credit-spread trades, it may gain a certain degree of protection against rises in interest rates, but will participate in any declines in interest rates as well. This is because variable- and floating-rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating-rate securities will not generally increase in value if interest rates decline. The Portfolio may also invest in inverse floating-rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed-rate obligation of similar credit quality. When the Portfolio holds variable- or floating-rate securities, a decrease (or, in the case of inverse floating-rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio’s shares. Certain of the Portfolio’s investments, including variable- and floating-rate securities, may require the Portfolio to accrue and distribute income not yet received. As a result, in order to generate cash to make the requisite distributions, the Portfolio may be required to sell securities in its portfolio that it would otherwise have continued to hold.

Convertible Securities	Convertible securities are generally bonds, debentures, notes, preferred stocks, “synthetic” convertibles and other securities or investments that may be converted or exchanged (by the holder or issuer) into equity securities of the issuer (or cash or securities of equivalent value). The price of a convertible security will normally vary in some proportion to changes in the price of the underlying equity security because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated or high-yield securities subject to greater levels of credit risk, and may also be less liquid than non-convertible debt securities. While convertible securities generally offer lower interest or dividend yields than non-convertible fixed income securities of similar quality, their value tends to increase as the market value of the underlying stock increases and to decrease when the value of the underlying stock decreases. However, a convertible security’s market value tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. Depending upon the relationship of the conversion price to the market value of the underlying security, a convertible security may trade more like an equity security than a debt instrument. Also, the Portfolio may be forced to convert a security before it would otherwise choose, which may decrease the Portfolio’s return.

Synthetic Convertible Securities. “Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income producing

36	AllianzGI Institutional Multi-Series Trust

component and a right to acquire an equity security). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments while the convertible component is achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index. Synthetic securities may also be created by third parties, typically investment banks or other financial institutions. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible consists of two or more separate securities, each with its own market value, and has risks associated with derivative instruments. See “Derivatives.”

Loans of Portfolio Securities	For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. The Portfolio may (but is not required to) lend portfolio securities representing up to 33 1/3% of its total assets. Collateral received from loans of portfolio securities can therefore represent a substantial portion of the Portfolio’s assets. The Portfolio does not currently have a program in place pursuant to which its series could lend portfolio securities.

However, it may establish such a program in the future. Please see “Investment Objectives and Policies—Securities Loans” in the Statement of Additional Information for details.

Short Sales	The Portfolio may make use of short sales for investment and risk management purposes, including when the Manager anticipates that the market price of securities will decline or will underperform relative to other securities held in the Portfolio’s portfolio. Short sales are transactions in which the Portfolio sells a security or other instrument (such as an option, forward, futures contract or other derivatives contract) that it does not own. Alternatively or in combination with direct short sales, the Portfolio may utilize derivative instruments, such as futures on indices or swaps on individual securities, in order to achieve the desired level of short exposure for the portfolio. When the Portfolio engages in a short sale on a security, it must borrow the security sold short and deliver it to the counterparty. The Portfolio will ordinarily have to pay a fee or premium to borrow a security and be obligated to repay the lender of the security any dividends or interest that accrues on the security during the period of the loan. The amount of any gain from a short sale will be reduced, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Portfolio pays in connection with the short sale. Until a short position is closed out, the net proceeds of the short sale will be retained by the lending broker to the extent necessary to meet margin requirements, together with any additional assets the broker requires as collateral. The Portfolio is also required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked-to-market daily. Depending on the arrangements made with the broker or custodian, the Portfolio may or may not receive any payments (including interest) on collateral it has deposited with the broker.

Short sales expose the Portfolio to the risk that it will be required to cover its short position at a time when the security or other asset has appreciated in value, thus resulting in losses to the Portfolio. A short sale is “against the box” if the Portfolio holds in its portfolio or has the right to acquire the security sold short at no additional cost. The Portfolio may engage in short sales that are not “against the box,” which involve additional risks. The Portfolio’s loss on a short sale could theoretically be unlimited in a case where the Portfolio is unable, for whatever reason, to close out its short position. The Portfolio’s use of short sales in combination with long positions in its portfolio in an attempt to improve performance may not be successful and may result in greater losses or lower positive returns than if the Portfolio held only long positions. It is possible that the Portfolio’s long equity positions will decline in value at the same time that the value of the securities underlying its short positions increase, thereby increasing potential losses to the Portfolio. In addition, the Portfolio’s short selling strategies may limit its ability to fully benefit from increases in the equity markets. The potential for the price of a fixed-income security sold short to rise is a function of both the remaining maturity of the obligation, its creditworthiness and its yield. Unlike short sales of equities or other instruments, the potential for the price of a fixed-income security to rise may be limited due to the fact that the security will be no more than par at maturity. However, the short sale of other instruments or securities generally, including fixed-income securities convertible into equities or other instruments, a fixed-income security trading at a deep discount from par or which pays a coupon that is high in relative or absolute terms, or which is denominated in a currency other than the U.S. dollar, involves the possibility of a theoretically unlimited loss since there is a theoretically unlimited potential for the market price of the security sold short to increase. Short selling also involves a form of financial leverage that may exaggerate any losses realized by funds that utilize short sales. See “Leveraging Risk.” Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Portfolio. See “Summary of Principal Risks—Credit and Counterparty Risk.” The SEC and other (including non-U.S.) regulatory authorities have in the past imposed, and may in the future impose, restrictions on short selling, either on a temporary or permanent basis, which may include placing

Private Placement Memorandum	37

limitations on specific companies and/or industries with respect to which the Portfolio may enter into short positions. Any such restrictions may hinder the Portfolio in, or prevent it from, fully implementing its investment strategies, and may negatively affect performance.

In certain market and regulatory environments, the Portfolio may seek to obtain some or all of its short exposure by using derivative instruments on indices or individual securities, instead of engaging directly in short sales on individual securities. Such environments may include instances of regulatory restrictions as described above. It may also include periods when prime brokers or other counterparties are unable or unwilling to support the Portfolio’s short-selling of individual securities on adequate terms. Following recent economic developments, including significant turbulence in the credit markets and the financial sector, counterparties that provide prime brokerage services in support of short selling have significantly curtailed their prime brokerage relationships with registered mutual funds. Consequently, the Portfolio may be unable to engage in short sales of individual securities on traditional terms, and may instead seek all of its short exposure through derivatives. To the extent the Portfolio achieves short exposure by using derivative instruments, it will be subject to many of the foregoing risks, as well as to those described under “Derivatives” above. See “Investment Objectives and Policies—Short Sales” in the Statement of Additional Information for more detail.

When-Issued, Delayed Delivery and Forward Commitment Transactions	The Portfolio may purchase securities which it is eligible to purchase on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Portfolio’s overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated to cover these positions.

Repurchase Agreements	The Portfolio may enter into repurchase agreements, in which the Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at the Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

Reverse Repurchase Agreements and Other Borrowings	The Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered forms of borrowing for some purposes. The Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees to cover its obligations under reverse repurchase agreements, dollar rolls and other borrowings.

The Portfolio also may borrow money to the extent permitted under the 1940 Act, subject to any policies of the Portfolio currently described in this Private Placement Memorandum or in the Statement of Additional Information.

In addition, to the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may make short-term borrowings from investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Reverse repurchase agreements, dollar rolls and other forms of borrowings will create leveraging risk for a Portfolio. See “Summary of Principal Risks—Leveraging Risk.”

Illiquid Securities

The Portfolio may invest in illiquid securities so long as not more than 15% of the value of the Portfolio’s net assets (taken at current value) would be invested in such securities. If the Portfolio’s investments in illiquid securities exceed 15% of the Portfolio’s net assets, the Portfolio will take the steps necessary to bring such investments down to 15% or less of the Portfolio’s net assets. Certain illiquid securities may require pricing using fair valuation procedures approved by the Board of Trustees. The Manager may be subject to significant delays in disposing of illiquid securities held by the Portfolio, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term “illiquid securities”

38	AllianzGI Institutional Multi-Series Trust

for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities. Please see “Investment Objectives and Policies” in the Statement of Additional Information for a listing of various securities that are generally considered to be illiquid for these purposes. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets. If the Portfolio determines at any time that it owns illiquid securities in excess of 15% of its net assets, it will cease to undertake new commitments to acquire illiquid securities until its holdings are no longer in excess of 15% of its net asset value, and, depending on circumstances, may take additional steps to reduce its holdings of illiquid securities.

REITs and Real Estate-Related Investments	The Portfolio may invest in real estate-related investments, such as securities of real estate-related companies, REITs, real estate operating companies (REOCs) and related instruments and derivatives. REITs are entities that primarily invest in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs generally invest a majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs generally invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments.

To the extent that the Portfolio invests in real estate-related investments, such as securities of real estate-related companies, REITs, REOCs and related instruments and derivatives, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. The value of investments in the real estate sector also may be affected by macroeconomic developments, and social economic trends. To the extent the Portfolio invests in REITs and/or REOCs, the Portfolio is also subject to the risk that a REIT or REOC will default on its obligations or go bankrupt. As with any investment in real estate, the performance of a REIT or REOC will also depend on factors specific to that instrument, such as the company’s ability to find tenants for its properties, to renew leases, to finance property purchases and renovations, and the skill of the management of such REIT or REOC. To the extent a REIT or REOC is not diversified, it is subject to the risk of financing or investing in a single or a limited number of projects. By investing in REITs and/or REOCs indirectly through the Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of the Portfolio, but also, indirectly, similar expenses of such REITs and REOCs. The Portfolio’s investments in REITs could cause the Portfolio to recognize income in excess of cash received from those securities and, as a result, the Portfolio may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make required distributions.

Investment in Other Investment Companies	The Portfolio may invest in other investment companies, including exchange-traded funds (ETFs). Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information. As a shareholder of an investment company, the Portfolio may indirectly bear service and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent the estimated fees and expenses of the Portfolio attributable to investment in investment companies, or in companies that rely on certain exemptions from the definition of that term, exceed 0.01% of the Portfolio’s average net assets (without taking into account expenses from investing cash collateral for securities loans), those amounts are reflected in the Portfolio’s expense table in the Portfolio Summary under the heading “Acquired Portfolio Fees and Expenses.” Acquired Portfolio Fees and Expenses do not include expenses associated with investments in the securities of unaffiliated investment companies unless those companies hold themselves out to be investment companies. To the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may invest in shares of investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Portfolio Turnover

The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolio is known as “portfolio turnover.” The Portfolio may engage in active and frequent trading of portfolio securities to achieve its investment objective and principal investment strategies, particularly during periods of volatile market movements. The portfolio turnover rate of the

Private Placement Memorandum	39

Portfolio employing a written call option strategy or similar strategy may increase to the extent that the Portfolio is required to sell portfolio securities to satisfy obligations under such a strategy. Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders) and may adversely impact the Portfolio’s after-tax returns. The trading costs associated with portfolio turnover may adversely affect the Portfolio’s performance.

Changes in Investment Objectives and Policies	The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated in the Statement of Additional Information, all investment policies of the Portfolio may be changed by the Board of Trustees without shareholder approval. In addition, the Portfolio may be subject to additional restrictions on their ability to utilize certain investments or investment techniques described herein or in the Statement of Additional Information. These additional restrictions may be changed with the consent of the Board of Trustees but without approval by or notice to shareholders. The Portfolio has adopted an 80% investment policy under Rule 35d-1 under the Investment Company Act of 1940 (which policy is set forth in the Statement of Additional Information) and will not change such policy as it is stated in each Portfolio’s respective Portfolio Summary unless such Portfolio provides shareholders with the notice required by Rule 35d-1, as it may be amended or interpreted by the SEC from time to time. If there is a change in the Portfolio’s investment objective or policies, including a change approved by shareholder vote, shareholders should consider whether the Portfolio remains an appropriate investment in light of their then current financial position and needs.

New and Smaller-Sized Portfolios	In addition to the risks described under “Summary of Principal Risks” above and in this section, to the extent the Portfolio is recently formed, it would have limited performance history, or even none at all, for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized (including if it has lost significant assets through market declines or redemptions), may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.

Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure	Unless otherwise stated, all market capitalization criteria and percentage limitations on Portfolio investments listed in this Private Placement Memorandum will apply at the time of investment. The Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment. Unless otherwise indicated, references to assets in the percentage limitations on the Portfolio’s investments refer to total assets. Unless otherwise stated, if the Portfolio is described as investing in a particular type of security or other instrument, either generally or subject to a minimum investment percentage, the Portfolio may make such investments either directly or by gaining exposure through indirect means, such as depositary receipts, derivatives (based on either notional or mark-to-market value depending on the instrument and circumstances), placement warrants or other structured products. Such exposure may be achieved through a combination of multiple instruments or through a combination of one or more investment instruments and cash or cash equivalents.

Location of Issuers	Certain Portfolio policies are determined by reference to whether an issuer is “located in” a particular country or group of countries. In determining whether an issuer is “located in” a particular country for those purposes, the Manager will consider a number of factors, including but not limited to: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; (iii) where the issuer is headquartered or organized; and (iv) the percentage of the issuer’s revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is in a particular country.

Other Investments and Techniques	The Portfolio may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Private Placement Memorandum. These securities and techniques may subject the Portfolio to additional risks. Please see the Statement of Additional Information for additional information about the securities and investment techniques described in this Private Placement Memorandum and about additional securities and techniques that may be used by the Portfolio.

Certain Affiliations

Absent an exemption from the SEC or other regulatory relief, the Portfolio is generally precluded from effecting certain principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Manager. The Portfolio is currently not able to rely on any such exemption or regulatory relief. The Portfolio’s ability to

40	AllianzGI Institutional Multi-Series Trust

purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. These restrictions could limit the Portfolio’s ability to engage in securities transactions and take advantage of market opportunities.

Additional Information	The Board of Trustees of the Trust oversees generally the operations of the Portfolio and the Trust. The Trust enters into contractual arrangements with various parties, including among others the Portfolio’s investment adviser, sub-adviser, custodian, transfer agent, and accountants, who provide services to the Portfolio. Shareholders are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers. This Private Placement Memorandum provides information concerning the Trust and the Portfolio that you should consider in determining whether to purchase shares of the Portfolio. Neither this Private Placement Memorandum, nor the related statement of additional information, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Portfolio and any investor, or to give rise to any rights in any shareholder or other person other than any rights under federal or state law that may not be waived.

Private Placement Memorandum	41

Financial Highlights

The financial highlights tables below are intended to help you understand the financial performance of the Portfolio since the Portfolio was first offered. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate than an investor would have earned or lost on an investment in shares of a Portfolio, assuming reinvestment of all dividends and distributions. The information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Portfolio’s financial statements, are included in the Portfolio’s annual report to shareholders. The Portfolio’s annual report is incorporated by reference in the Statement of Additional Information and is available free of charge upon request from the Distributor.

For a share outstanding throughout each period:
AllianzGI Discovery U.S. Portfolio	Period from 12/21/15(1) through 9/30/16

Net asset value, beginning of period	$15.00

Investment Operations:

Net investment loss(a)	(0.18)
Net realized and unrealized loss	(0.05)
Total from investment operations	(0.23)
Net asset value, end of period	$14.77

Total Return(b)	(1.53)%

Ratios/Supplemental Data:
Net assets, end of period (000s)	$9,847
Ratio of expenses to average net assets with fee reimbursement(c)(d)(e)	3.22%
Ratio of expenses to average net assets without fee reimbursement(c)(d)(e)	6.59%
Ratio of net investment income to average net assets(c)(d)	(1.55)%
Portfolio turnover rate	214%

(1)	Commencement of operations.
(a)	Calculated on average shares outstanding during the period
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to U.S. GAAP. Total return for a period of less than one year is not annualized.
(c)	Annualized, unless otherwise noted.
(d)	Certain expenses incurred were not annualized.
(e)	Inclusive of dividends on securities sold short of 1.70%.

42	AllianzGI Institutional Multi-Series Trust

AllianzGI Discovery U.S. Portfolio

INVESTMENT MANAGER

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

DISTRIBUTOR

Allianz Global Investors Distributors LLC

1633 Broadway

New York, NY 10019

CUSTODIAN

State Street Bank & Trust Co.

801 Pennsylvania Avenue

Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services, Inc.

P.O. Box 8050

Boston, MA

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

300 Madison Avenue

New York, NY 10017

LEGAL COUNSEL

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

For further information about the AllianzGI Discovery U.S. Portfolio call your Account Representative.

Private Placement Memorandum	43

The Trust’s Statement of Additional Information (“SAI”) includes and annual and semi-annual reports to shareholders include, or when they become available, will include, additional information about the Portfolio. The SAI is incorporated by reference into this Private Placement Memorandum, which means it is part of this Private Placement Memorandum for legal purposes. The Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected the Portfolio’s performance during its last fiscal year.

You may get free copies of any of these materials, request other information about the Portfolio, make shareholder inquiries or access our 24 hour automated telephone response system by calling your Account Representative or by writing to:

AllianzGI Institutional Multi-Series Trust

1633 Broadway

New York, NY 10019

You may review and copy information about the Trust, including its SAI, at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. You may call the Commission at 1-202-551-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the EDGAR Database on the Commission’s Web site at www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the Commission, Washington, D.C. 20549-1520. You may need to refer to the Trust’s file number under the Investment Company Act, which is 811-22975.

The Trust does not make the Portfolio’s SAI or shareholder reports currently available to the general public because the Portfolio’s shares are not offered to the general public.

Investment Company Act File No. 811-22975

February 1, 2017

AllianzGI Institutional Multi-Series Trust

Private Placement Memorandum

AllianzGI Global Small-Cap Opportunities Portfolio

The fund listed above (the “Portfolio”) is an investment portfolio of the AllianzGI Institutional Multi-Series Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Portfolio. Other funds are described in separate prospectuses or private placement memoranda. At this time, the Portfolio does not intend to offer its shares publicly and does not intend to make its shares available other than to “accredited investors,” as defined in Regulation D under the Securities Act of 1933.

This Private Placement Memorandum concisely describes the information which you ought to know about the Portfolio before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated February 1, 2017, as revised from time to time (“SAI”), is available free of charge by writing to AllianzGI Institutional Multi-Series Trust, 1633 Broadway, New York, NY 10019 or by calling 1-800-498-5413 before 5:00PM on any business day. The SAI, which contains more detailed information about the Portfolio, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE PORTFOLIO IN LIEU OF CASH UPON REDEMPTION.

THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE PORTFOLIO DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE PORTFOLIO TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES OF THE PORTFOLIO EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

As with other mutual funds, the U.S. Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission have not approved or disapproved these securities or determined if this Private Placement Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

AllianzGI Institutional Multi-Series Trust Private Placement Memorandum

AllianzGI Global Small-Cap Opportunities Portfolio

Investment Objective	The Portfolio seeks long-term capital appreciation.

Fees and Expenses of the Portfolio	The table below describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

Shareholder Fees (fees paid directly from your investment):    None

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Portfolio	Management Fees	Distribution and/or Service (12b-1) Fees	Other Expenses	Total Annual Portfolio Operating Expenses	Expense Reductions(1)	Total Annual Portfolio Operating Expenses After Expense Reductions(1)
AllianzGI Global Small-Cap Opportunities	0.90%	None	4.58%	5.48%	(4.28)%	1.20%
(1)

Total Annual Portfolio Operating Expenses After Expense Reductions reflect the effect of a contractual agreement by Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) to irrevocably waive its management fee and/or reimburse the Portfolio through January 31, 2018, to the extent that Total Annual Portfolio Operating Expenses, including payment of organizational expenses but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed 1.20%. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit in effect at the time of such waiver/reimbursement or recoupment. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

Examples.  The Examples are intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Examples assume that you invest $1,000,000 in Portfolio shares for the time periods indicated, your investment has a 5% return each year, and the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Examples show what your costs would be based on these assumptions. The Examples are based, for the first year, on Total Annual Portfolio Operating Expenses After Expense Reductions and, for all other periods, on Total Annual Portfolio Operating Expenses.

Portfolio	1 Year	3 Years	5 Years	10 Years
AllianzGI Global Small-Cap Opportunities	$12,228	$125,447	$237,582	$513,244

Portfolio Turnover. The Portfolio pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). The Portfolio’s portfolio turnover rate for the fiscal year ended September 30, 2016 was 177% of the average value of its portfolio. High levels of portfolio turnover may indicate higher transaction costs and may result in higher taxes for you if your Portfolio shares are held in a taxable account. These costs, which are not reflected in Total Annual Portfolio Operating Expenses or in the Examples above, can adversely affect the Portfolio’s investment performance.

Principal Investment Strategies	The Portfolio seeks to achieve its investment objective by normally investing at least 80% of its net assets (plus borrowings made for investment purposes) in companies with market capitalizations no larger than those of companies included in the MSCI ACWI Small Cap Index (capitalizations of up to $8.93 billion as of December 31, 2016). The Portfolio normally invests primarily in equity securities of both U.S. and non-U.S. companies, including emerging market securities. Under normal market conditions, the Portfolio will invest at least 40% of its assets in non-U.S. securities. Notwithstanding the previous sentence, if the weighting of non-U.S. securities in the MSCI ACWI Small Cap Index drops below 45%, the Portfolio may invest a lower amount in non-U.S. securities, which will normally not be less than 5% below the weighting of non-U.S. securities on the MSCI ACWI Small Cap Index as of the most recently published month-end composition. As of December 31, 2016, the capitalization weighting of non-U.S. securities in the MSCI ACWI Small Cap Index was approximately 41.16%. The portfolio managers intend to diversify the Portfolio’s investments across geographic regions and economic sectors, and under normal circumstances geographic and sector weightings will be set with reference to (though with such deviations as the portfolio managers feel appropriate from) those included in the MSCI ACWI Small Cap Index.

The portfolio managers begin with an investment universe of approximately 9,000 small-cap equity securities and then assess individual securities using a disciplined investment process that integrates top-down investment style research and proprietary fundamental bottom-up company-specific research with a quantitative risk-management process. The portfolio managers manage the portfolio with reference to the geographic, industry, and capitalizations characteristics of the MSCI ACWI Small Cap Index by selecting approximately 80 to 150 securities for the Portfolio. The Portfolio typically includes stocks that are not part of the benchmark index and may, but is not required to, include stocks that are part of the benchmark index.

The portfolio managers seek to invest in equities which are benefiting from change not yet fully reflected in the market. Their quantitative investment process begins with a proprietary investment-return forecasting model

Private Placement Memorandum	3

AllianzGI Global Small-Cap Opportunities Portfolio (continued)

which combines behavioral factors (which seek to capitalize on human behavioral biases from financial analysts, company management and investors), with intrinsic and valuation factors (which are expected to provide tangible measures of a company’s true worth). The portfolio managers integrate this multi-factor approach with a proprietary risk model to form the basis of portfolio construction, with constraints at the individual security and industry level to manage exposures relative to the benchmark. Additionally, all investment recommendations are reviewed by one or more portfolio managers to confirm consistency with the Portfolio’s investment strategies before a purchase or sale. The portfolio managers consider whether to sell a particular security based on a number of various factors, which may include its attractiveness in the team’s investment-return forecasting model, an increase in stock-specific risk, or because the stock is highly correlated with other stocks in the portfolio. The Portfolio may experience a high portfolio turnover rate as a consequence of this investment strategy and the portfolio managers’ optimization process.

The integrated relationship between research and portfolio management combines the latest research from the academic and investment management community with real-world portfolio management experience in an attempt to maximize excess return opportunities within a risk-controlled framework. The investment approach is predominantly quantitative in nature, and ongoing research is conducted to improve the investment-return forecasting model, risk model and portfolio construction process.

In addition to common stocks and other equity securities (such as preferred stocks, convertible securities and warrants), the Portfolio may invest in securities issued in initial public offerings (IPOs), exchange-traded funds (ETFs) and equity-related instruments. Equity-related instruments are securities and other instruments, including derivatives such as equity-linked securities, whose investment results are intended to correspond generally to the performance of one or more specified equity securities or of a specified equity index or analogous “basket” of equity securities. The Portfolio may also utilize foreign currency exchange contracts, options, stock index futures contracts and other derivative instruments; although the Portfolio does not intend to invest significantly in derivatives that are not equity-linked securities, it may do so at any time. The Portfolio may also invest a portion of its assets in real estate investment trusts (REITs).

In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may be less likely to achieve its investment objective when it does so.

Principal Risks	The principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first six risks):

•	Market Risk: The Portfolio will be affected by factors influencing the U.S. or global economies and securities markets or relevant industries or sectors within them.

•

Issuer Risk:  The Portfolio will be affected by factors specific to the issuers of securities and other instruments in which the Portfolio invests, including actual or perceived changes in the financial condition or business prospects of such issuers.

•	Equity Securities Risk: Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer.

•	Non-U.S. Investment Risk: Non-U.S. securities markets and issuers may be more volatile, smaller, less liquid, less transparent and subject to less oversight, particularly in emerging markets.

•

Emerging Markets Risk:  Non-U.S. investment risk may be particularly high to the extent that the Portfolio invests in emerging market securities. These securities may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

•	Smaller Company Risk: Securities issued by smaller companies may be more volatile and present increased liquidity risk relative to securities issued by larger companies.

•	Credit and Counterparty Risk: An issuer or counterparty may default on obligations.

•

Currency Risk:  The values of non-U.S. securities may fluctuate with currency exchange rates and exposure to non-U.S. currencies may subject the Portfolio to the risk that those currencies will decline in value relative to the U.S. dollar.

•	Derivatives Risk: Derivative instruments are complex, have different characteristics than their underlying assets and are subject to additional risks, including leverage, liquidity and valuation.

4	AllianzGI Institutional Multi-Series Trust

AllianzGI Global Small-Cap Opportunities Portfolio (continued)

•	Focused Investment Risk: Focusing on a limited number of issuers, sectors, industries or geographic regions increases risk and volatility.

•	IPO Risk: Securities purchased in initial public offerings have no trading history, limited issuer information and increased volatility.

•

Large Shareholder Risk:  The investment decisions of shareholders may have a relatively large impact on Portfolio performance if such shareholder purchase or redeemed large percentage of Portfolio shares.

•	Leveraging Risk: Instruments and transactions that constitute leverage magnify gains or losses and increase volatility.

•	Liquidity Risk: The lack of an active market for investments may cause delay in disposition or force a sale below fair value.

•	Management Risk: The Portfolio will be affected by the allocation determinations, investment decisions and techniques of the Portfolio’s management.

•	REIT and Real Estate-Related Investment Risk: Adverse changes in the real estate markets may affect the value of REIT investments or real estate-linked derivatives.

•	Turnover Risk: High levels of portfolio turnover increase transaction costs and taxes and may lower investment performance.

Please see “Summary of Principal Risks” in this Private Placement Memorandum for a more detailed description of the Portfolio’s risks. It is possible to lose money on an investment in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Performance Information	The performance information below provides some indication of the risks of investing in the Portfolio by showing changes in its total return from year to year and by comparing the Portfolio’s average annual total returns with those of a broad-based market index. Past performance, before and after taxes, is not necessarily predictive of future performance. Visit us.allianzgi.com for more current performance information.

Calendar Year Total Returns

Calendar Year End (through 12/31)

Highest and Lowest Quarter Returns
(for periods shown in the bar chart)
Highest 07/01/2016 - 09/30/2016	9.02%
Lowest 07/01/2015 - 09/30/2015	-8.08%

Average Annual Total Returns (for periods ended 12/31/16)

	1 Year	Fund Inception (6/30/14)
Before Taxes	13.26%	4.72%
After Taxes on Distributions	12.65%	4.32%
After Taxes on Distributions and Sale of Fund Shares	7.51%	3.44%
MSCI ACWI Small Cap Index	11.59%	2.69%

After-tax returns are estimated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold Portfolio shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of Portfolio shares at the end of the measurement period. After-tax returns for other share classes will vary.

Private Placement Memorandum	5

AllianzGI Global Small-Cap Opportunities Portfolio (continued)

Management of the Portfolio	Investment Manager Allianz Global Investors U.S. LLC

Portfolio Managers

Mark P. Roemer, portfolio manager and director, has managed the Portfolio since its inception in 2014

Jie Wei, CFA, portfolio manager and director, has managed the Portfolio since its inception in 2014.

Steven A. Tael, portfolio manager and vice president, has managed the Portfolio since 2017.

Purchase and Sale of Portfolio Shares	Currently, shares of the Portfolio are only available for purchase by “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended (“Regulation D”). Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business. Portfolio shares are redeemable and, under ordinary circumstances, you may redeem the Portfolio’s shares on days when the NYSE is open for business. For instructions on purchasing and redeeming shares, call your Account Representative.

Tax Information	The Portfolio’s distributions are generally taxable to you as ordinary income, qualified dividend income or capital gains, unless you are investing through a tax-advantaged account.

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Principal Investments and Strategies of the Portfolio

This section, together with the next section entitled “Summary of Principal Risks,” provides more detailed information regarding the Portfolio’s investment objective, principal investments and strategies and principal risks.

The Portfolio may be subject to capitalization criteria and percentage investment limitations, as noted in its Portfolio Summary above and in the description below. See “Characteristics and Risks of Securities and Investment Techniques—Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure” for more information about these limitations.

It is possible to lose money on an investment in the Portfolio.

Private Placement Memorandum	7

AllianzGI Global Small-Cap Opportunities Portfolio

Principal Investments and Strategies	Investment Objective Seeks long-term capital appreciation Portfolio Category Global stocks	Portfolio Focus Smaller capitalization common stocks of U.S. and non-U.S. companies	Approximate Primary Capitalization Range MSCI ACWI Small Cap Index Dividend Frequency Annually

The Portfolio seeks to achieve its investment objective by normally investing at least 80% of its net assets (plus borrowings made for investment purposes) in companies with market capitalizations no larger than those of companies included in the MSCI ACWI Small Cap Index (capitalizations of up to $8.93 billion as of December 31, 2016). The Portfolio normally invests primarily in equity securities of both U.S. and non-U.S. companies, including emerging market securities. Under normal market conditions, the Portfolio will invest at least 40% of its assets in non-U.S. securities. Notwithstanding the previous sentence, if the weighting of non-U.S. securities in the MSCI ACWI Small Cap Index drops below 45%, the Portfolio may invest a lower amount in non-U.S. securities, which will normally not be less than 5% below the weighting of non-U.S. securities on the MSCI ACWI Small Cap Index as of the most recently published month-end composition. As of December 31, 2016, the capitalization weighting of non-U.S. securities in the MSCI ACWI Small Cap Index was approximately 41.16%. The portfolio managers intend to diversify the Portfolio’s investments across geographic regions and economic sectors, and under normal circumstances geographic and sector weightings will be set with reference to (though with such deviations as the portfolio managers feel appropriate from) those included in the MSCI ACWI Small Cap Index.

The portfolio managers begin with an investment universe of approximately 9,000 small-cap equity securities and then assess individual securities using a disciplined investment process that integrates top-down investment style research and proprietary fundamental bottom-up company-specific research with a quantitative risk-management process. The portfolio managers manage the portfolio with reference to the geographic, industry, and capitalizations characteristics of the MSCI ACWI Small Cap Index by selecting approximately 80 to 150 securities for the Portfolio. The Portfolio typically includes stocks that are not part of the benchmark index and may, but is not required to, include stocks that are part of the benchmark index.

The portfolio managers seek to invest in equities which are benefiting from change not yet fully reflected in the market. Their quantitative investment process begins with a proprietary investment-return forecasting model which combines behavioral factors (which seek to capitalize on human behavioral biases from financial analysts, company management and investors), with intrinsic and valuation factors (which are expected to provide tangible measures of a company’s true worth). The portfolio managers integrate this multi-factor approach with a proprietary risk model to form the basis of portfolio construction, with constraints at the individual security and industry level to manage exposures relative to the benchmark. Additionally, all investment recommendations are reviewed by one or more portfolio managers to confirm consistency with the Portfolio’s investment strategies before a purchase or sale. The portfolio managers consider whether to sell a particular security based on a number of various factors, which may include its attractiveness in the team’s investment-return forecasting model, an increase in stock-specific risk, or because the stock is highly correlated with other stocks in the portfolio. The Portfolio may experience a high portfolio turnover rate as a consequence of this investment strategy and the portfolio managers’ optimization process.

The integrated relationship between research and portfolio management combines the latest research from the academic and investment management community with real-world portfolio management experience in an attempt to maximize excess return opportunities within a risk-controlled framework. The investment approach is predominantly quantitative in nature, and ongoing research is conducted to improve the investment-return forecasting model, risk model and portfolio construction process.

In addition to common stocks and other equity securities (such as preferred stocks, convertible securities and warrants), the Portfolio may invest in securities issued in initial public offerings (IPOs), exchange-traded funds (ETFs) and equity-related instruments. Equity-related instruments are securities and other instruments, including derivatives such as equity-linked securities, whose investment results are intended to correspond generally to the performance of one or more specified equity securities or of a specified equity index or analogous “basket” of equity securities. The Portfolio may also utilize foreign currency exchange contracts, options, stock index futures contracts and other derivative instruments; although the Portfolio does not intend to invest significantly in derivatives that are not equity-linked securities, it may do so at any time. The Portfolio may also invest a portion of its assets in real estate investment trusts (REITs).

8	AllianzGI Institutional Multi-Series Trust

AllianzGI Global Small-Cap Opportunities Portfolio (continued)

In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may be less likely to achieve its investment objective when it does so.

Principal Risks	Among the principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first six risks):

• Market Risk • Issuer Risk • Equity Securities Risk • Non-U.S. Investment Risk • Emerging Markets Risk • Smaller Company Risk	• Credit and Counterparty Risk • Currency Risk • Derivatives Risk • Focused Investment Risk • IPO Risk • Large Shareholder Risk	• Leveraging Risk • Liquidity Risk • Management Risk • REIT and Real Estate-Related Investment Risk • Turnover Risk

Please see “Summary of Principal Risks” following this section for a description of these and other risks of investing in the Portfolio.

Private Placement Memorandum	9

Summary of Principal Risks

The value of your investment in the Portfolio changes with the values of the Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Portfolio’s portfolio as a whole are called “principal risks.” The principal risks of the Portfolio are summarized in the Portfolio Summary and are described in more detail in this section. The Portfolio may be subject to additional risks other than those described below because the mix of investments made by a portfolio can change over time. Securities and investment techniques appearing in bold type below are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Statement of Additional Information also include more information about the Portfolio, its investments and the related risks. There is no guarantee that the Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in the Portfolio.

Credit and Counterparty Risk	The Portfolio could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending cash collateral) is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings and a Portfolio holding a fixed income security is subject to the risk that the security’s credit rating will be downgraded. Securities issued by the U.S. Treasury historically have presented minimal credit risk. However, at least one major rating agency downgraded the long-term U.S. credit rating in 2011 due to the rising public debt burden and perception of greater policymaking uncertainty in the U.S. and have introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio’s investments, to the extent that the Portfolio has exposure to securities issued by the U.S. Treasury.

Counterparty Risk.  The Portfolio is also subject to the risk that a counterparty to a derivatives contract, repurchase agreement, a loan of portfolio securities or an unsettled transaction may be unable or unwilling to make timely settlement payments or otherwise honor its obligations to the Portfolio. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Portfolio could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Portfolio. Counterparty risk may be pronounced during unusually adverse market conditions and may be particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the 2008 insolvency of Lehman Brothers and subsequent market disruptions.

Currency Risk	Portfolios that invest directly in foreign (non-U.S.) currencies, or in securities that trade in, or receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or non-U.S. governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, the Portfolio’s exposure to foreign currencies, including investments in foreign currency-denominated securities, may reduce the returns of the Portfolio. The local emerging market currencies in which the Portfolio may be invested from time to time may experience substantially greater volatility against the U.S. dollar than the major convertible currencies of developed countries.

Derivatives Risk

Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The derivatives that may be used by the Portfolio are discussed in more detail under “Characteristics and Risks of Securities and Investment Techniques—Derivatives” in this Private Placement Memorandum and described in more detail under “Investment Objectives and Policies” in the Statement of Additional Information. The Portfolio may (but is not required to) use derivatives as part of a strategy designed to reduce exposure to other risks, such as risks associated with changes in interest rates or foreign currency exchange rates risk. The Portfolio’s use of derivatives may also result in leverage, which increases opportunities for gain but also involves greater risk of loss due to leveraging risk, and to gain exposure to issuers, indices, sectors, currencies and/or geographic regions. The Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. A Portfolio investing in a derivative instrument could lose more than the principal amount invested, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, market risk, credit and counterparty risk and management risk. Additionally, holding a position in a derivative could

10	AllianzGI Institutional Multi-Series Trust

result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Certain instruments, such as written call options on individual securities that it does not hold in its portfolio (i.e., “naked” call options), may subject the Portfolio to the risk that a liquid market for the underlying security may not exist at the time an option is exercised or when the Portfolio otherwise seeks to close out an option position. Such instruments have speculative characteristics and the potential for unlimited loss. Derivatives also involve the risk of mispricing or improper valuation, the risk of ambiguous documentation, and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful.

Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a cleared derivatives transaction, the Portfolio’s counterparty is a clearing house, rather than a bank or broker. Since the Portfolio is not a member of clearing houses and only members of a clearing house can participate directly in the clearing house, the Portfolio will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Portfolio will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

Centrally cleared derivative arrangements may be less favorable to mutual funds than bilateral arrangements. For example, the Portfolio may be required to provide greater amounts of margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in some cases, following a period of notice to the Portfolio, a clearing member generally can require termination of existing cleared derivatives transactions at any time or increases in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time.

Other recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Investment Company Act of 1940, as amended (the “1940 Act”) restrictions with respect to “senior securities,” have resulted in, and may in the future result in, new regulation of derivative instruments and the Portfolio’s use of such instruments. New regulations could, among other things, restrict the Portfolio’s ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Portfolio), establish new margin requirements and/or increase the costs of derivatives transactions, and the Portfolio may as a result be unable to execute its investment strategies in a manner its Manager might otherwise choose. The SEC recently proposed a new rule related to certain aspects of derivatives use. As of the date for this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

Emerging Markets Risk	A Portfolio that invests in non-U.S. securities and/or currencies may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. See “Non-U.S. Investment Risk” below. Non-U.S. investment risk may be particularly high to the extent that the Portfolio invests in emerging market securities, that is, securities of issuers tied economically to countries with developing economies. These securities may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

Certain emerging market countries may impose restrictions on foreign investment and repatriation of investment income and capital. In addition, foreign investors, including the Portfolio, may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, nationalization or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio. See “Currency Risk.” Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Emerging market securities may trade in more limited volume than comparable securities in developed foreign markets.

Emerging market securities may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security, all of which would negatively affect the Portfolio’s performance.

Private Placement Memorandum	11

In addition, the risks associated with investing in a narrowly-defined geographic area (discussed below under “Non-U.S. Investment Risk” and “Focused Investment Risk”) are generally more pronounced with respect to investments in emerging market countries. For example, to the extent a Portfolio invests in companies incorporated or doing significant business in China, which may be considered an emerging market, the risks associated with China-related investments may be more pronounced for such Portfolio. The Portfolio may also be subject to Emerging Markets Risk if it invests in derivatives or other securities or instruments whose value or returns are related to the value or returns of emerging market securities.

Equity Securities Risk	Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities may take the form of shares of common stock of a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. Equity securities also include, among other things, preferred stocks, convertible securities and warrants. The value of a company’s equity securities may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. The value of an equity security may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s equity securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, because a company’s equity securities rank junior in priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. To the extent the Portfolio invests in equity-related instruments it will also be subject to these risks.

The Portfolio’s investments may focus on equity securities of companies that its portfolio managers believe will experience relatively rapid earnings growth (growth securities) or that its portfolio managers believe are selling at a price lower than their true value (value securities). Growth securities typically trade at higher multiples of current earnings than other securities. Therefore, the value of growth securities may be more sensitive to changes in current or expected earnings than the value of other securities. Companies that issue value securities may have experienced adverse business developments or may be subject to special risks that have caused their securities to be out of favor. If a portfolio manager’s assessment of a company’s prospects is wrong, or if the market does not recognize the value of the company, the price of its securities may decline or may not approach the value that the portfolio manager anticipates.

Focused Investment Risk	Focusing Portfolio investments in a small number of issuers, industries, foreign currencies or regions increases risk. Portfolios that are “non-diversified” because they may invest a significant portion of their assets in a relatively small number of issuers may have more risk because changes in the value of a single security or the impact of a single economic, political or regulatory occurrence may have a greater adverse impact on the Portfolio’s net asset value. Some of those issuers also may present substantial credit or other risks. Diversified funds that invest in a relatively small number of issuers are subject to similar risks. In addition, the Portfolio may be subject to increased risk to the extent it focuses its investments in securities denominated in a particular foreign currency or in a narrowly defined geographic area, for example, regional economic risks relating to weather emergencies and natural disasters. Similarly, a portfolio that focuses its investments in a certain type of issuer is particularly vulnerable to events affecting such type of issuer. Also, the Portfolio may have greater risk to the extent it invests a substantial portion of its assets in a group of related industries (or “sectors”). The industries comprising any particular sector and investments in a particular foreign currency or in a narrowly defined geographic area outside the United States may share common characteristics, are often subject to similar business risks and regulatory burdens, and react similarly to economic, market, political or other developments. Furthermore, certain issuers, industries and regions may be adversely affected by the impacts of climate change on the demand for and the development of goods and services and related production costs, and the impacts of legislation, regulation and international accords related to climate change, as well as any indirect consequences of regulation or business trends driven by climate change.

IPO Risk

Securities offered in initial public offerings (IPOs) are subject to many of the same risks of investing in companies with smaller market capitalizations and often to a heightened degree. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time, the Portfolio may not be able to invest in securities issued in IPOs, or invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Portfolio. In addition, under certain market conditions, a relatively small number of companies may issue securities in IPOs. Similarly,

12	AllianzGI Institutional Multi-Series Trust

as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund may decrease. The investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease.

Issuer Risk	The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.

Large Shareholder Risk	Certain account holders, including funds or accounts over which the Manager has investment discretion, may from time to time own or control a significant percentage of the Portfolio’s shares. The Portfolio is subject to the risk that a redemption by those shareholders of all or a portion of their Portfolio shares or a purchase of Portfolio shares in large amounts and/or on a frequent basis, including as a result of asset allocation decisions made by the Manager, will adversely affect the Portfolio’s performance if it is forced to sell portfolio securities or invest cash when it would not otherwise do so. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Portfolio. Redemptions of a large number of shares may affect the liquidity of the Portfolio’s portfolio, increase the Portfolio’s transaction costs, and/or lead to the liquidation of the Portfolio. Such transactions also potentially limit the use of any capital loss carryforwards and certain other losses to offset future realized capital gains (if any). Certain large shareholders of the Portfolio may be prohibited from holding some or all of the Portfolio’s investments directly. As a result, the Portfolio may be unable to use certain operational strategies, including, for example, in kind redemptions, that might otherwise mitigate some of the consequences of a significant redemption by a large shareholder. To the extent an investor makes a large investment in the Portfolio, existing Portfolio shareholders’ interests in the Portfolio’s portfolio securities may be diluted (though existing shareholders’ interests in the Portfolio would not be diluted).

Leveraging Risk	Leverage, including borrowing, will cause the value of the Portfolio’s shares to be more volatile than if the Portfolio did not use leverage. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities. The Portfolio may engage in transactions or purchase instruments that give rise to forms of leverage. Such transactions and instruments may include, among others, the use of reverse repurchase agreements and other borrowings, the investment of collateral from loans of portfolio securities, or the use of when-issued, delayed-delivery or forward commitment transactions. The use of derivatives and short sales may also involve leverage. The use of leverage may cause the Portfolio to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations or to meet segregation requirements. Certain types of leveraging transactions, such as short sales that are not “against the box,” could theoretically be subject to unlimited losses in cases where the Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent the Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses.

Liquidity Risk	Liquidity risk exists when particular investments are difficult to purchase or sell, possibly preventing the Portfolio from purchasing or selling such illiquid securities at an advantageous time or price, or possibly requiring the Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations or possibly delaying the redemption of Portfolio shares. Portfolios with principal investment strategies that involve securities of companies with smaller market capitalizations, non-U.S. securities, Rule 144A securities, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain issuer or sector. Additional legislative or regulatory actions to address perceived liquidity or other issues in markets generally, or in particular markets such as the fixed income securities markets and municipal securities markets, may alter or impair the Portfolio’s ability to pursue its investment objectives or utilize certain investment strategies and techniques. The SEC recently proposed a new rule related to certain aspects of liquidity risk management. As of the date of this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

Management Risk	The Portfolio is subject to management risk because it is an actively managed investment portfolio. The Manager and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

Private Placement Memorandum	13

The portfolio managers employ quantitative models, which may be either proprietary or maintained by third parties, and there can be no assurance that such models will behave as expected in all market conditions, including due to deviations between expected and actual relationships among variables. Any imperfections, errors, or limitations in such models could affect the Portfolio’s performance. By necessity, such models make simplifying assumptions that limit their effectiveness. In addition, the computer programming used to construct, or the data employed by, quantitative models may contain errors, which may cause losses for the Portfolio or reduce performance. In the event third-party models become increasingly costly or unavailable, the portfolio managers may be forced to rely on proprietary models or to reduce or discontinue their use of quantitative models.

The Portfolio is also subject to the risk that deficiencies in the operational systems or controls of the Manager or another service provider will cause losses for the Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent the Portfolio from purchasing a security expected to appreciate in value. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to AllianzGI U.S. and each individual portfolio manager in connection with managing the Portfolio and may also adversely affect the ability of the Portfolio to achieve its investment objectives.

To the extent portfolio managers employ strategies that are not correlated to broader markets, or that are intended to seek returns under a variety of market conditions (such as managed volatility strategies), certain funds may outperform the general securities market during periods of flat or negative market performance, and underperform the securities market during periods of strong market performance.

The portfolio managers attempt to identify asset classes and sub-classes represented by investments that will provide consistent, quality performance for the Portfolio, but there is no guarantee that a portfolio manager’s allocation techniques will produce the desired results. It is possible that a portfolio manager will focus on asset classes and other investments that perform poorly or underperform other available funds under various market conditions.

Market Risk	The market price of securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. Because the Portfolio invests substantially in common stocks and/or other equity securities, a principal risk of investing in the Portfolio is that the investments in its portfolio will decline in value due to factors affecting securities markets generally or particular industries or sectors represented in those markets. The values of securities may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. They may also decline due to factors that disproportionately affect a particular industry, group of related industries or sector, such as labor shortages or increased production costs and competitive conditions within an industry or sector. The market price of fixed income securities, as well as equity securities and other types of investments, may decline due to changes in interest rates or other factors affecting the applicable markets generally. Equity securities generally have greater price volatility than fixed income securities, although under certain market conditions fixed income securities may have comparable or greater price volatility. During a general downturn in securities markets, multiple asset classes may decline in value simultaneously.

The Portfolio is subject to the risk that geopolitical and other events will disrupt securities markets, adversely affect global economies and markets and thereby decrease the value of the Portfolio’s investments. The wars in Iraq and Afghanistan have had a substantial effect on the economies and securities markets of the U.S. and other countries. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation (e.g., the potential manipulation of the London Interbank Offered Rate (LIBOR)) or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of the Portfolio. While the U.S. government has historically honored its credit obligations, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Portfolio’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. The uncertainty surrounding the sovereign debt of a significant number of European Union countries, as well as the status of the Euro, the European Monetary Union and the European Union itself,

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has disrupted and may continue to disrupt markets in the U.S. and around the world. The risks associated with investments in Europe may be heightened due to the approval by citizens of the United Kingdom, in June 2016, of a referendum to leave the European Union. Significant uncertainty remains in the market regarding the ramifications of that development, and the range and potential implications of possible political, regulatory, economic and market outcomes are difficult to predict. If the United Kingdom’s exit from the European Union is consummated, or if one or more additional countries leave the European Union, or the European Union partially or completely dissolves, the world’s securities markets may be significantly disrupted and adversely affected. Substantial government interventions (e.g., currency controls) also could negatively impact the Portfolio. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. During such market disruptions, the Portfolio’s exposure to the risks described elsewhere in this “Summary of Principal Risks” section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Portfolio from implementing its investment program for a period of time and achieving its investment objective. For example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Portfolio’s derivatives counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices, or to offer them on a more limited basis. To the extent the Portfolio has focused its investments in the stock index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.

Non-U.S. Investment Risk	The Portfolio’s investments in non-U.S. securities may cause it to experience more rapid and extreme changes in value than funds that invest exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many non-U.S. countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of non-U.S. securities are often not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of non-U.S. countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, market disruption, political changes, security suspensions or diplomatic developments could adversely affect the Portfolio’s investments in a non-U.S. country. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in non-U.S. securities. The more the Portfolio invests its assets in a particular currency or geographic area, the more exposure it will generally have to regional economic risks, including weather emergencies and natural disasters. For example, because the Portfolio may invest more than 25% of its assets in particular countries, it may be subject to increased risks due to political, economic, social or regulatory events in those countries. Adverse developments in certain regions can also adversely affect securities of other countries whose economies appear to be unrelated. In addition, the Portfolio’s investments in non-U.S. securities may be subject to withholding and other taxes imposed by countries outside the U.S., which could reduce the return on an investment in the Portfolio.

REIT and Real Estate-Related Investment Risk	To the extent that the Portfolio invests in real estate-related investments, such as securities of real estate-related companies, real estate investment trusts (REITs), real estate operating companies (REOCs) and related instruments and derivatives, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. The value of investments in the real estate sector also may be affected by macroeconomic developments, and social and economic trends. To the extent the Portfolio invests in REITs and/or REOCs, it will also be subject to the risk that a REIT or REOC will default on its obligations or go bankrupt. By investing in REITs and/or REOCs indirectly through the Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of the Portfolio, but also, indirectly, similar expenses of such REITs or REOCs.

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Smaller Company Risk	The general risks associated with investing in equity securities and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities, and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Companies with medium-sized market capitalizations also have substantial exposure to these risks.

Turnover Risk	A change in the securities held by the Portfolio is known as “portfolio turnover.” Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders), and may adversely impact the Portfolio’s after-tax returns. The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance.

Additional Risks of Investment in the Portfolio	In addition to the risks described above, the Portfolio is relatively recently formed and therefore has limited history for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized, may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.

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Portfolio Holdings

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio holdings, together with additional information about portfolio holdings disclosure, is available in the Trust’s Statement of Additional Information. In addition, the Manager will post the Portfolio’s portfolio holdings information on the Portfolio’s website at us.allianzgi.com. The Portfolio’s website will contain the Portfolio’s complete schedule of portfolio holdings as of the relevant month end. The information will be posted approximately thirty (30) calendar days after the relevant month’s end, and such information will remain accessible on the website until the Trust files its Form N-CSR or Form N-Q with the Securities and Exchange Commission (SEC) for the period that includes the date as of which the website information is current. The Trust’s policies with respect to the disclosure of portfolio holdings are subject to change without notice.

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Prior Related Performance Information

The Portfolio was recently organized and has little performance record of its own. The following table sets forth historical performance information for all the retail and institutional discretionary accounts managed by AllianzGI U.S. and its predecessor advisers that have substantially similar investment objectives, policies, strategies, risks and investment restrictions as the Portfolio (the “Composite”).

The data for each Composite (defined as an “aggregation of one or more portfolios managed according to a substantially similar investment mandate, objective or strategy”) is provided to illustrate the past performance of AllianzGI U.S. and its predecessor advisers in managing substantially similar accounts as measured against a specified market index and does not represent the performance of the above-mentioned Portfolio. The accounts in the Composite are separate and distinct from the Portfolio; their performance is not intended as a substitute for the Portfolio’s performance and should not be considered a prediction of the future performance of the Portfolio or AllianzGI U.S. AllianzGI U.S. claims compliance with the Global Investment Performance Standards (“GIPS®”). For GIPS purposes, AllianzGI U.S. is defined and held out to the public as the investment management and advisory services provided by AllianzGI U.S. and its SEC-registered investment adviser subsidiary NFJ Investment Group LLC; excluding (1) administrative and/or sub-adviser oversight services, and (2) separately managed account (wrap) services. AllianzGI U.S.’s list of composite descriptions, as well as information regarding its policies for valuing portfolios, calculating performance, and preparing compliant presentations, are available upon request.

The Composite’s performance data shown below was calculated in accordance with recognized industry standards, consistently applied to all time periods. All returns presented were calculated on a total return basis and include all dividends and interest, accrued income and realized and unrealized gains and losses. All returns reflect the deduction of brokerage commissions and execution costs paid by the discretionary institutional private accounts, without provision for federal or state income taxes. “Net of Fees” figures also reflect the deduction of investment advisory fees. The Composite includes all actual discretionary retail and institutional accounts managed by AllianzGI U.S. and its predecessor advisers for at least one full month that have investment objectives, policies, strategies and risks substantially similar to those of the Portfolio. For the periods shown below through July 31, 2014, the Composite consisted solely of a single, non-fee-paying institutional account. Beginning on August 1, 2014, the Portfolio was the second account in the Composite. The Composite then consisted of two accounts until the non-fee-paying account was terminated as of October 7, 2014, after which time the Composite consisted solely of the Portfolio. The Composite includes all reinvestment of earnings.

Securities transactions are accounted for on trade date and accrual accounting is utilized. Cash and equivalents are included in performance returns. Monthly returns of the Composite combine the individual accounts’ returns (calculated on a time-weighted rate of return basis that is revalued daily) by asset-weighting each account’s asset value as of the beginning of the month. Annual returns are calculated by geometrically linking (i.e., calculating the product of) the monthly returns. Investors should be aware that the performance information shown below was calculated differently than the methodology mandated by the SEC for registered investment companies.

The results presented below may not necessarily equate with the return experienced by any particular investor as a result of the timing of investments and redemptions. In addition, the effect of taxes on any investor will depend on such person’s tax status, and the results have not been reduced to reflect any income tax that may have been payable.

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The table below shows the annual total returns for the Composite, and a broad-based securities market index for periods ended December 31.

AllianzGI U.S.’s Prior Performance of Similar Accounts to the AllianzGI Global Small-Cap Opportunities Portfolio	Year	Global Small-Cap Opportunities Composite (Net of Fees)	Global Small-Cap Opportunities Composite (Gross of Fees)	MSCI ACWI Small Cap Index
	Since Inception(1)	10.72%	10.98%	7.16%
	5-Year	16.19%	16.53%	11.29%
	3-Year	6.71%	7.22%	3.97%
	2016	13.68%	14.40%	11.59%
	2015	1.89%	2.50%	-1.04%
	2014	4.91%	5.11%	1.78%
	2013	41.51%	41.51%	28.66%
	2012	23.17%	23.17%	18.06%
	2011	-13.02%	-13.02%	-11.30%
	(1) Composite Inception date: January 1, 2011. Return annualized 1/1/11 to 12/31/2016.

The MSCI ACWI Small Cap Index captures small cap representation across 23 developed markets and 23 emerging markets countries and covers about 14% of the free float-adjusted market capitalization in each country.

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Management of the Portfolio

Investment Manager	Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) serves as the investment manager for the Portfolio. In this capacity, the Manager provides investment advisory and certain administrative services to the Portfolio. Subject to the supervision of the Trust’s Board of Trustees, the Manager is responsible for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters.

Prior to October 1, 2016, the Portfolio was managed by Allianz Global Investors Fund Management LLC (“Allianz Global Fund Management”), which merged into AllianzGI U.S. on October 1, 2016, by means of a statutory merger (the “Reorganization”). Upon completion of the Reorganization, AllianzGI U.S. succeeded to the advisory business of Allianz Global Fund Management by operation of law. Prior to the Reorganization, Allianz Global Fund Management served as the Investment Manager for the Portfolio and delegated portfolio management of the Portfolio to AllianzGI U.S. Following the reorganization, AllianzGI U.S. assumed the role of Investment Manager for the Portfolio, and conducts the portfolio management function for the Portfolio in a manner substantially identical to the way in which they were managed previously.

The Manager is registered as an investment adviser with the SEC and is organized as a Delaware limited liability company. Its principal place of business is located at 1633 Broadway, New York, New York 10019. AllianzGI U.S. also has offices located at 600 West Broadway, San Diego, California 92101, and 555 Mission Street, San Francisco, California 94105. The Manager provides investment management and advisory services to open-end mutual funds and closed-end funds. The Manager is a wholly-owned indirect subsidiary of Allianz Asset Management of America L.P. (“Allianz”) and of Allianz SE, a publicly-traded European insurance and financial services company. As of December 31, 2016, the Manager had approximately $68.4 billion in assets under management.

Management Fees	The Portfolio pays a monthly management fee to the Manager in return for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters. In addition to the fees of the Manager, the Portfolio pays all other costs and expenses of its operations, including, without limitation, compensation of its Trustees (other than those affiliated with the Manager), custodial expenses, shareholder servicing expenses, transfer agency expenses, dividend disbursing expenses, legal fees, expenses of an independent registered public accounting firm, expenses of preparing, printing and distributing proxy statements and reports to governmental agencies, and taxes, if any. It is possible the Portfolio will be required to treat certain shareholders as receiving distributions equal to the Portfolio’s management fee, subject to possible limitations on deductions. See the Statement of Additional Information for more details.

During the fiscal year ended September 30, 2016, the Portfolio paid monthly management fees to the Manager at the annual rate of 0.90% (stated as a percentage of the average daily net assets of the Portfolio).

A discussion regarding the basis for the Board of Trustees’ approval of the investment management agreement between AllianzGI U.S. and the Portfolio is available in the Portfolio’s annual report to shareholders for the fiscal year ended September 30, 2016.

Expense Limitation Arrangements	The Manager has contractually agreed to expense limitation arrangements as specified under “Fees and Expenses of the Portfolio” in the Portfolio Summary of the Portfolio. Specifically, the Manager will waive its management fee or reimburse the Portfolio until the date indicated to the extent that Total Annual Portfolio Operating Expenses (after application of any additional fee waiver as described above) including the payment of organizational expenses, but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed the amount specified for the Portfolio as a percentage of average net assets. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit at the time of such waiver or reimbursement. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

AllianzGI U.S. provides investment management services across a broad class of assets including equity, fixed income, futures and options, convertibles and other securities and derivative instruments. AllianzGI U.S.’s primary business is to provide discretionary advisory services to institutional clients through its separate account management services. In addition, AllianzGI U.S. provides discretionary investment advisory services to a variety of commingled funds (including SEC registered open-end investment companies, SEC registered closed-end investment companies and other commingled funds that are not registered with the SEC), which may be

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sponsored or established by AllianzGI U.S., its affiliates or by unaffiliated third parties. AllianzGI U.S. also participates as a non-discretionary investment adviser providing investment models to unaffiliated third parties.

The individuals at AllianzGI U.S. listed below are either individually or jointly and primarily responsible for the day-to-day management of the Portfolio. Employees of AllianzGI U.S. affiliates outside the US participate in the management of certain funds as “associated persons” of AllianzGI U.S. under the firm’s compliance oversight, in accordance with SEC guidance as to so-called “participating affiliate” arrangements. These associated persons may, on behalf of AllianzGI U.S., provide discretionary investment management services, research and related services to the Portfolio. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Portfolio.

Portfolio	Portfolio Manager	Since	Recent Professional Experience
AllianzGI Global Small-Cap Opportunities Portfolio	Mark P. Roemer	2014 (Inception)	Mr. Roemer is a portfolio manager and a director with Allianz Global Investors, which he joined in 2001. He has portfolio-management and research responsibilities for the Systematic team. Mr. Roemer has 21 years of investment-industry experience. He previously worked at Barclays Global Investors as a principal and a US equity product manager, and at Kleinwort Benson Investment Management of London. Mr. Roemer has a B.S. from Virginia Tech, an M.S. from Stanford University in their joint master’s program between the College of Engineering and Stanford Business School, and a master’s in finance from the London Business School.

	Jie Wei, CFA	2014 (Inception)	Mr. Wei is a portfolio manager and a director with Allianz Global Investors, which he joined in 2008. He has portfolio-management and research responsibilities for the Systematic team. Mr. Wei has 11 years of investment-industry experience. Previously, he was a quantitative strategist at GMN (GSA) Capital, where he built data systems for research, alpha generation and performance analysis. Before that, Mr. Wei was an intern with the fixed-income research group at Barclays Global Investors, where he developed multi-factor risk models for US Treasury and agency bonds. He has a B.S. from Wuhan University, China; an M.S. from the National University of Singapore; and a master’s in financial engineering from the University of California, Berkeley. Mr. Wei is a CFA charterholder.

	Steven A. Tael, Ph.D., CFA	2017	Mr. Tael is a portfolio manager and a vice president with Allianz Global Investors, which he joined in 2005. He has portfolio-management and research responsibilities with the Systematic team. Mr. Tael has 20 years of investment-industry experience. He was previously a senior research analyst at Mellon Capital Management, where he built quantitative models and managed products and portfolios. Before that, Mr. Tael co-developed a real-time global portfolio risk-reporting system for Bank of America and was director of information technologies at AffiniCorp USA. He has a B.S. and an M.A. from University of California, Santa Barbara, and a Ph.D. in applied mathematics and statistics from Stony Brook University, The State University of New York. Mr. Tael is a CFA charterholder.

Manager/Sub-Adviser Relationship	Shareholders of the Portfolio have granted approval to the Manager to enter into new or amended sub-advisory agreements with one or more sub-advisers with respect to the Portfolio without obtaining shareholder approval of such agreements, subject to certain conditions. One of the conditions requires the Board of Trustees to approve any such agreement.

Distributor	The Trust’s distributor is Allianz Global Investors Distributors LLC (“AGID” or the “Distributor”), an indirect subsidiary of Allianz, AllianzGI U.S.’s parent company. The Distributor, located at 1633 Broadway, New York, New York 10019, is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”).

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Portfolio Shares

In this Private Placement Memorandum, the Trust offers investors shares of the Portfolio. The Trust does not charge any sales charges (loads) or other fees in connection with purchases or sales (redemptions) of Portfolio shares. Portfolio shares are offered primarily for direct investment by investors such as certain pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations, and high net worth individuals that meet certain qualification requirements.

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How to Buy and Sell Shares

The following section provides basic information about how to buy and sell (redeem) shares of the Portfolio. More detailed information about the Trust’s purchase and sale arrangements for Portfolio shares is provided in the Statement of Additional Information. The Statement of Additional Information (which is available free of charge by writing the Distributor or calling your Account Representative) provides technical information about the basic arrangements described below.

Shares of the Portfolio are only available to “accredited investors” as defined in Regulation D. The securities offered hereby have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable, as described below.

Calculation of Share Price	When you buy shares of the Portfolio, you pay a price equal to the net asset value per share (“NAV”) of the shares. When you sell (redeem) shares, you receive an amount equal to the NAV of the shares, minus any applicable fees (Portfolio shares are not currently subject to a contingent deferred sales charge). NAVs are ordinarily determined at the close of regular trading (normally 4:00 p.m., Eastern Time) on the New York Stock Exchange on each day the New York Stock Exchange is open. See “How Portfolio Shares Are Priced” below for details.

The Trust does not calculate NAVs or process orders on days when the New York Stock Exchange is closed. If your purchase or redemption order is received by the Trust or its designee on a day when the New York Stock Exchange is closed, it will be processed on the next succeeding day when the New York Stock Exchange is open (at the succeeding day’s NAV).

In order for a purchase order to be effective as of a particular day, the Trust (or its designee) must have accepted the order and have received immediately available funds by 4:00 p.m. Eastern Time on such day.

The redemption price of shares of a Portfolio is the NAV per share next determined after the redemption request and any necessary documentation are received by the Trust (or its designee) in good order as described below.

Buying Shares	Investors may purchase shares of the Portfolio at the relevant NAV without a sales charge. The Statement of Additional Information provides technical information about certain features that are offered to purchasers of Portfolio shares.

Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the NYSE is open for business. For instructions on purchasing shares, call your Account Representative.

Investment Minimums	The Trust, in its sole discretion, may accept or reject any order for purchase of Portfolio shares. The Trust does not currently issue share certificates.

The Portfolio has an investment minimum of $1 million. The Trust or the Distributor may lower or waive the minimum investment for certain categories of investors at their discretion. Please see the Statement of Additional Information for more details.

Initial Investment	Investors may open an account by completing and signing a Subscription Agreement and mailing the Subscription Agreement to AllianzGI Institutional Multi-Series Trust, c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019. A Subscription Agreement may be obtained by calling your Account Representative. The Trust will not accept a purchase order until it has received a Subscription Agreement application deemed to be in good order by the Trust and an account for the investor has been established with the Trust’s transfer agent (the “Transfer Agent”). At the discretion of the Trust and/or AGID, certain investors may be asked to complete forms or provide certifications in addition to or instead of those normally required. In addition, the Trust may not accept a purchase order unless an Internal Revenue Service (“IRS”) Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for non-U.S. shareholders) with a correct taxpayer identification number (if required) is on file with the Trust or its agent and that W-9 or W-8 is deemed to be in good order. The Trust may require additional tax-related certifications, information or other documentation from you in order to comply with applicable U.S. federal reporting and withholding tax provisions, including the Foreign Account Tax Compliance Act. See the Statement of Additional Information for more details. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. The Manager and the Distributor have the right in their discretion to decide when a completed form is in good order.

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Following receipt of the appropriate information and establishment of an account for the investor with the Transfer Agent, the investor will receive notice of the acceptance or non-acceptance of the subscription. If an investor is accepted, the investor may purchase shares of the Portfolio by wiring federal funds to the Trust, as described in the Subscription Agreement. In order to receive instructions for wire transfer, the investor should consult the Subscription Agreement or may telephone that investor’s Account Representative. At that time investors should provide the following information: name of authorized person, shareholder name, shareholder account number, name of the Portfolio, and the amount to be wired.

Additional Investments	An investor may purchase additional shares of the Portfolio at any time by calling the investor’s Account Representative, completing and signing an Additional Subscription Form (attached as an exhibit to the Subscription Agreement) and, once approved by the Trust, wiring federal funds to the Trust as outlined above.

Other Purchase Information	Purchases of the Portfolio’s shares will be made in full and fractional shares. In the interest of economy and conveniences, certificates for shares will not be issued.

The Trust reserves the right, in its sole discretion, to reject any purchase order, in whole or in part, for any reason, and/or to suspend the offering of shares of the Portfolio when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of the Trust may not be qualified or registered for sale in all states. Investors should inquire as to whether shares of the Portfolio are available for offer and sale in the investor’s state of residence. Shares of the Trust may not be offered or sold in any state unless registered or qualified in that jurisdiction or unless an exemption from registration or qualification is available.

Retirement Plans	Shares of the Portfolio are generally not available to retirement plans where the investment decisions are made by individual employees (so-called “participant-directed plans”).

Abusive Trading Practices	The Trust encourages shareholders to invest in the Portfolio as part of a long-term investment strategy and discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” However, because the Trust will not always be able to detect market timing or other abusive trading activity, investors should not assume that the Trust will be able to detect or prevent all market timing or other trading practices that may disadvantage the Portfolio.

Certain of the Portfolio’s investment strategies may make the Portfolio more susceptible to market timing activities. For example, since the Portfolio may invest in non-U.S. securities, it may be subject to the risk that an investor may seek to take advantage of a delay between the change in value of the Portfolio’s non-U.S. portfolio securities and the determination of the Portfolio’s NAV as a result of different closing times of U.S. and non-U.S. markets by buying or selling Portfolio shares at a price that does not reflect their true value. A similar risk exists for the Portfolio’s potential investment in securities of smaller capitalization companies, securities of issuers located in emerging markets or any high-yield or other securities that are thinly traded and more difficult to value.

To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolio and its shareholders. Such activities may have a detrimental effect on the Portfolio and its shareholders. For example, depending upon various factors such as the size of the Portfolio and the amount of its assets maintained in cash, short-term or excessive trading by Portfolio shareholders may interfere with the efficient management of the Portfolio’s portfolio, increase transaction costs and taxes, and may harm the performance of the Portfolio and its shareholders.

The Trust seeks to deter and prevent abusive trading practices, and to reduce these risks, through a combination of methods. To the extent that there is a delay between a change in the value of a mutual fund’s portfolio holdings, and the time when that change is reflected in the NAV of the fund’s shares, that fund is exposed to the risk that investors may seek to exploit this delay by purchasing or redeeming shares at net asset values that do not reflect appropriate fair value prices. The Trust seeks to deter and prevent this activity, sometimes referred to as “stale price arbitrage,” by the appropriate use of “fair value” pricing of the Portfolio’s portfolio securities. See “How Portfolio Shares Are Priced” below for more information.

The Trust also seeks to monitor shareholder account activities in order to detect and prevent excessive and disruptive trading practices. The Trust and the Manager each reserves the right to restrict or refuse any purchase transaction if, in the judgment of the Trust or of the Manager, the transaction may adversely affect the interests of the Portfolio or its shareholders. Among other things, the Trust and its service providers may monitor for any patterns of frequent purchases and sales that appear to be made in response to short-term fluctuations in share price. Notice of any restrictions or rejections of transactions may vary according to the particular circumstances.

24	AllianzGI Institutional Multi-Series Trust

Although the Trust and its service providers seek to use these methods to detect and prevent abusive trading activities, and although the Trust will consistently apply such methods, there can be no assurances that such activities can be detected, mitigated or eliminated.

Minimum Account Size	Due to the relatively high cost to the Portfolio of maintaining small accounts, you are asked to maintain an account balance in the Portfolio in which you invest of at least the minimum investment necessary to open the particular type of account.

The Trust reserves the right to redeem shares in any account for their then-current value (which will be promptly paid to the investor) if at any time, due to redemption by the investor, the shares of the account do not have a value of at least the investment minimum described above. A shareholder will receive advance notice of a mandatory redemption and will be given at least 90 days to bring the value of its account up to the investment minimum.

Selling Shares–Redemptions of Shares Held Directly with the Trust–Redemptions by Mail	Investors can sell (redeem) shares of the Portfolio by transacting directly with the Transfer Agent by submitting a completed and signed “Request for Redemption of Shares” form attached as an exhibit to the Subscription Agreement to AllianzGI Institutional Multi-Series Trust c/o Boston Financial Data Services, Inc., 330 W. 9th Street, Kansas City, MO 64105. The completed and signed “Request for Redemption of Shares” form may also be delivered to the Transfer Agent via email at azprocess@bfdsmidwest.com or via facsimile at 1-816-218-1594. The redemption request should state the Portfolio from which the shares are to be redeemed, the number or dollar amount of the shares to be redeemed and the account number. The request must be signed exactly as the names of the registered owners appear on the Trust’s account records, and the request must be signed by the minimum number of persons designated on the Subscription Agreement that are required to effect a redemption.

Other Redemption Information	Redemption proceeds will ordinarily be wired to the investor’s bank address of record within three business days after the redemption request, but may take up to seven calendar days. Redemption proceeds will be sent by wire to the bank name designated on the Subscription Agreement or the Request for Redemption of Shares. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

For shareholder protection, a request to change information contained in an account registration (for example, a request to change the bank designated to receive wire redemption proceeds) must be received in writing, signed by the minimum number of persons designated on the completed application that are required to effect a redemption, and accompanied by a signature validation from any eligible guarantor institution, as determined in accordance with the Trust’s procedures, as more fully described below. A signature validation cannot be provided by a notary public. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the completed application to effect transactions for the organization.

Retirement plan sponsors, participant recordkeeping organizations and other financial intermediaries may also impose their own restrictions, limitations or fees in connection with transactions in the Portfolio’s shares, which may be stricter than those described in this section. You should contact your plan sponsor, recordkeeper or financial intermediary for more information on any additional restrictions, limitations or fees are imposed in connection with transactions in Portfolio shares.

In addition, for taxable shareholders, a redemption is generally a taxable event that will in many circumstances generate capital gain or loss. See “Tax Consequences” in this Private Placement Memorandum and “Taxation” in the Statement of Additional Information.

Redemption Fees	The Trust does not charge any redemption fees on the redemption of Portfolio shares.

Timing of Redemption Payments	For Portfolio shares, redemption proceeds will be distributed within seven calendar days.

Redemptions in Kind

The Trust has agreed to redeem shares of the Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust may pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash. In determining whether to pay redemption proceeds in cash or in kind, the Portfolio expects to consider a number of factors, such as the Portfolio’s cash position, anticipated subscriptions and redemptions, the liquidity of the Portfolio’s portfolio of investments as determined by the Manager, the amount of the redemption request, and the amount of advance notice the shareholder has provided regarding the anticipated redemption request. If your shares are redeemed

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in kind, you should expect to incur transaction costs upon the disposition of the securities received in the distribution. Such securities remain subject to market risk until they are sold. You may recognize capital gain or loss upon the disposition of such securities. There can be no assurance that any redemption paid in kind will represent a pro rata portion of the investment positions held by the Portfolio or that any securities distributed will be liquid.

Cost Basis Reporting	When you redeem or sell Portfolio shares, the Portfolio is required to report to you and the IRS on an IRS Form 1099-B or other applicable form cost-basis information with respect to those shares, as well as information about whether any gain or loss on your redemption is short- or long-term and whether any loss is disallowed under the “wash sale” rules. Such reporting generally is not required for shares held in a retirement or other tax-advantaged account. Cost basis is typically the price you pay for your shares (including reinvested dividends), with adjustments for certain commissions, wash-sales, organizational actions, and other items, including any returns of capital paid to you by the Portfolio in respect of your shares. Cost basis is used to determine your net gains and losses on any shares you redeem in a taxable account.

The Portfolio will permit you to select from a list of alternative cost basis reporting methods to determine your cost basis in Portfolio shares. If you do not select a particular cost basis reporting method, the Portfolio will apply its default cost basis reporting method of Average Cost (ACST) to your shares. Please consult your Account Representative for more information on the available methods for cost basis reporting and how to select or change a particular method. You should consult your tax adviser concerning the application of these rules to your investment in the Portfolio, and to determine which available cost basis method is best for you.

Certificated Shares	The Trust currently does not issue share certificates.

Verification of Identity	To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Portfolio must obtain the following information for each person who opens a new account:

1. Name of Investor.

2. Date of birth (for individuals) or Date of Trust.

3. Residential or business street address.

4. Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Portfolio and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, as discussed in the Subscription Agreement.

After an account is opened, the Portfolio may restrict your ability to purchase shares until your identity is verified. The Portfolio also may close your account and redeem any shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

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How Portfolio Shares Are Priced

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s portfolio investments and other assets attributable to the Portfolio’s shares, less any liabilities, by the total number of shares outstanding. Portfolio shares are valued as of a particular time (the “Valuation Time”) on each day (“Business Day”) that the New York Stock Exchange is open for trading. The Valuation Time is ordinarily at the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) (the “NYSE Close”). In unusual circumstances, the Board of Trustees of the Portfolio may determine that the Valuation Time shall be as of 4:00 p.m., Eastern Time, notwithstanding an earlier, unscheduled close or halt of trading on the New York Stock Exchange.

For purposes of calculating NAV, the Portfolio’s investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sales prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers or pricing services. Please see “Net Asset Value” in the Statement of Additional Information. Short-term investments by the Portfolio having a remaining maturity of 60 days or less will be valued at amortized cost unless the Board of Trustees or its Valuation Committee determines that particular circumstances dictate otherwise.

If market quotations are not readily available (including in cases where available market quotations are deemed to be unreliable), the Portfolio’s investments will be valued as determined in good faith pursuant to policies and procedures approved by the Board of Trustees (so-called “fair value pricing”). Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine the Portfolio’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investments. Also, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by the Portfolio.

The Portfolio may determine that market quotations are not readily available due to events relating to a single issuer (e.g., corporate actions or announcements) or events relating to multiple issuers (e.g., governmental actions or natural disasters). The Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, the Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the Valuation Time. The Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities where appropriate. The Portfolio’s use of fair value pricing may help deter “stale price arbitrage,” as discussed above under “Abusive Trading Practices.”

For purposes of calculating NAV, the Portfolio normally uses pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income and non-U.S. securities are normally priced using data reflecting the earlier closing of the principal markets for those securities, subject to possible fair value adjustments. Information that becomes known to the Portfolio or its agents after NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or NAV determined earlier that day.

Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, NAV of the Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange is closed, and the NAV of the Portfolio’s shares may change on days when an investor is not able to purchase or redeem shares. The calculation of the Portfolio’s NAV may not take place contemporaneously with the determination of the prices of non-U.S. securities used in NAV calculations.

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Portfolio Distributions

The Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. You begin earning dividends on Portfolio shares the day after the Trust receives your purchase payment. Dividends paid by the Portfolio with respect to Portfolio shares are calculated in the same manner and at the same time. The Portfolio intends to declare and distribute income dividends to shareholders of record annually. To the extent a significant portion of the securities held by the Portfolio fluctuate in the rate or frequency with which they generate dividends and income, or have variable or floating interest rates, the amounts of the Portfolio’s income distributions to shareholders are expected to vary.

In addition, the Portfolio distributes any net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently.

Investors can choose from the following distribution options:

•	Reinvest all distributions in additional shares of the Portfolio at NAV. This would be done unless you elected another option.

•	Receive all distributions in cash. You would elect this option by election in a written and signed Investor Profile Form and Subscription Agreement or by contacting your Account Representative.

You do not pay any sales charges or other fees on the receipt of shares received through the reinvestment of Trust distributions.

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Tax Consequences

This section summarizes some of the important U.S. federal income tax consequences to U.S. persons of investing in the Portfolio. An investment in the Portfolio may have other tax implications. You should consult your tax adviser for information concerning the possible application of federal, state, local, or non-U.S. tax laws to you. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Portfolio.

The Portfolio intends to elect to be treated and intends to qualify each year as a regulated investment company under the Internal Revenue Code. A regulated investment company is not subject to U.S. federal income tax on income and gains that are distributed in a timely manner to shareholders. The Portfolio’s failure to qualify as a regulated investment company would result in portfolio-level taxation, and, consequently, a reduced return on your investment.

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Taxes on Portfolio Distributions.  If you are a shareholder subject to U.S. federal income tax, you will be subject to tax on Portfolio distributions in the manner described herein whether they are paid in cash or reinvested in additional shares of the Portfolio. The Portfolio will provide you with an annual statement showing you the amount and tax character (e.g., ordinary or capital) of the distributions you received, or are deemed to have received, each year.

For U.S. federal income tax purposes, Portfolio distributions will be taxable to you as either ordinary income or capital gains. Portfolio dividends consisting of distributions of investment income are taxable to you as ordinary income. The treatment of Portfolio distributions of capital gains is based on how long the Portfolio owned (or is deemed to have owned) the investments that generated those gains, rather than how long you have owned your shares. Distributions of net capital gains (that is, the excess of net long-term capital gains from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than 12 months over net short-term capital losses) that are properly reported by the Portfolio as capital gain dividends (“Capital Gain Dividends”) will be taxable to you as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Distributions of net short-term capital gains in excess of net long-term capital losses will be taxable to you as ordinary income.

Distributions of investment income reported by the Portfolio as derived from “qualified dividend income” will be taxed to individual shareholders at the rates applicable to net capital gains, provided holding period and other requirements are met at both the shareholder and Portfolio level. Distributions from REITs generally do not qualify as qualified dividend income.

A Medicare contribution tax is imposed on the “net investment income” of individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Portfolio, including any Capital Gain Dividends, and net gains recognized on the sale or redemption of shares of the Portfolio. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in the Portfolio.

The ultimate tax characterization of the Portfolio’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Portfolio may make total distributions during a taxable year in an amount that exceeds such Portfolio’s current and accumulated earnings and profits. In that case, the excess generally would be treated as a return of capital, which would reduce your tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital generally is not taxable, but it reduces your tax basis in your shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of your shares.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Portfolio’s net investment income. Instead, potentially subject to certain limitations, the Portfolio may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. To the extent that the Portfolio has capital loss carryforwards from prior tax years, those carryforwards will reduce the net capital gains that can support the Portfolio’s distribution of Capital Gain Dividends. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains.

Portfolio distributions are taxable to you even if they are paid from income or gains earned by the Portfolio prior to your investment and thus were included in the price you paid for your shares. For example, if you purchase shares on or just before the record date of a Portfolio distribution, you will pay full price for the shares and could receive a portion of your investment back as a taxable distribution.

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The Portfolio’s transactions in derivatives, short sales, or similar or related transactions could affect the amount, timing and character of distributions from the Portfolio, and could increase the amount and accelerate the timing for payment of taxes payable by taxable shareholders.

Investments through tax-qualified retirement plans and other tax-advantaged investors are generally not subject to current federal income tax, although certain real estate-related income may be subject to special rules, including potential taxation and reporting requirements. Shareholders should consult their tax advisers to determine the precise effect of an investment in the Portfolio on their particular tax situation.

The tax issues relating to these and other types of investments and transactions are described more fully under “Taxation” in the Statement of Additional Information.

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Taxes When You Sell (Redeem) Your Shares.  Any gain resulting from the sale (or redemption that is treated as a sale) of Portfolio shares generally will be taxed to you as capital gain subject to certain exceptions as described further in the Statement of Additional Information.

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A Note on Non-U.S. Investments.  The Portfolio’s investments in non-U.S. securities may be subject to withholding and other taxes imposed by countries outside the U.S. This may reduce the return on your investment. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If the Portfolio meets certain requirements relating to its asset holdings, the Portfolio may be able to elect to pass through to its shareholders a deduction or credit for foreign taxes. If the Portfolio does not qualify for or chooses not to make such an election, shareholders generally will not be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Portfolio; in that case the foreign tax will nonetheless reduce the Portfolio’s taxable income. Even if the Portfolio elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Portfolio through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction. The Portfolio’s investments in non-U.S. securities or foreign currencies may increase or accelerate the Portfolio’s recognition of ordinary income and may affect the timing or amount of the Portfolio’s distributions.

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Backup Withholding.  The Portfolio generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any shareholder (i) who fails to properly furnish the Portfolio with a correct taxpayer identification number, (ii) who has under-reported dividend or interest income, or (iii) who fails to certify to the Portfolio that he, she or it is not subject to such withholding. The backup withholding rate is 28%.

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Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolio identified under “Principal Investments and Strategies of the Portfolio” and “Summary of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that are not necessarily principal investment strategies but may be used by the Portfolio from time to time. Most of these securities and investment techniques are discretionary, which means that the portfolio managers can decide whether to use them or not. This Private Placement Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolio. As with any mutual fund, investors in the Portfolio must rely on the professional investment judgment and skill of the Manager and the individual portfolio managers. Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolio.

Common Stocks and Other Equity Securities	Common stock represents an ownership interest in a company. Common stock may take the form of shares in a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.

Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. Seeking earnings growth may result in significant investments in sectors that may be subject to greater volatility than other sectors of the economy. Companies that the Portfolio’s portfolio manager believes are undergoing positive change and whose stock the portfolio manager believes is undervalued by the market may have experienced adverse business developments or may be subject to special risks that have caused their stocks to be out of favor. If the Portfolio’s portfolio manager’s assessment of a company’s earnings growth or other prospects is wrong, or if the portfolio manager’s judgment of how other investors will value the company is wrong, then the price of the company’s stock may fall or may not approach the value that the portfolio manager has placed on it.

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stocks, equity securities include, without limitation, preferred stocks, convertible securities and warrants. Equity securities other than common stocks are subject to many of the same risks as common stocks, although possibly to different degrees. The Portfolio may invest in, and gain exposure to, common stocks and other equity securities through purchasing depositary receipts, such as ADRs, GDRs and other depositary receipts, as described under “Non-U.S. Securities” below.

Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference for the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stock may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specified and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt.

Companies with Smaller Market Capitalizations

Companies that are smaller and less well-known or seasoned than larger, more widely held companies may offer greater opportunities for capital appreciation, but may also involve risks different from, or greater than, risks normally associated with larger companies. Larger companies generally have greater financial resources, more extensive research and development, manufacturing, marketing and service capabilities, and more stability and greater depth of management and technical personnel than smaller companies. Smaller companies may have limited product lines, markets or financial resources or may depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held

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securities and their values may fluctuate more abruptly or erratically than securities of larger companies. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse market developments than securities of larger companies. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of a company’s earnings potential or assets. Because securities of smaller companies may have limited liquidity, the Portfolio may have difficulty establishing or closing out its positions in smaller companies at prevailing market prices. As a result of owning illiquid securities, the Portfolio is subject to the additional risk of possibly having to sell portfolio securities at disadvantageous times and prices if redemptions require the Portfolio to liquidate its securities positions. Companies with medium-sized market capitalizations also have substantial exposure to these risks. Furthermore, as companies’ market capitalizations fall due to declining markets or other circumstances, such companies will have increased exposure to these risks.

Initial Public Offerings	The Portfolio may purchase securities in initial public offerings (IPOs). These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Portfolio may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Portfolio. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease.

Non-U.S. Securities	The Portfolio may invest in non-U.S. securities. Non-U.S. securities may include, but are not limited to, securities of companies that are organized and headquartered outside the U.S.; non-U.S. equity securities as designated by commonly-recognized market data services; U.S. dollar- or non-U.S. currency-denominated corporate debt securities of non-U.S. issuers; securities of U.S. issuers traded principally in non-U.S. markets; non-U.S. bank obligations; U.S., dollar- or non-U.S. currency-denominated obligations of non-U.S. governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities; and securities of other investment companies investing primarily in non-U.S. securities. When assessing compliance with investment policies that designate a minimum or maximum level of investment in “non-U.S. securities” for the Portfolio, the Manager may apply a variety of factors (either in addition to or in lieu of one or more of the categories described in the preceding sentence) in order to determine whether a particular security or instrument should be treated as U.S. or non-U.S. For more information about how the Manager may determine whether an issuer is located in a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

The Portfolio may invest in American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and other depository receipts. ADRs are dollar-denominated receipts issued generally by domestic banks and representing the deposit with the bank of a security of a non-U.S. issuer, and are publicly traded on exchanges or over-the-counter in the United States. GDRs may be offered privately in the United States and also traded in public or private markets in other countries. Investing in these instruments exposes the Portfolio to credit risk with respect to the issuer of the ADR or GDR, in addition to the risks of the underlying investment.

Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities and shareholders should consider carefully the substantial risks involved for funds that invest in these securities. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on non-U.S. portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruption; the possibility of security suspensions; and political instability. Individual non-U.S. economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with non-U.S. securities markets may change independently of each other. Also, non-U.S. securities and dividends and interest payable on those securities could be subject to withholding and other foreign taxes. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in non-U.S.

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securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

Emerging Market Securities	The Portfolio may invest in non-U.S. securities and in securities of issuers tied economically to countries with developing (or “emerging market”) economies. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. Countries with emerging market economies are those with securities markets that are, in the opinion of the Manager, less sophisticated than more developed markets in terms of participation by investors, analyst coverage, liquidity and regulation. When assessing compliance with investment policies that designate maximum percentage limitations on investments in emerging market securities, the Portfolio calculates those limitations by defining “emerging market securities” as securities issued by companies located in emerging market countries. For more information about how the Manager may determine whether an issuer is “located in” a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in U.S. securities or in developed countries outside the United States. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; and possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization or the creation of government monopolies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency or other hedging techniques; companies that are newly organized and/or small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal, custodial and share registration systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Foreign Currencies	To the extent the Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign currencies it will be subject to currency risk.

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or non-U.S. governments or central banks, or by currency controls or political developments. Currencies in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio.

Foreign Currency Transactions.  The Portfolio may (but is not required to) enter into forward foreign currency exchange contracts for a variety of purposes, such as hedging against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies, gaining leverage and increasing exposure to a foreign currency or shift exposure from one foreign currency to another. In addition, the Portfolio may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a date and price set at the time of the contract, would reduce the Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. The Portfolio may also use a basket of currencies to hedge against adverse changes in the value of another currency or basket of currencies or to increase the exposure to such currencies. Contracts to sell foreign currency would limit any potential gain which might be realized by the Portfolio if the value of the

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hedged currency increases. The Portfolio may enter into these contracts to hedge against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies or to increase exposure to a currency or to shift exposure of currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in such transactions at any given time or from time to time. Also, any such transactions may not be successful and may eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. In addition, to the extent that it engages in foreign currency transactions, the Portfolio will be subject to the additional risk that the relative value of currencies will be different than anticipated by the Portfolio’s portfolio manager(s).

Derivatives	Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may, but is not required to, use a number of derivative instruments. Derivatives may be used for a variety of reasons, including for risk management, for leverage and to indirectly gain exposure to other types of investments. For example, the Portfolio may use derivative instruments (such as securities swaps) to indirectly participate in the securities market of a country from which the Portfolio would otherwise be precluded for lack of an established securities custody and safekeeping system or for other reasons. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. The Manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolio will succeed. In addition, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Examples of derivative instruments that the Portfolio may buy, sell or otherwise utilize (unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio”) include, among others, option contracts, futures contracts, options on futures contracts, forward contracts, warrants and swap agreements, including swap agreements with respect to securities indexes. The Portfolio may use derivatives and may purchase and sell (write) call and put options on securities, securities indexes and foreign currencies; and may also purchase and sell futures contracts and options thereon with respect to securities, securities indexes, interest rates and foreign currencies. A description of these and other derivative instruments that the Portfolio may use are described under “Investment Objectives and Policies” in the Statement of Additional Information.

The Portfolio’s use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Statement of Additional Information. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolio.

Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit and Counterparty Risk.  The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. To the extent the Portfolio has significant exposure to a single or small group of counterparties, this risk will be particularly pronounced.

Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Leveraging Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, the Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations

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under derivative instruments. In accordance with the 1940 Act restrictions on “senior securities” and SEC staff interpretations on potential leverage through derivatives, a Portfolio that engages in derivatives trading routinely segregates liquid assets and/or “covers” its derivatives positions, as described in more detail in “Investment Objectives and Policies—Borrowing” in the SAI. While one purpose of segregation and coverage is to mitigate the downside risks of leverage, these practices do not eliminate such risks and cannot prevent a Portfolio from incurring losses (including significant reductions in net asset value) as a result of investing in derivatives. Leveraging risk may be especially applicable to a Portfolio that may write uncovered (or “naked”) options.

Lack of Availability.  Because the markets for certain derivative instruments (including markets located in non-U.S. countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager of the Portfolio may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that the Portfolio will engage in derivatives transactions at any time or from time to time. The Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. If the Manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or result in losses by offsetting favorable price movements in other Portfolio investments. The Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are significant differences between the securities and derivatives markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve the intended result. Derivative instruments are also subject to the risk of ambiguous documentation. A decision as to whether, when and how to use derivatives involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. In addition, derivatives strategies that are successful under certain market conditions may be less successful or unsuccessful under other market conditions.

From time to time, a Portfolio may use participatory notes (“P-Notes”) to gain exposure to issuers in certain countries. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, P-Notes entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-Note will be willing to repurchase such instrument when a Portfolio wishes to sell it.

Equity-Related Instruments

Equity-related instruments are securities and other instruments, including derivatives such as equity-linked securities, whose investment results are intended to correspond generally to the performance of one or more specified equity securities or of a specified equity index or analogous “basket” of equity securities. See “Common Stocks and Other Equity Securities” above. To the extent that the Portfolio invests in equity-related instruments whose return corresponds to the performance of a non-U.S. securities index or one or more non-U.S. equity

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securities, investing in such equity-related instruments will involve risks similar to the risks of investing in non-U.S. securities. See “Non-U.S. Securities” above. In addition, the Portfolio bears the risk that the issuer of an equity-related instrument may default on its obligations under the instrument. Equity-related instruments are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments. See “Derivatives” above. Equity-related instruments may be considered illiquid and thus subject to the Portfolio’s restrictions on investments in illiquid securities.

Defensive Strategies	In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may not achieve its investment objectives when it does so. The Portfolio may maintain a portion of their assets in high-quality fixed income securities, cash and cash equivalents to pay Portfolio expenses and to meet redemption requests.

Fixed Income Securities	As used in this Private Placement Memorandum, the term “fixed income securities” includes, without limitation: securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”); corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued both by governments and corporations; structured notes, including hybrid or “indexed” securities and event-linked bonds; loan participations and assignments; delayed funding loans and revolving credit facilities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements and reverse repurchase agreements; debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises; obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and obligations of international agencies or supranational entities. Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Investments in U.S. Government securities and other government securities remain subject to the risks associated with downgrade or default. Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may invest in derivatives based on fixed income securities. Although most of the Portfolio’s focus is on equity and related investments, the Portfolio may also have significant investment exposure to fixed income securities through investments of cash collateral from loans of portfolio securities.

Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market conditions. As interest rates rise, the value of fixed income securities can be expected to decline. Fixed income securities with longer “durations” (a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates) tend to be more sensitive to interest rate movements than those with shorter durations. Similarly, a fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration. As a general rule, a 1% rise in interest rates means a 1% fall in the value for every year of positive duration. Similarly, as a general rule, if the Portfolio exhibited a negative duration profile and interest rates declined by 1%, there would be a 1% fall in value for every year of negative duration. By way of example, the price of a bond fund with a duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point and the price of a bond fund with a duration of three years would be expected to fall approximately 3%, if interest rates rose by one percentage point. The timing of purchase and sale transactions in debt obligations may result in capital appreciation or depreciation because the value of debt obligations varies inversely with prevailing interest rates.

Senior and Other Bank Loans	The Portfolio may invest in fixed- and floating-rate loans where a bank or other financial institution is the primary lender or agent, including loans made to or issued by U.S. or non-U.S. banks or other corporations, delayed funding loans and revolving credit facilities. Banks loans may also take the form of direct interests acquired during a primary distribution or the form of assignments of, novations of or participations in a bank loan acquired in secondary markets. The Portfolio may also gain exposure to bank loans and related investments through the use of total return swaps and/or other derivative instruments.

As noted, the Portfolio may purchase “assignments” of bank loans from lenders. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

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Investments in loans through direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Portfolio. For example, if the loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender.

The Portfolio may also invest in “participations” in bank loans. Participations by the Portfolio in a lender’s portion of a bank loan typically will result in the Portfolio having a contractual relationship only with such lender, not with the borrower. As a result, the Portfolio may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If the Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

A bank loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution, acting as agent, for a lending syndicate of financial institutions. The agent administers the terms of the loan, as specified in the loan agreement. In addition, the agent is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a corporate borrower. A financial institution’s employment as an agent might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent would generally be appointed to replace the terminated agent, and assets held by the agent under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent for the benefit of the Portfolio were determined to be subject to the claims of the agent’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of Senior Loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate or other borrower for payment of principal and interest. Indebtedness of borrowers whose credit worthiness is poor involves substantially greater risks and may be highly speculative. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the net asset value, market price and/or yield of the common shares could be adversely affected. Senior Loans that are fully secured may offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of any collateral from a secured Senior Loan would satisfy the borrower’s obligation, or that such collateral could be liquidated. Also, the Portfolio may invest in Senior Loans that are unsecured.

The interest rates on many bank loans reset frequently, and thus bank loans are subject to interest rate risk. Most bank loans are not traded on any national securities exchange. There may also be less public information available about bank loans as compared to other debt securities.

Bank loans are generally less liquid than many other debt securities. Transactions in bank loans may settle on a delayed basis, such that the Portfolio may not receive the proceeds from the sale of a loan for a substantial period of time after the sale. As a result, the proceeds related to the sale of bank loans may not be available to make additional investments or to meet the Portfolio’s redemption obligations until a substantial period after the sale of the loans. To the extent a senior loan has been deemed illiquid, it will be subject to the Portfolio’s restrictions on investment in illiquid securities. Some loans may not be considered “securities” for certain purposes under the federal securities laws, and purchasers, such as the Portfolio, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Loans and other debt instruments that are not in the form of securities may offer less legal protection to the Portfolio in the event of fraud or misrepresentation.

Senior Loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Manager believes to be a fair price.

Senior Loans usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow. The degree to which borrowers prepay Senior Loans, whether as a

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contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among lenders, among others. As such, prepayments cannot be predicted with accuracy. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolio derives interest income will be reduced. However, the Portfolio may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new Senior Loan with the proceeds from the prepayment of the former. The effect of prepayments on the Portfolio’s performance may be mitigated by the receipt of prepayment fees and the Portfolio’s ability to reinvest prepayments in other Senior Loans that have similar or identical yields.

Corporate Debt Securities	Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities or durations tend to be more sensitive to interest rate movements than those with shorter maturities.

High Yield Securities	Securities rated lower than Baa by Moody’s Investors Service, Inc. (“Moody’s”) or lower than BBB by S&P Global Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”), or unrated securities deemed by the Manager to be of comparable quality, are sometimes referred to as “high yield securities” or “junk bonds.” Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, these securities may be subject to greater levels of interest rate, credit and liquidity risk, may entail greater potential price volatility and may be less liquid than higher-rated securities. These securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Fixed income securities rated in the lowest investment grade categories by a rating agency may also possess speculative characteristics. If securities are in default with respect to the payment of interest or the repayment on principal, or present an imminent risk of default with respect to such payments, the issuer of such securities may fail to resume principal or interest payments, in which case the Portfolio may lose its entire investment.

Credit Ratings and Unrated Securities	The Portfolio may invest in securities based on their credit ratings assigned by rating agencies such as Moody’s, S&P and Fitch. Moody’s, S&P, Fitch and other rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. An Appendix to the Portfolio’s Statement of Additional Information describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risk. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The Manager does not rely solely on credit ratings, and may develop its own analyses of issuer credit quality.

The Portfolio may purchase unrated securities (which are not rated by a rating agency) if the Manager determines that the security is of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the Manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. In the event the Portfolio invests a significant portion of assets in high yield securities and/or unrated securities, the Portfolio’s success in achieving its investment objective may depend more heavily on the Manager’s creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and rated securities.

Private Placement and Restricted Securities Risk	A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law. In addition to the general risks to which all securities are subject, securities acquired by the Portfolio in a private placement are generally subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Portfolio may be unable to dispose of such securities when it desires to do so, or at a favorable time or price. Private placements may also present valuation risks. Private placement securities include Rule 144A securities, which are eligible for purchase and sale pursuant to Rule 144A under the Securities Act. Rule 144A permits certain qualified institutional buyers, such as the Portfolio, to trade in privately placed securities. Private placement securities may be deemed illiquid and thus may be subject to the Portfolio’s limitation to invest not more than 15% of its net assets in securities which are illiquid at the time of investment, although the Portfolio may determine that certain private placement securities are liquid in accordance with procedures adopted by the Board of Trustees. See “Illiquid Securities” below.

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Variable and Floating Rate Securities	Variable- and floating-rate securities provide for a periodic adjustment in the interest rate paid on the obligations. If the Portfolio invests in floating-rate debt instruments (“floaters”) or engages in credit-spread trades, it may gain a certain degree of protection against rises in interest rates, but will participate in any declines in interest rates as well. This is because variable- and floating-rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating-rate securities will not generally increase in value if interest rates decline. The Portfolio may also invest in inverse floating-rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed-rate obligation of similar credit quality. When the Portfolio holds variable- or floating-rate securities, a decrease (or, in the case of inverse floating-rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio’s shares. Certain of the Portfolio’s investments, including variable- and floating-rate securities, may require the Portfolio to accrue and distribute income not yet received. As a result, in order to generate cash to make the requisite distributions, the Portfolio may be required to sell securities in its portfolio that it would otherwise have continued to hold.

Convertible Securities	Convertible securities are generally bonds, debentures, notes, preferred stocks, “synthetic” convertibles and other securities or investments that may be converted or exchanged (by the holder or issuer) into equity securities of the issuer (or cash or securities of equivalent value). The price of a convertible security will normally vary in some proportion to changes in the price of the underlying equity security because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated or high-yield securities subject to greater levels of credit risk, and may also be less liquid than non-convertible debt securities. While convertible securities generally offer lower interest or dividend yields than non-convertible fixed income securities of similar quality, their value tends to increase as the market value of the underlying stock increases and to decrease when the value of the underlying stock decreases. However, a convertible security’s market value tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. Depending upon the relationship of the conversion price to the market value of the underlying security, a convertible security may trade more like an equity security than a debt instrument. Also, the Portfolio may be forced to convert a security before it would otherwise choose, which may decrease the Portfolio’s return.

Synthetic Convertible Securities.  “Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income producing component and a right to acquire an equity security). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments while the convertible component is achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index. Synthetic securities may also be created by third parties, typically investment banks or other financial institutions. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible consists of two or more separate securities, each with its own market value, and has risks associated with derivative instruments. See “Derivatives.”

Loans of Portfolio Securities	For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. The Portfolio may (but is not required to) lend portfolio securities representing up to 33 1/3% of its total assets. Collateral received from loans of portfolio securities can therefore represent a substantial portion of the Portfolio’s assets. The Portfolio does not currently have a program in place pursuant to which its series could lend portfolio securities. However, it may establish such a program in the future. Please see “Investment Objectives and Policies—Securities Loans” in the Statement of Additional Information for details.

Private Placement Memorandum	39

Short Sales	The Portfolio may make use of short sales for investment and risk management purposes, including when the Manager anticipates that the market price of securities will decline or will underperform relative to other securities held in the Portfolio’s portfolio. Short sales are transactions in which the Portfolio sells a security or other instrument (such as an option, forward, futures contract or other derivatives contract) that it does not own. Alternatively or in combination with direct short sales, the Portfolio may utilize derivative instruments, such as futures on indices or swaps on individual securities, in order to achieve the desired level of short exposure for the portfolio. When the Portfolio engages in a short sale on a security, it must borrow the security sold short and deliver it to the counterparty. The Portfolio will ordinarily have to pay a fee or premium to borrow a security and be obligated to repay the lender of the security any dividends or interest that accrues on the security during the period of the loan. The amount of any gain from a short sale will be reduced, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Portfolio pays in connection with the short sale. Until a short position is closed out, the net proceeds of the short sale will be retained by the lending broker to the extent necessary to meet margin requirements, together with any additional assets the broker requires as collateral. The Portfolio is also required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked-to-market daily. Depending on the arrangements made with the broker or custodian, the Portfolio may or may not receive any payments (including interest) on collateral it has deposited with the broker.

Short sales expose the Portfolio to the risk that it will be required to cover its short position at a time when the security or other asset has appreciated in value, thus resulting in losses to the Portfolio. A short sale is “against the box” if the Portfolio holds in its portfolio or has the right to acquire the security sold short at no additional cost. The Portfolio may engage in short sales that are not “against the box,” which involve additional risks. The Portfolio’s loss on a short sale could theoretically be unlimited in a case where the Portfolio is unable, for whatever reason, to close out its short position. The Portfolio’s use of short sales in combination with long positions in its portfolio in an attempt to improve performance may not be successful and may result in greater losses or lower positive returns than if the Portfolio held only long positions. It is possible that the Portfolio’s long equity positions will decline in value at the same time that the value of the securities underlying its short positions increase, thereby increasing potential losses to the Portfolio. In addition, the Portfolio’s short selling strategies may limit its ability to fully benefit from increases in the equity markets. The potential for the price of a fixed-income security sold short to rise is a function of both the remaining maturity of the obligation, its creditworthiness and its yield. Unlike short sales of equities or other instruments, the potential for the price of a fixed-income security to rise may be limited due to the fact that the security will be no more than par at maturity. However, the short sale of other instruments or securities generally, including fixed-income securities convertible into equities or other instruments, a fixed-income security trading at a deep discount from par or which pays a coupon that is high in relative or absolute terms, or which is denominated in a currency other than the U.S. dollar, involves the possibility of a theoretically unlimited loss since there is a theoretically unlimited potential for the market price of the security sold short to increase. Short selling also involves a form of financial leverage that may exaggerate any losses realized by funds that utilize short sales. See “Leveraging Risk.” Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Portfolio. See “Summary of Principal Risks—Credit and Counterparty Risk.” The SEC and other (including non-U.S.) regulatory authorities have in the past imposed, and may in the future impose, restrictions on short selling, either on a temporary or permanent basis, which may include placing limitations on specific companies and/or industries with respect to which the Portfolio may enter into short positions. Any such restrictions may hinder the Portfolio in, or prevent it from, fully implementing its investment strategies, and may negatively affect performance.

In certain market and regulatory environments, the Portfolio may seek to obtain some or all of its short exposure by using derivative instruments on indices or individual securities, instead of engaging directly in short sales on individual securities. Such environments may include instances of regulatory restrictions as described above. It may also include periods when prime brokers or other counterparties are unable or unwilling to support the Portfolio’s short-selling of individual securities on adequate terms. Following recent economic developments, including significant turbulence in the credit markets and the financial sector, counterparties that provide prime brokerage services in support of short selling have significantly curtailed their prime brokerage relationships with registered mutual funds. Consequently, the Portfolio may be unable to engage in short sales of individual securities on traditional terms, and may instead seek all of its short exposure through derivatives. To the extent the Portfolio achieves short exposure by using derivative instruments, it will be subject to many of the foregoing risks, as well as to those described under “Derivatives” above. See “Investment Objectives and Policies—Short Sales” in the Statement of Additional Information for more detail.

40	AllianzGI Institutional Multi-Series Trust

When-Issued, Delayed Delivery and Forward Commitment Transactions	The Portfolio may purchase securities which it is eligible to purchase on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Portfolio’s overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated to cover these positions.

Repurchase Agreements	The Portfolio may enter into repurchase agreements, in which the Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at the Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

Reverse Repurchase Agreements and Other Borrowings	The Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered forms of borrowing for some purposes. The Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees to cover its obligations under reverse repurchase agreements, dollar rolls and other borrowings.

The Portfolio also may borrow money to the extent permitted under the 1940 Act, subject to any policies of the Portfolio currently described in this Private Placement Memorandum or in the Statement of Additional Information.

In addition, to the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may make short-term borrowings from investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Reverse repurchase agreements, dollar rolls and other forms of borrowings will create leveraging risk for a Portfolio. See “Summary of Principal Risks—Leveraging Risk.”

Illiquid Securities	The Portfolio may invest in illiquid securities so long as not more than 15% of the value of the Portfolio’s net assets (taken at current value) would be invested in such securities. If the Portfolio’s investments in illiquid securities exceed 15% of the Portfolio’s net assets, the Portfolio will take the steps necessary to bring such investments down to 15% or less of the Portfolio’s net assets. Certain illiquid securities may require pricing using fair valuation procedures approved by the Board of Trustees. The Manager may be subject to significant delays in disposing of illiquid securities held by the Portfolio, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities. Please see “Investment Objectives and Policies” in the Statement of Additional Information for a listing of various securities that are generally considered to be illiquid for these purposes. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets. If the Portfolio determines at any time that it owns illiquid securities in excess of 15% of its net assets, it will cease to undertake new commitments to acquire illiquid securities until its holdings are no longer in excess of 15% of its net asset value, and, depending on circumstances, may take additional steps to reduce its holdings of illiquid securities.

REITs and Real Estate-Related Investments

The Portfolio may invest in real estate-related investments, such as securities of real estate-related companies, real estate investment trusts (REITs), real estate operating companies (REOCs) and related instruments and derivatives. REITs are entities that primarily invest in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs generally invest a majority of their assets directly in real property and derive income

Private Placement Memorandum	41

primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs generally invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments.

To the extent that the Portfolio invests in real estate-related investments, such as securities of real estate-related companies, REITs, REOCs and related instruments and derivatives, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. The value of investments in the real estate sector also may be affected by macroeconomic developments, and social economic trends. To the extent the Portfolio invests in REITs and/or REOCs, the Portfolio is also subject to the risk that a REIT or REOC will default on its obligations or go bankrupt. As with any investment in real estate, the performance of a REIT or REOC will also depend on factors specific to that instrument, such as the company’s ability to find tenants for its properties, to renew leases, to finance property purchases and renovations, and the skill of the management of such REIT or REOC. To the extent a REIT or REOC is not diversified, it is subject to the risk of financing or investing in a single or a limited number of projects. By investing in REITs and/or REOCs indirectly through the Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of the Portfolio, but also, indirectly, similar expenses of such REITs and REOCs. The Portfolio’s investments in REITs could cause the Portfolio to recognize income in excess of cash received from those securities and, as a result, the Portfolio may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make required distributions.

Investment in Other Investment Companies	The Portfolio may invest in other investment companies, including exchange-traded funds (ETFs). Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information. As a shareholder of an investment company, the Portfolio may indirectly bear service and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent the estimated fees and expenses of the Portfolio attributable to investment in investment companies, or in companies that rely on certain exemptions from the definition of that term, exceed 0.01% of the Portfolio’s average net assets (without taking into account expenses from investing cash collateral for securities loans), those amounts are reflected in the Portfolio’s expense table in the Portfolio Summary under the heading “Acquired Portfolio Fees and Expenses.” Acquired Portfolio Fees and Expenses do not include expenses associated with investments in the securities of unaffiliated investment companies unless those companies hold themselves out to be investment companies. To the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may invest in shares of investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Portfolio Turnover	The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolio is known as “portfolio turnover.” The Portfolio may engage in active and frequent trading of portfolio securities to achieve its investment objective and principal investment strategies, particularly during periods of volatile market movements. The portfolio turnover rate of the Portfolio employing a written call option strategy or similar strategy may increase to the extent that the Portfolio is required to sell portfolio securities to satisfy obligations under such a strategy. Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders) and may adversely impact the Portfolio’s after-tax returns. The trading costs associated with portfolio turnover may adversely affect the Portfolio’s performance.

Changes in Investment Objectives and Policies	The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated in the Statement of Additional Information, all investment policies of the Portfolio may be changed by the Board of Trustees without shareholder approval. In addition, the Portfolio may be subject to additional restrictions on their ability to utilize certain investments or investment techniques described herein or in the Statement of Additional Information. These additional restrictions may be changed with the consent of the Board of Trustees but without approval by or notice to shareholders. The Portfolio has adopted an 80% investment policy under Rule 35d-1 under the Investment Company Act of 1940 (which policy is set forth in the Statement of Additional Information) and will not change such policy as it is stated in each Portfolio’s respective Portfolio Summary unless such Portfolio provides shareholders with the

42	AllianzGI Institutional Multi-Series Trust

notice required by Rule 35d-1, as it may be amended or interpreted by the SEC from time to time. If there is a change in the Portfolio’s investment objective or policies, including a change approved by shareholder vote, shareholders should consider whether the Portfolio remains an appropriate investment in light of their then current financial position and needs.

New and Smaller-Sized Portfolios	In addition to the risks described under “Summary of Principal Risks” above and in this section, to the extent the Portfolio is recently formed, it would have limited performance history, or even none at all, for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized (including if it has lost significant assets through market declines or redemptions), may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.

Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure	Unless otherwise stated, all market capitalization criteria and percentage limitations on Portfolio investments listed in this Private Placement Memorandum will apply at the time of investment. The Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment. Unless otherwise indicated, references to assets in the percentage limitations on the Portfolio’s investments refer to total assets. Unless otherwise stated, if the Portfolio is described as investing in a particular type of security or other instrument, either generally or subject to a minimum investment percentage, the Portfolio may make such investments either directly or by gaining exposure through indirect means, such as depositary receipts, derivatives (based on either notional or mark-to-market value depending on the instrument and circumstances), placement warrants or other structured products. Such exposure may be achieved through a combination of multiple instruments or through a combination of one or more investment instruments and cash or cash equivalents.

Location of Issuers	Certain Portfolio policies are determined by reference to whether an issuer is “located in” a particular country or group of countries. In determining whether an issuer is “located in” a particular country for those purposes, the Manager will consider a number of factors, including but not limited to: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; (iii) where the issuer is headquartered or organized; and (iv) the percentage of the issuer’s revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is in a particular country.

Other Investments and Techniques	The Portfolio may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Private Placement Memorandum. These securities and techniques may subject the Portfolio to additional risks. Please see the Statement of Additional Information for additional information about the securities and investment techniques described in this Private Placement Memorandum and about additional securities and techniques that may be used by the Portfolio.

Certain Affiliations	Absent an exemption from the SEC or other regulatory relief, the Portfolio is generally precluded from effecting certain principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Manager. The Portfolio is currently not able to rely on any such exemption or regulatory relief. The Portfolio’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. These restrictions could limit the Portfolio’s ability to engage in securities transactions and take advantage of market opportunities.

Additional Information	The Board of Trustees of the Trust oversees generally the operations of the Portfolio and the Trust. The Trust enters into contractual arrangements with various parties, including among others the Portfolio’s investment adviser, sub-adviser, custodian, transfer agent, and accountants, who provide services to the Portfolio. Shareholders are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers. This Private Placement Memorandum provides information concerning the Trust and the Portfolio that you should consider in determining whether to purchase shares of the Portfolio. Neither this Private Placement Memorandum, nor the related Statement of Additional Information, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Portfolio and any investor, or to give rise to any rights in any shareholder or other person other than any rights under federal or state law that may not be waived.

Private Placement Memorandum	43

Financial Highlights

The financial highlights tables below are intended to help you understand the financial performance of the Portfolio since the Portfolio was first offered. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate than an investor would have earned or lost on an investment in shares of a Portfolio, assuming reinvestment of all dividends and distributions. The information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Portfolio’s financial statements, are included in the Portfolio’s annual report to shareholders. The Portfolio’s annual report is incorporated by reference in the Statement of Additional Information and is available free of charge upon request from the Distributor.

For a share outstanding throughout each period:	Year ended September 30, 2016	Period from 12/1/14 through 9/30/15(1)		Period from 7/23/14(2) through 11/30/14
AllianzGI Global Small-Cap Opportunities Portfolio
Net asset value, beginning of period	$14.53	$14.70		$15.00

Investment Operations:
Net investment income (a)	0.15	0.12		0.05
Net realized and change in unrealized loss	1.13	(0.25)		(0.35)
Total from investment operations	1.28	(0.13)		(0.30)
Dividends to shareholders from net investment income	(0.09)	(0.04)		—
Net asset value, end of period	$15.72	$14.53		$14.70
Total Return (b)	8.85%	(0.86)%		(2.00)%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$5,287	$4,856		$4,899
Ratio of expenses to average net assets with fee reimbursement	1.20%	1.22	% (c)(d)	1.20	% (c)(d)
Ratio of expenses to average net assets without fee reimbursement	5.48%	7.06	% (c)(d)	4.88	% (c)(d)
Ratio of net investment income to average net assets	1.04%	0.91	% (c)(d)	0.88	% (c)(d)
Portfolio turnover rate	177%	152%		56%
(1)	Fiscal year end changed from November 30th to September 30th.
(2)	Commencement of operations.
(a)	Calculated on average shares outstanding.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to U.S. GAAP. Total return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Certain expenses incurred were not annualized.

44	AllianzGI Institutional Multi-Series Trust

AllianzGI Global Small-Cap Opportunities Portfolio

INVESTMENT MANAGER

Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019

DISTRIBUTOR

Allianz Global Investors Distributors LLC, 1633 Broadway, New York, NY 10019

CUSTODIAN

State Street Bank & Trust Co., 801 Pennsylvania Avenue, Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services, Inc., P.O. Box 8050, Boston, MA

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

LEGAL COUNSEL

Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199

For further information about the AllianzGI Global Small-Cap Opportunities Portfolio, call your Account Representative.

The Trust’s Statement of Additional Information (“SAI”) includes and annual and semi-annual reports to shareholders include, or when they become available, will include, additional information about the Portfolio. The SAI is incorporated by reference into this Private Placement Memorandum, which means it is part of this Private Placement Memorandum for legal purposes. The Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected the Portfolio’s performance during its last fiscal year.

You may get free copies of any of these materials, request other information about the Portfolio, make shareholder inquiries or access our 24 hour automated telephone response system by calling your Account Representative or by writing to:

AllianzGI Institutional Multi-Series Trust

1633 Broadway

New York, NY 10019

You may review and copy information about the Trust, including its SAI, at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. You may call the Commission at 1-202-551-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the EDGAR Database on the Commission’s Web site at www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the Commission, Washington, D.C. 20549-1520. You may need to refer to the Trust’s file number under the Investment Company Act, which is 811-22975.

The Trust does not make the Portfolio’s SAI or shareholder reports currently available to the general public because the Portfolio’s shares are not offered to the general public.

Investment Company Act File No. 811-22975

February 1, 2017

AllianzGI Institutional Multi-Series Trust Private Placement Memorandum

AllianzGI Best Styles Global Managed Volatility Portfolio

The fund listed above (the “Portfolio”) is an investment portfolio of the AllianzGI Institutional Multi-Series Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Portfolio. Other funds are described in separate prospectuses or private placement memoranda. At this time, the Portfolio does not intend to offer its shares publicly and does not intend to make its shares available other than to “accredited investors,” as defined in Regulation D under the Securities Act of 1933.

This Private Placement Memorandum concisely describes the information which you ought to know about the Portfolio before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated February 1, 2017, as revised from time to time (“SAI”), is available free of charge by writing to AllianzGI Institutional Multi-Series Trust, 1633 Broadway, New York, NY 10019 or by calling 1-800-498-5413 before 5:00PM on any business day. The SAI, which contains more detailed information about the Portfolio, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE PORTFOLIO IN LIEU OF CASH UPON REDEMPTION.

THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE PORTFOLIO DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE PORTFOLIO TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES OF THE PORTFOLIO EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

As with other mutual funds, the U.S. Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission have not approved or disapproved these securities or determined if this Private Placement Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

AllianzGI Institutional Multi-Series Trust Private Placement Memorandum

2	AllianzGI Institutional Multi-Series Trust

AllianzGI Best Styles Global Managed Volatility Portfolio

Investment Objective	The Portfolio seeks long-term capital appreciation

Fees and Expenses of the Portfolio	The table below describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

Shareholder Fees (fees paid directly from your investment):  None

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Portfolio	Management Fees	Distribution and/or Service (12b-1) Fees	Other Expenses	Total Annual Portfolio Operating Expenses	Expense Reductions(1)	Total Annual Portfolio Operating Expenses After Expense Reductions(1)
Best Styles Global Managed Volatility Portfolio	0.40%	None	0.55%	0.95%	(0.50)%	0.45%
(1)	Total Annual Portfolio Operating Expenses After Expense Reductions reflect the effect of a contractual agreement by Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) to irrevocably waive its management fee and/or reimburse the Portfolio through January 31, 2018, to the extent that Total Annual Portfolio Operating Expenses, including payment of organizational expenses but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed 0.45%. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit in effect at the time of such waiver/reimbursement or recoupment. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

Examples. The Examples are intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Examples assume that you invest $1,000,000 in Portfolio shares for the time periods indicated, your investment has a 5% return each year, and the Portfolio’s operating expenses remain the same. Although your actual costs may be higher or lower, the Examples show what your costs would be based on these assumptions. The Examples are based, for the first year, on Total Annual Portfolio Operating Expenses After Expense Reductions and, for all other periods, on Total Annual Portfolio Operating Expenses.

Portfolio	1 Year	3 Years
Best Styles Global Managed Volatility Portfolio	$4,602	$25,280

Portfolio Turnover. The Portfolio pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). The Portfolio’s turnover rate for the period from inception through September 30, 2016, was 1% of the average value of its portfolio. High levels of portfolio turnover may indicate higher transaction costs and may result in higher taxes for you if your Portfolio shares are held in a taxable account. These costs, which are not reflected in Total Annual Portfolio Operating Expenses or in the Examples above, can adversely affect the Portfolio’s investment performance. Because the Portfolio has not yet completed its initial fiscal year, the Portfolio has no reportable portfolio turnover rate.

Principal Investment Strategies	The Portfolio seeks to achieve its investment objective by investing in a diversified portfolio of global equities and is managed with reference to the MSCI All Country World Minimum Volatility Index (the “Index”). The Portfolio normally invests primarily in equity securities of companies located both in the U.S. and outside of the U.S., including emerging market securities.

Under normal circumstances, the Portfolio will not invest in companies located in any single country (including the U.S.) in excess of the larger of: (i) 50% of its net assets, or (ii) a portion of its net assets equal to 5% more than the applicable country’s weight in the Index. As of December 31, 2016, the market capitalization-based weighting of the U.S. in the Index was approximately 57.39%. The Portfolio may invest in issuers of any market capitalization, including smaller capitalization companies. The Portfolio normally invests primarily in common stocks, either directly or indirectly through depositary receipts such as American Depositary Receipts (ADRs) and Global Depositary Receipt (GDRs).

The Portfolio’s investment process integrates top-down investment style research and proprietary fundamental bottom-up company research with a rigorous risk management process in an effort to deliver a stable and sustainable pattern of excess returns relative to the Index. The Portfolio’s investment strategy centers on the portfolio managers’ belief that individual investment styles (as described below) carry long-term “risk premiums” that are largely independent of the current economic or market environment and that can be captured using a disciplined investment approach. “Risk premiums” represent the potential added value resulting from investments in certain sub-segments of the market that may carry higher risks but have historically led to higher returns on investment in favorable market conditions.

The investment process begins with a broad investment universe containing at least 4,000 equity securities across both developed and emerging markets. The portfolio managers evaluate securities based on quantitative “investment style” research and may also incorporate the results of “bottom-up” analysis by the Manager’s fundamental research team.

Private Placement Memorandum	3

AllianzGI Best Styles Global Managed Volatility Portfolio (continued)

Investment style research categorizes companies through a proprietary quantitative model that scores each company along several investment style categories, described below (Value, Earnings Change, Price Momentum, Growth, and Quality). Fundamental research evaluates each company identified as an investment candidate through the quantitative “investment style” research process using a wide range of company-specific information gathered by in-house analysts and external sources. In selecting individual stocks with attractive fundamental characteristics, the portfolio managers seek to diversify the mix of investment styles represented across the whole portfolio (i.e., by making sure high-scoring issuers from all of the investment styles are among the final holdings).

The portfolio managers attempt to control for risk factors, such as over- and under-weights relative to the Index as to region, country or economic sector and the portfolio’s sensitivity to broader market movements (or “beta”). The portfolio managers also seek to control for risks associated with volatility and accordingly conduct their security-selection process with reference to the Index, which is designed to reflect the performance characteristics of a minimum variance strategy applied to the MSCI All-Country World Index (the “Parent Index”), an index consisting principally of large- and mid-cap equities across a wide range of developed and emerging markets countries. The Index implements a “minimum variance strategy” by optimizing its Parent Index for the lowest absolute risk (within a given set of constraints). The Portfolio is expected to include at least 250 securities and, as a whole, is expected to exhibit levels of beta and volatility that are similar to those of the Index.

The following investment styles are considered in managing the Portfolio:

•

The Value investment style selects equity securities that the portfolio managers believe have attractive valuations based on metrics including dividend yield, price-to-earnings, price-to-cash flow and price-to-book ratios, as compared to other equity securities in the investable universe.

•

The Earnings Change investment style is designed to capture shorter-term, trend-following investment opportunities and generally selects equity securities with positive earnings revisions, announcements or surprises.

•	The Price Momentum investment style is also trend-following and generally selects equity securities with positive price momentum and relative strength within the investable universe.

•	The Growth investment style generally selects equity securities with expected and historical earnings growth and dividend growth.

•

The Quality investment style generally emphasizes equity securities with strong profitability and historical earnings stability, and considers additional factors, such as whether a company has improving margins, positive net income, positive operating capital, decreasing long-term debt and high-quality earnings, among others.

The Portfolio’s research suggests that, while each of the investment styles described above can be individually successful over the long-term and during certain periods, each investment style may also experience “downswings” (i.e., during certain market, economic, or other conditions an individual investment style may underperform compared to the relevant broad equity market). Building a portfolio with a diversified mix of investment styles is the Portfolio’s attempt to mitigate what the portfolio managers believe to be the cyclical nature of the individual investment styles. As discussed above, the Portfolio is managed with reference to the Index and is designed to fulfill an investor’s desired allocation to global equities and a managed volatility strategy. The Portfolio utilizes an investment strategy that focuses on the overall management of portfolio volatility and favors stocks that demonstrate lower beta. The focus may result in the Portfolio outperforming the general securities market during periods of flat or negative market performance, and underperforming the general securities market during periods of strong positive market performance. There is no guarantee that the Portfolio will exhibit this trait.

The Portfolio may participate in initial public offerings (IPOs) and may also invest a portion of its assets in real estate investment trusts (REITs). The Portfolio may also utilize foreign currency exchange contracts, stock index futures contracts, warrants and other derivative instruments. Although the Portfolio did not invest significant in derivative instruments as of the most recent fiscal year end, it may do so at any time.

Principal Risks	The principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first six risks):

•	Equity Securities Risk: Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer.

•	Market Risk: The Portfolio will be affected by factors influencing the U.S. or global economies and securities markets or relevant industries or sectors within them.

4	AllianzGI Institutional Multi-Series Trust

AllianzGI Best Styles Global Managed Volatility Portfolio (continued)

•

Issuer Risk:  The Portfolio will be affected by factors specific to the issuers of securities and other instruments in which the Portfolio invests, including actual or perceived changes in the financial condition or business prospects of such issuers.

•	Non-U.S. Investment Risk: Non-U.S. securities markets and issuers may be more volatile, smaller, less liquid, less transparent and subject to less oversight, particularly in emerging markets.

•

Emerging Markets Risk:  Non-U.S. investment risk may be particularly high to the extent that the Portfolio invests in emerging market securities. These securities may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

•	Smaller Company Risk: Securities issued by smaller companies may be more volatile and present increased liquidity risk relative to securities issued by larger companies.

•	Credit and Counterparty Risk: An issuer or counterparty may default on obligations.

•

Currency Risk:  The values of non-U.S. securities may fluctuate with currency exchange rates and exposure to non-U.S. currencies may subject the Portfolio to the risk that those currencies will decline in value relative to the U.S. dollar.

•	Derivatives Risk: Derivative instruments are complex, have different characteristics than their underlying assets and are subject to additional risks, including leverage, liquidity and valuation.

•	Focused Investment Risk: Focusing on a limited number of issuers, sectors, industries or geographic regions increases risk and volatility.

•	IPO Risk: Securities purchased in initial public offerings have no trading history, limited issuer information and increased volatility.

•	Leveraging Risk: Instruments and transactions that constitute leverage magnify gains or losses and increase volatility.

•	Liquidity Risk: The lack of an active market for investments may cause delay in disposition or force a sale below fair value.

•	Management Risk: The Portfolio will be affected by the allocation determinations, investment decisions and techniques of the Portfolio’s management.

•	REIT and Real Estate-Related Investment Risk: Adverse changes in the real estate markets may affect the value of REIT investments or real estate-linked derivatives.

•	Turnover Risk: High levels of portfolio turnover increase transaction costs and taxes and may lower investment performance.

Please see “Summary of Principal Risks” in this Private Placement Memorandum for a more detailed description of the Portfolio’s risks. It is possible to lose money on an investment in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Performance Information	Performance information for the Portfolio will be available after the Portfolio completes a full calendar year of operation.

Management of the Portfolio	Investment Manager Allianz Global Investors U.S. LLC

Portfolio Managers

Mr. Michael Heldmann, Ph.D., CFA, portfolio manager, has managed the Portfolio since its inception in 2016.

Mr. Kai Hirschen, Ph.D., CFA, CAIA, FRM, portfolio manager, has managed the Portfolio since its inception in 2016.

Mr. Rohit Ramesh portfolio manager, has managed the Portfolio since 2016.

Private Placement Memorandum	5

AllianzGI Best Styles Global Managed Volatility Portfolio (continued)

Purchase and Sale of Portfolio Shares	Currently, shares of the Portfolio are only available for purchase by “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended (“Regulation D”). Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business. Portfolio shares are redeemable and, under ordinary circumstances, you may redeem the Portfolio’s shares on days when the NYSE is open for business. For instructions on purchasing and redeeming shares, call your Account Representative.

Tax Information	The Portfolio’s distributions are generally taxable to you as ordinary income, qualified dividend income or capital gains, unless you are investing through a tax-advantaged account.

6	AllianzGI Institutional Multi-Series Trust

Principal Investments and Strategies of the Portfolio

This section, together with the next section entitled “Summary of Principal Risks,” provides more detailed information regarding the Portfolio’s investment objective, principal investments and strategies and principal risks.

The Portfolio may be subject to capitalization criteria and percentage investment limitations, as noted in its Portfolio Summary above and in the description below. See “Characteristics and Risks of Securities and Investment Techniques — Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure” for more information about these limitations.

It is possible to lose money on an investment in the Portfolio.

Private Placement Memorandum	7

AllianzGI Best Styles Global Managed Volatility Portfolio

Investment Objective Seeks long-term capital appreciation Portfolio Category Blend Stocks	Portfolio Focus Global equity securities	Approximate Primary Capitalization Range All capitalizations Dividend Frequency At least Annually

The Portfolio seeks to achieve its investment objective by investing in a diversified portfolio of global equities and is managed with reference to the MSCI All Country World Minimum Volatility Index (the “Index”). The Portfolio normally invests primarily in equity securities of companies located both in the U.S. and outside of the U.S., including emerging market securities. Under normal circumstances, the Portfolio will not invest in companies located in any single country (including the U.S.) in excess of the larger of: (i) 50% of its net assets, or (ii) a portion of its net assets equal to 5% more than the applicable country’s weight in the Index. As of December 31, 2016, the market capitalization-based weighting of the U.S. in the Index was approximately 57.39%. The Portfolio may invest in issuers of any market capitalization, including smaller capitalization companies. The Portfolio normally invests primarily in common stocks, either directly or indirectly through depositary receipts such as American Depositary Receipts (ADRs) and Global Depositary Receipt (GDRs).

The Portfolio’s investment process integrates top-down investment style research and proprietary fundamental bottom-up company research with a rigorous risk management process in an effort to deliver a stable and sustainable pattern of excess returns relative to the Index. The Portfolio’s investment strategy centers on the portfolio managers’ belief that individual investment styles (as described below) carry long-term “risk premiums” that are largely independent of the current economic or market environment and that can be captured using a disciplined investment approach. “Risk premiums” represent the potential added value resulting from investments in certain sub-segments of the market that may carry higher risks but have historically led to higher returns on investment in favorable market conditions.

The investment process begins with a broad investment universe containing at least 4,000 equity securities across both developed and emerging markets. The portfolio managers evaluate securities based on quantitative “investment style” research and may also incorporate the results of “bottom-up” analysis by the Manager’s fundamental research team. Investment style research categorizes companies through a proprietary quantitative model that scores each company along several investment style categories, described below (Value, Earnings Change, Price Momentum, Growth, and Quality). Fundamental research evaluates each company identified as an investment candidate through the quantitative “investment style” research process using a wide range of company-specific information gathered by in-house analysts and external sources. In selecting individual stocks with attractive fundamental characteristics, the portfolio managers seek to diversify the mix of investment styles represented across the whole portfolio (i.e., by making sure high-scoring issuers from all of the investment styles are among the final holdings).

The portfolio managers attempt to control for risk factors, such as over- and under-weights relative to the Index as to region, country or economic sector and the portfolio’s sensitivity to broader market movements (or “beta”).

The portfolio managers also seek to control for risks associated with volatility and accordingly conduct their security-selection process with reference to the Index, which is designed to reflect the performance characteristics of a minimum variance strategy applied to the MSCI All-Country World Index (the “Parent Index”), an index consisting principally of large- and mid-cap equities across a wide range of developed and emerging markets countries. The Index implements a “minimum variance strategy” by optimizing its Parent Index for the lowest absolute risk (within a given set of constraints). The Portfolio is expected to include at least 250 securities and, as a whole, is expected to exhibit levels of beta and volatility that are similar to those of the Index.

The following investment styles are considered in managing the Portfolio:

•

The Value investment style selects equity securities that the portfolio managers believe have attractive valuations based on metrics including dividend yield, price-to-earnings, price-to-cash flow and price-to-book ratios, as compared to other equity securities in the investable universe.

•

The Earnings Change investment style is designed to capture shorter-term, trend-following investment opportunities and generally selects equity securities with positive earnings revisions, announcements or surprises.

•	The Price Momentum investment style is also trend-following and generally selects equity securities with positive price momentum and relative strength within the investable universe.

8	AllianzGI Institutional Multi-Series Trust

Principal Investments and Strategies

AllianzGI Best Styles Global Managed Volatility Portfolio (continued)

•	The Growth investment style generally selects equity securities with expected and historical earnings growth and dividend growth.

•

The Quality investment style generally emphasizes equity securities with strong profitability and historical earnings stability, and considers additional factors, such as whether a company has improving margins, positive net income, positive operating capital, decreasing long-term debt and high-quality earnings, among others.

The Portfolio’s research suggests that, while each of the investment styles described above can be individually successful over the long-term and during certain periods, each investment style may also experience “downswings” (i.e., during certain market, economic, or other conditions an individual investment style may underperform compared to the relevant broad equity market). Building a portfolio with a diversified mix of investment styles is the Portfolio’s attempt to mitigate what the portfolio managers believe to be the cyclical nature of the individual investment styles. As discussed above, the Portfolio is managed with reference to the Index and is designed to fulfill an investor’s desired allocation to global equities and a managed volatility strategy. The Portfolio utilizes an investment strategy that focuses on the overall management of portfolio volatility and favors stocks that demonstrate lower beta. The focus may result in the Portfolio outperforming the general securities market during periods of flat or negative market performance, and underperforming the general securities market during periods of strong positive market performance. There is no guarantee that the Portfolio will exhibit this trait.

The portfolio managers expect to rebalance the Portfolio periodically. The portfolio managers also regularly monitor the risk and return profiles of the portfolio and each investment style, and consider whether to sell a particular security when any factors materially change, or when a more attractive investment candidate is available.

The Portfolio may participate in initial public offerings (IPOs). The Portfolio may also invest a portion of its assets in real estate investment trusts (REITs). The Portfolio may also utilize foreign currency exchange contracts, stock index futures contracts, warrants and other derivative instruments. Although the Portfolio did not invest significantly in derivative instruments as of the most recent fiscal year end, it may do so at any time.

In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may be less likely to achieve its investment objective when it does so.

Principal Risks	Among the principal risks of investing in the Portfolio, which could adversely affect its net asset value, yield and total return, are (in alphabetical order after the first six risks):

• Equity Securities Risk • Market Risk • Issuer Risk • Non-U.S. Investment Risk • Emerging Markets Risk • Smaller Company Risk	• Credit and Counterparty Risk • Currency Risk • Derivatives Risk • Focused Investment Risk • IPO Risk • Leveraging Risk	• Liquidity Risk • Management Risk • REIT and Real Estate-Related Investment Risk • Turnover Risk

Please see “Summary of Principal Risks” following this section for a description of these and other risks of investing in the Portfolio.

Private Placement Memorandum	9

Summary of Principal Risks

The value of your investment in the Portfolio changes with the values of the Portfolio’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on the Portfolio’s portfolio as a whole are called “principal risks.” The principal risks of the Portfolio are summarized in the Portfolio Summary and are described in more detail in this section. The Portfolio may be subject to additional risks other than those described below because the mix of investments made by a portfolio can change over time. Securities and investment techniques appearing in bold type below are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Statement of Additional Information also include more information about the Portfolio, its investments and the related risks. There is no guarantee that the Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in the Portfolio.

Credit and Counterparty Risk	The Portfolio could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending cash collateral) is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings and a Portfolio holding a fixed income security is subject to the risk that the security’s credit rating will be downgraded. Securities issued by the U.S. Treasury historically have presented minimal credit risk. However, at least one major rating agency downgraded the long-term U.S. credit rating in 2011 due to the rising public debt burden and perception of greater policymaking uncertainty in the U.S. and have introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio’s investments, to the extent that the Portfolio has exposure to securities issued by the U.S. Treasury. Credit risk is particularly pronounced for below investment grade securities (also known as “high yield” or “junk” bonds.)

Counterparty Risk.  The Portfolio is also subject to the risk that a counterparty to a derivatives contract, repurchase agreement, a loan of portfolio securities or an unsettled transaction may be unable or unwilling to make timely settlement payments or otherwise honor its obligations to the Portfolio. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Portfolio could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Portfolio. Counterparty risk may be pronounced during unusually adverse market conditions and may be particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the 2008 insolvency of Lehman Brothers and subsequent market disruptions.

Currency Risk	Portfolios that invest directly in foreign (non-U.S.) currencies, or in securities that trade in, or receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or non-U.S. governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, the Portfolio’s exposure to foreign currencies, including investments in foreign currency-denominated securities, may reduce the returns of the Portfolio. The local emerging market currencies in which the Portfolio may be invested from time to time may experience substantially greater volatility against the U.S. dollar than the major convertible currencies of developed countries.

Derivatives Risk

Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The derivatives that may be used by the Portfolio are discussed in more detail under “Characteristics and Risks of Securities and Investment Techniques — Derivatives” in this Private Placement Memorandum and described in more detail under “Investment Objectives and Policies” in the Statement of Additional Information. The Portfolio may (but is not required to) use derivatives as part of a strategy designed to reduce exposure to other risks, such as risks associated with changes in interest rates or foreign currency exchange rates risk. The Portfolio’s use of derivatives may also result in leverage, which increases opportunities for gain but also involves greater risk of loss due to leveraging risk, and to gain exposure to issuers, indices, sectors, currencies and/or geographic regions. The Portfolio’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. A Portfolio

10	AllianzGI Institutional Multi-Series Trust

investing in a derivative instrument could lose more than the principal amount invested, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk, market risk, credit and counterparty risk and management risk. Additionally, holding a position in a derivative could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Certain instruments, such as written call options on individual securities that it does not hold in its portfolio (i.e., “naked” call options), may subject the Portfolio to the risk that a liquid market for the underlying security may not exist at the time an option is exercised or when the Portfolio otherwise seeks to close out an option position. Such instruments have speculative characteristics and the potential for unlimited loss. Derivatives also involve the risk of mispricing or improper valuation, the risk of ambiguous documentation, and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful.

Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a cleared derivatives transaction, the Portfolio’s counterparty is a clearing house, rather than a bank or broker. Since the Portfolio is not a member of clearing houses and only members of a clearing house can participate directly in the clearing house, the Portfolio will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Portfolio will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

Centrally cleared derivative arrangements may be less favorable to mutual funds than bilateral arrangements. For example, the Portfolio may be required to provide greater amounts of margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in some cases, following a period of notice to the Portfolio, a clearing member generally can require termination of existing cleared derivatives transactions at any time or increases in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time.

Other recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Investment Company Act of 1940, as amended (the “1940 Act”) restrictions with respect to “senior securities,” have resulted in, and may in the future result in, new regulation of derivative instruments and the Portfolio’s use of such instruments. New regulations could, among other things, restrict the Portfolio’s ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Portfolio), establish new margin requirements and/or increase the costs of derivatives transactions, and the Portfolio may as a result be unable to execute its investment strategies in a manner its Manager might otherwise choose. The SEC recently proposed a new rule related to certain aspects of derivatives use. As of the date for this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

Emerging Markets Risk	A Portfolio that invests in non-U.S. securities and/or currencies may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. See “Non-U.S. Investment Risk” below. Non-U.S. investment risk may be particularly high to the extent that the Portfolio invests in emerging market securities, that is, securities of issuers tied economically to countries with developing economies. These securities may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries.

Certain emerging market countries may impose restrictions on foreign investment and repatriation of investment income and capital. In addition, foreign investors, including the Portfolio, may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, nationalization or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio. See “Currency Risk.” Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Emerging market securities may trade in more limited volume than comparable securities in developed foreign markets.

Emerging market securities may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions.

Private Placement Memorandum	11

Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security, all of which would negatively affect the Portfolio’s performance.

In addition, the risks associated with investing in a narrowly-defined geographic area (discussed below under “Non-U.S. Investment Risk” and “Focused Investment Risk”) are generally more pronounced with respect to investments in emerging market countries. For example, to the extent a Portfolio invests in companies incorporated or doing significant business in China, which may be considered an emerging market, the risks associated with China-related investments may be more pronounced for such Portfolio. The Portfolio may also be subject to Emerging Markets Risk if it invests in derivatives or other securities or instruments whose value or returns are related to the value or returns of emerging market securities.
Equity Securities Risk	Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities may take the form of shares of common stock of a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. Equity securities also include, among other things, preferred stocks, convertible securities and warrants. The value of a company’s equity securities may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. The value of an equity security may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s equity securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, because a company’s equity securities rank junior in priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. To the extent the Portfolio invests in equity-related instruments it will also be subject to these risks.

The Portfolio’s investments may focus on equity securities of companies that its portfolio managers believe will experience relatively rapid earnings growth (growth securities) or that its portfolio managers believe are selling at a price lower than their true value (value securities). Growth securities typically trade at higher multiples of current earnings than other securities. Therefore, the value of growth securities may be more sensitive to changes in current or expected earnings than the value of other securities. Companies that issue value securities may have experienced adverse business developments or may be subject to special risks that have caused their securities to be out of favor. If a portfolio manager’s assessment of a company’s prospects is wrong, or if the market does not recognize the value of the company, the price of its securities may decline or may not approach the value that the portfolio manager anticipates.

Focused Investment Risk	Focusing Portfolio investments in a small number of issuers, industries, foreign currencies or regions increases risk. Portfolios that are “non-diversified” because they may invest a significant portion of their assets in a relatively small number of issuers may have more risk because changes in the value of a single security or the impact of a single economic, political or regulatory occurrence may have a greater adverse impact on the Portfolio’s net asset value. Some of those issuers also may present substantial credit or other risks. Diversified funds that invest in a relatively small number of issuers are subject to similar risks. In addition, the Portfolio may be subject to increased risk to the extent it focuses its investments in securities denominated in a particular foreign currency or in a narrowly defined geographic area, for example, regional economic risks relating to weather emergencies and natural disasters. Similarly, a portfolio that focuses its investments in a certain type of issuer is particularly vulnerable to events affecting such type of issuer. Also, the Portfolio may have greater risk to the extent it invests a substantial portion of its assets in a group of related industries (or “sectors”). The industries comprising any particular sector and investments in a particular foreign currency or in a narrowly defined geographic area outside the United States may share common characteristics, are often subject to similar business risks and regulatory burdens, and react similarly to economic, market, political or other developments. Furthermore, certain issuers, industries and regions may be adversely affected by the impacts of climate change on the demand for and the development of goods and services and related production costs, and the impacts of legislation, regulation and international accords related to climate change, as well as any indirect consequences of regulation or business trends driven by climate change.

IPO Risk

Securities offered in initial public offerings (IPOs) are subject to many of the same risks of investing in companies with smaller market capitalizations and often to a heightened degree. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time, the Portfolio may not be able to invest in securities issued in IPOs, or invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Portfolio. In addition, under certain market

12	AllianzGI Institutional Multi-Series Trust

conditions, a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund may decrease. The investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease.

Issuer Risk	The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.

Leveraging Risk	Leverage, including borrowing, will cause the value of the Portfolio’s shares to be more volatile than if the Portfolio did not use leverage. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities. The Portfolio may engage in transactions or purchase instruments that give rise to forms of leverage. Such transactions and instruments may include, among others, the use of reverse repurchase agreements and other borrowings, the investment of collateral from loans of portfolio securities, or the use of when-issued, delayed-delivery or forward commitment transactions. The use of derivatives and short sales may also involve leverage. The use of leverage may cause the Portfolio to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations or to meet segregation requirements. Certain types of leveraging transactions, such as short sales that are not “against the box,” could theoretically be subject to unlimited losses in cases where the Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent the Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio’s investment returns, resulting in greater losses.

Liquidity Risk	Liquidity risk exists when particular investments are difficult to purchase or sell, possibly preventing the Portfolio from purchasing or selling such illiquid securities at an advantageous time or price, or possibly requiring the Portfolio to dispose of other investments at unfavorable times or prices in order to satisfy its obligations or possibly delaying the redemption of Portfolio shares. Portfolios with principal investment strategies that involve securities of companies with smaller market capitalizations, non-U.S. securities, Rule 144A securities, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain issuer or sector. Additional legislative or regulatory actions to address perceived liquidity or other issues in markets generally, or in particular markets such as the fixed income securities markets and municipal securities markets, may alter or impair the Portfolio’s ability to pursue its investment objectives or utilize certain investment strategies and techniques. The SEC recently proposed a new rule related to certain aspects of liquidity risk management. As of the date of this Private Placement Memorandum, whether, when and in what form this proposed rule will be adopted and its potential effects on the Portfolio are unclear.

Management Risk	The Portfolio is subject to management risk because it is an actively managed investment portfolio. The Manager and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Portfolio, but there can be no guarantee that these will produce the desired results.

The portfolio managers employ quantitative models, which may be either proprietary or maintained by third parties, and there can be no assurance that such models will behave as expected in all market conditions, including due to deviations between expected and actual relationships among variables. Any imperfections, errors, or limitations in such models could affect the Portfolio’s performance. By necessity, such models make simplifying assumptions that limit their effectiveness. In addition, the computer programming used to construct, or the data employed by, quantitative models may contain errors, which may cause losses for the Portfolio or reduce performance. In the event third-party models become increasingly costly or unavailable, the portfolio managers may be forced to rely on proprietary models or to reduce or discontinue their use of quantitative models.

The Portfolio is also subject to the risk that deficiencies in the operational systems or controls of the Manager or another service provider will cause losses for the Portfolio or hinder Portfolio operations. For example, trading delays or errors (both human and systemic) could prevent the Portfolio from purchasing a security expected to appreciate in value. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to AllianzGI U.S. and each individual portfolio manager in connection with managing the Portfolio and may also adversely affect the ability of the Portfolio to achieve its investment objectives.

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To the extent portfolio managers employ strategies that are not correlated to broader markets, or that are intended to seek returns under a variety of market conditions (such as managed volatility strategies), certain funds may outperform the general securities market during periods of flat or negative market performance, and underperform the securities market during periods of strong market performance.

The portfolio managers attempt to identify asset classes and sub-classes represented by investments that will provide consistent, quality performance for the Portfolio, but there is no guarantee that a portfolio manager’s allocation techniques will produce the desired results. It is possible that a portfolio manager will focus on asset classes and other investments that perform poorly or underperform other available funds under various market conditions.

Market Risk	The market price of securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. Because the Portfolio invests substantially in common stocks and/or other equity securities, a principal risk of investing in the Portfolio is that the investments in its portfolio will decline in value due to factors affecting securities markets generally or particular industries or sectors represented in those markets. The values of securities may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. They may also decline due to factors that disproportionately affect a particular industry, group of related industries or sector, such as labor shortages or increased production costs and competitive conditions within an industry or sector. The market price of fixed income securities, as well as equity securities and other types of investments, may decline due to changes in interest rates or other factors affecting the applicable markets generally. Equity securities generally have greater price volatility than fixed income securities, although under certain market conditions fixed income securities may have comparable or greater price volatility. During a general downturn in securities markets, multiple asset classes may decline in value simultaneously.

The Portfolio is subject to the risk that geopolitical and other events will disrupt securities markets, adversely affect global economies and markets and thereby decrease the value of the Portfolio’s investments. The wars in Iraq and Afghanistan have had a substantial effect on the economies and securities markets of the U.S. and other countries. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation (e.g., the potential manipulation of the London Interbank Offered Rate (LIBOR)) or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of the Portfolio. While the U.S. government has historically honored its credit obligations, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Portfolio’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. The uncertainty surrounding the sovereign debt of a significant number of European Union countries, as well as the status of the Euro, the European Monetary Union and the European Union itself, has disrupted and may continue to disrupt markets in the U.S. and around the world. The risks associated with investments in Europe may be heightened due to the approval by citizens of the United Kingdom, in June 2016, of a referendum to leave the European Union. Significant uncertainty remains in the market regarding the ramifications of that development, and the range and potential implications of possible political, regulatory, economic and market outcomes are difficult to predict. If the United Kingdom’s exit from the European Union is consummated, or if one or more additional countries leave the European Union, or the European Union partially or completely dissolves, the world’s securities markets may be significantly disrupted and adversely affected. Substantial government interventions (e.g., currency controls) also could negatively impact the Portfolio. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. During such market disruptions, the Portfolio’s exposure to the risks described elsewhere in this “Summary of Principal Risks” section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Portfolio from implementing its investment program for a period of time and achieving its investment objective. For

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example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Portfolio’s derivatives counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices, or to offer them on a more limited basis. To the extent the Portfolio has focused its investments in the stock index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.

Non-U.S. Investment Risk	The Portfolio’s investments in non-U.S. securities may cause it to experience more rapid and extreme changes in value than funds that invest exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many non-U.S. countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of non-U.S. securities are often not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of non-U.S. countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, market disruption, political changes, security suspensions or diplomatic developments could adversely affect the Portfolio’s investments in a non-U.S. country. In the event of nationalization, expropriation or other confiscation, the Portfolio could lose its entire investment in non-U.S. securities. The more the Portfolio invests its assets in a particular currency or geographic area, the more exposure it will generally have to regional economic risks, including weather emergencies and natural disasters. For example, because the Portfolio may invest more than 25% of its assets in particular countries, it may be subject to increased risks due to political, economic, social or regulatory events in those countries. Adverse developments in certain regions can also adversely affect securities of other countries whose economies appear to be unrelated. In addition, the Portfolio’s investments in non-U.S. securities may be subject to withholding and other taxes imposed by countries outside the U.S., which could reduce the return on an investment in the Portfolio.
REIT and Real Estate-Related Investment Risk	To the extent that the Portfolio invests in real estate-related investments, such as securities of real estate-related companies, REITs, real estate operating companies (REOCs) and related instruments and derivatives, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. The value of investments in the real estate sector also may be affected by macroeconomic developments, and social and economic trends. To the extent the Portfolio invests in REITs and/or REOCs, it will also be subject to the risk that a REIT or REOC will default on its obligations or go bankrupt. By investing in REITs and/or REOCs indirectly through the Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of the Portfolio, but also, indirectly, similar expenses of such REITs or REOCs.

Smaller Company Risk	The general risks associated with investing in equity securities and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities, and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Companies with medium-sized market capitalizations also have substantial exposure to these risks.

Turnover Risk	A change in the securities held by the Portfolio is known as “portfolio turnover.” Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders), and may adversely impact the Portfolio’s after-tax returns. The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance.

Additional Risks of Investment in the Portfolio	In addition to the risks described above, the Portfolio is relatively recently formed and therefore has limited history for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized, may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.

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Portfolio Holdings

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio holdings, together with additional information about portfolio holdings disclosure, is available in the Trust’s Statement of Additional Information. In addition, the Manager will post the Portfolio’s portfolio holdings information on the Portfolio’s website at us.allianzgi.com. The Portfolio’s website will contain the Portfolio’s complete schedule of portfolio holdings as of the relevant month end. The information will be posted approximately thirty (30) calendar days after the relevant month’s end, and such information will remain accessible on the website until the Trust files its Form N-CSR or Form N-Q with the Securities and Exchange Commission (SEC) for the period that includes the date as of which the website information is current. The Trust’s policies with respect to the disclosure of portfolio holdings are subject to change without notice.

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Management of the Portfolio

Investment Manager	Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) serves as the investment manager for the Portfolio. In this capacity, the Manager provides investment advisory and certain administrative services to the Portfolio. Subject to the supervision of the Trust’s Board of Trustees, the Manager is responsible for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters.

Prior to October 1, 2016, the Portfolio was managed by Allianz Global Investors Fund Management LLC (“Allianz Global Fund Management”), which merged into AllianzGI U.S. on October 1, 2016, by means of a statutory merger (the “Reorganization”). Upon completion of the Reorganization, AllianzGI U.S. succeeded to the advisory business of Allianz Global Fund Management by operation of law. Prior to the Reorganization, Allianz Global Fund Management served as the Investment Manager for the Portfolio and delegated portfolio management of the Portfolio to AllianzGI U.S. Following the reorganization, AllianzGI U.S. assumed the role of Investment Manager for the Portfolio, and conducts the portfolio management function for the Portfolio in a manner substantially identical to the way in which they were managed previously.

The Manager is registered as an investment adviser with the SEC and is organized as a Delaware limited liability company. Its principal place of business is located at 1633 Broadway, New York, New York 10019. AllianzGI U.S. also has offices located at 600 West Broadway, San Diego, California 92101, and 555 Mission Street, San Francisco, California 94105. The Manager provides investment management and advisory services to open-end mutual funds and closed-end funds. The Manager is a wholly-owned indirect subsidiary of Allianz Asset Management of America L.P. (“Allianz”) and of Allianz SE, a publicly-traded European insurance and financial services company. As of December 31, 2016, the Manager had approximately $68.4 billion in assets under management.

Management Fees	The Portfolio pays a monthly management fee to the Manager in return for managing, either directly or through others selected by it, the investment activities of the Portfolio and the Portfolio’s business affairs and other administrative matters. In addition to the fees of the Manager, the Portfolio pays all other costs and expenses of its operations, including, without limitation, compensation of its Trustees (other than those affiliated with the Manager), custodial expenses, shareholder servicing expenses, transfer agency expenses, dividend disbursing expenses, legal fees, expenses of an independent registered public accounting firm, expenses of preparing, printing and distributing proxy statements and reports to governmental agencies, and taxes, if any. It is possible the Portfolio will be required to treat certain shareholders as receiving distributions equal to the Portfolio’s management fee, subject to possible limitations on deductions. See the Statement of Additional Information for more details.

The Portfolio is newly formed, and, as a result, management fees paid to the Manager during the most recently completed fiscal year are not available. For the current fiscal year, the Portfolio will pay monthly management fees to the Manager at the annual rate of 0.40% subject to the expense limitation arrangements described below.

A discussion regarding the basis for the Board of Trustees’ approval of the investment management agreement between AllianzGI U.S. and the Portfolio is available in the Portfolio’s semi-annual report to shareholders for the six-month period ended March 31, 2016.

Expense Limitation Arrangements	The Manager has contractually agreed to expense limitation arrangements as specified under “Fees and Expenses of the Portfolio” in the Portfolio Summary of the Portfolio. Specifically, the Manager will waive its management fee or reimburse the Portfolio until the date indicated to the extent that Total Annual Portfolio Operating Expenses (after application of any additional fee waiver as described above) including the payment of organizational expenses, but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed the amount specified for the Portfolio as a percentage of average net assets. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit at the time of such waiver or reimbursement. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

AllianzGI U.S. provides investment management services across a broad class of assets including equity, fixed income, futures and options, convertibles and other securities and derivative instruments. AllianzGI U.S.’s primary business is to provide discretionary advisory services to institutional clients through its separate account

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management services. In addition, AllianzGI U.S. provides discretionary investment advisory services to a variety of commingled funds (including SEC registered open-end investment companies, SEC registered closed-end investment companies and other commingled funds that are not registered with the SEC), which may be sponsored or established by AllianzGI U.S., its affiliates or by unaffiliated third parties. AllianzGI U.S. also participates as a non-discretionary investment adviser providing investment models to unaffiliated third parties.

The individuals at AllianzGI U.S. listed below are either individually or jointly and primarily responsible for the day-to-day management of the Portfolio. Employees of AllianzGI U.S. affiliates outside the US participate in the management of certain funds as “associated persons” of AllianzGI U.S. under the firm’s compliance oversight, in accordance with SEC guidance as to so-called “participating affiliate” arrangements. These associated persons may, on behalf of AllianzGI U.S., provide discretionary investment management services, research and related services to the Portfolio. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Portfolio.

Portfolio	Portfolio Manager	Since	Recent Professional Experience
AllianzGI Best Styles Global Managed Volatility Portfolio	Michael Heldmann, Ph.D., CFA	2016 (Inception)	Mr. Heldmann is a senior portfolio manager, a director and Head of Best Styles North America with Allianz Global Investors, which he joined in 2007. He is responsible for developing the Best Styles US Equity team while building on its research capabilities. Mr. Heldmann previously managed Best Styles Emerging Markets and Best Styles Europe Equity products. He has eight years of investment-industry experience. Before joining the firm, Mr. Heldmann worked for the international laboratory CERN in Geneva, Switzerland, as a particle physics researcher. He has a master’s degree in physics from the University of Mainz, Germany, and a Ph.D. from the University of Freiburg, Germany. Mr. Heldmann is a CFA charterholder.

	Kai Hirschen, Ph.D., CFA, CAIA, FRM	2016 (Inception)	Mr. Hirschen is a portfolio manager with Allianz Global Investors, which he joined in 2009. He is a member of the Systematic Equity team and manages High Dividend Global mandates, including enhanced dividend strategies with an option overlay. Mr. Hirschen has seven years of investment-industry experience. He previously worked for a leading international consultancy in risk management and risk modeling. Mr. Hirschen has a master’s degree in mathematics from the University of Hannover, Germany, a master’s degree in finance and accounting from the University of Frankfurt, Germany, and a doctorate from the University of Darmstadt, Germany. He is a CFA charterholder and a CAIA charterholder, and holds the Financial Risk Manager designation.

	Rohit Ramesh	2016	Mr. Ramesh is a portfolio manager with Allianz Global Investors, which he joined in 2007. He is a member of the Systematic Equity team and manages Best Styles Global mandates. Mr. Ramesh was previously a member of the firm’s Asia Pacific team, focusing on emerging-market companies, and also managed the Best Styles Emerging Markets Equity mandates. He has eight years of investment-industry experience. Before joining the firm, he worked at DaimlerChrysler Asia Pacific in Singapore as an emerging-markets analyst. Mr. Ramesh has a bachelor’s degree in finance and accounting from the University of Bombay, India; a master’s degree in economics and management from the National University of Singapore; and a master’s degree in economics and public policy from the University of Pune, India.

Manager/Sub-Adviser Relationship	Shareholders of the Portfolio have granted approval to the Manager to enter into new or amended sub-advisory agreements with one or more sub-advisers with respect to the Portfolio without obtaining shareholder approval of such agreements, subject to certain conditions. One of the conditions requires the Board of Trustees to approve any such agreement.

Distributor	The Trust’s distributor is Allianz Global Investors Distributors LLC (“AGID” or the “Distributor”), an indirect subsidiary of Allianz, AllianzGI U.S.’s parent company. The Distributor, located at 1633 Broadway, New York, New York 10019, is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”).

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Portfolio Shares

In this Private Placement Memorandum, the Trust offers investors shares of the Portfolio. The Trust does not charge any sales charges (loads) or other fees in connection with purchases or sales (redemptions) of Portfolio shares. Portfolio shares are offered primarily for direct investment by investors such as certain pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations, and high net worth individuals that meet certain qualification requirements.

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How to Buy and Sell Shares

The following section provides basic information about how to buy and sell (redeem) shares of the Portfolio. More detailed information about the Trust’s purchase and sale arrangements for Portfolio shares is provided in the Statement of Additional Information. The Statement of Additional Information (which is available free of charge by writing the Distributor or calling your Account Representative) provides technical information about the basic arrangements described below.

Shares of the Portfolio are only available to “accredited investors” as defined in Regulation D. The securities offered hereby have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable, as described below.

Calculation of Share Price	When you buy shares of the Portfolio, you pay a price equal to the net asset value per share (“NAV”) of the shares. When you sell (redeem) shares, you receive an amount equal to the NAV of the shares, minus any applicable fees (Portfolio shares are not currently subject to a contingent deferred sales charge). NAVs are ordinarily determined at the close of regular trading (normally 4:00 p.m., Eastern Time) on the New York Stock Exchange on each day the New York Stock Exchange is open. See “How Portfolio Shares Are Priced” below for details.

The Trust does not calculate NAVs or process orders on days when the New York Stock Exchange is closed. If your purchase or redemption order is received by the Trust or its designee on a day when the New York Stock Exchange is closed, it will be processed on the next succeeding day when the New York Stock Exchange is open (at the succeeding day’s NAV).

In order for a purchase order to be effective as of a particular day, the Trust (or its designee) must have accepted the order and have received immediately available funds by 4:00 p.m. Eastern Time on such day.

The redemption price of shares of a Portfolio is the NAV per share next determined after the redemption request and any necessary documentation are received by the Trust (or its designee) in good order as described below.

Buying Shares	Investors may purchase shares of the Portfolio at the relevant NAV without a sales charge. The Statement of Additional Information provides technical information about certain features that are offered to purchasers of Portfolio shares.

Under ordinary circumstances, you may purchase the Portfolio’s shares directly from the Trust on days when the NYSE is open for business. For instructions on purchasing shares, call your Account Representative.

Investment Minimums	The Trust, in its sole discretion, may accept or reject any order for purchase of Portfolio shares. The Trust does not currently issue share certificates.

The Portfolio has an investment minimum of $1 million. The Trust or the Distributor may lower or waive the minimum investment for certain categories of investors at their discretion. Please see the Statement of Additional Information for more details.

Initial Investment

Investors may open an account by completing and signing a Subscription Agreement and mailing the Subscription Agreement to AllianzGI Institutional Multi-Series Trust, c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019. A Subscription Agreement may be obtained by calling your Account Representative. The Trust will not accept a purchase order until it has received a Subscription Agreement application deemed to be in good order by the Trust and an account for the investor has been established with the Trust’s transfer agent (the “Transfer Agent”). At the discretion of the Trust and/or AGID, certain investors may be asked to complete forms or provide certifications in addition to or instead of those normally required. In addition, the Trust may not accept a purchase order unless an Internal Revenue Service (“IRS”) Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for non-U.S. shareholders) with a correct taxpayer identification number (if required) is on file with the Trust or its agent and that W-9 or W-8 is deemed to be in good order. The Trust may require additional tax-related certifications, information or other documentation from you in order to comply with applicable U.S. federal reporting and withholding tax provisions, including the Foreign Account Tax Compliance Act. See the Statement of

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Additional Information for more details. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. The Manager and the Distributor have the right in their discretion to decide when a completed form is in good order.

Following receipt of the appropriate information and establishment of an account for the investor with the Transfer Agent, the investor will receive notice of the acceptance or non-acceptance of the subscription. If an investor is accepted, the investor may purchase shares of the Portfolio by wiring federal funds to the Trust, as described in the Subscription Agreement. In order to receive instructions for wire transfer, the investor should consult the Subscription Agreement or may telephone that investor’s Account Representative. At that time investors should provide the following information: name of authorized person, shareholder name, shareholder account number, name of the Portfolio, and the amount to be wired.

Additional Investments	An investor may purchase additional shares of the Portfolio at any time by calling the investor’s Account Representative, completing and signing an Additional Subscription Form (attached as an exhibit to the Subscription Agreement) and, once approved by the Trust, wiring federal funds to the Trust as outlined above.

Other Purchase Information	Purchases of the Portfolio’s shares will be made in full and fractional shares. In the interest of economy and conveniences, certificates for shares will not be issued.

The Trust reserves the right, in its sole discretion, to reject any purchase order, in whole or in part, for any reason, and/or to suspend the offering of shares of the Portfolio when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of the Trust may not be qualified or registered for sale in all states. Investors should inquire as to whether shares of the Portfolio are available for offer and sale in the investor’s state of residence. Shares of the Trust may not be offered or sold in any state unless registered or qualified in that jurisdiction or unless an exemption from registration or qualification is available.

Retirement Plans	Shares of the Portfolio are generally not available to retirement plans where the investment decisions are made by individual employees (so-called “participant-directed plans”).

Abusive Trading Practices	The Trust encourages shareholders to invest in the Portfolio as part of a long-term investment strategy and discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” However, because the Trust will not always be able to detect market timing or other abusive trading activity, investors should not assume that the Trust will be able to detect or prevent all market timing or other trading practices that may disadvantage the Portfolio.

Certain of the Portfolio’s investment strategies may make the Portfolio more susceptible to market timing activities. For example, since the Portfolio may invest in non-U.S. securities, it may be subject to the risk that an investor may seek to take advantage of a delay between the change in value of the Portfolio’s non-U.S. portfolio securities and the determination of the Portfolio’s NAV as a result of different closing times of U.S. and non-U.S. markets by buying or selling Portfolio shares at a price that does not reflect their true value. A similar risk exists for the Portfolio’s potential investment in securities of smaller capitalization companies, securities of issuers located in emerging markets or any high-yield or other securities that are thinly traded and more difficult to value.

To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolio and its shareholders. Such activities may have a detrimental effect on the Portfolio and its shareholders. For example, depending upon various factors such as the size of the Portfolio and the amount of its assets maintained in cash, short-term or excessive trading by Portfolio shareholders may interfere with the efficient management of the Portfolio’s portfolio, increase transaction costs and taxes, and may harm the performance of the Portfolio and its shareholders.

The Trust seeks to deter and prevent abusive trading practices, and to reduce these risks, through a combination of methods. To the extent that there is a delay between a change in the value of a mutual fund’s portfolio holdings, and the time when that change is reflected in the NAV of the fund’s shares, that fund is exposed to the risk that investors may seek to exploit this delay by purchasing or redeeming shares at net asset values that do not reflect appropriate fair value prices. The Trust seeks to deter and prevent this activity, sometimes referred to as “stale price arbitrage,” by the appropriate use of “fair value” pricing of the Portfolio’s portfolio securities. See “How Portfolio Shares Are Priced” below for more information.

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The Trust also seeks to monitor shareholder account activities in order to detect and prevent excessive and disruptive trading practices. The Trust and the Manager each reserves the right to restrict or refuse any purchase transaction if, in the judgment of the Trust or of the Manager, the transaction may adversely affect the interests of the Portfolio or its shareholders. Among other things, the Trust and its service providers may monitor for any patterns of frequent purchases and sales that appear to be made in response to short-term fluctuations in share price. Notice of any restrictions or rejections of transactions may vary according to the particular circumstances.

Although the Trust and its service providers seek to use these methods to detect and prevent abusive trading activities, and although the Trust will consistently apply such methods, there can be no assurances that such activities can be detected, mitigated or eliminated.

Minimum Account Size	Due to the relatively high cost to the Portfolio of maintaining small accounts, you are asked to maintain an account balance in the Portfolio in which you invest of at least the minimum investment necessary to open the particular type of account.

The Trust reserves the right to redeem shares in any account for their then-current value (which will be promptly paid to the investor) if at any time, due to redemption by the investor, the shares of the account do not have a value of at least the investment minimum described above. A shareholder will receive advance notice of a mandatory redemption and will be given at least 90 days to bring the value of its account up to the investment minimum.

Selling Shares – Redemptions of Shares Held Directly with the Trust – Redemptions by Mail	Investors can sell (redeem) shares of the Portfolio by transacting directly with the Transfer Agent by submitting a completed and signed “Request for Redemption of Shares” form attached as an exhibit to the Subscription Agreement to AllianzGI Institutional Multi-Series Trust c/o Boston Financial Data Services, Inc., 330 W. 9th Street, Kansas City, MO 64105. The completed and signed “Request for Redemption of Shares” form may also be delivered to the Transfer Agent via email at azprocess@bfdsmidwest.com or via facsimile at 1-816-218-1594. The redemption request should state the Portfolio from which the shares are to be redeemed, the number or dollar amount of the shares to be redeemed and the account number. The request must be signed exactly as the names of the registered owners appear on the Trust’s account records, and the request must be signed by the minimum number of persons designated on the Subscription Agreement that are required to effect a redemption.

Other Redemption Information	Redemption proceeds will ordinarily be wired to the investor’s bank address of record within three business days after the redemption request, but may take up to seven calendar days. Redemption proceeds will be sent by wire to the bank name designated on the Subscription Agreement or the Request for Redemption of Shares. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

For shareholder protection, a request to change information contained in an account registration (for example, a request to change the bank designated to receive wire redemption proceeds) must be received in writing, signed by the minimum number of persons designated on the completed application that are required to effect a redemption, and accompanied by a signature validation from any eligible guarantor institution, as determined in accordance with the Trust’s procedures, as more fully described below. A signature validation cannot be provided by a notary public. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the completed application to effect transactions for the organization.

Retirement plan sponsors, participant recordkeeping organizations and other financial intermediaries may also impose their own restrictions, limitations or fees in connection with transactions in the Portfolio’s shares, which may be stricter than those described in this section. You should contact your plan sponsor, recordkeeper or financial intermediary for more information on any additional restrictions, limitations or fees are imposed in connection with transactions in Portfolio shares.

In addition, for taxable shareholders, a redemption is generally a taxable event that will in many circumstances generate capital gain or loss. See “Tax Consequences” in this Private Placement Memorandum and “Taxation” in the Statement of Additional Information.

Redemption Fees	The Trust does not charge any redemption fees on the redemption of Portfolio shares.

Timing of Redemption Payments	For Portfolio shares, redemption proceeds will be distributed within seven calendar days.

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Redemptions in Kind	The Trust has agreed to redeem shares of the Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust may pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by the Portfolio in lieu of cash. In determining whether to pay redemption proceeds in cash or in kind, the Portfolio expects to consider a number of factors, such as the Portfolio’s cash position, anticipated subscriptions and redemptions, the liquidity of the Portfolio’s portfolio of investments as determined by the Manager, the amount of the redemption request, and the amount of advance notice the shareholder has provided regarding the anticipated redemption request. If your shares are redeemed in kind, you should expect to incur transaction costs upon the disposition of the securities received in the distribution. Such securities remain subject to market risk until they are sold. You may recognize capital gain or loss upon the disposition of such securities. There can be no assurance that any redemption paid in kind will represent a pro rata portion of the investment positions held by the Portfolio or that any securities distributed will be liquid.

Cost Basis Reporting	When you redeem or sell Portfolio shares, the Portfolio is required to report to you and the IRS on an IRS Form 1099-B or other applicable form cost-basis information with respect to those shares, as well as information about whether any gain or loss on your redemption is short- or long-term and whether any loss is disallowed under the “wash sale” rules. Such reporting generally is not required for shares held in a retirement or other tax-advantaged account. Cost basis is typically the price you pay for your shares (including reinvested dividends), with adjustments for certain commissions, wash-sales, organizational actions, and other items, including any returns of capital paid to you by the Portfolio in respect of your shares. Cost basis is used to determine your net gains and losses on any shares you redeem in a taxable account.

The Portfolio will permit you to select from a list of alternative cost basis reporting methods to determine your cost basis in Portfolio shares. If you do not select a particular cost basis reporting method, the Portfolio will apply its default cost basis reporting method of Average Cost (ACST) to your shares. Please consult your Account Representative for more information on the available methods for cost basis reporting and how to select or change a particular method. You should consult your tax adviser concerning the application of these rules to your investment in the Portfolio, and to determine which available cost basis method is best for you.

Certificated Shares	The Trust currently does not issue share certificates.

Verification of Identity	To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Portfolio must obtain the following information for each person who opens a new account:

1. Name of Investor.

2. Date of birth (for individuals) or Date of Trust.

3. Residential or business street address.

4. Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Portfolio and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, as discussed in the Subscription Agreement.

After an account is opened, the Portfolio may restrict your ability to purchase shares until your identity is verified. The Portfolio also may close your account and redeem any shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

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How Portfolio Shares Are Priced

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s portfolio investments and other assets attributable to the Portfolio’s shares, less any liabilities, by the total number of shares outstanding. Portfolio shares are valued as of a particular time (the “Valuation Time”) on each day (“Business Day”) that the New York Stock Exchange is open for trading. The Valuation Time is ordinarily at the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time) (the “NYSE Close”). In unusual circumstances, the Board of Trustees of the Portfolio may determine that the Valuation Time shall be as of 4:00 p.m., Eastern Time, notwithstanding an earlier, unscheduled close or halt of trading on the New York Stock Exchange.

For purposes of calculating NAV, the Portfolio’s investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sales prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers or pricing services. Please see “Net Asset Value” in the Statement of Additional Information. Short-term investments by the Portfolio having a remaining maturity of 60 days or less will be valued at amortized cost unless the Board of Trustees or its Valuation Committee determines that particular circumstances dictate otherwise.

If market quotations are not readily available (including in cases where available market quotations are deemed to be unreliable), the Portfolio’s investments will be valued as determined in good faith pursuant to policies and procedures approved by the Board of Trustees (so-called “fair value pricing”). Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine the Portfolio’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investments. Also, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by the Portfolio.

The Portfolio may determine that market quotations are not readily available due to events relating to a single issuer (e.g., corporate actions or announcements) or events relating to multiple issuers (e.g., governmental actions or natural disasters). The Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, the Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the Valuation Time. The Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities where appropriate. The Portfolio’s use of fair value pricing may help deter “stale price arbitrage,” as discussed above under “Abusive Trading Practices.”

For purposes of calculating NAV, the Portfolio normally uses pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income and non-U.S. securities are normally priced using data reflecting the earlier closing of the principal markets for those securities, subject to possible fair value adjustments. Information that becomes known to the Portfolio or its agents after NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or NAV determined earlier that day.

Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, NAV of the Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange is closed, and the NAV of the Portfolio’s shares may change on days when an investor is not able to purchase or redeem shares. The calculation of the Portfolio’s NAV may not take place contemporaneously with the determination of the prices of non-U.S. securities used in NAV calculations.

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Portfolio Distributions

The Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. You begin earning dividends on Portfolio shares the day after the Trust receives your purchase payment. Dividends paid by the Portfolio with respect to Portfolio shares are calculated in the same manner and at the same time. The Portfolio intends to declare and distribute income dividends to shareholders of record annually. To the extent a significant portion of the securities held by the Portfolio fluctuate in the rate or frequency with which they generate dividends and income, or have variable or floating interest rates, the amounts of the Portfolio’s income distributions to shareholders are expected to vary.

In addition, the Portfolio distributes any net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) it earns from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently.

Investors can choose from the following distribution options:

•	Reinvest all distributions in additional shares of the Portfolio at NAV. This would be done unless you elected another option.

•	Receive all distributions in cash. You would elect this option by election in a written and signed Investor Profile Form and Subscription Agreement or by contacting your Account Representative.

You do not pay any sales charges or other fees on the receipt of shares received through the reinvestment of Trust distributions.

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Tax Consequences

This section summarizes some of the important U.S. federal income tax consequences to U.S. persons of investing in the Portfolio. An investment in the Portfolio may have other tax implications. You should consult your tax adviser for information concerning the possible application of federal, state, local, or non-U.S. tax laws to you. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Portfolio.

The Portfolio intends to elect to be treated and intends to qualify each year as a regulated investment company under the Internal Revenue Code. A regulated investment company is not subject to U.S. federal income tax on income and gains that are distributed in a timely manner to shareholders. The Portfolio’s failure to qualify as a regulated investment company would result in portfolio-level taxation, and, consequently, a reduced return on your investment.

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Taxes on Portfolio Distributions.  If you are a shareholder subject to U.S. federal income tax, you will be subject to tax on Portfolio distributions in the manner described herein whether they are paid in cash or reinvested in additional shares of the Portfolio. The Portfolio will provide you with an annual statement showing you the amount and tax character (e.g., ordinary or capital) of the distributions you received, or are deemed to have received, each year.

For U.S. federal income tax purposes, Portfolio distributions will be taxable to you as either ordinary income or capital gains. Portfolio dividends consisting of distributions of investment income are taxable to you as ordinary income. The treatment of Portfolio distributions of capital gains is based on how long the Portfolio owned (or is deemed to have owned) the investments that generated those gains, rather than how long you have owned your shares. Distributions of net capital gains (that is, the excess of net long-term capital gains from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than 12 months over net short-term capital losses) that are properly reported by the Portfolio as capital gain dividends (“Capital Gain Dividends”) will be taxable to you as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Distributions of net short-term capital gains in excess of net long-term capital losses will be taxable to you as ordinary income.

Distributions of investment income reported by the Portfolio as derived from “qualified dividend income” will be taxed to individual shareholders at the rates applicable to net capital gains, provided holding period and other requirements are met at both the shareholder and Portfolio level. Distributions from REITs generally do not qualify as qualified dividend income.

A Medicare contribution tax is imposed on the “net investment income” of individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Portfolio, including any Capital Gain Dividends, and net gains recognized on the sale or redemption of shares of the Portfolio. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in the Portfolio.

The ultimate tax characterization of the Portfolio’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Portfolio may make total distributions during a taxable year in an amount that exceeds such Portfolio’s current and accumulated earnings and profits. In that case, the excess generally would be treated as a return of capital, which would reduce your tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital generally is not taxable, but it reduces your tax basis in your shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of your shares.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Portfolio’s net investment income. Instead, potentially subject to certain limitations, the Portfolio may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. To the extent that the Portfolio has capital loss carryforwards from prior tax years, those carryforwards will reduce the net capital gains that can support the Portfolio’s distribution of Capital Gain Dividends. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains.

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Portfolio distributions are taxable to you even if they are paid from income or gains earned by the Portfolio prior to your investment and thus were included in the price you paid for your shares. For example, if you purchase shares on or just before the record date of a Portfolio distribution, you will pay full price for the shares and could receive a portion of your investment back as a taxable distribution.

The Portfolio’s transactions in derivatives, short sales, or similar or related transactions could affect the amount, timing and character of distributions from the Portfolio, and could increase the amount and accelerate the timing for payment of taxes payable by taxable shareholders.

Investments through tax-qualified retirement plans and other tax-advantaged investors are generally not subject to current federal income tax, although certain real estate-related income may be subject to special rules, including potential taxation and reporting requirements. Shareholders should consult their tax advisers to determine the precise effect of an investment in the Portfolio on their particular tax situation.

The tax issues relating to these and other types of investments and transactions are described more fully under “Taxation” in the Statement of Additional Information.

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Taxes When You Sell (Redeem) Your Shares.  Any gain resulting from the sale (or redemption that is treated as a sale) of Portfolio shares generally will be taxed to you as capital gain subject to certain exceptions as described further in the Statement of Additional Information.

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A Note on Non-U.S. Investments.  The Portfolio’s investments in non-U.S. securities may be subject to withholding and other taxes imposed by countries outside the U.S. This may reduce the return on your investment. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If the Portfolio meets certain requirements relating to its asset holdings, the Portfolio may be able to elect to pass through to its shareholders a deduct ion or credit for foreign taxes. If the Portfolio does not qualify for or chooses not to make such an election, shareholders generally will not be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Portfolio; in that case the foreign tax will nonetheless reduce the Portfolio’s taxable income. Even if the Portfolio elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Portfolio through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction. The Portfolio’s investments in non-U.S. securities or foreign currencies may increase or accelerate the Portfolio’s recognition of ordinary income and may affect the timing or amount of the Portfolio’s distributions.

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Backup Withholding.  The Portfolio generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any shareholder (i) who fails to properly furnish the Portfolio with a correct taxpayer identification number, (ii) who has under-reported dividend or interest income, or (iii) who fails to certify to the Portfolio that he, she or it is not subject to such withholding. The backup withholding rate is 28%.

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Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolio identified under “Principal Investments and Strategies of the Portfolio” and “Summary of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that are not necessarily principal investment strategies but may be used by the Portfolio from time to time. Most of these securities and investment techniques are discretionary, which means that the portfolio managers can decide whether to use them or not. This Private Placement Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolio. As with any mutual fund, investors in the Portfolio must rely on the professional investment judgment and skill of the Manager and the individual portfolio managers. Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolio.

Common Stocks and Other Equity Securities	Common stock represents an ownership interest in a company. Common stock may take the form of shares in a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.

Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. Seeking earnings growth may result in significant investments in sectors that may be subject to greater volatility than other sectors of the economy. Companies that the Portfolio’s portfolio manager believes are undergoing positive change and whose stock the portfolio manager believes is undervalued by the market may have experienced adverse business developments or may be subject to special risks that have caused their stocks to be out of favor. If the Portfolio’s portfolio manager’s assessment of a company’s earnings growth or other prospects is wrong, or if the portfolio manager’s judgment of how other investors will value the company is wrong, then the price of the company’s stock may fall or may not approach the value that the portfolio manager has placed on it.

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stocks, equity securities include, without limitation, preferred stocks, convertible securities and warrants. Equity securities other than common stocks are subject to many of the same risks as common stocks, although possibly to different degrees. The Portfolio may invest in, and gain exposure to, common stocks and other equity securities through purchasing depositary receipts, such as ADRs, GDRs and other depositary receipts, as described under “Non-U.S. Securities” below.

Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference for the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stock may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specified and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt.

Companies with Smaller Market Capitalizations

Companies that are smaller and less well-known or seasoned than larger, more widely held companies may offer greater opportunities for capital appreciation, but may also involve risks different from, or greater than, risks normally associated with larger companies. Larger companies generally have greater financial resources, more extensive research and development, manufacturing, marketing and service capabilities, and more stability and greater depth of management and technical personnel than smaller companies. Smaller companies may have

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limited product lines, markets or financial resources or may depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse market developments than securities of larger companies. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of a company’s earnings potential or assets. Because securities of smaller companies may have limited liquidity, the Portfolio may have difficulty establishing or closing out its positions in smaller companies at prevailing market prices. As a result of owning illiquid securities, the Portfolio is subject to the additional risk of possibly having to sell portfolio securities at disadvantageous times and prices if redemptions require the Portfolio to liquidate its securities positions. Companies with medium-sized market capitalizations also have substantial exposure to these risks. Furthermore, as companies’ market capitalizations fall due to declining markets or other circumstances, such companies will have increased exposure to these risks.

Initial Public Offerings	The Portfolio may purchase securities in initial public offerings (IPOs). These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Portfolio may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Portfolio. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease.

Non-U.S. Securities	The Portfolio may invest in non-U.S. securities. Non-U.S. securities may include, but are not limited to, securities of companies that are organized and headquartered outside the U.S.; non-U.S. equity securities as designated by commonly-recognized market data services; U.S. dollar- or non-U.S. currency-denominated corporate debt securities of non-U.S. issuers; securities of U.S. issuers traded principally in non-U.S. markets; non-U.S. bank obligations; U.S., dollar- or non-U.S. currency-denominated obligations of non-U.S. governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities; and securities of other investment companies investing primarily in non-U.S. securities. When assessing compliance with investment policies that designate a minimum or maximum level of investment in “non-U.S. securities” for the Portfolio, the Manager may apply a variety of factors (either in addition to or in lieu of one or more of the categories described in the preceding sentence) in order to determine whether a particular security or instrument should be treated as U.S. or non-U.S. For more information about how the Manager may determine whether an issuer is located in a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

The Portfolio may invest in American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and other depository receipts. ADRs are dollar-denominated receipts issued generally by domestic banks and representing the deposit with the bank of a security of a non-U.S. issuer, and are publicly traded on exchanges or over-the-counter in the United States. GDRs may be offered privately in the United States and also traded in public or private markets in other countries. Investing in these instruments exposes the Portfolio to credit risk with respect to the issuer of the ADR or GDR, in addition to the risks of the underlying investment.

Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities and shareholders should consider carefully the substantial risks involved for funds that invest in these securities. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on non-U.S. portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruption; the possibility of security suspensions; and political instability. Individual non-U.S. economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with non-U.S. securities markets may change independently of each other. Also, non-U.S. securities and dividends and interest payable on those securities could be subject to withholding and other foreign taxes. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may

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exhibit greater price volatility. Investments in non-U.S. securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

Emerging Market Securities	The Portfolio may invest in non-U.S. securities and in securities of issuers tied economically to countries with developing (or “emerging market”) economies. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. Countries with emerging market economies are those with securities markets that are, in the opinion of the Manager, less sophisticated than more developed markets in terms of participation by investors, analyst coverage, liquidity and regulation. When assessing compliance with investment policies that designate maximum percentage limitations on investments in emerging market securities, the Portfolio calculates those limitations by defining “emerging market securities” as securities issued by companies located in emerging market countries. For more information about how the Manager may determine whether an issuer is “located in” a particular country, see “Characteristics and Risks of Securities and Investment Techniques—Location of Issuers.”

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in U.S. securities or in developed countries outside the United States. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; and possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization or the creation of government monopolies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency or other hedging techniques; companies that are newly organized and/or small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal, custodial and share registration systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause the Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Foreign Currencies	To the extent the Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign currencies it will be subject to currency risk.

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or non-U.S. governments or central banks, or by currency controls or political developments. Currencies in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio.

Foreign Currency Transactions.  The Portfolio may (but is not required to) enter into forward foreign currency exchange contracts for a variety of purposes, such as hedging against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies, gaining leverage and increasing exposure to a foreign currency or shift exposure from one foreign currency to another. In addition, the Portfolio may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a date and price set at the time of the contract, would reduce the Portfolio’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. The

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Portfolio may also use a basket of currencies to hedge against adverse changes in the value of another currency or basket of currencies or to increase the exposure to such currencies. Contracts to sell foreign currency would limit any potential gain which might be realized by the Portfolio if the value of the hedged currency increases. The Portfolio may enter into these contracts to hedge against foreign exchange risk arising from the Portfolio’s investment or anticipated investment in securities denominated in foreign currencies or to increase exposure to a currency or to shift exposure of currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in such transactions at any given time or from time to time. Also, any such transactions may not be successful and may eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. In addition, to the extent that it engages in foreign currency transactions, the Portfolio will be subject to the additional risk that the relative value of currencies will be different than anticipated by the Portfolio’s portfolio manager(s).

Derivatives	Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may, but is not required to, use a number of derivative instruments. Derivatives may be used for a variety of reasons, including for risk management, for leverage and to indirectly gain exposure to other types of investments. For example, the Portfolio may use derivative instruments (such as securities swaps) to indirectly participate in the securities market of a country from which the Portfolio would otherwise be precluded for lack of an established securities custody and safekeeping system or for other reasons. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. The Manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolio will succeed. In addition, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial.

Examples of derivative instruments that the Portfolio may buy, sell or otherwise utilize (unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio”) include, among others, option contracts, futures contracts, options on futures contracts, forward contracts, warrants and swap agreements, including swap agreements with respect to securities indexes. The Portfolio may use derivatives and may purchase and sell (write) call and put options on securities, securities indexes and foreign currencies; and may also purchase and sell futures contracts and options thereon with respect to securities, securities indexes, interest rates and foreign currencies. A description of these and other derivative instruments that the Portfolio may use are described under “Investment Objectives and Policies” in the Statement of Additional Information.

The Portfolio’s use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments, and the use of certain derivatives may subject the Portfolio to the potential for unlimited loss. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Statement of Additional Information. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolio.

Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit and Counterparty Risk.  The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. To the extent the Portfolio has significant exposure to a single or small group of counterparties, this risk will be particularly pronounced.

Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Leveraging Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the

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derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, the Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under derivative instruments. In accordance with the 1940 Act restrictions on “senior securities” and SEC staff interpretations on potential leverage through derivatives, a Portfolio that engages in derivatives trading routinely segregates liquid assets and/or “covers” its derivatives positions, as described in more detail in “Investment Objectives and Policies—Borrowing” in the SAI. While one purpose of segregation and coverage is to mitigate the downside risks of leverage, these practices do not eliminate such risks and cannot prevent a Portfolio from incurring losses (including significant reductions in net asset value) as a result of investing in derivatives. Leveraging risk may be especially applicable to a Portfolio that may write uncovered (or “naked”) options.

Lack of Availability.  Because the markets for certain derivative instruments (including markets located in non-U.S. countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager of the Portfolio may wish to retain the Portfolio’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that the Portfolio will engage in derivatives transactions at any time or from time to time. The Portfolio’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s interest. If the Manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or result in losses by offsetting favorable price movements in other Portfolio investments. The Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are significant differences between the securities and derivatives markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve the intended result. Derivative instruments are also subject to the risk of ambiguous documentation. A decision as to whether, when and how to use derivatives involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. In addition, derivatives strategies that are successful under certain market conditions may be less successful or unsuccessful under other market conditions.

From time to time, a Portfolio may use participatory notes (“P-Notes”) to gain exposure to issuers in certain countries. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, P-Notes entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-Note will be willing to repurchase such instrument when a Portfolio wishes to sell it.

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Equity-Related Instruments	Equity-related instruments are securities and other instruments, including derivatives such as equity-linked securities, whose investment results are intended to correspond generally to the performance of one or more specified equity securities or of a specified equity index or analogous “basket” of equity securities. See “Common Stocks and Other Equity Securities” above. To the extent that the Portfolio invests in equity-related instruments whose return corresponds to the performance of a non-U.S. securities index or one or more non-U.S. equity securities, investing in such equity-related instruments will involve risks similar to the risks of investing in non-U.S. securities. See “Non-U.S. Securities” above. In addition, the Portfolio bears the risk that the issuer of an equity-related instrument may default on its obligations under the instrument. Equity-related instruments are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments. See “Derivatives” above. Equity-related instruments may be considered illiquid and thus subject to the Portfolio’s restrictions on investments in illiquid securities.

Defensive Strategies	In response to adverse market, economic, political or other conditions, the Portfolio may deviate from its principal strategies by making temporary investments of some or all of its assets in high-quality fixed income securities, cash and cash equivalents. The Portfolio may not achieve its investment objectives when it does so. The Portfolio may maintain a portion of their assets in high-quality fixed income securities, cash and cash equivalents to pay Portfolio expenses and to meet redemption requests.

Fixed Income Securities	As used in this Private Placement Memorandum, the term “fixed income securities” includes, without limitation: securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”); corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued both by governments and corporations; structured notes, including hybrid or “indexed” securities and event-linked bonds; loan participations and assignments; delayed funding loans and revolving credit facilities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements and reverse repurchase agreements; debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises; obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and obligations of international agencies or supranational entities. Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Investments in U.S. Government securities and other government securities remain subject to the risks associated with downgrade or default. Unless otherwise stated in the Portfolio Summary or under “Principal Investments and Strategies of the Portfolio,” the Portfolio may invest in derivatives based on fixed income securities. Although most of the Portfolio’s focus is on equity and related investments, the Portfolio may also have significant investment exposure to fixed income securities through investments of cash collateral from loans of portfolio securities.

Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market conditions. As interest rates rise, the value of fixed income securities can be expected to decline. Fixed income securities with longer “durations” (a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security’s price to changes in interest rates) tend to be more sensitive to interest rate movements than those with shorter durations. Similarly, a fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration. As a general rule, a 1% rise in interest rates means a 1% fall in the value for every year of positive duration. Similarly, as a general rule, if the Portfolio exhibited a negative duration profile and interest rates declined by 1%, there would be a 1% fall in value for every year of negative duration. By way of example, the price of a bond fund with a duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point and the price of a bond fund with a duration of three years would be expected to fall approximately 3%, if interest rates rose by one percentage point. The timing of purchase and sale transactions in debt obligations may result in capital appreciation or depreciation because the value of debt obligations varies inversely with prevailing interest rates.

Senior and Other Bank Loans	The Portfolio may invest in fixed- and floating-rate loans where a bank or other financial institution is the primary lender or agent, including loans made to or issued by U.S. or non-U.S. banks or other corporations, delayed funding loans and revolving credit facilities. Banks loans may also take the form of direct interests acquired during a primary distribution or the form of assignments of, novations of or participations in a bank loan acquired in secondary markets. The Portfolio may also gain exposure to bank loans and related investments through the use of total return swaps and/or other derivative instruments.

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As noted, the Portfolio may purchase “assignments” of bank loans from lenders. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

Investments in loans through direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Portfolio. For example, if the loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender.

The Portfolio may also invest in “participations” in bank loans. Participations by the Portfolio in a lender’s portion of a bank loan typically will result in the Portfolio having a contractual relationship only with such lender, not with the borrower. As a result, the Portfolio may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If the Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

A bank loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution, acting as agent, for a lending syndicate of financial institutions. The agent administers the terms of the loan, as specified in the loan agreement. In addition, the agent is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a corporate borrower. A financial institution’s employment as an agent might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent would generally be appointed to replace the terminated agent, and assets held by the agent under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent for the benefit of the Portfolio were determined to be subject to the claims of the agent’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of Senior Loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate or other borrower for payment of principal and interest. Indebtedness of borrowers whose credit worthiness is poor involves substantially greater risks and may be highly speculative. If the Portfolio does not receive scheduled interest or principal payments on such indebtedness, the net asset value, market price and/or yield of the common shares could be adversely affected. Senior Loans that are fully secured may offer the Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of any collateral from a secured Senior Loan would satisfy the borrower’s obligation, or that such collateral could be liquidated. Also, the Portfolio may invest in Senior Loans that are unsecured.

The interest rates on many bank loans reset frequently, and thus bank loans are subject to interest rate risk. Most bank loans are not traded on any national securities exchange. There may also be less public information available about bank loans as compared to other debt securities.

Bank loans are generally less liquid than many other debt securities. Transactions in bank loans may settle on a delayed basis, such that the Portfolio may not receive the proceeds from the sale of a loan for a substantial period of time after the sale. As a result, the proceeds related to the sale of bank loans may not be available to make additional investments or to meet the Portfolio’s redemption obligations until a substantial period after the sale of the loans. To the extent a senior loan has been deemed illiquid, it will be subject to the Portfolio’s restrictions on investment in illiquid securities. Some loans may not be considered “securities” for certain purposes under the federal securities laws, and purchasers, such as the Portfolio, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Loans and other debt instruments that are not in the form of securities may offer less legal protection to the Portfolio in the event of fraud or misrepresentation.

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Senior Loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Manager believes to be a fair price.

Senior Loans usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among lenders, among others. As such, prepayments cannot be predicted with accuracy. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolio derives interest income will be reduced. However, the Portfolio may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new Senior Loan with the proceeds from the prepayment of the former. The effect of prepayments on the Portfolio’s performance may be mitigated by the receipt of prepayment fees and the Portfolio’s ability to reinvest prepayments in other Senior Loans that have similar or identical yields.

Corporate Debt Securities	Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities or durations tend to be more sensitive to interest rate movements than those with shorter maturities.

High Yield Securities	Securities rated lower than Baa by Moody’s Investors Service, Inc. (“Moody’s”) or lower than BBB by S&P Global Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”), or unrated securities deemed by the Manager to be of comparable quality, are sometimes referred to as “high yield securities” or “junk bonds.” Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, these securities may be subject to greater levels of interest rate, credit and liquidity risk, may entail greater potential price volatility and may be less liquid than higher-rated securities. These securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Fixed income securities rated in the lowest investment grade categories by a rating agency may also possess speculative characteristics. If securities are in default with respect to the payment of interest or the repayment on principal, or present an imminent risk of default with respect to such payments, the issuer of such securities may fail to resume principal or interest payments, in which case the Portfolio may lose its entire investment.

Credit Ratings and Unrated Securities	The Portfolio may invest in securities based on their credit ratings assigned by rating agencies such as Moody’s, S&P and Fitch. Moody’s, S&P, Fitch and other rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. An Appendix to the Portfolio’s Statement of Additional Information describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risk. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Portfolio will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The Manager does not rely solely on credit ratings, and may develop its own analyses of issuer credit quality.

The Portfolio may purchase unrated securities (which are not rated by a rating agency) if the Manager determines that the security is of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the Manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. In the event the Portfolio invests a significant portion of assets in high yield securities and/or unrated securities, the Portfolio’s success in achieving its investment objective may depend more heavily on the Manager’s creditworthiness analysis than if the Portfolio invested exclusively in higher-quality and rated securities.

Private Placement and Restricted Securities Risk

A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law. In addition to the general risks to which all securities are subject, securities acquired by the Portfolio in a private placement are generally subject to strict restrictions on resale, and

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there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Portfolio may be unable to dispose of such securities when it desires to do so, or at a favorable time or price. Private placements may also present valuation risks. Private placement securities include Rule 144A securities, which are eligible for purchase and sale pursuant to Rule 144A under the Securities Act. Rule 144A permits certain qualified institutional buyers, such as the Portfolio, to trade in privately placed securities. Private placement securities may be deemed illiquid and thus may be subject to the Portfolio’s limitation to invest not more than 15% of its net assets in securities which are illiquid at the time of investment, although the Portfolio may determine that certain private placement securities are liquid in accordance with procedures adopted by the Board of Trustees. See “Illiquid Securities” below.

Variable and Floating Rate Securities	Variable- and floating-rate securities provide for a periodic adjustment in the interest rate paid on the obligations. If the Portfolio invests in floating-rate debt instruments (“floaters”) or engages in credit-spread trades, it may gain a certain degree of protection against rises in interest rates, but will participate in any declines in interest rates as well. This is because variable- and floating-rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating-rate securities will not generally increase in value if interest rates decline. The Portfolio may also invest in inverse floating-rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed-rate obligation of similar credit quality. When the Portfolio holds variable- or floating-rate securities, a decrease (or, in the case of inverse floating-rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio’s shares. Certain of the Portfolio’s investments, including variable- and floating-rate securities, may require the Portfolio to accrue and distribute income not yet received. As a result, in order to generate cash to make the requisite distributions, the Portfolio may be required to sell securities in its portfolio that it would otherwise have continued to hold.

Convertible Securities	Convertible securities are generally bonds, debentures, notes, preferred stocks, “synthetic” convertibles and other securities or investments that may be converted or exchanged (by the holder or issuer) into equity securities of the issuer (or cash or securities of equivalent value). The price of a convertible security will normally vary in some proportion to changes in the price of the underlying equity security because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated or high-yield securities subject to greater levels of credit risk, and may also be less liquid than non-convertible debt securities. While convertible securities generally offer lower interest or dividend yields than non-convertible fixed income securities of similar quality, their value tends to increase as the market value of the underlying stock increases and to decrease when the value of the underlying stock decreases. However, a convertible security’s market value tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. Depending upon the relationship of the conversion price to the market value of the underlying security, a convertible security may trade more like an equity security than a debt instrument. Also, the Portfolio may be forced to convert a security before it would otherwise choose, which may decrease the Portfolio’s return.

Synthetic Convertible Securities.  “Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income producing component and a right to acquire an equity security). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments while the convertible component is achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index. Synthetic securities may also be created by third parties, typically investment banks or other financial institutions. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible consists of two or more separate securities, each with its own market value, and has risks associated with derivative instruments. See “Derivatives.”

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Loans of Portfolio Securities	For the purpose of achieving income, the Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. The Portfolio may (but is not required to) lend portfolio securities representing up to 33 1/3% of its total assets. Collateral received from loans of portfolio securities can therefore represent a substantial portion of the Portfolio’s assets. The Portfolio does not currently have a program in place pursuant to which its series could lend portfolio securities. However, it may establish such a program in the future. Please see “Investment Objectives and Policies—Securities Loans” in the Statement of Additional Information for details.

Short Sales	The Portfolio may make use of short sales for investment and risk management purposes, including when the Manager anticipates that the market price of securities will decline or will underperform relative to other securities held in the Portfolio’s portfolio. Short sales are transactions in which the Portfolio sells a security or other instrument (such as an option, forward, futures contract or other derivatives contract) that it does not own. Alternatively or in combination with direct short sales, the Portfolio may utilize derivative instruments, such as futures on indices or swaps on individual securities, in order to achieve the desired level of short exposure for the portfolio. When the Portfolio engages in a short sale on a security, it must borrow the security sold short and deliver it to the counterparty. The Portfolio will ordinarily have to pay a fee or premium to borrow a security and be obligated to repay the lender of the security any dividends or interest that accrues on the security during the period of the loan. The amount of any gain from a short sale will be reduced, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Portfolio pays in connection with the short sale. Until a short position is closed out, the net proceeds of the short sale will be retained by the lending broker to the extent necessary to meet margin requirements, together with any additional assets the broker requires as collateral. The Portfolio is also required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked-to-market daily. Depending on the arrangements made with the broker or custodian, the Portfolio may or may not receive any payments (including interest) on collateral it has deposited with the broker.

Short sales expose the Portfolio to the risk that it will be required to cover its short position at a time when the security or other asset has appreciated in value, thus resulting in losses to the Portfolio. A short sale is “against the box” if the Portfolio holds in its portfolio or has the right to acquire the security sold short at no additional cost. The Portfolio may engage in short sales that are not “against the box,” which involve additional risks. The Portfolio’s loss on a short sale could theoretically be unlimited in a case where the Portfolio is unable, for whatever reason, to close out its short position. The Portfolio’s use of short sales in combination with long positions in its portfolio in an attempt to improve performance may not be successful and may result in greater losses or lower positive returns than if the Portfolio held only long positions. It is possible that the Portfolio’s long equity positions will decline in value at the same time that the value of the securities underlying its short positions increase, thereby increasing potential losses to the Portfolio. In addition, the Portfolio’s short selling strategies may limit its ability to fully benefit from increases in the equity markets. The potential for the price of a fixed-income security sold short to rise is a function of both the remaining maturity of the obligation, its creditworthiness and its yield. Unlike short sales of equities or other instruments, the potential for the price of a fixed-income security to rise may be limited due to the fact that the security will be no more than par at maturity. However, the short sale of other instruments or securities generally, including fixed-income securities convertible into equities or other instruments, a fixed-income security trading at a deep discount from par or which pays a coupon that is high in relative or absolute terms, or which is denominated in a currency other than the U.S. dollar, involves the possibility of a theoretically unlimited loss since there is a theoretically unlimited potential for the market price of the security sold short to increase. Short selling also involves a form of financial leverage that may exaggerate any losses realized by funds that utilize short sales. See “Leveraging Risk.” Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Portfolio. See “Summary of Principal Risks—Credit and Counterparty Risk.” The SEC and other (including non-U.S.) regulatory authorities have in the past imposed, and may in the future impose, restrictions on short selling, either on a temporary or permanent basis, which may include placing limitations on specific companies and/or industries with respect to which the Portfolio may enter into short positions. Any such restrictions may hinder the Portfolio in, or prevent it from, fully implementing its investment strategies, and may negatively affect performance.

In certain market and regulatory environments, the Portfolio may seek to obtain some or all of its short exposure by using derivative instruments on indices or individual securities, instead of engaging directly in short sales on individual securities. Such environments may include instances of regulatory restrictions as described above. It may also include periods when prime brokers or other counterparties are unable or unwilling to support the Portfolio’s short-selling of individual securities on adequate terms. Following recent economic developments, including

Private Placement Memorandum	37

significant turbulence in the credit markets and the financial sector, counterparties that provide prime brokerage services in support of short selling have significantly curtailed their prime brokerage relationships with registered mutual funds. Consequently, the Portfolio may be unable to engage in short sales of individual securities on traditional terms, and may instead seek all of its short exposure through derivatives. To the extent the Portfolio achieves short exposure by using derivative instruments, it will be subject to many of the foregoing risks, as well as to those described under “Derivatives” above. See “Investment Objectives and Policies — Short Sales” in the Statement of Additional Information for more detail.

When-Issued, Delayed Delivery and Forward Commitment Transactions	The Portfolio may purchase securities which it is eligible to purchase on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Portfolio’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Portfolio’s overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated to cover these positions.

Repurchase Agreements	The Portfolio may enter into repurchase agreements, in which the Portfolio purchases a security from a bank or broker-dealer that agrees to repurchase the security at the Portfolio’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

Reverse Repurchase Agreements and Other Borrowings	The Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolio’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered forms of borrowing for some purposes. The Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees to cover its obligations under reverse repurchase agreements, dollar rolls and other borrowings.

The Portfolio also may borrow money to the extent permitted under the 1940 Act, subject to any policies of the Portfolio currently described in this Private Placement Memorandum or in the Statement of Additional Information.

In addition, to the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may make short-term borrowings from investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Reverse repurchase agreements, dollar rolls and other forms of borrowings will create leveraging risk for a Portfolio. See “Summary of Principal Risks — Leveraging Risk.”

Illiquid Securities	The Portfolio may invest in illiquid securities so long as not more than 15% of the value of the Portfolio’s net assets (taken at current value) would be invested in such securities. If the Portfolio’s investments in illiquid securities exceed 15% of the Portfolio’s net assets, the Portfolio will take the steps necessary to bring such investments down to 15% or less of the Portfolio’s net assets. Certain illiquid securities may require pricing using fair valuation procedures approved by the Board of Trustees. The Manager may be subject to significant delays in disposing of illiquid securities held by the Portfolio, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the securities. Please see “Investment Objectives and Policies” in the Statement of Additional Information for a listing of various securities that are generally considered to be illiquid for these purposes. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets. If the Portfolio determines at any time that it owns illiquid securities in excess of 15% of its net assets, it will cease to undertake new commitments to acquire illiquid securities until its holdings are no longer in excess of 15% of its net asset value, and, depending on circumstances, may take additional steps to reduce its holdings of illiquid securities.

38	AllianzGI Institutional Multi-Series Trust

REITs and Real Estate-Related Investments	The Portfolio may invest in real estate-related investments, such as securities of real estate-related companies, real estate investment trusts (REITs), real estate operating companies (REOCs) and related instruments and derivatives. REITs are entities that primarily invest in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs generally invest a majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs generally invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments.

To the extent that the Portfolio invests in real estate-related investments, such as securities of real estate-related companies, REITs, REOCs and related instruments and derivatives, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. The value of investments in the real estate sector also may be affected by macroeconomic developments, and social economic trends. To the extent the Portfolio invests in REITs and/or REOCs, the Portfolio is also subject to the risk that a REIT or REOC will default on its obligations or go bankrupt. As with any investment in real estate, the performance of a REIT or REOC will also depend on factors specific to that instrument, such as the company’s ability to find tenants for its properties, to renew leases, to finance property purchases and renovations, and the skill of the management of such REIT or REOC. To the extent a REIT or REOC is not diversified, it is subject to the risk of financing or investing in a single or a limited number of projects. By investing in REITs and/or REOCs indirectly through the Portfolio, a shareholder will bear not only his or her proportionate share of the expenses of the Portfolio, but also, indirectly, similar expenses of such REITs and REOCs. The Portfolio’s investments in REITs could cause the Portfolio to recognize income in excess of cash received from those securities and, as a result, the Portfolio may be required to sell portfolio securities, including when it is not advantageous to do so, in order to make required distributions.

Investment in Other Investment Companies	The Portfolio may invest in other investment companies, including exchange-traded funds (ETFs). Please see “Investment Objectives and Policies” in the Statement of Additional Information for more detailed information. As a shareholder of an investment company, the Portfolio may indirectly bear service and other fees which are in addition to the fees the Portfolio pays its service providers. To the extent the estimated fees and expenses of the Portfolio attributable to investment in investment companies, or in companies that rely on certain exemptions from the definition of that term, exceed 0.01% of the Portfolio’s average net assets (without taking into account expenses from investing cash collateral for securities loans), those amounts are reflected in the Portfolio’s expense table in the Portfolio Summary under the heading “Acquired Portfolio Fees and Expenses.” Acquired Portfolio Fees and Expenses do not include expenses associated with investments in the securities of unaffiliated investment companies unless those companies hold themselves out to be investment companies. To the extent permitted by and subject to applicable law or SEC exemptive relief, the Portfolio may invest in shares of investment companies (including money market mutual funds) advised or subadvised by the Manager or its affiliates.

Portfolio Turnover	The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolio is known as “portfolio turnover.” The Portfolio may engage in active and frequent trading of portfolio securities to achieve its investment objective and principal investment strategies, particularly during periods of volatile market movements. The portfolio turnover rate of the Portfolio employing a written call option strategy or similar strategy may increase to the extent that the Portfolio is required to sell portfolio securities to satisfy obligations under such a strategy. Higher portfolio turnover involves correspondingly greater expenses to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are taxed as ordinary income when distributed to individual shareholders) and may adversely impact the Portfolio’s after-tax returns. The trading costs associated with portfolio turnover may adversely affect the Portfolio’s performance.

Changes in Investment Objectives and Policies

The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated in the Statement of Additional Information, all investment policies of the Portfolio may be changed by the Board of Trustees without shareholder approval. In addition, the Portfolio may

Private Placement Memorandum	39

be subject to additional restrictions on their ability to utilize certain investments or investment techniques described herein or in the Statement of Additional Information. These additional restrictions may be changed with the consent of the Board of Trustees but without approval by or notice to shareholders. If there is a change in the Portfolio’s investment objective or policies, including a change approved by shareholder vote, shareholders should consider whether the Portfolio remains an appropriate investment in light of their then current financial position and needs.

New and Smaller-Sized Portfolios	In addition to the risks described under “Summary of Principal Risks” above and in this section, to the extent the Portfolio is recently formed, it would have limited performance history, or even none at all, for investors to evaluate. Also, it is possible that the Portfolio, to the extent it is newer or smaller sized (including if it has lost significant assets through market declines or redemptions), may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Portfolio’s size, have a disproportionate impact on the Portfolio’s performance results. The Portfolio would not necessarily have achieved the same performance results if its aggregate net assets had been greater.
Capitalization Criteria, Percentage Investment Limitations and Alternative Means of Gaining Exposure	Unless otherwise stated, all market capitalization criteria and percentage limitations on Portfolio investments listed in this Private Placement Memorandum will apply at the time of investment. The Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment. Unless otherwise indicated, references to assets in the percentage limitations on the Portfolio’s investments refer to total assets. Unless otherwise stated, if the Portfolio is described as investing in a particular type of security or other instrument, either generally or subject to a minimum investment percentage, the Portfolio may make such investments either directly or by gaining exposure through indirect means, such as depositary receipts, derivatives (based on either notional or mark-to-market value depending on the instrument and circumstances), placement warrants or other structured products. Such exposure may be achieved through a combination of multiple instruments or through a combination of one or more investment instruments and cash or cash equivalents.

Location of Issuers	Certain Portfolio policies are determined by reference to whether an issuer is “located in” a particular country or group of countries. In determining whether an issuer is “located in” a particular country for those purposes, the Manager will consider a number of factors, including but not limited to: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; (iii) where the issuer is headquartered or organized; and (iv) the percentage of the issuer’s revenues derived from goods or services sold or manufactured in the country. The Manager may also consider other factors in making this determination. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is in a particular country.

Other Investments and Techniques	The Portfolio may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Private Placement Memorandum. These securities and techniques may subject the Portfolio to additional risks. Please see the Statement of Additional Information for additional information about the securities and investment techniques described in this Private Placement Memorandum and about additional securities and techniques that may be used by the Portfolio.

Certain Affiliations	Absent an exemption from the SEC or other regulatory relief, the Portfolio is generally precluded from effecting certain principal transactions with brokers that are deemed to be affiliated persons of the Portfolio or the Manager. The Portfolio is currently not able to rely on any such exemption or regulatory relief. The Portfolio’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. These restrictions could limit the Portfolio’s ability to engage in securities transactions and take advantage of market opportunities.

Additional Information	The Board of Trustees of the Trust oversees generally the operations of the Portfolio and the Trust. The Trust enters into contractual arrangements with various parties, including among others the Portfolio’s investment adviser, sub-adviser, custodian, transfer agent, and accountants, who provide services to the Portfolio. Shareholders are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers. This Private Placement Memorandum provides information concerning the Trust and the Portfolio that you should consider in determining whether to purchase shares of the Portfolio. Neither this Private Placement Memorandum, nor the related statement of additional information, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Portfolio and any investor, or to give rise to any rights in any shareholder or other person other than any rights under federal or state law that may not be waived.

40	AllianzGI Institutional Multi-Series Trust

Financial Highlights

The financial highlights tables below are intended to help you understand the financial performance of the Portfolio since the Portfolio was first offered. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate than an investor would have earned or lost on an investment in shares of a Portfolio, assuming reinvestment of all dividends and distributions. The information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Portfolio’s financial statements, are included in the Portfolio’s annual report to shareholders. The Portfolio’s annual report is incorporated by reference in the Statement of Additional Information and is available free of charge upon request from the Distributor.

For a share outstanding throughout each period:	Period from 4/11/16(1) through 9/30/16
AllianzGI Best Styles Global Managed Volatility Portfolio
Net asset value, beginning of period	$15.00

Investment Operations:
Net investment income (a)	0.22
Net realized and unrealized gain	0.59
Total from investment operations	0.81
Net asset value, end of period	$15.81
Total Return (b)	5.40%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s)	$77,339
Ratio of expenses to average net assets with fee reimbursement (c)(d)	0.45%
Ratio of expenses to average net assets without fee reimbursement (c)(d)	0.99%
Ratio of net investment income to average net assets (c)(d)	2.96%
Portfolio turnover rate	1%
(1)	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return includes the effect of fee waivers and reimbursements. Total return may reflect adjustments to conform to U.S. GAAP. Total return for a period of less than one year is not annualized.
(c)	Annualized, unless otherwise noted.
(d)	Certain expenses incurred were not annualized.

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42	AllianzGI Institutional Multi-Series Trust

AllianzGI Best Styles Global Managed Volatility Portfolio

INVESTMENT MANAGER

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

DISTRIBUTOR

Allianz Global Investors Distributors LLC

1633 Broadway

New York, NY 10019

CUSTODIAN

State Street Bank & Trust Co.

801 Pennsylvania Avenue

Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services, Inc.

P.O. Box 8050

Boston, MA

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

300 Madison Avenue

New York, NY 10017

LEGAL COUNSEL

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

For further information about the AllianzGI Best Styles Global Managed Volatility Portfolio call your Account Representative.

Private Placement Memorandum	43

The Trust’s Statement of Additional Information (“SAI”) includes and annual and semi-annual reports to shareholders include, or when they become available, will include, additional information about the Portfolio. The SAI is incorporated by reference into this Private Placement Memorandum, which means it is part of this Private Placement Memorandum for legal purposes. The Portfolio’s annual report discusses the market conditions and investment strategies that significantly affected the Portfolio’s performance during its last fiscal year.

You may get free copies of any of these materials, request other information about the Portfolio, make shareholder inquiries or access our 24 hour automated telephone response system by calling your Account Representative or by writing to:

AllianzGI Institutional Multi-Series Trust

1633 Broadway

New York, NY 10019

You may review and copy information about the Trust, including its SAI, at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. You may call the Commission at 1-202-551-8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the EDGAR Database on the Commission’s Web site at www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the Commission, Washington, D.C. 20549-1520. You may need to refer to the Trust’s file number under the Investment Company Act, which is 811-22975.

The Trust does not make the Portfolio’s SAI or shareholder reports currently available to the general public because the Portfolio’s shares are not offered to the general public.

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

STATEMENT OF ADDITIONAL INFORMATION

February 1, 2017

AllianzGI Advanced Core Bond Portfolio

AllianzGI Best Styles Global Managed Volatility Portfolio

AllianzGI Discovery U.S. Portfolio

AllianzGI Global Small-Cap Opportunities Portfolio

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

STATEMENT OF ADDITIONAL INFORMATION

February 1, 2017

This Statement of Additional Information is not a prospectus, and should be read in conjunction with the private placement memoranda (the “PPMs”) of the series of AllianzGI Institutional Multi-Series Trust (the “Trust”), as supplemented from time to time. Through the PPMs, the Trust offers four series of shares (each a “Portfolio”): AllianzGI Advanced Core Bond Portfolio, AllianzGI Best Styles Global Managed Volatility Portfolio, AllianzGI Discovery U.S. Portfolio and AllianzGI Global Small-Cap Opportunities Portfolio.

The annual report for the series of the Trust as of September 30, 2016, including notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated by reference from the Trust’s September 30, 2016 Annual Report. The Trust’s September 30, 2016 Annual Report was filed electronically with the Securities and Exchange Commission (“SEC”) on December 1, 2016 (Accession No. 0001193125-16-782649).

A copy of the PPMs and the Annual and Semi-Annual Reports corresponding to such PPMs may be obtained free of charge at the addresses and telephone number(s) listed below.

To obtain a Portfolio’s PPM, Annual and Semi-Annual Reports, and Statement of Additional Information, please contact:

Allianz Global Investors Distributors LLC

1633 Broadway

New York, NY 10019

Telephone: 1-800-498-5413

THE TRUST

AllianzGI Institutional Multi-Series Trust (the “Trust”) is an open-end management investment company (“mutual fund”) that currently consists of four separate investment series, all of which are offered in this Statement of Additional Information. The AllianzGI Best Styles Global Managed Volatility Portfolio, the AllianzGI Global Small-Cap Opportunities Portfolio and the AllianzGI Discovery U.S. Portfolio are “diversified” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). The AllianzGI Advanced Core Bond Portfolio is “non-diversified” within the meaning of the 1940 Act. The Trust was organized as a Massachusetts business trust on June 3, 2014.

This Statement of Additional Information relates to the private placement memoranda for each of the AllianzGI Advanced Core Bond Portfolio, the AllianzGI Best Styles Global Managed Volatility Portfolio, the AllianzGI Discovery U.S. Portfolio and the AllianzGI Global Small-Cap Opportunities Portfolio (each a “PPM” and, together, the “PPMs”). The series listed in the preceding sentences are sometimes referred to collectively as the “Portfolios.” The Trust may from time to time create additional series offered through new, revised or supplemented PPMs and statements of additional information.

On June 3, 2015, the Board of Trustees of the Trust approved a change in the fiscal year end of each Portfolio of the Trust. Effective as of September 30, 2015, each Portfolio’s fiscal year end changed from November 30 to September 30.

On September 28, 2015, the AllianzGI U.S. Unconstrained Equity Portfolio was liquidated and dissolved.

On October 1, 2016, Allianz Global Investors Fund Management LLC (“Allianz Global Fund Management”) was merged into Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”).

AllianzGI U.S. is the investment manager of each Portfolio. AllianzGI U.S. is a wholly-owned indirect subsidiary of Allianz Asset Management of America L.P. (“AAMA”).

INVESTMENT OBJECTIVES AND POLICIES

In addition to the principal investment strategies and the principal risks of the Portfolios described in the PPMs, each Portfolio may employ other investment practices and may be subject to additional risks, which are described below. Because the following is a combined description of investment strategies and risks for all the Portfolios, certain strategies and/or risks described below may not apply to particular Portfolios. Unless a strategy or policy described below is specifically prohibited by the investment restrictions listed in the PPMs, under “Investment Restrictions” in this Statement of Additional Information, or by applicable law, each Portfolio may engage in each of the practices described below. However, no Portfolio is required to engage in any particular transaction or purchase any particular type of securities or investment even if to do so might benefit the Portfolio. Unless otherwise stated herein, all investment policies of the Portfolios may be changed by the Board of Trustees without shareholder approval or notice. In addition, each Portfolio may be subject to restriction on its ability to utilize certain investments or investment techniques. Unless otherwise stated herein, these additional restrictions may be changed with the consent of the Board of Trustees but without approval by or notice to shareholders.

The Portfolios’ Manager, and, in certain cases, individual portfolio managers responsible for making investment decisions for the Portfolios, are referred to in this section and the remainder of this Statement of Additional Information as the “Manager”

Borrowing

Subject to the limitations described under “Investment Restrictions” below, a Portfolio may be permitted to borrow for temporary purposes and/or for investment purposes. Such a practice will result in leveraging of a Portfolio’s assets and may cause a Portfolio to liquidate portfolio positions when it would not be advantageous to do so. This borrowing may be secured or unsecured. Provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint if the Portfolio sells holdings at that time. Borrowing, like other forms of leverage, will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio. Money borrowed will be subject to interest costs, which may or may not be recovered by appreciation of the securities purchased, if any. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

From time to time, the Trust may enter into and make borrowings for temporary purposes related to the redemption of shares under a credit agreement with third-party lenders. Borrowings made under such a credit agreement will be allocated among the Portfolios pursuant to guidelines approved by the Board of Trustees. On October 27, 2016, the Trust entered into a credit agreement (the “State Street Agreement”), among the Trust, Allianz Funds Multi-Strategy Trust, Allianz Funds and Premier Multi-Series VIT, as borrowers (collectively, the “AllianzGI Borrowers” and each series thereof, an “AllianzGI Borrower Fund”), and State Street Bank and Trust Company, as agent and lender, for a committed line of credit. The State Street Agreement replaced a preexisting credit agreement with Northern Trust Company. The State Street Agreement has a 364 day term through October 26, 2017 and permits the AllianzGI Borrowers to borrow up to $200 million in aggregate, subject to (i) a requirement that each AllianzGI Borrower Fund’s asset coverage with respect to senior securities representing indebtedness be 300% or higher, and (ii) certain other limitations and conditions. Each AllianzGI Borrower Fund must pay interest on any amounts borrowed under the facility at a rate per annum equal to 1.25% plus the higher of the then-current federal funds overnight rate or the one-month LIBOR rate, subject to upward adjustment when any past due payments are outstanding. The AllianzGI Borrowers must also pay a usage fee at an annualized rate of 0.25% on undrawn amounts, allocated pro rata among the AllianzGI Borrower Funds on the basis of net assets. Amounts borrowed may be repaid and reborrowed on a revolving basis during the term of the facility.

In addition to borrowing money, a Portfolio may enter into reverse repurchase agreements, dollar rolls, sale-buybacks and other transactions that can be viewed as forms of borrowings.

A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. Such transactions are advantageous if the interest cost to the Portfolio of the reverse repurchase transaction is less than the returns it obtains on investments purchased with the cash.

Dollar rolls are transactions in which a Portfolio sells mortgage-related securities, such as a security issued by the Government National Mortgage Association (“GNMA”), for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date at a pre-determined price. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar-roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities that are “substantially identical.” To be considered “substantially identical,” the securities returned to a Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 0.01% of the initial amount delivered.

A Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security.

A Portfolio will typically segregate or “earmark” assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees and equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements, dollar rolls and sale-buybacks. Reverse repurchase agreements, dollar rolls and sale-buybacks involve leverage risk and the risk that the market value of securities retained by a Portfolio may decline below the repurchase price of the securities that the Portfolio sold and is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement, dollar roll or sale-buyback files for bankruptcy or becomes insolvent, a Portfolio’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio’s obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls will be subject to the Portfolios’ limitations on borrowings as specified under “Investment Restrictions” below.

Preferred Stock

Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.

The Portfolios may invest in preferred stocks that pay fixed or adjustable rates of return. Preferred shares are subject to issuer-specific and market risks applicable generally to equity securities. The value of a company’s preferred stock may fall as a result of factors relating directly to that company’s products or services. A preferred stock’s value may also fall because of factors affecting not just the company, but companies in the same industry or in a number of different industries, such as increases in production costs. The value of preferred stock may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stocks will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies.

Fixed Rate Preferred Stocks. Some fixed rate preferred stocks in which a Portfolio may invest, known as perpetual preferred stocks, offer a fixed return with no maturity date. Because they never mature, perpetual preferred stocks act like long-term bonds and can be more volatile than and more sensitive to changes in interest rates than other types of preferred stocks that have a maturity date. The Portfolios may also invest in sinking fund preferred stocks. These preferred stocks also offer a fixed return, but have a maturity date and are retired or redeemed on a predetermined schedule. The shorter duration of sinking fund preferred stocks makes them perform somewhat like intermediate-term bonds and they typically have lower yields than perpetual preferred stocks.

Adjustable Rate and Auction Preferred Stocks. Typically, the dividend rate on an adjustable rate preferred stock is determined prospectively each quarter by applying an adjustment formula established at the time of issuance of the stock. Although adjustment formulas vary among issues, they typically involve a fixed premium or discount relative to rates on specified debt securities issued by the U.S. Treasury. Typically, an adjustment formula will provide for a fixed premium or discount adjustment relative to the highest base yield of three specified U.S. Treasury securities: the 90-day Treasury bill, the 10-year Treasury note and the 20-year Treasury bond. The premium or discount adjustment to be added to or subtracted from this highest U.S. Treasury base rate yield is fixed at the time of issue and cannot be changed without the approval of the holders of the stock. The dividend rate on another type of preferred stocks in which a Portfolio may invest, commonly known as auction preferred stocks, is adjusted at intervals that may be more frequent than quarterly, such as every 7 or 49 days, based on bids submitted by holders and prospective purchasers of such stocks and may be subject to stated maximum and minimum dividend rates. The issues of most adjustable rate and auction preferred stocks currently outstanding are perpetual, but are redeemable after a specified date, or upon notice, at the option of the issuer. Certain issues supported by the credit of a high-rated financial institution provide for mandatory redemption prior to expiration of the credit arrangement. No redemption can occur if full cumulative dividends are not paid. Although the dividend rates on adjustable and auction preferred stocks are generally adjusted or reset frequently, the market values of these preferred stocks may still fluctuate in response to changes in interest rates. Market values of adjustable preferred stocks also may substantially fluctuate if interest rates increase or decrease once the maximum or minimum dividend rate for a particular stock is approached. Auctions for U.S. auction preferred stocks have failed since early 2008, and the dividend rates payable on such preferred shares since that time typically have been paid at their maximum applicable rate (typically a function of a reference rate of interest). The Manager expects that auction preferred stocks will continue to pay dividends at their maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for auction preferred stocks may resume normal functioning.

Securities Loans

Subject to certain conditions described in the PPMs and below, each of the Portfolios may make secured loans of its portfolio securities to brokers, dealers and other financial institutions. The risks in lending portfolio securities, as with other extensions of credit, include possible delay in recovery of the securities or possible loss of rights in the collateral should the borrowers (which typically include broker-dealers and other financial services companies) fail financially. However, such loans will be made only to borrowers that are believed by the Manager to be of satisfactory credit standing. Securities loans are made to borrowers pursuant to agreements requiring that loans be continuously secured by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. The borrower pays to the lending Portfolio an amount equal to any dividends or interest received on the securities lent.

The Portfolios may invest the cash collateral received or receive a fee from the borrower. In the case of cash collateral, a Portfolio typically pays a rebate to the borrower (in addition to payments to its securities lending agent, as described below). Cash collateral that a Portfolio receives may be invested in overnight time deposits, repurchase agreements, interest-bearing or discounted commercial paper (including U.S. dollar-denominated commercial paper of non-U.S. issuers) and/or other short-term money market instruments (generally with remaining maturities of 397 days or less), either directly through joint accounts along with securities lending cash collateral of other Portfolios or indirectly through investments in affiliated or unaffiliated money market funds. Any investment of cash collateral through such joint accounts is subject to conditions established by the SEC staff. Under the terms of a securities lending agency agreement, the investment of cash collateral is at the sole risk of the Portfolio in most cases. Any income or gains and losses from investing and reinvesting any cash collateral delivered by a borrower pursuant to a loan are at the Portfolio’s risk (except as provided below), and to the extent any such losses reduce the amount of cash below the amount required to be returned to the borrower upon the termination of any loan, the Portfolio may be required by the securities lending agent to pay or cause to be paid to such borrower an amount equal to such shortfall in cash. A portion of any income earned through investment of cash collateral and a portion of any fees received from borrowers may be retained by the Portfolios’ securities lending agent, which currently is an affiliate of the Manager. Notwithstanding the foregoing, to the extent such shortfall is with respect to amounts owed to a borrower as a cash collateral fee, the securities lending agency agreement provides that the securities lending agent and the Portfolio share the difference between the income generated on the investment of cash collateral with respect to a loan and the amount to be paid to the borrower as a cash collateral fee.

Investments of cash collateral may lose value and/or become illiquid, although each Portfolio remains obligated to return the collateral amount to the borrower upon termination or maturity of the securities loan and may realize losses on the collateral investments and/or be required to liquidate other portfolio assets in order to satisfy its obligations. Due to continuing adverse conditions in the mortgage and credit markets, liquidity and related problems in the broader markets for commercial paper and other factors, any investments of securities lending collateral by the Portfolios, including investments in asset-backed commercial paper and notes issued by structured investment vehicles, would present increased credit and liquidity risks. See “Mortgage-Related and Asset-Backed Securities” below for more information. To the extent a Portfolio invests collateral in instruments that become illiquid, efforts to recall securities and return collateral may force the Portfolio to liquidate other portfolio holdings in an effort to generate cash.

Any securities lending income would be disclosed as such in the “Statement of Operations” in the Trust’s annual report for the applicable fiscal period. The Portfolios may pay reasonable finders’, administration and custodial fees in connection with a loan of securities and may share the interest earned on the collateral with the borrower.

Each Portfolio may lend portfolio securities up to the maximum percentage set forth in the applicable PPM and under “Investment Restrictions —Fundamental Investment Restrictions” below.

Although control over, and voting rights or rights to consent with respect to, the loaned securities pass to the borrower, the Portfolio, as the lender, retains the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice.

The Portfolio may call such loans in order to sell the securities involved or, if the holders of the securities are asked to vote upon or consent to matters that the Manager believes materially affect the investment, in order to vote the securities. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Portfolio could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for non-U.S. securities. When engaged in securities lending, each Portfolio’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of either interest, through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities.

The Portfolios do not currently have a program in place pursuant to which they may lend portfolio securities and do not expect to lend portfolio securities to a significant degree, but they may establish such a program in the future.

Convertible Securities and Synthetic Convertible Securities

Convertible securities are generally bonds, debentures, notes, preferred stocks or other securities or investments that may be converted or exchanged (by the holder or by the issuer) into shares of common stock or other equity securities (or cash or securities of equivalent value) of the same or a different issuer at a stated exchange ratio or predetermined price (the “conversion price”). A convertible security is designed to provide current income and also the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by a Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objectives. Convertible securities have general characteristics similar to both debt and equity securities.

A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a debt obligation. Before conversion, convertible securities have characteristics similar to non-convertible debt obligations and are designed to provide for a stable stream of income with generally higher yields than common stocks. However, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Moreover, convertible securities are often rated below investment grade or not rated because they fall below debt obligations and just above common equity in order of preference or priority on an issuer’s balance sheet.

The Portfolios may invest in contingent convertible securities (“CoCos”), which generally either convert into equity or have their principal written down upon the occurrence of certain pre-specified triggering events, which may linked to the issuer’s stock price, regulatory capital thresholds, regulatory actions relating to the issuer’s continued viability, or other pre-specified events. As a result, an investment by a Portfolio in CoCos is subject to the risk that coupon (i.e., interest) payments may be canceled by the issuer or a regulatory authority in order to help the issuer absorb losses. An investment by a Portfolio in CoCos is also subject to the risk that, in the event of the liquidation, dissolution or winding-up of an issuer prior to a trigger event, the Portfolio’s rights and claims will generally rank junior to the claims of holders of the issuer’s other debt obligations. In addition, if CoCos held by a Portfolio are converted into the issuer’s underlying equity securities following a trigger event, the Portfolio’s holding may be further subordinated due to the conversion from a debt to equity instrument. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk and liquidity risk. An investment by a Portfolio in CoCos may result in losses to the Portfolio.

Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. The common stock underlying convertible securities may be issued by a different entity than the issuer of the convertible securities.

The value of convertible securities is influenced by both the yield of non-convertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” The investment value of the convertible security typically will fluctuate based on the credit quality of the issuer and will fluctuate inversely with changes in prevailing interest rates. However, at the same time, the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock, and will therefore be subject to risks relating to the activities of the issuer and/or general market and economic conditions. Depending upon the relationship of the conversion price to the market value of the underlying security, a convertible security may trade more like an equity security than a debt instrument.

If, because of a low price of the common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value. Generally, if the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.

To the extent consistent with its other investment policies, each Portfolio may also create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing element”) and the right to acquire an equity security (“convertible element”). The income-producing element is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible element is achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing element and its convertible element. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.

More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two elements are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when the Manager believes that such a combination may better achieve a Portfolio’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, a Portfolio may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.

A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index or security involved in the convertible element, causing a decline in the value of the call option or warrant purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing element as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing element.

The Portfolios may also purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issued the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes the credit risk associated with the underlying investment and a Portfolio in turn assumes credit risk associated with the convertible note.

Non-U.S. Securities

The Portfolios may invest in non-U.S. securities. Non-U.S. securities may include, but are not limited to, securities of companies that are organized and headquartered outside the U.S.; non-U.S. equity securities as designated by commonly-recognized market data services; U.S. dollar- or non-U.S. currency-denominated corporate debt securities of non-U.S. issuers; securities of U.S. issuers traded principally in non-U.S. markets; non-U.S. bank obligations; U.S. dollar- or non-U.S. currency-denominated obligations of non-U.S. governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities; and securities of other investment companies investing primarily in non-U.S. securities. When assessing compliance with investment policies that designate a minimum or maximum level of investment in “non-U.S. securities” for the Portfolio, the Manager may apply a variety of factors (either in addition to or in lieu of one or more of the categories described in the preceding sentence) in order to determine whether a particular security or instrument should be treated as U.S. or non-U.S. Some non-U.S. securities may be restricted against transfer within the United States or to a United States person. For more information about how the Manager may define non-U.S. securities for purposes of the Portfolio’s asset tests and investment restrictions (if appropriate for the Portfolio), see the Portfolio’s principal investments and strategies under “Principal Investments and Strategies of the Portfolio” in each PPM.

The non-U.S. securities in which a Portfolio may invest include Eurodollar obligations and “Yankee Dollar” obligations. Eurodollar obligations are U.S. dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by non-U.S. branches of U.S. banks and by non-U.S. banks. Yankee Dollar obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by non-U.S. banks. Eurodollar and Yankee Dollar obligations are generally subject to the same risks that apply to domestic debt issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee Dollar) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of U.S. dollars, from flowing across its borders. Other risks include adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of non-U.S. taxes, including withholding taxes; and the expropriation or nationalization of non-U.S. issuers.

The Portfolios may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) or Global Depositary Receipts (“GDRs”). ADRs are U.S. dollar-denominated receipts issued generally by domestic banks and represent the deposit with the bank of a security of a non-U.S. issuer. EDRs are foreign currency-denominated receipts similar to ADRs and are issued and traded in Europe, and are publicly traded on exchanges or over-the-counter (“OTC”) in the United States. GDRs may be offered privately in the United States and also trade in public or private markets in other countries. ADRs, EDRs and GDRs may be issued as sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities trade in the form of ADRs, EDRs or GDRs. In unsponsored programs, the issuer may not be directly involved in the creation of the ADRs, EDRs or GDRs. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. For this reason, there may be an increased possibility that the Portfolios would not become aware of and be able to respond in a timely manner to corporate actions such as stock splits or rights offerings involving the foreign issuer of the security underlying an ADR. While readily exchangeable with stock in local markets, the depositary receipts in an unsponsored program may be less liquid than those in a sponsored program.

The Portfolios may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented in a number of countries, including: Albania, Argentina, Bolivia, Brazil, Bulgaria, Columbia, Costa Rica, the Dominican Republic, Ecuador, Ivory Coast, Jordan, Mexico, Morocco, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, Venezuela and Vietnam.

Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero-coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (the uncollateralized amounts constitute the “residual risk”).

Most Mexican Brady Bonds issued to date have principal repayments at final maturity fully collateralized by U.S. Treasury zero-coupon bonds (or comparable collateral denominated in other currencies) and interest coupon payments collateralized on an 18-month rolling-forward basis by funds held in escrow by an agent for the bondholders. A significant portion of the Venezuelan Brady Bonds and the Argentine Brady Bonds issued to date have repayments at final maturity collateralized by U.S. Treasury zero-coupon bonds (or comparable collateral denominated in other currencies) and/or interest coupon payments collateralized on a 14-month (for Venezuela) or 12-month (for Argentina) rolling-forward basis by securities held by the Federal Reserve Bank of New York as collateral agent.

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolios may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolios to suffer a loss of interest or principal on any of its holdings.

Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability that affects U.S. investments in non-U.S. countries and potential restrictions on the flow of international capital. In addition, non-U.S. securities and income derived from those securities may be subject to non-U.S. taxes, including withholding taxes, which will reduce investment returns. See “Taxation.” Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by a Portfolio.

A Portfolio’s investments in foreign currency-denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference could cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify for treatment as a regulated investment company for U.S. federal tax purposes. A Portfolio’s use of non-U.S. securities may increase or accelerate the amount of ordinary income recognized by shareholders. See “Taxation.”

Emerging Market Securities. The risks of investing in non-U.S. securities are particularly high when the issuers are tied economically to countries with developing (or “emerging market”) economies. Countries with “emerging market” economies are those with securities markets that are, in the opinion of the Manager, less sophisticated than more developed markets in terms of participation by investors, analyst coverage, liquidity and regulation. Investing in emerging market countries involves certain risks not typically associated with investing in U.S. securities, and imposes risks greater than, or in addition to, risks of investing in non-U.S., developed countries. These risks include: greater risks of nationalization or expropriation of assets or confiscatory taxation; currency devaluations and other currency exchange rate fluctuations; greater social, economic and political uncertainty and instability (including the risk of war); more substantial government involvement in the economy; less government supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on the Portfolio’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques in certain emerging market countries; the fact that companies in emerging market countries may be smaller, less seasoned and newly organized companies; the difference in, or lack of, auditing and financial reporting standards, which may result in unavailability of material information about issuers; the risk that it may be more difficult to obtain and/or enforce a judgment in a court outside the United States; and greater price volatility, substantially less liquidity and significantly smaller market capitalization of securities markets. In addition, a number of emerging market countries restrict, to various degrees, foreign investment in securities, and high rates of inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Also, any change in the leadership or politics of emerging market countries, or the countries that exercise a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring and adversely affect existing investment opportunities.

Foreign Debt Obligations. The debt obligations of non-U.S. governments and their agencies and instrumentalities may or may not be supported by the full faith and credit of the non-U.S. government. The Portfolios may invest in securities issued by certain supranational entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. Examples are the International Bank for Reconstruction and Development (commonly called the “World Bank”), the Asian Development Bank and the Inter-American Development Bank.

The governmental members of these supranational entities are “stockholders” that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings. A supranational entity’s lending activities may be limited to a percentage of its total capital, reserves and net income. There can be no assurance that the constituent non-U.S. governments will be able or willing to honor their capitalization commitments for those entities.

Passive Foreign Investment Companies. Some corporations domiciled outside the U.S. in which the Portfolios may invest may be considered passive foreign investment companies (“PFICs”) under U.S. tax laws. PFICs are those foreign corporations that generate primarily passive income.

Investing in PFICs involves the risks associated with investing in foreign securities, as described above. There is also the risk that a Portfolio may not realize that a foreign corporation in which it invests is a PFIC for U.S. federal income tax purposes, which could cause the Portfolio to incur U.S. federal income tax or other charges (including interest charges) at the Portfolio level. See “Taxation” below for a more detailed discussion of the tax consequences of a Portfolio’s investment in PFICs.

Subject to applicable limits under the 1940 Act, the Portfolios may also invest in foreign mutual funds that are also deemed PFICs (since nearly all of the income of a mutual fund is generally passive income). Investing in these types of PFICs may allow exposure to various countries because some foreign countries limit, or prohibit, all direct foreign investment in the securities of companies domiciled therein. In addition to bearing their proportionate share of a fund’s expenses (management fees and operating expenses), shareholders will also indirectly bear similar expenses of such entities. Additional risks of investing in other investment companies are described below under “Other Investment Companies.”

Foreign Currencies and Related Transactions

Subject to applicable limits set forth in the PPMs and this Statement of Additional Information, the Portfolios may invest in or utilize foreign currencies, forward foreign currency exchange contracts, foreign currency futures contracts, options on foreign currencies and foreign currency futures, currency swap transactions and other foreign currency-related transactions may be used for a variety of reasons, including to hedge against foreign exchange risk arising from a Portfolio’s investment or anticipated investment in securities denominated in foreign currencies, to increase exposure to a foreign currency for investment or hedging purposes, or to shift exposure of foreign currency fluctuations from one currency to another.

A Portfolio may (but is not required to) hedge some or all of its exposure to foreign currencies derived through its investments to reduce the risk of loss due to fluctuations in currency exchange rates. Suitable currency hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in such transactions at any given time or from time to time when it may be beneficial to do so. Foreign currency transactions may also be unsuccessful and may result in losses or may eliminate any chance for a Portfolio to benefit from favorable fluctuations in relevant foreign currencies.

A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency exchange contract, a fund “locks in” the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, a Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. Contracts to sell foreign currencies would limit any potential gain that might be realized by a Portfolio if the value of the hedged currency increases.

Forward foreign currency exchange contracts may be used for a variety of reasons, including the following circumstances:

Lock In. When a Portfolio desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency that is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.

Direct Hedge. If a Portfolio wants to eliminate substantially all of the risk of owning a particular currency, and/or if the Manager believes that the Portfolio can benefit from price appreciation in a given country’s currency but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated a contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in the value of the security.

Proxy Hedge. A Portfolio might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be close to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When a Portfolio purchases a non-U.S. bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the non-U.S. bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Portfolio’s net asset value per share.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, a Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if the Manager’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. In addition, the use of cross-hedging transactions may involve special risks, and may leave a Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that the Portfolio will have flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder.

A Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

Tax Consequences of Hedging. Under applicable tax law, a Portfolio’s hedging activities could result in the application of special tax rules, which could ultimately affect the amount, timing, and character of distributions to, and thus taxes payable by, shareholders. Some of a Portfolio’s hedging transactions are also likely to produce a difference between its book income and tax income, which could cause a portion of the Portfolio’s income distributions to constitute a return of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify for treatment as a regulated investment company for U.S. federal tax purposes. See “Taxation” below for further details.

Among the risks facing Portfolios that utilize foreign currencies and related transactions is the risk that the relative value of currencies will be different than anticipated by the Manager. A Portfolio will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees to cover forward currency contracts entered into for non-hedging purposes. Please see “Derivative Instruments” below for a description of other foreign currency related transactions that may be used by the Portfolios. Certain foreign currency transactions in which the Portfolios may invest may be OTC transactions (e.g., currency swap transactions). See “Derivative Instruments—Swap Agreements” for a discussion of certain risks associated with such transactions.

Commodities

Some of the Portfolios may invest in instruments that provide exposure to, and are subject to the risks of, investments in commodities. These may include futures, options, swaps and other instruments, the return on which is dependent upon the return of one or more commodities or commodity indices. Commodities may include, among other things, oil, gas, coal, alternative energy, steel, timber, agricultural products, minerals, precious metals (e.g., gold, silver, platinum, and palladium) and other resources. In addition, the Portfolios may invest in companies principally engaged in the commodities industries (such as mining, dealing or transportation companies) with significant exposure to commodities markets or investments in commodities, and through these investments may be exposed to the risks of investing in commodities. Commodities generally and particular commodities have, at times been subject to substantial price fluctuations over short periods of time and may be affected by unpredictable monetary and political policies such as currency devaluations or revaluations, economic and social conditions within a country, trade imbalances, or trade or currency restrictions between countries. The prices of commodities may be, however, less subject to local and company-specific factors than securities of individual companies. As a result, commodity prices may be more or less volatile in price than securities of companies engaged in commodity-related businesses. Investments in commodities can also present concerns such as delivery, storage and maintenance, possible illiquidity, and the unavailability of accurate market valuations. To the extent that a Portfolio invests in companies principally engaged in the commodities industries the Portfolio will also be subject to these risks. Commodity investments may not correlate with equity market returns. Investments in commodity-related companies are also subject to the risk that the performance of such companies may not correlate with returns on commodity investments to the extent expected by a Portfolio’s portfolio manager(s).

In order to qualify for the special U.S. federal income tax treatment accorded regulated investment companies and their shareholders described in “Taxation” below, a Portfolio must, among other things, derive at least 90% of its income from certain specified sources (such income, “qualifying income”). Income from certain commodity-linked investments does not constitute qualifying income to a Portfolio. The tax treatment of certain other commodity-linked investments is not certain, in particular with respect to whether income and gains from such investments constitute qualifying income. If such income were determined not to constitute qualifying income and were to cause a Portfolio’s nonqualifying income to exceed 10% of the Portfolio’s gross income for any year, the Portfolio would fail the 90% gross income test and fail to qualify as a regulated investment company unless it were eligible to and did pay a tax at the Portfolio level. See “Taxation.” A Portfolio’s intention to so qualify can therefore limit the manner in or extent to which the Portfolio seeks exposure to commodities.

Derivative Instruments

A Portfolio may (but is not required to) use a variety of other derivative instruments (including both long and short positions) in an attempt to enhance the Portfolio’s investment returns, to hedge against market and other risks in the portfolio, to add leverage to the portfolio and/or to obtain market exposure with reduced transaction costs.

Generally, derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. Examples of derivatives and information about some types of derivatives and risks associated therewith follows. The derivatives market is always changing and the Portfolios may invest in derivatives other than those shown below.

The value of some derivative instruments in which the Portfolios may invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of the Portfolios to utilize these instruments successfully may depend in part upon their ability to forecast interest rates and other economic factors correctly. If a Portfolio incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolio could suffer losses.

The Portfolios might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. If a Portfolio incorrectly forecasts interest rates, market values or other economic factors in utilizing a derivatives strategy, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of derivative strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they also can reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because a Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of the Portfolio to close out or to liquidate its derivatives positions. A Portfolio’s use of derivatives may increase or accelerate the amount of ordinary income recognized by shareholders.

Among other trading agreements, certain Portfolios may also be party to International Swaps and Derivatives Association, Inc. Master Agreements (“ISDA Agreements”) with select counterparties that generally govern OTC derivative transactions entered into by such Portfolios. The ISDA Agreements typically include representations and warranties as well as contractual terms related to collateral, events of default, termination events, and other provisions. Termination events include the decline in the net assets of a Portfolio below a certain level over a specified period of time and entitle a counterparty to elect to terminate early with respect to some or all the transactions under the ISDA Agreement with that counterparty. Depending on the relative size of a Portfolio’s derivatives positions, such an election by one or more of the counterparties could have a material adverse impact on a Portfolio’s operations.

Recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the 1940 Act restrictions with respect to “senior securities,” have resulted in, and may in the future result in, new regulation of derivative instruments and the Portfolios’ use of such instruments. New regulations could, among other things, restrict the Portfolios’ ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Portfolios), establish new margin requirements and/or increase the costs of derivatives transactions, and the Portfolios may as a result be unable to execute its investment strategies in a manner AllianzGI U.S. might otherwise choose. These risks may be particularly acute to the extent a Portfolio uses commodity-related derivative instruments. Further, the requirements for qualification as a “regulated investment company” under U.S. federal income tax law limit the extent to which the Portfolio may enter into commodity-related derivatives. See “Taxation” below.

Options on Securities and Indexes. As described under “Characteristics and Risks of Securities and Investment Techniques—Derivatives” in the PPMs, the Portfolios may, among other things, purchase and sell put and call options on equity, debt or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System or on a regulated foreign OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue from a dealer. Among other reasons, a Portfolio may purchase put options to protect holdings in an underlying or related security against a decline in market value, and may purchase call options to protect against increases in the prices of securities it intends to purchase pending its ability to invest in such securities in an orderly manner.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price at any time during the term of the option. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

When a Portfolio writes a call (put) option on an underlying security it owns (is short), the option is sometimes referred to as a “covered option.” All Portfolios may write such options. When a Portfolio writes a call (put) option on an underlying securities it does not own (is not short), the option is sometimes referred to as a “naked option.” None of the Portfolios may write “naked” call options on individual securities other than exchange-traded funds (“ETFs”).

However, each Portfolio may write a call or put option only if the option is “covered” as such term is used in the context of Section 18 of the 1940 Act. In the case of a call option on a security, a call option is covered for these purposes if the Portfolio segregates assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees in an amount equal to the contract value of the position (minus any collateral deposited with a broker-dealer), on a mark-to-market basis. The option is also covered if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees in such amount are segregated) upon conversion or exchange of other securities held by the Portfolio. For a call option on an index, the option is covered if the Portfolio segregates assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees in an amount equal to the contract value of the index. A call option is also covered if the Portfolio holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is segregated by the Portfolio in assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees. A put option on a security or an index is “covered” if the Portfolio segregates assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is segregated by the Portfolio in assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees.

If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). In addition, a Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option that is sold. There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. See “Taxation” below. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued in accordance with the Trust’s valuation policies and procedures.

The Portfolio may write straddles (covered or uncovered) consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolio’s immediate obligations. The Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolio will also segregate liquid assets equivalent to the amount, if any, by which the put is “in the money.”

OTC Options. The Portfolios may also purchase and write OTC options. OTC options differ from traded options in that they are two-party contracts, with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. The Portfolios may be required to treat as illiquid OTC options purchased and securities being used to cover certain written OTC options, and they will treat the amount by which such formula price exceeds the intrinsic value of the option (i.e., the amount, if any, by which the market price of the underlying security exceeds the exercise price of the option) as an illiquid investment. The Portfolios may also purchase and write so-called dealer options. Participants in OTC options markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets and therefore OTC derivatives generally expose a Portfolio to greater counterparty risk than exchange-traded derivatives.

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities, including ETFs, and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve the intended result. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful because of market behavior or unexpected events.

There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security or index, it would have to exercise the option in order to realize any profit or the option may expire worthless. If a Portfolio were unable to close out a call option that it had written on a security held in its portfolio, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on an individual security held in a Portfolio’s portfolio, the Portfolio foregoes, during the option’s life, the opportunity to profit from increases in the market value of the security or index position covering the call option above the sum of the premium and the exercise price (the “strike price”) of the call but has retained the risk of loss (net of premiums received) should the price of the underlying security or index position decline. Similarly, as the writer of a call option on a securities index or ETF, a Portfolio forgoes the opportunity to profit from increases in the index or ETF over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Portfolio’s portfolio securities decline.

The value of call options written by a Portfolio will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in the dividend rates of underlying securities (including those comprising an index), changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities and the remaining time to an option’s expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. The writer of an “American-style” option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

The hours of trading for options may not conform to the hours during which the securities held by a Portfolio are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets. In addition, a Portfolio’s options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which the options are traded. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose other sanctions that could adversely affect a Portfolio engaging in options transactions.

If a put or call option purchased by a Portfolio is not sold when it has remaining value, and if the market price of the underlying security or index remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security or index is purchased to hedge against price movements in a related security or index, the price of the put or call option may move more or less than the price of the related security or index. Furthermore, if trading restrictions or suspensions are imposed on the options markets, a Portfolio may be unable to close out a position. Similarly, if restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index or ETF written by a Portfolio is covered by an option on the same index or ETF purchased by the Portfolio, movements in the index or ETF may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding (based, in part, on the extent of correlation (if any) between the performance of the index or ETF and the performance of the Portfolio’s portfolio securities).

Foreign Currency Options. The Portfolios may buy or sell put and call options on foreign currencies in various circumstances, including, but not limited to, as a hedge against changes in the value of the U.S. dollar (or another currency) in relation to a foreign currency in which a Portfolio’s securities may be denominated or to cross-hedge or in an attempt to increase the total return when the Manager anticipates that the currency will appreciate or depreciate in value. In addition, the Portfolios may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of a Portfolio to reduce foreign currency risk using such options.

Futures Contracts and Options on Futures Contracts. The Portfolios may use interest rate, foreign currency, index and other futures contracts, and options on such contracts. For example, the Portfolios may invest in foreign exchange futures contracts and options thereon (“futures options”) that are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system as an adjunct to their securities activities. The Portfolios may also enter into futures contracts for the purchase or sale of securities. The Portfolios may purchase and sell futures contracts on various securities indexes (“Index Futures”) and related options for hedging purposes and for investment purposes. For example, the Portfolios may invest in Index Futures and related options when the Manager believes that there are not enough attractive securities available to maintain the standards of diversification and liquidity set for a Portfolio pending investment in such securities if or when they do become available. Through the use of Index Futures and related options, a Portfolio may diversify risk in its portfolio without incurring the substantial brokerage costs that may be associated with investment in the securities of multiple issuers. A Portfolio may also minimize potential market and liquidity problems that may result from increases in positions already held by the Portfolio. A Portfolio’s purchase and sale of Index Futures is limited to contracts listed on exchanges that have been approved by the Commodity Futures Trading Commission (“CFTC”).

Generally, a futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument, foreign currency or the cash value of an index at a specified price and time.

An Index Future is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index (“Index”) at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an Index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A unit is the value of the relevant Index from time to time. Entering into a contract to buy units is commonly referred to as buying or purchasing a contract or holding a long position in an Index. Index Futures contracts can be traded through all major commodity brokers. A Portfolio will ordinarily be able to close open positions on the futures exchange on which Index Futures are then traded at any time up to and including the expiration day. As described below, a Portfolio will be required to segregate initial margin in the name of the futures broker upon entering into an Index Future. Variation margin will be paid to and received from the broker on a daily basis as the contracts are marked to market. For example, when a Portfolio has purchased an Index Future and the price of the relevant Index has risen, that position will have increased in value and the Portfolio will receive from the broker a variation margin payment equal to that increase in value. Conversely, when a Portfolio has purchased an Index Future and the price of the relevant Index has declined, the position would be less valuable and the Portfolio would be required to make a variation margin payment to the broker.

A Portfolio may close open positions on the futures exchanges on which Index Futures are traded at any time up to and including the expiration day. All positions that remain open at the close of the last business day of the contract’s life are required to settle on the next business day (based upon the value of the relevant index on the expiration day), with settlement made with the appropriate clearing house. Additional or different margin requirements as well as settlement procedures may be applicable to foreign stock Index Futures at the time a Portfolio purchases such instruments. Positions in Index Futures may be closed out by a Portfolio only on the futures exchanges upon which the Index Futures are then traded.

The following example illustrates generally the manner in which Index Futures operate. The S&P 100 Stock Index is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange (“NYSE”). The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The Index Future specifies that no delivery of the actual stocks making up the Index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the Index at the expiration of the contract. For example, if a Portfolio enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the Portfolio will gain $400 (100 units x gain of $4). If the Portfolio enters into a futures contract to sell 100 units of the Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the Portfolio will lose $200 (100 units x loss of $2).

A public market exists in futures contracts covering a number of Indexes as well as financial instruments and foreign currencies, including but not limited to: the S&P 500®; the S&P Midcap 400®; the Nikkei 225; the NYSE composite; U.S. Treasury bonds; U.S. Treasury notes; GNMA Certificates; three-month U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts in which the Portfolios may invest will be developed and traded in the future.

The Portfolios may purchase and write call and put options on futures contracts (“futures options”). Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position.

When a purchase or sale of a futures contract is made by a Portfolio, the Portfolio is required to deposit with its futures commission merchant an amount of margin set by the exchange on which the contract is traded (“initial margin”). The required amount of initial margin may be modified by the exchange or the futures commission merchant during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract, which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. The Portfolios would ordinarily earn interest income on initial margin deposits. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking to market.” Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the exchange of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark to market its open futures positions.

A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, the Portfolio realizes a capital gain, or if it is more, the Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolio realizes a capital gain, or if it is less, the Portfolio realizes a capital loss. Any transaction costs must also be included in these calculations.

Commodity Futures Contracts and Options on Commodity Futures Contracts. In addition to other futures contracts and options thereon, the Portfolios may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement between two parties, in which one party agrees to buy a commodity, such as an energy, agricultural or metal commodity from the other party at a later date at a price and quantity agreed upon when the contract is made.

Limitations on Use of Futures and Futures Options. The Portfolios may enter into positions in futures contracts and related options for hedging purposes, for example, to hedge against changes in interest rates, foreign currency exchange rates or securities prices. In addition, the Portfolios may utilize futures contracts for investment and/or speculative purposes. For instance, a Portfolio may invest to a significant degree in Index Futures on stock indexes and related options (including those that may trade outside of the United States) as an alternative to purchasing individual stocks in order to gain or adjust their exposure to a particular market. A Portfolio may also use these investments to hedge against changes in the value of securities that the Manager intends to purchase for the portfolio.

When purchasing a futures contract, a Portfolio will segregate (and mark to market on a daily basis) assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the total market value of (or in certain cases, such as contracts required to “cash settle,” the Portfolio’s obligation under) the futures contract. Alternatively, the Portfolio may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract, a Portfolio will segregate (and mark to market on a daily basis) assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees that are equal to the market value of the instruments underlying the contract (or in certain cases, such as contracts required to “cash settle,” the Portfolio’s obligation under the contract). Alternatively, the Portfolio may “cover” its position by owning the instruments underlying the contract (or, in the case of an Index Future, a portfolio with a volatility substantially similar to that of the Index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

When selling a call option on a futures contract, a Portfolio will segregate (and mark to market on a daily basis) assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio, or by taking other offsetting positions.

When selling a put option on a futures contract, a Portfolio will segregate (and mark to market on a daily basis) assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio, or by taking other offsetting positions.

To the extent that securities with maturities greater than one year are used to segregate liquid assets to cover a Portfolio’s obligations under futures contracts and related options, such use will not eliminate the leverage risk arising from such use, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. Each Portfolio’s intention to qualify as a regulated investment company and the requirements for so qualifying may also limit the extent to which a Portfolio may enter into certain futures, options or forward contracts. A Portfolio’s investment in such contracts may affect the amount, timing or character of a Fund’s distributions to, and thus taxes payable by, shareholders. See “Taxation” below.

Commodity Pool Operators and Commodity Trading Advisers. The Commodity Futures Trading Commission (“CFTC”) has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in commodity futures, options on commodities or commodity futures, swaps, or other financial instruments (“commodity interests”) regulated under the Commodity Exchange Act (“CEA”), or if the fund markets itself as providing investment exposure to such instruments. The Manager is registered with the NFA as a “commodity pool operator” (“CPO”) under the CEA with respect to certain registered funds that are not part of the Trust (together, the “CFTC Non-Excluded Funds”). Each CFTC Non-Excluded Fund is a commodity pool under the CEA. As a result, additional CFTC-mandated disclosure, reporting and recordkeeping obligations apply with respect to the CFTC Non-Excluded Funds. In addition, the Manager has registered as a CPO and has registered as a commodity trading adviser (“CTA”) under the CEA and as such, is subject to CFTC and NFA regulatory oversight in respect of its advisory activities with respect to the CFTC Non-Excluded Funds.

The Manager has claimed an exclusion from CPO registration pursuant to CFTC Rule 4.5 with respect to the Portfolios and therefore is not subject to registration or regulation under the CEA. To remain eligible for this exclusion, each of the Portfolios must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Portfolio holds out its use of such commodity interests. These limitations may restrict a Portfolio’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase expenses of the Portfolio, and/or adversely affect the Portfolio’s total return.

Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. In the case of futures contracts used for hedging purposes, some of the risk may be caused by an imperfect correlation between movements in the price of the futures contract and the price of a security or other investment being hedged. The hedge will not be fully effective where there is such imperfect correlation. Also, an incorrect correlation could result in a loss on both the hedged securities in a Portfolio and the hedging vehicle. For example, if the price of the futures contract moves more than the price of the hedged security, a Portfolio would experience either a loss or gain on the future that is not completely offset by movements in the price of the hedged securities. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. To compensate for imperfect correlations, a Portfolio may purchase or sell futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, a Portfolio may purchase or sell fewer contracts if the volatility of the price of the hedged securities is historically less than that of the futures contracts. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends. Also, the Portfolios may not choose to use futures and/or suitable hedging transactions may not be available in all circumstances. Even if a hedge is executed successfully, a Portfolio’s return may have been higher if no hedging had been attempted.

Additionally, the price of Index Futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that could distort the normal relationship between the index and futures markets. Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock Index Futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock Index Future relates. This may result in a disparity between the price of Index Futures and the value of the relevant index due to the lack of continuous arbitrage between the Index Futures price and the value of the underlying index.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures position or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Portfolios’ dividend distributions and are not reflected in yield.

Additional Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts.

Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for a Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for a Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.

Other Economic Factors. The commodities that underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks that subject a Portfolio’s investments to greater volatility than investments in traditional securities.

Additional Risks of Options on Securities or Indexes, Futures Contracts, Options on Futures Contracts and Forward Currency Exchange Contracts and Options Thereon. Options on securities or indexes, futures contracts, options on futures contracts, and options on currencies may be traded on non-U.S. exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees; and are subject to the risk of governmental actions affecting trading in, or the prices of, non-U.S. securities. Some non-U.S. exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The value of such positions also could be adversely affected by (i) other complex non-U.S. political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Trust’s ability to act upon economic events occurring in non-U.S. markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume. In addition, unless a Portfolio hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on non-U.S. exchanges, any profits that a Portfolio might realize in trading could be eliminated by adverse changes in the exchange rate, or the Portfolio could incur losses as a result of those changes. The value of some derivative instruments in which the Portfolios may invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to utilize these instruments successfully may depend in part upon the ability of the Manager to forecast interest rates and other economic factors correctly. If the Manager incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could suffer losses. In addition, a Portfolio’s use of such instruments may increase or accelerate the amount of ordinary income recognized by its shareholders.

Swap Agreements. The Portfolios may enter into total return swap agreements, credit default swap agreements and other swap agreements made with respect to interest rates, currencies, indexes or baskets of securities (or a single security), commodities and other assets or measures of risk or return. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to a Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return.

Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Swap agreements are individually negotiated and structured to include exposure to a variety of types of investments or market factors. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties generally are calculated with respect to a “notional amount,” such as the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index.

Forms of swap agreements include: interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap;” interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor;” and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

A Portfolio may directly or indirectly use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate or sovereign issuer of fixed income securities (including asset-backed securities). In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, a Portfolio may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or non-U.S. issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. A Portfolio, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk—the risk that the counterparty may fail to satisfy its payment obligations to the Portfolio in the event of a default (or similar event). In addition, as a purchaser in a credit default swap, the Portfolio’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation.

A Portfolio also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Portfolio will receive one or more premium payments from its counterparty in return for the Portfolio’s taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, a Portfolio effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Portfolio is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Portfolio would keep the premium payments received from the counterparty and generally would have no payment obligations, with the exception of an initial payment made on the credit default swap or any margin requirements with the credit default swap counterparty. For credit default swap agreements, trigger events for payment under the agreement vary by the type of underlying investment (e.g., corporate and sovereign debt and asset-backed securities) and by jurisdiction (e.g., United States, Europe and Asia).

In connection with credit default swaps in which a Portfolio is the seller, the Portfolio will typically segregate or “earmark” cash or liquid assets, or enter into certain offsetting positions, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the Portfolio).

If the Portfolios enter into a credit default swap agreement, the Portfolios will write insurance protection on the full notional amount of the agreement.

The Portfolios also may enter into options on swap agreements (“swaptions”). A swaption is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Portfolios may write (sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, a Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When a Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swaption, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

Most swap agreements entered into by a Portfolio would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered through the segregation of assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restriction concerning senior securities.

Whether a Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objectives will depend on the Manager’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. The Portfolio bears the risk that the Manager will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio.

Because swaps are two-party contracts that may be subject to contractual restrictions on transferability and termination and because, they may have terms of greater than seven days, swap agreements may be considered to be illiquid. If a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. When a counterparty’s obligations are not fully secured by collateral, then the Portfolio is essentially an unsecured creditor of the counterparty. If the counterparty defaults, the Portfolio will have contractual remedies, but there is no assurance that a counterparty will be able to meet its obligations pursuant to such contracts or that, in the event of default, the Portfolio will succeed in enforcing contractual remedies. Counterparty risk still exists even if a counterparty’s obligations are secured by collateral because the Portfolio’s interest in collateral may not be perfected or additional collateral may not be promptly posted as required. Counterparty risk also may be more pronounced if a counterparty’s obligations exceed the amount of collateral held by the Portfolio (if any), the Portfolio is unable to exercise its interest in collateral upon default by the counterparty, or the termination value of the instrument varies significantly from the marked-to-market value of the instrument.

New rules and regulations affecting the derivatives market affect counterparty risk with respect to derivatives. Some derivatives transactions are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the member of the clearing house (“clearing member”) through which it holds its cleared position, rather than the credit risk of its original counterparty to the derivative transaction. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. A clearing member is obligated by contract and by applicable regulation to segregate all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing broker from its customers are generally held by the clearing broker on a commingled basis in an omnibus account, and the clearing member may invest those funds in certain instruments permitted under the applicable regulations. The assets of a Portfolio might not be fully protected in the event of the bankruptcy of a Portfolio’s clearing member, because the Portfolio would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s customers for a relevant account class. Also, the clearing member is required to transfer to the clearing organization the amount of margin required by the clearing organization for cleared derivatives, which amounts are generally held in an omnibus account at the clearing organization for all customers of the clearing member. Regulations promulgated by the CFTC require that the clearing member notify the clearing house of the amount of initial margin provided by the clearing member to the clearing organization that is attributable to each customer. However, if the clearing member does not provide accurate reporting, the Portfolios are subject to the risk that a clearing organization will use a Portfolio’s assets held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. In addition, clearing members generally provide to the clearing organization the net amount of variation margin required for cleared swaps for all of its customers in the aggregate, rather than the gross amount of each customer. The Portfolios are therefore subject to the risk that a clearing organization will not make variation margin payments owed to a Portfolio if another customer of the clearing member has suffered a loss and is in default, and the risk that a Portfolio will be required to provide additional variation margin to the clearing house before the clearing house will move the Portfolio’s cleared derivatives transactions to another clearing member. In addition, if a clearing member does not comply with the applicable regulations or its agreement with the Portfolios, or in the event of fraud or misappropriation of customer assets by a clearing member, a Portfolio could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.

If the Manager attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments.

Many swaps are complex and often valued subjectively. Many OTC derivatives are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or incorrect valuation. The pricing models used may not produce valuations that are consistent with the values the Portfolio realizes when it closes or sells an OTC derivative. Valuation risk is more pronounced when the Portfolio enters into OTC derivatives with specialized terms because the market value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. Incorrect valuations may result in increased cash payment requirements to counterparties, undercollateralization and/or errors in calculation of the Portfolio’s net asset value.

Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) established a framework for the regulation of OTC swap markets; the framework outlined the joint responsibility of the CFTC and the SEC in regulating swaps. The CFTC is responsible for the regulation of swaps, the SEC is responsible for the regulation of security-based swaps and jointly they are both responsible for the regulation of mixed swaps.

Risk of Governmental Regulation of Derivatives. It is possible that government regulation of various types of derivative instruments, including futures and swap agreements, may limit or prevent the Portfolios from using such instruments as a part of their investment strategy, and could ultimately prevent the Portfolios from being able to achieve their investment objectives. It is impossible to predict fully the effects of legislation and regulation in this area, but the effects could be substantial and adverse.

In addition, the SEC issued a proposed rule under the 1940 Act in December 2015 providing for the regulation of registered investment companies’ use of derivatives and certain related instruments. The ultimate impact, if any, of possible regulation remains unclear, but the proposed rule, if adopted, could, among other things, restrict a Portfolio’s ability to engage in derivatives transactions and/or increase the costs of such derivatives transactions such that a Portfolio may be unable to implement its investment strategy.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. The SEC, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of swaps and futures transactions in the U.S., the European Union and other jurisdictions is a rapidly changing area of law and is subject to modification by government and judicial action. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Portfolio or the ability of a Portfolio to continue to implement its investment strategies. In particular, the Dodd-Frank Act, which was signed into law in July 2010, sets forth a new legislative framework for OTC derivatives, such as swaps, in which the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing of many OTC derivatives transactions.

Additionally, U.S. regulators recently issued final rules pursuant to the Dodd-Frank Act that establish minimum margin and capital requirements for uncleared OTC derivatives transactions that will have a material impact on the Portfolios’ use of uncleared derivatives. These rules will impose minimum margin requirements on derivatives transactions between the Portfolios and their swap counterparties and may increase the amount of margin the Portfolios are required to provide. They will impose regulatory requirements on the timing of transferring margin, which may accelerate the Portfolios’ current margin process. They will also effectively require changes to typical derivatives margin documentation.

Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a transaction involving those swaps (“cleared derivatives”), a Portfolio’s counterparty is a clearing house, rather than a bank or broker. Since the Portfolios are not members of clearing houses and only clearing members can participate directly in the clearing house, the Portfolios will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Portfolios will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

In many ways, cleared derivative arrangements are less favorable to mutual funds than bilateral arrangements. For example, the Portfolios may be required to provide more margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in some cases, following a period of notice to a Portfolio, a clearing member generally can require termination of an existing cleared derivatives transaction at any time or an increase in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate those transactions at any time. Any increase in margin requirements or termination of existing cleared derivatives transactions by the clearing member or the clearing house could interfere with the ability of a Portfolio to pursue its investment strategy. Further, any increase in margin requirements by a clearing member could expose a Portfolio to greater credit risk to its clearing member, because margin for cleared derivatives transactions in excess of a clearing house’s margin requirements typically is held by the clearing member. Also, a Portfolio is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that the Manager expects to be cleared), and no clearing member is willing or able to clear the transaction on the Portfolio’s behalf. In those cases, the transaction might have to be terminated, and a Portfolio could lose some or all of the benefit of the transaction, including loss of an increase in the value of the transaction and/or loss of hedging protection. In addition, the documentation governing the relationship between the Portfolios and clearing members is drafted by the clearing members and generally is less favorable to the Portfolios than typical bilateral derivatives documentation. For example, documentation relating to cleared derivatives generally includes a one-way indemnity by a Portfolio in favor of the clearing member for losses the clearing member incurs as the Portfolio’s clearing member and typically does not provide the Portfolio any remedies if the clearing member defaults or becomes insolvent. While futures contracts entail similar risks, the risks likely are more pronounced for cleared swaps due to their more limited liquidity and market history.

Some types of cleared derivatives are required to be executed on an exchange or on a swap execution facility. A swap execution facility is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. While this execution requirement is designed to increase transparency and liquidity in the cleared derivatives market, trading on a swap execution facility can create additional costs and risks for the Portfolios. For example, swap execution facilities typically charge fees, and if a Portfolio executes derivatives on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. Also, a Portfolio may indemnify a swap execution facility, or a broker intermediary who executes cleared derivatives on a swap execution facility on the Portfolio’s behalf, against any losses or costs that may be incurred as a result of the Portfolio’s transactions on the swap execution facility. If a Portfolio wishes to execute a package of transactions that include a swap that is required to be executed on a swap execution facility as well as other transactions (for example, a transaction that includes both a security and an interest rate swap that hedges interest rate exposure with respect to such security), it is possible the Portfolio could not execute all components of the package on the swap execution facility. In that case, the Portfolio would need to trade certain components of the package on the swap execution facility and other components of the package in another manner, which could subject the Portfolio to the risk that certain of the components of the package would be executed successfully and others would not, or that the components would be executed at different times, leaving the Portfolio with an unhedged position for a period of time.

These and other new rules and regulations could, among other things, further restrict a Portfolio’s ability to engage in, or increase the cost to the Portfolio of, derivatives transactions, for example, by making some types of derivatives no longer available to the Portfolio, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. These regulations are new and evolving, so their potential impact on the Portfolios and the financial system are not yet known. While the new regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that the new clearing mechanisms will achieve that result, and in the meantime, as noted above, central clearing and related requirements expose the Portfolios to new kinds of risks and costs.

Short Sales

Except as specified in the PPMs, each of the Portfolios may make use of short sales transactions. A Portfolio may make use of short sales for investment and risk management purposes, including when the Manager anticipates that the market price of securities will decline or will underperform relative to other securities held in the Portfolio’s portfolio. Short sales are transactions in which a Portfolio sells a security or other instrument (such as an option, forward, futures or other derivatives contract) that it does not own. A Portfolio may engage in short sales by entering into a repurchase agreement with respect to the securities it wishes to sell short. See “Repurchase Agreements.” Short exposure with respect to securities or market segments may also be achieved through the use of derivatives, such as futures on indices or swaps on individual securities. To the extent a Portfolio seeks to obtain some or all of its short exposure by using derivative instruments instead of engaging directly in short sales on individual securities, it will be subject to many of the risks described in this section, as well as to those described under “Derivative Instruments” above. When a Portfolio engages in a short sale on a security, it must borrow the security to be sold short and will be subject to an obligation to deliver it to the counterparty. A Portfolio will ordinarily have to pay a fee or premium to borrow a particular security and be obligated to repay the lender of the security any dividends or interest that accrue on the security during the period of the loan. The amount of any gain from a short sale will be reduced, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Portfolio pays in connection with the short sale. Until a short position is closed out, the net proceeds of the short sale will be retained by the lending broker to the extent necessary to meet margin requirements, together with any additional assets the broker requires as collateral. A Portfolio is also required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked-to-market daily, as described further below. Depending on the arrangements made with the broker or custodian, a Portfolio may or may not receive any payments (including interest) on collateral it has deposited.

A short sale is “against the box” if a Portfolio holds in its portfolio or has the right to acquire the security sold short at no additional cost. For these purposes, a short sale will be considered to be “against the box” if the Portfolio holds or has the right to acquire securities which, without the payment of further consideration, are convertible or exchangeable for the securities sold short. Short sales by a Portfolio that are not made “against the box” create opportunities to increase the Portfolio’s return but, at the same time, involve special risk considerations and may be considered a speculative technique.

Short sales may involve unlimited loss potential, as the market price of securities sold short may continuously increase, although it is possible that a Portfolio could mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market and other conditions, a Portfolio might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when investment considerations would not favor such sales. A Portfolio’s use of short sales in combination with long positions in its portfolio in an attempt to improve performance may not be successful and may result in greater losses or lower positive returns than if the Portfolio held only long positions. It is possible that a Portfolio’s long equity positions will decline in value at the same time that the value of the securities it has sold short increase, thereby increasing potential losses to the Portfolio. In addition, a Portfolio’s short selling strategies may limit its ability to fully benefit from increases in the equity markets. If a request for borrowed securities or other instruments occurs at a time when other short sellers of the securities or other instruments are receiving similar requests, a “short squeeze” can occur, and the Portfolio may be compelled to replace borrowed securities and/or currencies previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received in originally selling the securities to other instruments short. The potential for the price of a fixed-income security sold short to rise is a function of both the remaining maturity of the obligation, its creditworthiness and its yield. Unlike short sales of equities or other instruments, the potential for the price of a fixed-income security to rise may be limited due to the fact that the security will be no more than par at maturity. However, the short sale of other instruments or securities generally, including fixed-income securities convertible into equities or other instruments, a fixed-income security trading at a deep discount from par or which pays a coupon that is high in relative or absolute terms, or which is denominated in a currency other than the U.S. dollar, involves the possibility of a theoretically unlimited loss since there is a theoretically unlimited potential for the market price of the security sold short to increase. Short selling also involves a form of financial leverage that may exaggerate any losses realized by a

Portfolio that utilizes short sales. See “Leveraging Risk” in the PPMs. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to a Portfolio. The SEC and other (including non-U.S.) regulatory authorities have previously imposed, and may in the future impose, restrictions on short selling, either on a temporary or permanent basis, which may include placing limitations on specific companies and/or industries with respect to which a Portfolio may enter into short positions. Any such restrictions may hinder a Portfolio in, or prevent it from, fully implementing its investment strategies, and may negatively affect performance.

In the view of the SEC, a short sale involves the creation of a “senior security” as such term is defined in the 1940 Act, unless the sale is “against the box,” or unless the Portfolio’s obligation to deliver the securities sold short is “covered” by segregating cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the difference between the market value of the securities sold short at the time of the short sale and any cash or securities required to be deposited as collateral with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short.

The AllianzGI Discovery U.S. Portfolio may enter into loan agreements in order to effect the borrowing of securities that the portfolio managers wish to sell short. Under such loan agreements, the Portfolio may utilize various ways of collateralizing its obligation to return the borrowed securities, including by pledging securities held in the Portfolio’s custodial account, or by delivering cash or cash equivalents to the counterparty of the loan agreement. These loan agreements may provide that, at the option of the Portfolio, settlement may be made by delivery of cash equal to the difference between (a) the sum of (i) the market value of the securities sold short at the time the loan agreement is closed out and (ii) transaction costs associated with the acquisition in the market by the loan agreement counterparty of the securities sold short and (b) the repurchase price specified in the loan agreement. Because that cash amount represents the fund’s maximum loss in the event of the insolvency of the counterparty, the Portfolio will, except where the local market practice for foreign securities to be sold short requires payment prior to delivery of such securities, treat such estimated amount, rather than the full notional amount of the loan agreement, as its “investment” in securities of the counterparty for purposes of all applicable investment restrictions, including its fundamental policy with respect to diversification.

With the exception of AllianzGI Discovery U.S. Portfolio, which is not subject to the following limit, each Portfolio will not make short sales of securities or maintain a short position if doing so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the value of the Portfolio’s total assets.

A Portfolio’s use of short sale transactions will likely increase the portion of the Portfolio’s distributions that are characterized as ordinary income. See “Taxation” below.

When-Issued, Delayed Delivery and Forward Commitment Transactions

A Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. These transactions involve a commitment by the Portfolio to purchase or sell securities for a predetermined price or yield, with payment and delivery taking place more than seven days in the future, or after a period longer than the customary settlement period for that type of security. When delayed delivery purchases are outstanding, the Portfolio will segregate until the settlement date assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees in an amount sufficient to meet the purchase price. Typically, no income accrues on securities purchased on a delayed delivery basis prior to the time delivery of the securities is made, although a Portfolio may earn income on segregated securities.

When purchasing a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because a Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the Portfolio remains substantially fully invested at a time when delayed delivery purchases are outstanding, the delayed delivery purchases may result in a form of leverage.

When the Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a delayed delivery transaction fails to deliver or pay for the securities, the Portfolio could miss a favorable price or yield opportunity or could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date. The Portfolio may dispose of or renegotiate a transaction after it is entered into, and may sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a capital gain or loss.

Each Portfolio may make contracts to purchase securities for a fixed price at a future date beyond customary settlement time (“forward commitments”) if the Portfolio either (i) segregates until the settlement date assets determined to be liquid by the Manager in accordance with procedures approved by the Board of Trustees in an amount sufficient to meet the purchase price or (ii) enters into an offsetting contract for the forward sale of securities of equal value that it owns. The Portfolios may also enter into forward commitments for the purchase or sale of non-U.S. currencies. Forward commitments may be considered securities themselves. They involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in value of the Portfolio’s other assets. A Portfolio may dispose of a commitment prior to settlement and may realize short-term profits or losses upon such disposition.

To Be Announced Securities (“TBAs”). As with other delayed delivery transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms. For example, in a TBA mortgage-backed security transaction, the Portfolio and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage-backed securities increase market risks because the underlying mortgages may be less favorable than anticipated by the Portfolio.

Rights and Warrants to Purchase Securities

A right is a privilege granted to existing shareholders of a corporation to subscribe for shares of a new issue of common stock before it is issued. Rights normally have a short life, usually two to four weeks, are freely transferable and entitle the holder to buy the new common stock at a lower price than the public offering price. Warrants are securities that are usually issued together with a debt security or preferred stock and that give the holder the right to buy a proportionate amount of common stock at a specified price. Warrants are freely transferable and are often traded on major exchanges. Unlike rights, warrants normally have a life that is measured in years and entitle the holder to buy common stock of a company at a price that is usually higher than the market price at the time the warrant is issued. Corporations often issue warrants to make the accompanying debt security more attractive.

Warrants and rights may entail greater risks than certain other types of investments. Generally, rights and warrants do not carry the right to receive dividends or exercise voting rights with respect to the underlying securities, and they do not represent any rights in the assets of the issuer. In addition, their value does not necessarily change with the value of the underlying securities, and they cease to have value if they are not exercised on or before their expiration date. If the market price of the underlying stock does not exceed the exercise price during the life of the warrant or right, the warrant or right will expire worthless. Rights and warrants may increase the potential profit or loss to be realized from the investment as compared with investing the same amount in the underlying securities. Similarly, the percentage increase or decrease in the value of an equity security warrant may be greater than the percentage increase or decrease in the value of the underlying common stock.

Warrants may relate to the purchase of equity or debt securities. Debt obligations with warrants attached to purchase equity securities have many characteristics of convertible securities and their prices may, to some degree, reflect the performance of the underlying stock. Debt obligations also may be issued with warrants attached to purchase additional debt securities at the same coupon rate. A decline in interest rates would permit a Portfolio to sell such warrants at a profit. If interest rates rise, these warrants would generally expire with no value.

Repurchase Agreements

For the purposes of maintaining liquidity and achieving income, each Portfolio may enter into repurchase agreements with domestic commercial banks or registered broker/dealers. A repurchase agreement is a contract under which a Portfolio would acquire a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Portfolio to resell such security at a fixed time and price (representing the Portfolio’s cost plus interest). In the case of repurchase agreements with broker-dealers, the value of the underlying securities (or collateral) will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. The Portfolio bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Portfolio is delayed or prevented from exercising its rights to dispose of the collateral securities. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. The Manager will monitor the creditworthiness of the counterparties.

The AllianzGI Discovery U.S. Portfolio will enter into loan agreements which function similarly to repurchase agreements in order to effect the borrowing of securities the portfolio managers wish to sell short. See “Short Sales.”

Other Investment Companies

The Portfolios may invest in securities of other open-end, closed-end or unit investment trust investment companies, including exchange-traded funds (“ETFs”), to the extent that such investments are consistent with the Portfolio’s investment objective and policies and permissible under the 1940 Act and related rules and any exemptive relief from or interpretations of the SEC.

In general, under the 1940 Act, an investment company such as the Portfolio may not (i) own more than 3% of the outstanding voting securities of any one registered investment company, (ii) invest more than 5% of its total assets in the securities of any single registered investment company or (iii) invest more than 10% of its total assets in securities of other registered investment companies.

A Portfolio may invest in other investment companies during periods when it has large amounts of uninvested cash, during periods when there is a shortage of attractive securities available in the market, or when the Manager believes share prices of other investment companies offer attractive values. The Portfolios may also invest in other investment companies because the laws of some foreign countries may make it difficult or impossible for a Portfolio to invest directly in issuers organized or headquartered in those countries, or may limit such investments. The most efficient, and sometimes the only practical, means of investing in such companies may be through investment in other investment companies that in turn are authorized to invest in the securities of such issuers. The Portfolios may invest, in excess of the general limits described above, in investment companies that are advised by AllianzGI U.S. or its affiliates, as well as in money market funds and ETF’s, to the extent permitted by applicable law and/or pursuant to exemptive relief from the SEC.

Investment companies, and in particular ETFs, may be structured to perform in a similar fashion to a broad-based securities index or may focus on a particular strategy or class of assets. ETFs typically seek to track the performance or dividend yield of specific indexes or companies in related industries. These indexes may be broad-based, sector-based or international. Investing in investment companies involves substantially the same risks as investing directly in the underlying instruments, but also involves expenses at the investment company-level, such as portfolio management fees and operating expenses. These expenses are in addition to the fees and expenses of the fund itself, which may lead to duplication of expenses while the fund owns another investment company’s shares. In addition, investing in investment companies involves the risk that they will not perform in exactly the same fashion, or in response to the same factors, as the underlying instruments or index. For information regarding the tax treatment of ETFs, please see “Taxation” below.

Open-end investment companies typically offer their shares continuously at net asset value plus any applicable sales charge and stand ready to redeem shares upon shareholder request. The shares of certain other types of investment companies, such as ETFs and closed-end investment companies, typically trade on a stock exchange or OTC at a premium or a discount to their net asset value. In the case of closed-end investment companies, the number of shares is typically fixed. The securities of closed-end investment companies and ETFs carry the risk that the price the fund pays or receives may be higher or lower than the investment company’s net asset value. ETFs and closed-end investment companies are also subject to certain additional risks, including the risks of illiquidity and of possible trading halts due to market conditions or other reasons, based on the policies of the relevant exchange. The shares of investment companies, particularly closed-end investment companies, may also be leveraged, which would increase the volatility of the fund’s net asset value.

As a shareholder in an investment company, a Portfolio will bear its ratable share of that investment company’s expenses, and would remain subject to payment of the Portfolio’s management fees and other expenses with respect to assets so invested. A Portfolio’s shareholders would therefore be subject to duplicative expenses to the extent the Portfolio invests in other investment companies. In addition, the securities of other investment companies may be leveraged and will therefore be subject to the same risks of leverage described in the PPMs and herein.

Regulation S Securities

A Portfolio may invest in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S (“Regulation S Securities”) under the Securities Act of 1933, as amended (the “1933 Act”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. If a Regulation S Security is determined to be illiquid, the investment will be included with a Portfolio’s 15% of net assets limitation on investment in illiquid securities. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.

Illiquid Securities

A Portfolio may invest in securities that are illiquid, so long as no more than 15% of the net assets of the Portfolio (taken at market value at the time of investment) would be invested in such securities. Certain illiquid securities may require pricing using fair valuation procedures approved by the Board of Trustees. If any Portfolio determines at any time that it owns illiquid securities in excess of 15% of its net assets, it will cease to undertake new commitments to acquire illiquid securities until its holdings are no longer in excess of 15% of its net asset value, and, depending on the circumstances, may take additional steps to reduce its holdings of illiquid securities. The Manager may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities.

The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Depending on the circumstances, illiquid securities may be considered to include, among other things, written OTC options and other derivative instruments, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits that are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), securities that are subject to legal or contractual restrictions on resale (such as privately placed debt securities), and other securities that legally or in the Manager’s opinion may be deemed illiquid (not including securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper that the Manager has determined to be liquid under procedures approved by the Board of Trustees).

Additional legislative or regulatory actions to address perceived liquidity or other issues in markets generally, or in particular markets such as the fixed income securities markets and municipal securities markets, may alter or impair the Portfolios’ ability to pursue their investment objectives or utilize certain investment strategies and techniques. For example, in September 2015 the SEC proposed new Rule 22e-4 which, if adopted, would impose additional compliance obligations and restrictions with respect to the Portfolios’ management of liquidity.

Corporate Debt Securities

The Portfolios may invest in a variety of bonds and related debt obligations of varying maturities issued by U.S. and non-U.S. companies, banks and other corporate entities. Corporate debt securities include bills, notes, debentures, money market instruments and similar instruments and securities, and are generally used by corporations and other issuers to borrow money from investors for such purposes as working capital or capital expenditures. The issuer pays the investor a variable or fixed rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date.

The investment return of corporate debt securities reflects interest earnings and changes in the market value of the security. The market value of a corporate debt obligation may be expected to rise and fall inversely with interest rates generally. In addition to interest rate risk, corporate debt securities also involve the risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Portfolios’ shares. U.S. Government securities are subject to market and interest rate risk, and may be subject to varying degrees of credit risk. Investments in U.S. Government Securities remain subject to the risks associated with downgrade or default. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Prior to September 2008, FNMA and FHLMC were government-sponsored enterprises owned entirely by private stockholders. However, the value of these entities’ stock fell sharply in 2008 due to concerns that the entities did not have sufficient capital to offset losses and in mid-2008, the U.S. Treasury was authorized to increase the size of home loans that FNMA and FHLMC could purchase in certain residential areas and, until 2009, to lend FNMA and FHLMC emergency funds and to purchase the entities’ stock. In September 2008, the U.S. Treasury announced that FNMA and FHLMC had been placed in conservatorship by the Federal Housing Finance Agency (“FHFA”), a newly created independent regulator. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury would purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. In 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. In 2009, the U.S. Treasury further amended the Senior Preferred Stock Purchase Agreement to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in FNMA’s and FHLMC’s net worth through the end of 2012. In August 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver. FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders. Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

In addition, in a February 2011 report to Congress from the Treasury Department and the Department of Housing and Urban Development, the Obama administration provided a plan to reform America’s housing finance market. The plan would reduce the role of and eventually eliminate FNMA and FHLMC. Notably, the plan does not propose similar significant changes to GNMA, which guarantees payments on mortgage-related securities backed by federally insured or guaranteed loans such as those issued by the Federal Housing Association or guaranteed by the Department of Veterans Affairs. The report also identified three proposals for Congress and the administration to consider for the long-term structure of the housing finance markets after the elimination of FNMA and FHLMC, including implementing: (i) a privatized system of housing finance that limits government insurance to very limited groups of creditworthy low- and moderate-income borrowers; (ii) a privatized system with a government backstop mechanism that would allow the government to insure a larger share of the housing finance market during a future housing crisis; and (iii) a privatized system where the government would offer reinsurance to holders of certain highly-rated mortgage-related securities insured by private insurers and would pay out under the reinsurance arrangements only if the private mortgage insurers were insolvent.

U.S. Government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidences of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as CATs and TIGRs, are not issued by the U.S. Treasury, and are therefore not U.S. Government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., STRIPs and CUBEs) are direct obligations of the U.S. Government.

High Yield Securities (“Junk Bonds”)

The Portfolios may invest in debt securities, including convertible securities, that are below investment grade quality. A security is considered to be below “investment grade” quality if it is either (1) not rated in one of the four highest rating categories by one of the Nationally Recognized Statistical Rating Organizations (“NRSROs”) (i.e., rated Ba or below by Moody’s Investors Service, Inc. (“Moody’s”) or BB or below by S&P Global Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”)) or (2) if unrated, determined by the Manager to be of comparable quality to obligations so rated. Additional information about Moody’s, S&P’s and Fitch’s securities ratings is included in Appendix A to this Statement of Additional Information.

Below investment grade securities are sometimes referred to as “high yield securities” or “junk bonds.” Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. While investments in high yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, investments in high yield securities typically entail greater price volatility as well as principal and income risk. High yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities. The Portfolios may continue to hold high yield securities following a decline in their rating if in the opinion of the Manager, it would be advantageous to do so. Investments in high yield securities are described as “speculative” by ratings agencies. Securities ranked in the lowest investment grade category may also be considered speculative by certain ratings agencies.

High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high yield securities are likely to be sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of high yield securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios investing in such securities may incur additional expenses to seek recovery. The market prices of high yield securities structured as “zero-coupon” or “pay-in-kind” securities are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities that pay interest periodically and in cash. Even though such securities do not pay current interest in cash, a Portfolio nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis. Thus, a Portfolio could be required at times to liquidate other investments in order to satisfy its distribution requirements.

Prices of high yield securities are generally more sensitive to economic downturns or individual corporate developments than higher quality securities. The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Portfolios could sell a high yield security, and could adversely affect a Portfolio’s daily net asset value. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value lower rated securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.

The average maturity or duration of the debt securities in a Portfolio’s portfolio may vary in response to anticipated changes in interest rates and to other economic factors. Securities may be bought and sold in anticipation of a decline or a rise in market interest rates. In addition, a Portfolio may sell a security and purchase another of comparable quality and maturity (usually, but not always, of a different issuer) at approximately the same time to take advantage of what are believed to be short-term differentials in values or yields.

Inflation-Indexed Bonds

The Portfolios may invest in inflation-indexed bonds, which are debt obligations whose value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers utilize a structure that accrues inflation into the principal value of the bond. Many other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed bonds issued by the U.S. Treasury have maturities of approximately five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed and will fluctuate. A Portfolio may also invest in other inflation-related bonds that may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal amount. The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to provide protection from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-

indexed bonds issued by a non-U.S. government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any non-U.S. inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a non-U.S. country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Delayed Funding Loans and Revolving Credit Facilities

The Portfolios may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including a time when the company’s financial condition makes it unlikely that such amounts will be repaid).

The Portfolios may acquire a participation interest in delayed funding loans or revolving credit facilities from a bank or other financial institution. See “Loan Participations and Assignments” below. The terms of the participation require a Portfolio to make a pro rata share of all loans extended to the borrower and entitle a Portfolio to a pro rata share of all payments made by the borrower. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and also limited opportunities may exist to resell such investments. These instruments may often be illiquid. See “Characteristics and Risks of Securities and Investment Techniques—Illiquid Securities” in the PPMs. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. To the extent that a Portfolio is committed to advance additional funds, it will at all times segregate assets that the Manager, in accordance with procedures approved by the Board of Trustees, have determined are liquid in an amount sufficient to meet such commitments.

Event-Linked Bonds

The Portfolios may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or may implement “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane or an earthquake or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio would expect to recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company wide losses, index-portfolio losses, industry indices or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. In addition to the specified trigger events, event-linked bonds may also expose a Portfolio to certain unanticipated risks including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history for many of these securities, and there can be no assurance that a liquid market in these bonds will develop. See “Characteristics and Risks of Securities and Investment Techniques—Illiquid Securities” in the PPMs. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so.

Loan Participations and Assignments

The Portfolios may invest in fixed- and floating-rate loans arranged through private negotiations between an issuer of debt instruments and one or more financial institutions (“lenders”). Generally, a Portfolio’s investments in loans are expected to take the form of loan participations and assignments of portions of loans from third parties.

Large loans to corporations or governments may be shared or syndicated among several lenders, usually banks. A Portfolio may participate in such syndicates, or can buy part of a loan, becoming a direct lender. Participations and assignments involve special types of risk, including liquidity risk and the risks of being a lender. If a Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower. With respect to assignments, a Portfolio’s rights against the borrower may be more limited than those held by the original lender.

Participation on Creditors Committees

A Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make the Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio would participate in such committees only when the Manager believes that such participation is necessary or desirable to enforce the Portfolio’s rights as a creditor or to protect the value of securities held by the Portfolio.

Bank Obligations

The Portfolios may invest in bank capital securities. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are three common types of bank capital: Lower Tier II, Upper Tier II and Tier I. Bank capital is generally, but not always, of investment grade quality. Upper Tier II securities are commonly thought of as hybrids of debt and preferred stock. Upper Tier II securities are often perpetual (with no maturity date), callable and have a cumulative interest deferral feature. This means that under certain conditions, the issuer bank can withhold payment of interest until a later date. However, such deferred interest payments generally earn interest. Tier I securities often take the form of trust preferred securities.

Bank obligations in which the Portfolios may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and that earn a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity.

Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is generally no market for such deposits. Fixed time deposits which (1) are not subject to prepayment or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) may be considered illiquid for purposes of the Portfolios’ restrictions on investments in illiquid securities. Each Portfolio may also hold funds in an interest-bearing account for temporary purposes.

Obligations of non-U.S. banks involve certain risks associated with investing in non-U.S. securities described under “Non-U.S. Securities” above, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a non-U.S. jurisdiction might impose taxes, including withholding taxes on interest income payable on those obligations, that non-U.S. deposits may be seized or nationalized, that non-U.S. governmental restrictions such as exchange controls may be adopted and in turn might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning non-U.S. banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to non-U.S. banks may differ from those applicable to United States banks. Non-U.S. banks are not generally subject to examination by any U.S. Government agency or instrumentality.

Senior and Other Bank Loans

The Portfolios may invest in fixed- and floating-rate loans where a bank or other financial institution is the primary lender or agent, including loans made to or issued by U.S. or non-U.S. banks or other corporations, delayed funding loans and revolving credit facilities. Bank loans may also take the form of direct interests acquired during a primary distribution or the form of assignments of, novations of or participations in a bank loan acquired in secondary markets. The Portfolios may also gain exposure to bank loans and related investments through the use of total return swaps and/or other derivative instruments.

As noted, the Portfolios may purchase “assignments” of bank loans from lenders. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

The Portfolios may also invest in “participations” in bank loans. Participations by the Portfolios in a lender’s portion of a bank loan typically will result in the Portfolios having a contractual relationship only with such lender, not with the borrower. As a result, the Portfolios may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of such payments from the borrower.

Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If a Fund purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

A bank loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution, acting as agent, for a lending syndicate of financial institutions. The agent administers the terms of the loan, as specified in the loan agreement. In addition, the agent is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a corporate borrower. A financial institution’s employment as agent might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent would generally be appointed to replace the terminated agent, and assets held by the agent under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent for the benefit of the Portfolios were determined to be subject to the claims of the agent’s general creditors, the Portfolios might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of Senior Loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate or other borrower for payment of principal and interest. If the Portfolios do not receive scheduled interest or principal payments on such indebtedness, the net asset value, market price and/or yield of the common shares could be adversely affected. Senior Loans that are fully secured may offer the Portfolios more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of any collateral from a secured Senior Loan would satisfy the borrower’s obligation, or that such collateral could be liquidated. Also, the Portfolios may invest in Senior Loans that are unsecured.

Senior Loans and interests in other bank loans may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Manager believes to be a fair price.

Senior Loans usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among lenders, among others. As such, prepayments cannot be predicted with accuracy. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolios derive interest income will be reduced. However, the Portfolios may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new Senior Loan with the proceeds from the prepayment of the former. The effect of prepayments on a Portfolio’s performance may be mitigated by the receipt of prepayment fees and the Portfolio’s ability to reinvest prepayments in other Senior Loans that have similar or identical yields.

Commercial Paper

Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. The commercial paper purchased by the Portfolios may consist of U.S. dollar- or foreign currency-denominated obligations of domestic or non-U.S. issuers, and may be rated or unrated (see Appendix A for a description of the ratings assigned by various rating agencies to commercial paper). The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. See also “Mortgage-Related and Asset-Backed Securities — Asset-Backed Securities” for a discussion of asset-backed commercial paper.

Money Market Instruments

Money market instruments may include, among other things, (1) short-term U.S. Government securities; (2) certificates of deposit, bankers’ acceptances and other bank obligations; (3) commercial paper; (4) corporate obligations with a remaining maturity of 397 days or less; and (5) repurchase agreements with banks or registered broker dealers. Money market instruments may also include variable amount master demand notes, which are corporate obligations that permit the investment of fluctuating amounts by a Portfolio at varying rates of interest under direct arrangements between the Portfolio, as lender, and the borrower, and which permit daily changes in the amounts borrowed. The Portfolio has the right to increase the amount invested under such notes at any time up to the full amount provided by the note agreement or to decrease the amount, while the borrower may prepay up to the full amount of the note without penalty. Variable amount master demand notes may or may not be backed by bank letters of credit. If a custodian holds cash on behalf of a Portfolio, the Portfolio may be an unsecured creditor in the event of the insolvency of the custodian. In addition, the Portfolio will be subject to credit risk with respect to such custodian, which may be heightened to the extent the Portfolio takes a temporary defensive position.

Variable and Floating Rate Securities

Variable- or floating-rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes, float at a fixed margin above a generally recognized base lending rate and/or reset or are redetermined (e.g., pursuant to an auction) on specified dates (such as the last day of a month or calendar quarter). These instruments may include, without limitation, variable-rate preferred stock, bank loans, money market instruments and certain types of mortgage-backed and other asset-backed securities. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality.

The Portfolios may invest in floating-rate debt instruments (“floaters”) and engage in credit-spread trades. The interest rate on a floater is a variable rate that is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest-rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit-spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies. The Portfolios may also invest in inverse floating-rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may exhibit greater price volatility than a fixed-rate obligation of similar credit quality. When a Portfolio holds variable- or floating-rate securities, a decrease (or, in the case of inverse floating-rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio’s shares.

Certain of a Portfolio’s investments, including variable- and floating-rate securities, may require the Portfolio to accrue and distribute income not yet received. As a result, in order to generate cash to make the requisite distributions, the Portfolio may be required to sell securities in its portfolio that it would otherwise have continued to hold. Please see “Taxation.”

Zero Coupon Bonds, Step Coupon Bonds and Payment-in-Kind Securities

Zero coupon bonds are issued and traded at a discount from their face value. They do not entitle the holder to any periodic payment of interest prior to maturity. Step coupon bonds trade at a discount from their face value and pay coupon interest. The coupon rate is low for an initial period and then increases to a higher coupon rate. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer.

Payment-in-kind securities are debt or preferred stock securities that require or permit payment of interest in the form of additional securities. Payment-in-kind securities allow the issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater risk than securities that pay interest currently or in cash.

Because the Portfolios will not receive cash payments on a current basis in respect of accrued original-issue discount on zero coupon bonds or step coupon bonds during the period before interest payments begin and may not receive cash payments on payment-in-kind securities until maturity or redemption, in some years the Portfolios may have to distribute cash obtained from other sources in order to satisfy the distribution requirements for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”). The Portfolio might obtain such cash from selling other portfolio holdings, which might cause the Portfolio to incur capital gains or losses on the sale. These actions are likely to reduce the assets to which Portfolio expenses could be allocated and to reduce the rate of return for the Portfolio. In addition, such sales might be necessary even though investment considerations might otherwise make it undesirable for the Portfolio to sell the securities at the time. Please see “Taxation.”

Generally, the market prices of zero coupon, step coupon and pay-in-kind securities are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than other types of debt securities having similar maturities and credit quality. Under many market and other conditions, investments in zero coupon, step-coupon and pay-in-kind securities may be illiquid, making it difficult for a Portfolio to dispose of them or to determine their current value.

Debtor-in-Possession Financings

The Portfolios may invest in debtor-in-possession financings (commonly known as “DIP financings”) through participation interests in direct loans, purchase of assignments and other means. DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). DIP financings generally involve the same risks as investments in senior bank loans and similar debt instruments, as well as certain additional risks. For example, there is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code, as well as a risk that the bankruptcy court will not approve a proposed reorganization plan or will require substantial and unfavorable changes to an initial plan. In the event of liquidation, a Portfolio’s only recourse will be against the property securing the DIP financing. Companies in bankruptcy may also be undergoing significant financial and operational changes that may cause their financial performance to have elevated levels of volatility. DIP financings may involve payment-in-kind interest or principal interest payments, and a Portfolio may receive securities of a reorganized issuer (e.g. common stock, preferred stock, warrants) in return for its investment, which may include illiquid investments and investments that are difficult to value.

Municipal Securities

The Portfolios may invest in municipal securities issued by states, territories and possessions of the United States and the District of Columbia. The value of municipal securities can be affected by changes in their actual or perceived credit quality. The credit quality of municipal securities can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer’s future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, political or economic developments in the state or region where the security is issued, and the liquidity of the security. Because municipal securities are generally traded OTC, the liquidity of a particular issue often depends on the willingness of dealers to make a market in the security. The liquidity of some municipal obligations may be enhanced by demand features, which may enable a Portfolio to demand payment on short notice from the issuer or a financial intermediary.

The Portfolios may purchase insured municipal debt securities in which scheduled payments of interest and principal are guaranteed by a private, non-governmental or governmental insurance company. The insurance does not guarantee the market value of the municipal debt or the value of the shares of a Portfolio.

Securities of issuers of municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Code. In addition, the obligations of such issuers may become subject to laws enacted in the future by Congress, state legislatures or referenda extending the time for payment of principal or interest, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. Furthermore, as a result of legislation or other conditions, the power or ability of any issuer to pay, when due, the principal of and interest on its municipal obligations may be materially affected.

Municipal securities may include “moral obligation” securities, which are usually issued by special purpose public authorities. If the issuer of moral obligation bonds cannot fulfill its financial responsibilities from current revenues, it may draw upon a reserve fund, the maintenance and restoration of which is a moral commitment but not a legal obligation of the state or municipality that created the issuer.

Municipal securities may also include industrial development bonds and pollution control bonds, which in most cases are revenue bonds and generally are not payable from the unrestricted revenues of an issuer. They are issued by or on behalf of public authorities to raise money to finance privately operated facilities for business, manufacturing, housing, sport complexes, and pollution control. Consequently, the credit quality of these securities depend upon the ability of the user of the facilities financed by the bonds and any guarantor to meet its financial obligations.

The Portfolios may invest in lease obligations or installment purchase contract obligations of municipal authorities or entities (“municipal lease obligations”). Although lease obligations do not constitute general obligations of the municipality for which its taxing power is pledged, a lease obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate and make the payment due under the lease obligation. The Portfolios may also purchase “certificates of participation,” which are securities issued by a particular municipality or municipal authority to evidence a proportionate interest in base rental or lease payments relating to a specific project to be made by the municipality, agency or authority. However, certain lease obligations contain “non-appropriation” clauses that provide that the municipality has no obligation to make lease or installment purchase payments in any year unless money is appropriated for such purpose for such year. Although “non-appropriation” lease obligations are secured by the leased property, disposition of the property in the event of default and foreclosure might prove difficult.

The Portfolios may also invest in various short-term municipal securities, including tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and short-term discount notes. Tax Anticipation Notes are used to finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable from these specific future taxes. They are usually general obligations of the issuer, secured by the taxing power of the municipality for the payment of principal and interest when due. Revenue Anticipation Notes are generally issued in expectation of receipt of other kinds of revenue, such as the revenues expected to be generated from a particular project. They may also be general obligations of the issuer. Bond Anticipation Notes normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide the money for the repayment of the notes. Construction Loan Notes are sold to provide construction financing for specific projects. After successful completion and acceptance, many such projects may receive permanent financing through another source. Short-Term Discount Notes (tax-exempt commercial paper) are short-term (365 days or less) promissory notes issued by municipalities to supplement their cash flow.

Pre-refunded municipal bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by a fund is fund from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government, including its agencies and instrumentalities (“Agency Securities”). While still tax-exempt, pre-refunded municipal bonds usually will bear a Aaa rating (if a re-rating has been requested and paid for) because they are backed by the U.S. Treasury or Agency Securities. As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bonds held by a fund may subject the fund to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if a fund sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.

Residual interest bonds (“RIBs”) are municipal bonds that brokers create by depositing a municipal bond in a trust. The interest rate for the variable rate security is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying municipal bond. The market prices of RIBs may be highly sensitive to changes in market rates and may decrease significantly when market rates increase. In a transaction in which a fund purchases a RIB from a trust where the underlying municipal bond was held by a fund prior to being deposited into a trust, a fund treats the transaction as a secured borrowing for financial reporting purposes. As a result, a fund will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, a fund’s NAV per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBS acquired by funds where a fund did not previously own the underlying municipal bond.

A Portfolio may invest in Build America Bonds, which are taxable municipal bonds with federal subsidies for a portion of the issuer’s borrowing costs. Build America Bonds were issued through the Build America Bond program, which was created as part of the American Recovery and Reinvestment Act of 2009 (the “Act”). The objective of the program was to reduce the borrowing costs of state and local governments. Because the Act was not extended beyond its expiration date on December 31, 2010, tax subsidies will not apply to, and the Portfolios will not purchase, Build America Bonds issued following such date (if any). However, Build America Bonds outstanding and issued before such date remain eligible for the federal interest rate subsidy, which continues for the life of the Build America Bonds.

The interest the Portfolio receives from its investments in either type of Build America Bonds will be included in a Portfolio’s taxable income and distributed to shareholders as taxable ordinary income. For any tax credit Build America Bond held by the Portfolio, the Portfolio may elect to pass through to its shareholders any tax credits from those bonds that otherwise would be allowed to the Portfolio. These tax credits can generally be used to offset U.S. federal income taxes and the federal alternative minimum tax, but such credits are generally not refundable. Any unused credits may be carried forward to succeeding taxable years.

Mortgage-Related and Asset-Backed Securities

The Portfolios may invest in mortgage-related securities, and in other asset-backed securities (whether or not related to mortgage loans) that are offered to investors currently or in the future. Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The value of some mortgage-related or asset-backed securities in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like other debt securities, the ability of a Portfolio to utilize these instruments successfully may depend in part upon the ability of the Manager to forecast interest rates and other economic factors correctly. Certain debt securities are also secured with collateral consisting of mortgage-related securities. See “Collateralized Mortgage Obligations” below.

Through investments in mortgage-related securities, including those that are issued by private issuers, the Portfolios may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called special purpose vehicles or SPVs) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.

In addition, mortgage-related securities that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying private mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Privately issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a private-label mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans. Market factors adversely affecting mortgage loan repayments may include a general economic turndown, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.

Mortgage Pass-Through Securities. Mortgage Pass-Through Securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to sale of the underlying property, refinancing, or foreclosure, net of fees and costs that may be incurred) may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Like other debt securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other debt securities. Adjustable rate mortgage-related and other asset-backed securities are also subject to some interest rate risk. For example, because interest rates on most adjustable rate mortgage- and other asset-backed securities only reset periodically (e.g., monthly or quarterly), changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the market value of these securities, including declines in value as interest rates rise. In addition, to the extent that unanticipated rates of prepayment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase.

The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have recently experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by GNMA) or guaranteed by agencies or instrumentalities of the U.S. Government (in the case of securities guaranteed by the FNMA or the FHLMC). The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the FHLMC. FNMA is a government-sponsored corporation. As described above under “U.S. Government Securities,” FNMA is now under conservatorship by the FHFA. FNMA primarily purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers, which includes state and federally chartered savings and loan associations, mutual savings banks, commercial banks, and credit unions and mortgage bankers, although it may purchase other types of mortgages as well. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.

FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”) which represent interests in conventional mortgages from FHLMC’s national portfolio. As described above under “U.S. Government Securities,” FHLMC is now under conservatorship by the FHFA. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. A Portfolio may buy mortgage-related securities without insurance or guarantees. Securities issued by certain private organizations may not be readily marketable.

Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to a Portfolio’s industry concentration restrictions (see “Investment Restrictions”) by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Portfolios take the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semi-annually or on a monthly basis. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. This payment structure provides investors with some protection against a premature return of principal.

In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begin to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

CMOs that are issued or guaranteed by the U.S. Government or by any of its agencies or instrumentalities will be considered U.S. Government securities by a Portfolio, while other CMOs, even if collateralized by U.S. Government securities, will have the same status as other privately issued securities for purposes of applying a Portfolio’s diversification tests.

FHLMC Collateralized Mortgage Obligations. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates, which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Payments of principal and interest on the CMOs are made semi-annually, as opposed to monthly. The amount of principal payable on each semi-annual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

If collection of principal (including prepayments) on the mortgage loans during any semi-annual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

Commercial Mortgage-Backed Securities. Commercial Mortgage-Backed Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. The market for commercial mortgage-backed securities developed more recently and in terms of total outstanding principal amount of issues is relatively small compared to the market for residential single-family mortgage-backed securities. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities—Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup some or all of its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has developed fairly recently and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits a Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, a Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, a Portfolio holding an ARMBS does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities (“SMBS”) are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories. SMBS may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

Asset-Backed Securities. The Portfolios may invest in, or have exposure to, asset-backed securities, which are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., trade receivables). The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided.

The underlying assets (e.g., loans) are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The value of these securities also may change because of changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool or the financial institution or trust providing the credit support or enhancement. Typically, there is no perfected security interest in the collateral that relates to the financial assets that support asset-backed securities. Asset-backed securities have many of the same characteristics and risks as the mortgage-backed securities described above.

The Portfolios may purchase or have exposure to commercial paper, including asset-backed commercial paper (“ABCP”), that is issued by structured investment vehicles or other conduits. These conduits may be sponsored by mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a short-term debt security, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. Assets backing ABCP include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. The repayment of ABCP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and the conduit’s ability to issue new ABCP. Therefore, there could be losses to a Portfolio investing in ABCP in the event of credit or market value deterioration in the conduit’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP, or the conduit’s inability to issue new ABCP. To protect investors from these risks, ABCP programs may be structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop-issuance and wind-down triggers.

However there can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP.

Some ABCP programs provide for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity through the issue of additional ABCP. This may delay the sale of the underlying collateral and a Portfolio may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. A Portfolio purchasing these subordinated notes will therefore have a higher likelihood of loss than investors in the senior notes.

Collateralized Debt Obligations. The Portfolios may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust that is backed by a diversified pool of high risk, below investment grade debt securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO or CLO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which a Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolios as illiquid securities, however, an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with debt securities discussed elsewhere in this Statement of Additional Information and the PPMs (e.g., interest rate risk and default risk), CDOs carry additional risks that include, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) risk that the collateral may default or decline in value or be downgraded, if rated by a NRSRO; (iii) a Portfolio may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Portfolio could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Other Asset-Backed Securities. Other asset-backed securities (unrelated to mortgage loans) will be offered to investors in the future and may be purchased by the Portfolios that may invest in mortgage-related securities. Several types of asset-backed securities have already been offered to investors, including Enhanced Equipment Trust Certificates (“EETCs”) and Certificates for Automobile ReceivablesSM (“CARSSM”).

EETCs are typically issued by specially-created trusts established by airlines, railroads, or other transportation corporations. The proceeds of EETCs are used to purchase equipment, such as airplanes, railroad cars, or other equipment, which in turn serve as collateral for the related issue of the EETCs. The equipment generally is leased by the airline, railroad or other corporations, which makes rental payments to provide the projected cash flow for payments to EETC holders. Holders of EETCs must look to the collateral securing the certificates, typically together with a guarantee provided by the lessee corporation or its parent company for the payment of lease obligations, in the case of default in the payment of principal and interest on the EETCs. However, because principal and interest payments of EETCs are funded in the ordinary course by the lessee corporation, the Portfolio treats EETCs as corporate bonds/obligations for purposes of compliance testing and related classifications.

CARSSM represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARSSM are passed through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. An investor’s return on CARSSM may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted.

Consistent with a Portfolio’s investment objective and policies, the Portfolio also may invest in other types of asset-backed securities. Other asset-backed securities may be collateralized by the fees earned by service providers. The value of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of asset-backed securities. Any such action would likely adversely impact the value of such securities.

Real Estate Securities and Related Derivatives

The Portfolios may gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. Each of these types of investments are subject to risks similar to those associated with direct ownership of real estate, including loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, variations in market value, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities.

REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate-related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs are not taxed on income distributed to shareholders provided they comply with the applicable requirements of the Code. A Portfolio will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests in addition to the expenses paid by the Portfolio. Debt securities issued by REITs are, for the most part, general and unsecured obligations and are subject to risks associated with REITs.

Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. An equity REIT may be affected by changes in the value of the underlying properties owned by the REIT. A mortgage REIT may be affected by changes in interest rates and the ability of the issuers of its portfolio mortgages to repay their obligations. REITs are dependent upon the skills of their managers and are not diversified.

REITs are generally dependent upon maintaining cash flows to repay borrowings and to make distributions to shareholders and are subject to the risk of default by lessees or borrowers. REITs whose underlying assets are concentrated in properties used by a particular industry, such as health care, are also subject to risks associated with such industry.

REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. If the REIT invests in adjustable rate mortgage loans the interest rates on which are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates. This causes the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

REITs may have limited financial resources, may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically REITs have been more volatile in price than the larger capitalization stocks included in S&P 500 Index.

Exchange-Traded Notes

The Portfolios may invest in exchange-traded notes (“ETNs”). ETNs are typically senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market index less applicable fees and expenses. ETNs are listed on an exchange and traded in the secondary market. A Portfolio may hold an ETN until maturity, at which time the issuer is obligated to pay a return linked to the performance of the relevant market index. ETNs do not make periodic interest payments and principal is not protected.

The market value of an ETN may be influenced by, among other things, time to maturity, level of supply and demand of the ETN, volatility and lack of liquidity in the underlying assets, changes in the applicable interest rates, the current performance of the market index to which the ETN is linked, and the credit rating of the ETN issuer. The market value of an ETN may differ from the performance of the applicable market index and there may be times when an ETN trades at a premium or discount. This difference in price may be due to the fact that the supply and demand in the market for ETNs at any point in time is not always identical to the supply and demand in the market for the securities underlying the market index that the ETN seeks to track. A change in the issuer’s credit rating may also impact the value of an ETN despite the underlying market index remaining unchanged. ETNs are also subject to tax risk. No assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or a court will uphold, how the fund characterizes and treats ETNs for tax purposes. The extent of a Portfolio’s investment in commodity-linked ETNs, if any, is limited by tax considerations.

An ETN that is tied to a specific market index may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market index. ETNs also incur certain expenses not incurred by their applicable market index, and a Portfolio would bear a proportionate share of any fees and expenses borne by the ETN in which it invests.

A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN. Some ETNs that use leverage in an effort to amplify the returns of an underlying market index can, at times, be relatively illiquid and may therefore be difficult to purchase or sell at a fair price. Leveraged ETNs may offer the potential for greater return, but the potential for loss and speed at which losses can be realized also are greater.

ETNs are generally similar to structured investments and hybrid instruments. For discussion of these investments and the risks generally associated with them, see “Hybrid Instruments” in this SAI.

Hybrid Instruments

The Portfolios may invest in “hybrid” or indexed securities. A hybrid instrument is a type of potentially high-risk derivative that combines a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.

Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes a Portfolio to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the net asset value of a Portfolio.

Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked hybrid instruments may be either equity or debt securities, and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Portfolios will only invest in commodity-linked hybrid instruments that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA.

Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies as defined in the 1940 Act. If so, a Portfolio’s investments in these products will be subject to limits applicable to investments in investment companies and may be subject to other restrictions imposed by the 1940 Act.

Structured Notes and Indexed Securities. Structured notes are derivative debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). The terms of the instrument may be “structured” by the purchaser and the borrower issuing the note. Indexed securities may include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. The terms of structured notes and indexed securities may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively indexed, so that appreciation of the unrelated indicator may produce an increase or a decrease in the interest rate or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the unrelated indicator. Therefore, the value of such notes and securities may be very volatile. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the unrelated indicator. Structured notes or indexed securities also may be more volatile, less liquid, and more difficult to accurately price than less complex securities and instruments or more traditional debt securities. The Manager analyzes these notes and securities in its overall assessment of the effective duration of the Portfolio’s holdings in an effort to monitor the Portfolio’s interest rate risk.

Potential Impact of Large Redemptions and Purchases of Portfolio Shares

From time to time, shareholders of a Portfolio (which may include affiliates of the Manager or, for certain Portfolios, affiliated and/or non-affiliated registered investment companies that invest in a Portfolio) may make relatively large redemptions or purchases of Portfolio shares. These transactions may cause the Portfolio to have to sell securities, or invest additional cash, as the case may be. While the overall impact of these transactions over time is not known, there could be adverse effects on the Portfolio’s performance to the extent that the Portfolio is required to sell securities or invest cash at times when it would not otherwise do so, which may result in a loss to the Portfolio.

These transactions may result in higher portfolio turnover, accelerate the realization of taxable income if sales of securities resulted in capital gains or other income and increase transaction costs, which may impact the Portfolio’s expense ratio. To the extent that such transactions result in short-term capital gains, such gains will generally be taxed at the ordinary income tax rate.

Cyber Security Risk

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment companies (such as the Portfolios) and their service providers (including the Manager) may be prone to operational and information security risks resulting from cyber-attacks and/or other technological malfunctions. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, a Portfolio, the Manager or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect a Portfolio or its shareholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, affect a Portfolio’s ability to calculate its NAV, cause the release of private shareholder information or confidential Portfolio information, impede trading, cause reputational damage, and subject the Portfolio to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. Furthermore, as a result of breaches in cyber security or other operational and technology disruptions or failures, an exchange or market may close or issue trading halts on specific securities or an entire market, which may result in a Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments. While the Manager has established business continuity plans and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Similar types of cyber security risks also are present for issuers of securities in which the Portfolios invest, which could result in material adverse consequences for such issuers, and may cause a Portfolio’s investment in such securities to lose value.

Contingent Value Rights

A Portfolio may invest in contingent value rights (“CVRs”). A CVR gives the holder the right to receive an amount (which may be a fixed amount or determined by a formula) in the event that a specified corporate action, business milestone, or other trigger occurs (or does not occur) which is often subject to an expiration date. CVRs may be awarded to shareholders in the context of a corporate acquisition or major restructuring, such as a Chapter 11 or other bankruptcy reorganization. For example, shareholders of an acquired or reorganized company may receive a CVR that enables them to receive additional shares of the acquiring company in the event that the acquiring company’s share price falls below a certain level by a specified date, or to receive cash payments and/or securities in the event of future sale or liquidation event involving the company by a specified date. Risks associated with the use of CVRs are generally similar to risks associated with the use of options, such as the risk that the required trigger does not (or does) occur prior to a CVR’s expiration, causing the CVR to expire with no value. CVRs also present illiquidity risk, as they may not be registered securities or may otherwise be non-transferable or difficult to transfer, as well as counterparty risk and credit risk. Further, because CVRs are valued based on the likelihood of the occurrence of a trigger, valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation.

INVESTMENT RESTRICTIONS

Investment Objectives

Except to the extent set forth in the PPMs, the investment objective(s) of each Portfolio is/are non-fundamental and may be changed by the Board of Trustees without shareholder approval.

Fundamental Investment Restrictions

The investment restrictions set forth below are fundamental policies of the AllianzGI Advanced Core Bond Portfolio, the AllianzGI Best Styles Global Managed Volatility Portfolio, the AllianzGI Discovery U.S. Portfolio and the AllianzGI Global Small-Cap Opportunities Portfolio and may not be changed with respect to any such Portfolio without shareholder approval by vote of a majority of the outstanding voting securities of that Portfolio. Under these restrictions, each such Portfolio:

(1) may not invest in a security if, as a result of such investment, more than 25% of its total assets (taken at market value at the time of such investment) would be invested in the securities of issuers in any particular “industry,” as the term is used in the 1940 Act, as interpreted, modified or otherwise permitted from time to time by regulatory authority having jurisdiction. This restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (or repurchase agreements with respect thereto);

(2) may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies in the real estate industry or that invest in real estate or interests therein;

(3) may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws;

(4) may not purchase or sell commodities. This restriction shall not prohibit a Portfolio, subject to the restrictions described in the PPMs and elsewhere in this Statement of Additional Information, from purchasing, selling or entering into futures contracts, options, foreign exchange contracts, swap agreements and other financial transactions not requiring delivery of physical commodities;

(5) may borrow money to the maximum extent permitted by law, as interpreted or modified, or otherwise permitted by regulatory authority having jurisdiction from time to time;

(6) may not issue senior securities, except as permitted borrowings or as otherwise permitted under the 1940 Act; and

(7) may not make loans, except that this restriction shall not prohibit the purchase of debt obligations or entering into repurchase agreements or the lending of the Portfolio’s portfolio securities.

Currently, under the 1940 Act, a Portfolio generally is not permitted to engage in borrowings unless immediately after a borrowing the value of the Portfolio’s total assets less liabilities (other than the borrowing) is at least 300% of the principal amount of such borrowing (i.e., such principal amount may not exceed 33 1/3% of the Portfolio’s total assets). In addition, a Portfolio is not permitted to declare any cash dividend or other distribution on its shares unless, at the time of such declaration, the value of the Portfolio’s total assets, less liabilities other than borrowing, is at least 300% of such principal amount.

Policies Relating to Rule 35d-1 under the 1940 Act

Some Portfolios have adopted policies pursuant to Rule 35d-1(a) under the 1940 Act. The Portfolios will provide to shareholders the notice required by Rule 35d-1 under the 1940 Act, as such may be interpreted or revised from time to time, with respect to any change in any policy adopted pursuant to Rule 35d-1(a) (currently sixty days’ notice). Under such policies:

1. The AllianzGI Advanced Core Bond Portfolio normally invests at least 80% of its net assets (plus borrowings made for investment purposes) in bonds and other fixed income securities, including derivative instruments that provide synthetic exposure to fixed income securities.

2. The AllianzGI Discovery U.S. Portfolio seeks to achieve its objective by investing at least 80% of its net assets (plus borrowings for investment purposes) in securities of U.S. issuers.

3. The AllianzGI Global Small-Cap Opportunities Portfolio normally invests at least 80% of its net assets (plus borrowings made for investment purposes) in companies with market capitalizations comparable to those of companies included in the MSCI ACWI Small Cap Index.

Other Information Regarding Investment Restrictions and Policies

The Portfolios are also subject to other restrictions under the 1940 Act; however, the registration of the Trust under the 1940 Act does not involve any supervision by any federal or other agency of the Trust’s management or investment practices or policies, other than incident to occasional or periodic compliance examinations conducted by the SEC staff or other regulators.

Unless otherwise stated, all limitations applicable to a Portfolio’s investments will apply at the time of investment. A Portfolio will not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment. Any subsequent change in the percentage of a Portfolio’s total assets invested in certain securities or other instruments resulting from market fluctuations or other changes in a Portfolio’s total assets will not require the Portfolio to dispose of an investment until the Manager determines that it is practicable to sell or close out the investment without undue market or tax consequences to the Portfolio. The Manager will take into account market, tax and other consequences to a Portfolio in considering whether or not sell or close out an investment that has become inconsistent with an investment limitation after its purchase due to market fluctuations, a change in ratings assigned to the security or other factors. In the event that ratings services assign different ratings to the same security, the Manager will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings. Unless otherwise indicated, references to assets in the percentage limitations on a Portfolio’s investments refers to total assets.

As noted above, the Portfolios have adopted policies pursuant to Rule 35d-1(a) under the 1940 Act. For purposes of determining compliance with its Rule 35d-1 policy, a Portfolio may account for a derivative position by reference to either its market value or notional value, depending on the circumstances. Consistent with the purposes of Rule 35d-1, a Portfolio may use a derivative contract’s notional value when notional value is the best measure of the economic exposure the derivative contract provides to investments that are consistent with the Portfolio’s name. In the event a Portfolio is the buyer or seller of a credit default swap, the Portfolio may use the notional value of the credit default swap (as a negative number for buying and as a positive number for selling) for purposes of measuring the Portfolio’s compliance with its Rule 35d-1 policy. The Manager may use Standard Industrial Classification (SIC) Codes, North American Industry Classification System (NAICS) Codes, the FTSE/Dow Jones Industry Classification Benchmark (ICB) system or any other reasonable industry classification system (including systems developed by the Manager) for purposes of the Portfolios’ investment restrictions and policies relating to industry concentration.

In addition, the Manager may use definitions and standards to determine compliance with the investment policies, strategies and restrictions of the Portfolios it sub-advises that are specific to the Manager. For example, the Manager may employ its own internally-developed definitions and standards in connection with defining Portfolio market capitalization criteria (e.g., determining whether a company is a “large,” “mid” or “small” capitalization company), characterizing a security as an “equity” or “fixed income” security, characterizing a security as a “growth” or “value” security, determining the composition of an “industry,” “sector” or group of related industries or sectors, determining the scope of a “geographic region” and characterizing an investment as a U.S. or non-U.S. investment (or otherwise determining the location of an investment for purposes of a Portfolio’s geographic restrictions). In addition, the definitions and standards used by the Manager may change over time and without notice to investors, and in certain cases the Manager may use definitions and standards for a Portfolio that differ from the definitions and standards it uses for other series of the Trust or for other funds and accounts that it advises.

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness when such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

To the extent a Portfolio covers its commitment under a derivative instrument or other borrowing by the segregation of liquid assets, equal in value to the amount of the Portfolio’s commitment, or by entering into offsetting positions, such instrument is not considered a “senior security” for purposes of the asset coverage requirements otherwise applicable to borrowings by the Portfolio.

A Portfolio interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for a Portfolio, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

The phrase “shareholder approval,” as used in the PPMs, and the phrase a “vote of a majority of the outstanding voting securities,” as used herein, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Portfolio, Trust or share class, as the case may be, or (2) 67% or more of the shares of the Portfolio, Trust or share class, as the case may be, present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Amended and Restated Agreement and Declaration of Trust, its Amended and Restated By-Laws and Massachusetts law, the Trustees have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Effective December 18, 2014, the Board of Trustees of the Trust, which also serves as the board of trustees of Allianz Funds Multi-Strategy Trust, an open-end investment company with multiple series for which the Manager serves as investment manager and affiliates of the Manager serve as investment sub-advisers, and Premier Multi-Series VIT, an open-end investment company with two series for which the Manager serves as investment manager and, with respect to one series, an affiliate of the Manager serves as investment sub-adviser, was consolidated with the board of trustees of Allianz Funds, an open-end investment company with multiple series for which the Manager serves as investment manager and, with respect to certain series, an affiliate of the Manager serve as investment sub-adviser. Effective December 18, 2014, Messrs. Drummond, MacLeod and Scoon became Trustees of the Trust and Mr. Scoon became Chairman of the Board. Each of Messrs. Drummond, MacLeod and Scoon is not an “interested person” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Trust or of the Manager. Messrs. Drummond, MacLeod and Scoon are the trustees of Allianz Funds. On October 8, 2015, Ms. Claussen became an Interested Trustee of the Trust and on April 25, 2016, Mr. Eu became an Interested Trustee of the Trust. Effective December 16, 2016, Mr. Kertess became Vice Chairman of the Board.

Board Leadership Structure — The Trust’s Board of Trustees consists of eleven Trustees, nine of whom are not “interested persons” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Trust or of the Manager (the “Independent Trustees”), which represents over 81% of Board members that are Independent Trustees. An Independent Trustee serves as Chairman of the Board and is selected by vote of the majority of the Independent Trustees. The Chairman of the Board presides at meetings of the Board and acts as a liaison with service providers, officers, attorneys and other Trustees generally between meetings, and performs such other functions as may be requested by the Board from time to time.

The Board of Trustees meets regularly four times each year to discuss and consider matters concerning the Trust and the Portfolios, and also holds special meetings to address matters arising between regular meetings. The Independent Trustees regularly meet outside the presence of Trust management and are advised by independent legal counsel. Regular meetings generally take place in-person; other meetings may take place in-person or by telephone.

The Board of Trustees has established six standing Committees to facilitate the Trustees’ oversight of the management of the Trust: the Audit Oversight Committee, the Compliance Committee, the Contracts Committee, the Governance and Nominating Committee, the Performance Committee and the Valuation Committee. The functions and role of each Committee are described below under “Committees of the Board of Trustees.” The membership of each Committee includes, at a minimum, all of the Independent Trustees, which the Board believes allows them to participate in the full range of the Board’s oversight duties.

The Board reviews its leadership structure periodically and has determined that this leadership structure, including an Independent Chairman, a supermajority of Independent Trustees and having Independent Trustees serve as Committee Chairs, is appropriate in light of the characteristics and circumstances of the Trust. In reaching this conclusion, the Board considered, among other things, the predominant role of the Manager in the day-to-day management of Portfolio affairs, the extent to which the work of the Board is conducted through the Committees, the number of portfolios that comprise the Trust and the Fund Complex (as such term is defined in the instructions to Form N-1A), the variety of asset classes those series include, the net assets of each Portfolio, the Trust and the Fund Complex and the management, distribution and other service arrangements of each Portfolio, the Trust and the Fund Complex. The Board also believes that its structure, including the presence of two Trustees who are executives with one or more Manager-affiliated entities, facilitates an efficient flow of information concerning the management of the Trust to the Independent Trustees.

Risk Oversight — Each of the Portfolios has retained the Manager to provide investment advisory services, and administrative services and these service providers are immediately responsible for the management of risks that may arise from Portfolio investments and operations. Some employees of the Manager and its affiliates serve as the Trust’s officers, including the Trust’s principal executive officer and principal financial and accounting officer, chief compliance officer and chief legal officer. The Manager employs processes, procedures and controls to identify and manage different types of risks that may affect the Portfolios. The Board oversees the performance of these functions by the Manager, both directly and through the Committee structure it has established. The Board receives from the Manager a wide range of reports and presentations, both on a regular and as-needed basis, relating to the Portfolios’ activities and to the actual and potential risks of the Portfolios and the Trust as a whole. These include reports and presentations on investment risks, custody and valuation of the Portfolios’ assets, compliance with applicable laws, the Portfolios’ financial accounting and reporting and the Board’s oversight of risk management functions. The Board also regularly receives, from the Portfolios’ distributor and the CCO (as defined below), reports regarding the distribution, sale and marketing of the Portfolios’ shares. In addition, the Board meets periodically with the individual portfolio managers of the Portfolios to receive reports regarding the portfolio management of the Portfolios and their performance, including their investment risks. In the course of these meetings and discussions with the Manager, the Board has emphasized the importance of maintaining vigorous risk-management programs and procedures.

In addition, the Board has appointed a Chief Compliance Officer (“CCO”) of the Trust. The CCO oversees the development of compliance policies and procedures that are reasonably designed to minimize the risk of violations of the federal securities laws (“Compliance Policies”). The CCO reports directly to the Independent Trustees, interacts with individuals within AllianzGI U.S.’s organization, including its Head of Risk Management, and provides presentations to the Board at its quarterly meetings and an annual report on the application of the Compliance Policies. The Board periodically discusses relevant risks affecting the Trust with the CCO at these meetings. The Board has approved the Compliance Policies and reviews the CCO’s reports. Further, the Board annually reviews the sufficiency of the Compliance Policies, as well as the appointment and compensation of the CCO.

The Board recognizes that the reports it receives concerning risk management matters are, by their nature, typically summaries of the relevant information. Moreover, the Board recognizes that not all risks that may affect the Portfolios can be identified in advance; that it may not be practical or cost-effective to eliminate or mitigate certain risks; that it may be necessary to bear certain risks (such as investment-related risks) in seeking to achieve the Portfolios’ investment objectives; and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. As a result of the foregoing and for other reasons, the Board’s risk management oversight is subject to substantial limitations.

The Trustees and executive officers of the Trust, their years of birth, the position they hold with the Trust, their term of office and length of time served, a description of their principal occupations during the past five years, the number of portfolios in the Fund Complex that the Trustees oversee and other directorships held by the Trustees of the Trust are listed in the following tables. Except as shown, each Trustee’s and officer’s principal occupation and business experience for the last five years have been with the employer(s) indicated, although in some cases the Trustee may have held different positions with such employer(s). Unless otherwise indicated, the business address of the persons listed below is 1633 Broadway, New York, NY 10019.

Independent Trustees(1)

Based on a review of the experience, qualifications, attributes and skills of each Trustee, including those enumerated in the table below, the Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust. Each Independent Trustee has served as a Trustee of the Trust since its inception and/or has served as a Trustee of one or more investment companies affiliated with the Trust for a number of years. These qualifications, as well as other qualifications preceding the five-year reporting period in the table below, support the conclusion that each individual should serve as a Trustee in light of the Trust’s business and structure.

Name, Address* and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee/ Nominee	Other Directorships Held by Trustee/Nominee During the Past 5 Years
Independent Trustees

Deborah A. DeCotis 1952	Trustee	Since June 2014	Advisory Director, Morgan Stanley & Co., Inc. (since 1996); Member, Circle Financial Group (since 2009); and Member, Council on Foreign Relations (since 2013). Formerly, Co-Chair Special Projects Committee, Memorial Sloan Kettering (2005-2015); Trustee, Stanford University (2010-2015); Principal, LaLoop LLC, a retail accessories company (1999-2014); Director, Helena Rubenstein Foundation (1997-2010); and Director, Armor Holdings (2002-2010).	88	None.

F. Ford Drummond 1962	Trustee	Since December 2014	Owner/Operator, Drummond Ranch; and Director, Oklahoma Water Resources Board. Formerly, Director, The Cleveland Bank; and General Counsel, BMI-Health Plans (benefits administration).	63	Director, BancFirst Corporation.

Bradford K. Gallagher 1944	Trustee	Since June 2014	Retired. Founder, Spyglass Investments LLC, a private investment vehicle (since 2001). Formerly, Chairman and Trustee, The Common Fund (2005-2014); Partner, New Technology Ventures Capital Management LLC, a venture capital fund (2011-2013); Chairman and Trustee, Atlantic Maritime Heritage Foundation (2007-2012); and Founder, President and CEO, Cypress Holding Company and Cypress Tree Investment Management Company (1995-2001).	88	Formerly, Chairman and Trustee, Grail Advisors ETF Trust (2009-2010) and Trustee, Nicholas-Applegate Institutional Funds (2007-2010).

James A. Jacobson 1945	Trustee	Since June 2014	Retired. Trustee (since 2002) and Chairman of Investment Committee (since 2007), Ronald McDonald House of New York; and Trustee, New Jersey City University (since 2014). Formerly, Vice Chairman and Managing Director, Spear, Leeds & Kellogg Specialists, LLC, a specialist firm on the New York Stock Exchange (2003-2008).	88	Former, Trustee, Alpine Mutual Funds Complex (consisting of 18 funds) (2009-2016)

Hans W. Kertess 1939	Trustee, Vice Chairman of the Trustees	Since June 2014	President, H. Kertess & Co., a financial advisory company; and Senior Adviser (formerly Managing Director), Royal Bank of Canada Capital Markets (since 2004).	88	None.

James S. MacLeod 1947	Trustee	Since December 2014	Director, Chairman and Chief Executive Officer, CoastalSouth Bancshares, Inc.; Director and President, CoastalStates Bank; Chairman, Homeowners Mortgage; and Trustee, University of Tampa. Formerly, Executive Vice President, Mortgage Guaranty Insurance Corporation; and Chief Executive Officer, Homeowners Mortgage.	63	Non-Executive Chairman & Director, Sykes Enterprises, Inc.

William B. Ogden, IV 1945	Trustee	Since June 2014	Retired. Formerly, Asset Management Industry Consultant; and Managing Director, Investment Banking Division of Citigroup Global Markets Inc.	88	None.

Alan Rappaport 1953	Trustee	Since June 2014	Advisory Director (formerly Vice Chairman), Roundtable Investment Partners (since 2009); Adjunct Professor, New York University Stern School of Business (since 2011); Lecturer, Stanford University Graduate School of Business (since 2013); and Director, Victory Capital Holdings, Inc., an asset management firm (since 2013. Formerly, Trustee, American Museum of Natural History (2005-2015); Trustee and Member of Board of Overseers, NYU Langone Medical Center (2007-2015); and Vice Chairman (formerly Chairman and President), US Trust (formerly Private Bank of Bank of America, the predecessor entity of US Trust) (2001-2008).	88	None.

Davey S. Scoon 1946	Trustee, Chairman of the Trustees	Since December 2014	Adjunct Professor, University of Wisconsin-Madison (since 2011). Formerly, Chief Administrative and Financial Officer, Tom’s of Maine (personal care products manufacturing) (2003-2005); and Chief Administrative and Financial Officer (formerly Vice President and Chief Financial Officer), Sun Life Financial U.S. (financial services) (2001-2003).	63	Director, Albireo Pharma, Inc. (since 2016) Chairman, Tufts Health Plan; Director, AMAG Pharmaceuticals, Inc. (since 2006); Director, Orthofix International N.V. (since 2011); and Director, Biodel Inc. (since 2013). Formerly, Director, CardioKine Inc (2005-2011); and Director, NitroMed, Inc. (2003-2009).

Interested Trustees(1)

Name, Address* and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee/ Nominee	Other Directorships Held by Trustee
Barbara Claussen(2) 1956	Trustee	Since October 2015	Chief Operating Officer (since 2016) and Managing Director and member of the Executive Committee (since 2013) of Allianz Global Investors U.S. Holdings LLC; Managing Director of Allianz Global Investors U.S. LLC; and Chief Operating Officer and Managing Director of NFJ Investment Group LLC (since 2005). Formerly, Chairman of the Management Board of Allianz Global Investors Capital LLC (2012); Chief Administrative Officer of Allianz Global Investors U.S. Holdings LLC (2013-2016); Member of Management Board and Chief Risk Officer (2008-2011); and Interim Global Chief Operating Officer Liaison (2012-2014) of Allianz Global Investors Capital LLC (a predecessor of Allianz Global Investors U.S. LLC).	63	None.

A. Douglas Eu(2) 1961	Trustee	Since April 2016	Chief Executive Officer, Managing Director and Chairman of the Executive Committee of Allianz Global Investors U.S. Holdings LLC (since 2016); and Member of the Global Executive Committee of Allianz Global Investors GmbH (since 2006). Formerly, Chief Executive Officer of Allianz Global Investors Asia Pacific GmbH (2006-2015).	63	Formerly, Director, Securities and Futures Commission Advisory Committee Hong Kong (2007-2013).

*	Unless otherwise indicated, the business address of the persons listed above is c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, New York 10019.
(1)	“Independent Trustees” are those Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act), and “Interested Trustees” are those Trustees who are “interested persons” of the Portfolios.
(2)	Each of Ms. Claussen and Mr. Eu is an “interested person” of the Trust, as defined in Section 2(a)(19) of the 1940 Act, due to her or his affiliation with the Manager and its affiliates.

Executive Officers

Name, Address and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Lawrence G. Altadonna 1633 Broadway, 43rd Floor New York, NY 10019 1966	Treasurer, Principal Financial and Accounting Officer	Since Inception	Director, Director of Fund Administration of Allianz Global Investors U.S. LLC; Treasurer, Principal Financial and Accounting Officer of 63 funds in the Fund Complex and of The Korea Fund, Inc. Formerly, Assistant Treasurer of numerous funds in the Fund Complex (2005-2010).

Thomas J. Fuccillo 1633 Broadway, 43rd Floor New York, NY 10019 1968	President and Chief Executive Officer	Since Inception	Managing Director, Chief Regulatory Counsel and Head of Retail and Funds Legal of Allianz Global Investors U.S. Holdings LLC; Managing Director, Chief Legal Officer and Secretary of Allianz Global Investors Distributors LLC; Secretary and Chief Legal Officer of The Korea Fund, Inc. President and Chief Executive Officer of 63 funds in the Fund Complex. Formerly Vice President, Secretary and Chief Legal Officer of numerous funds in the Fund Complex (2004-2016).

Thomas L. Harter, CFA 600 West Broadway San Diego, CA 92101 1975	Chief Compliance Officer	Since Inception	Director of Allianz Global Investors U.S. Holdings LLC; Chief Compliance Officer of 63 funds in the Fund Complex and of The Korea Fund, Inc. Formerly, Vice President and Compliance Manager (2005-2012).

Angela Borreggine 1633 Broadway, 43rd Floor New York, NY 10019 1964	Secretary and Chief Legal Officer	Since April 2016	Director and Senior Counsel of Allianz Global Investors U.S. Holdings LLC; Chief Legal Officer and Secretary of 63 funds in the Fund Complex. Formerly Assistant Secretary of numerous funds in the Fund Complex (2015-2016).

Richard J. Cochran 1633 Broadway, 43rd Floor New York, NY 10019 1961	Assistant Treasurer	Since Inception	Vice President of Allianz Global Investors U.S. LLC; Assistant Treasurer of 63 funds in the Fund Complex and of The Korea Fund, Inc.

Scott Whisten 1633 Broadway, 43rd Floor New York, NY 10019 1971	Assistant Treasurer	Since Inception	Director of Allianz Global Investors U.S. LLC; and Assistant Treasurer of 63 funds in the Fund Complex.

Orhan Dzemaili 1633 Broadway, 43rd Floor New York, NY 10019 1974	Assistant Treasurer	Since Inception	Director of Allianz Global Investors U.S. LLC; and Assistant Treasurer of 63 funds in the Fund Complex and Assistant Treasurer of The Korea Fund, Inc.

Paul Koo(1) 555 Mission Street, Suite 1700 San Francisco, CA 94105 1964	Assistant Secretary	Since Inception	Director, Chief Compliance Officer of Allianz Global Investors U.S. LLC; Chief Compliance Officer of NFJ Investment Group LLC; and Assistant Secretary of 56 funds in the Fund Complex. Formerly, Associate Chief Compliance Officer, Dodge & Cox (2010-2011).

Debra Rubano 1633 Broadway, 43rd Floor New York, NY 10019 1975	Assistant Secretary	Since December 2015	Director and Senior Counsel of Allianz Global Investors U.S. Holdings LLC; and Assistant Secretary of 63 funds in the Fund Complex

Each of the Trust’s executive officers is an “interested person” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) as a result of his or her position(s) set forth in the table above.

(1)	Paul Koo is Assistant Secretary of the Trust with a limited authority to open, maintain and close foreign custodial and trading accounts for the Trust.

Trustee Qualifications — The Board has determined that each Trustee should continue to serve as such based on several factors (none of which alone is decisive). As mentioned above, each Independent Trustee has served as a Trustee of the Trust since its inception and/or has served as a Trustee of one or more investment companies affiliated with the Trust for a number of years. Each Trustee is knowledgeable about the Trust’s business and service provider arrangements, which are for the most part common among the Trust, Allianz Funds, Allianz Funds Multi-Strategy Trust and Premier Multi-Series VIT. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

In respect of each current Trustee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Portfolios, were a significant factor in the determination that the individual should serve as a Trustee of the Trust. Following is a summary of various qualifications, experiences and skills of each Trustee (in addition to business experience during the past five years set forth in the table above) that contributed to the Board’s conclusion that an individual should serve on the Board. References to qualifications, experiences and skills are not intended to hold out the Board or individual Trustees as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Barbara R. Claussen — Ms. Claussen has substantial executive experience in the asset management industry, including experience as Head of Trading for an investment advisory firm affiliated with the Manager. Ms. Claussen has also served in a variety of other senior-level positions with an investment advisory firm affiliated with the Manager. Because of her familiarity with the Fund Complex, the Manager and affiliated entities, she serves as an important information resource for the Independent Trustees.

Deborah A. DeCotis — Ms. DeCotis has substantial senior executive experience in the investment banking industry, having served as a Managing Director for Morgan Stanley. She has extensive board experience and/or experience in oversight of investment management functions through her experience as a Director of the Helena Rubenstein Foundation, Stanford Graduate School of Business and Armor Holdings.

A. Douglas Eu — Mr. Eu has substantial senior executive experience in the asset management industry as Chief Executive Officer of Allianz Global Investors’ business in North America and formerly, Chief Executive Office for Allianz Global Investors’ business in the Asia-Pacific region. Mr. Eu has also served in a variety of other senior-level positions in the asset management industry. Because of his familiarity with the Fund Complex, the Manager and affiliated entities, Mr. Eu serves as an important information resource for the Independent Trustees.

F. Ford Drummond — Mr. Drummond has substantial legal background and experience in the oversight and management of regulated companies through his work as General Counsel of BMI Health Plans, a benefits administrator. He has substantial board experience in the banking sector as a director of the BancFirst Corporation, Oklahoma’s largest state chartered bank, and as a former director of The Cleveland Bank. Mr. Drummond also serves as a member and is a past chairman of the Oklahoma Water Resources Board, which provides tax exempt financing for water infrastructure projects in the state.

Bradford K. Gallagher — Mr. Gallagher has substantial executive and board experience in the financial services and investment management industries. He has served as director to several other investment companies. Having served on the Operating Committee of Fidelity Investments and as a Managing Director and President of Fidelity Investments Institutional Services Company, he provides the Trust with significant asset management industry expertise. He also brings significant securities industry experience, having served as a developer and founder of several enterprises and private investment vehicles.

James A. Jacobson — Mr. Jacobson has substantial executive and board experience in the financial services industry. He served for more than 15 years as a senior executive at an NYSE specialist firm. He has also served on the NYSE Board of Directors, including terms as Vice Chair. As such, he provides significant expertise on matters relating to portfolio brokerage and trade execution. He also provides the Trust with significant financial expertise and serves as the Audit Oversight Committee’s Chair and has been determined by the Board to be an “audit committee financial expert.” He has expertise in investment company matters through his service as a trustee of another fund family.

Hans W. Kertess — Mr. Kertess has substantial executive experience in the investment management industry. He is the president of a financial advisory company, H. Kertess & Co., and formerly served as a Managing Director of Royal Bank of Canada Capital Markets. He has significant expertise in the investment banking industry.

James S. MacLeod — Mr. MacLeod has substantial business and finance experience, including in the banking sector. He has experience as an officer and a board member of public and private companies. He is the Chairman and Chief Executive Officer of Coastal Bancshares and President of CoastalStates Bank. He is also on the board of Homeowners Mortgage and Sykes Enterprises, Inc. He also has experience in the non-profit sector overseeing the endowment of the University of Tampa while serving as Trustee (since 2006), Chairman of the Development Committee and Member of the Executive Committee.

William B. Ogden, IV — Mr. Ogden has substantial senior executive experience in the investment banking industry. He served as Managing Director at Citigroup, where he established and led the firm’s efforts to raise capital for and provide mergers and acquisition advisory services to asset managers and investment advisers. He also has significant expertise with fund products through his senior-level responsibility for originating and underwriting a broad variety of such products.

Alan Rappaport — Mr. Rappaport has substantial senior executive experience in the financial services industry. He formerly served as Chairman and President of the private banking division of Bank of America and as Vice Chairman of U.S. Trust. He is currently Advisory Director of an investment banking firm.

Davey S. Scoon — Mr. Scoon has many years of senior executive experience in the financial services industry, including 14 years as Chief Operating Officer of Colonial Mutual Funds. He has a background and experience in accounting and finance as well as experience as an officer of public companies. He served as Chief Administrative and Financial Officer for Tom’s of Maine and SunLife Financial – U.S. He serves on several public company boards. He is a director of several biomedical companies, including serving as board chair of a health plan with a $1 billion investment portfolio. He also provides significant financial expertise and has been determined by the Board to be an “audit committee financial expert.”

Committees of the Board of T rustees

Audit Oversight Committee. The Trust’s Board has established an Audit Oversight Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Trust’s Audit Oversight Committee is currently composed of Messrs. Drummond, Gallagher, Jacobson, Kertess, MacLeod, Ogden, Rappaport and Scoon, and Ms. DeCotis, each of whom is an Independent Trustee. Mr. Jacobson is the current Chair of the Trust’s Audit Oversight Committee.

The Trust’s Audit Oversight Committee provides oversight with respect to the internal and external accounting and auditing procedures of each Portfolio and, among other things, determines the selection of the independent registered public accounting firm for the Portfolios and considers the scope of the audit, approves all audit and permitted non-audit services proposed to be performed by the independent registered public accounting firm on behalf of the Portfolios, and approves non-audit services to be performed by the independent registered public accounting firm for certain affiliates, including the Manager and entities in a control relationship with the Manager, that provide services to the Portfolios where the engagement relates directly to the operations and financial reporting of the Portfolios. The Audit Oversight Committee considers the possible effect of those services on the independence of the Portfolios’ independent registered public accounting firm. The Audit Oversight Committee adopted a new charter on March 5, 2015 and convened three times during the fiscal year ended September 30, 2016.

Compliance Committee. The Trust’s Compliance Committee is currently composed of Messrs. Drummond, Eu, Gallagher, Jacobson, Kertess, MacLeod, Ogden, Rappaport and Scoon and Mses. DeCotis and Claussen. Mr. Drummond is the current Chair of the Trust’s Compliance Committee. The Compliance Committee’s responsibilities include providing oversight with respect to regulatory and fiduciary compliance matters involving the Trust, reviewing and making recommendations regarding compliance policies and procedures, receiving reports from the CCO as to the results of internal audit functions, advising the Board on matters relating to the CCO and serving as principal liaison between the Board and compliance officers. The Compliance Committee was constituted on December 15, 2016, and therefore did not meet during the fiscal year ended September 30, 2016. Prior to December 15, 2016, the Committee’s responsibilities were carried out by the Trust’s Board of Trustees.

Contracts Committee. The Trust’s Contracts Committee is currently comprised of Messrs. Drummond, Gallagher, Jacobson, Kertess, MacLeod, Ogden, Rappaport and Scoon, and Ms. DeCotis, each of whom is an Independent Trustee. Ms. DeCotis is the current Chair of the Trust’s Contracts Committee. The Contracts Committee’s responsibilities include reviewing and considering the periodic renewal of the Funds’ investment advisory and administration and distribution agreements and plans (as applicable). The Contracts Committee was constituted on March 5, 2015, and convened four times during the fiscal year ended September 30, 2016.

Governance and Nominating Committee. The Trust’s Governance and Nominating Committee is currently composed of Messrs. Drummond, Gallagher, Jacobson, Kertess, MacLeod, Ogden, Rappaport and Scoon, and Ms. DeCotis, each of whom is an Independent Trustee. Mr. MacLeod is the Chair of the Trust’s Governance and Nominating Committee. The Governance and Nominating Committee’s responsibilities include the oversight of matters relating to the functions and duties of the Board of Trustees (including Board education) and the screening and nomination of candidates for election to the Board of Trustees as independent trustees of the Trust. It is the policy of the Governance and Nominating Committee to consider trustee nominees recommended by shareholders.

The procedures by which shareholders can submit nominee recommendations to the Governance and Nominating Committee are summarized below and set forth as Appendix D to this Statement of Additional Information. The Governance and Nominating Committee succeeds the previously existing Compensation Committee of the Trust and will periodically review and recommend for approval by the Board the structure and level of compensation and any related benefits to be paid or provided by the Trust to the Independent Trustees for their services on the Board and any committees of the Board. The Governance and Nominating Committee was called the Nominating Committee prior to March 5, 2015 and convened twice during the fiscal year ended September 30, 2016.

Qualifications, Evaluation and Identification of Trustee Nominees. The Governance and Nominating Committee requires that Trustee candidates have a college degree or equivalent business experience, but has not otherwise established specific, minimum qualifications that must be met by an individual to be considered by the Governance and Nominating Committee for nomination as a Trustee. The Governance and Nominating Committee may take into account a wide variety of factors in considering Trustee candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) ability, judgment and expertise; and (v) overall diversity of the Board’s composition. The Governance and Nominating Committee may consider candidates for Trustee recommended by the Trust’s current Trustees, the Trust’s officers, the Manager, shareholders of any Portfolio and any other source the Governance and Nominating Committee deems appropriate. The Governance and Nominating Committee may, but is not required to, retain a third-party search firm at the Trust’s expense to identify potential candidates.

Consideration of Candidates Recommended by Stockholders. The Governance and Nominating Committee will review and consider nominees recommended by shareholders to serve as Trustee, provided that the recommending shareholder follows the Procedures for Shareholders to Submit Nominee Candidates, which are set forth as Appendix A to the Trust’s Governance and Nominating Committee Charter and attached as Appendix D to this Statement of Additional Information. Among other requirements, these procedures provide that the recommending shareholder must submit any recommendation in writing to the Trust, to the attention of the Trust’s Secretary, at the address of the principal executive offices of the Trust. Any recommendation must include certain biographical and other information regarding the candidate and the recommending shareholder, and must include a written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected. The foregoing description of the requirements is only a summary. Please refer to the Governance and Nominating Committee Charter, available at http://us.allianzgi.com/ClosedEndFund/External%20Documents/nominating_committee_charter.pdf, and the Procedures for Shareholders to Submit Nominee Candidates, attached as Appendix D to this Statement of Additional Information.

The Governance and Nominating Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board of Trustees.

Performance Committee. The Trust’s Performance Committee is currently composed of Messrs. Drummond, Gallagher, Jacobson, Kertess, MacLeod, Ogden, Rappaport and Scoon and Mses. DeCotis and Claussen. Mr. Rappaport is the current Chair of the Trust’s Performance Committee. The Performance Committee’s responsibilities include reviewing the performance of the Portfolios and any changes in investment philosophy, approach and personnel of the Manager. The Performance Committee was constituted on March 5, 2015, and convened four times during the fiscal year ended September 30, 2016.

Valuation Committee. The Trust’s Valuation Committee is currently composed of Messrs. Drummond, Gallagher, Jacobson, Kertess, MacLeod, Ogden, Rappaport and Scoon, and Mses. DeCotis and Claussen. Mr. Ogden is the current Chair of the Trust’s Valuation Committee. The Valuation Committee has been delegated responsibility by the Trust’s Board of Trustees for overseeing determinations of the fair value of the Portfolios’ portfolio securities on behalf of the Board in accordance with the Portfolios’ valuation procedures. The Valuation Committee reviews and approves procedures for the fair valuation of the Portfolios’ portfolio securities and periodically reviews information from the Manager regarding fair value and liquidity determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. The Valuation Committee adopted a new charter on March 5, 2015 and convened four times during the fiscal year ended September 30, 2016.

Securities Ownership

For each Trustee, the following table discloses the dollar range of equity securities beneficially owned by the Trustee in the Trust, and, on an aggregate basis, in any registered investment companies overseen by the Trustee within the Trust’s family of investment companies. The dollar ranges used in the table are (i) None; (ii) $1-$10,000; (iii) $10,001-$50,000; (iv) $50,001-$100,000; and (v) Over $100,000. The following table includes securities in which the Trustees hold an economic interest through their deferred compensation plan. See “Trustees’ Compensation” below.

Securities Ownership as of December 31, 2016

Name of Trustee	Dollar Range of Equity Securities in Each Portfolio Overseen by the Trustee	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees(1)
Deborah A. DeCotis	None	Over $100,000
F. Ford Drummond	None	Over $100,000
Bradford K. Gallagher	None	Over $100,000
James A. Jacobson	None	Over $100,000
Hans W. Kertess	None	Over $100,000
James S. MacLeod	None	Over $100,000
William B. Ogden IV	None	Over $100,000
Alan Rappaport	None	Over $100,000
Davey S. Scoon	None	Over $100,000
Interested Trustees(1)
Barbara R. Claussen	None	Over $100,000
A. Douglas Eu	None	$10,001 - $50,000

(1)	“Independent Trustees” are those Trustees who are not “Interested Persons” (as defined in Section 2(a)(19) of the 1940 Act), and “Interested Trustees” are those Trustees who are “Interested Persons” of the Portfolios. Each of Ms. Claussen and Mr. Eu is an “Interested Person” of the Portfolios due to her or his affiliation with the Manager and its affiliates.

To the Trust’s knowledge, the following table provides information regarding each class of securities owned beneficially in an investment adviser or principal underwriter of the Trust, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Trust as of December 31, 2016 by Independent Trustees or their immediate family members.

Name of Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Deborah A. DeCotis	None	None	N/A	N/A	N/A
F. Ford Drummond	None	None	N/A	N/A	N/A
Bradford K. Gallagher	None	None	N/A	N/A	N/A
James A. Jacobson	None	None	N/A	N/A	N/A
Hans W. Kertess	None	None	N/A	N/A	N/A
James S. MacLeod	None	None	N/A	N/A	N/A
William B. Ogden, IV(1)	None	None	N/A	N/A	N/A
Alan Rappaport	None	None	N/A	N/A	N/A
Davey S. Scoon	None	None	N/A	N/A	N/A

(1)	Mr. Ogden owns a less than 1% limited liability company interest in PIMCO Global Credit Opportunity Onshore Fund LLC, a private investment vehicle sponsored by an affiliate of the Manager.

Trustees’ Compensation

Each of the Independent Trustees also serves as a trustee of Allianz Funds, Allianz Funds Multi-Strategy Trust, and Premier Multi-Series VIT (collectively with the Trust, the “Allianz-Sponsored OEFs”). Each of the Independent Trustees also serves as a trustee of AllianzGI Convertible & Income Fund, AllianzGI Convertible & Income Fund II, AllianzGI Equity & Convertible Income Fund, AllianzGI NFJ Dividend, Interest & Premium Strategy Fund and AllianzGI Diversified Income & Convertible Fund, each a closed-end fund for which the Manager serves as investment manager and, with respect to a portion of the assets of AllianzGI NFJ Dividend, Interest & Premium Strategy Fund, an affiliate of the Manager serves as sub-adviser (together, the “Allianz Closed-End Funds” and, together with the Allianz-Sponsored OEFs, the “Allianz-Sponsored Funds”). In addition, each of Messrs. Gallagher, Jacobson, Kertess, Ogden and Rappaport and Ms. DeCotis serves as a trustee or director of a number of closed-end and open-end funds for which Allianz Global Fund Management previously served as investment manager and its affiliate, Pacific Investment Management Company LLC (“PIMCO”), served as sub-adviser (together, the “PIMCO-Sponsored Funds”). The PIMCO-Sponsored Funds were transitioned to the PIMCO Funds platform effective September 5, 2014, such that Allianz Global Fund Management no longer served as the investment manager to those funds. Subsequently, the Independent Trustees receive separate compensation from the Allianz-Sponsored Funds in addition to amounts received for service on the Boards of the PIMCO-Sponsored Funds.

Each of the Allianz-Sponsored Funds is expected to hold joint meetings of their Boards of Trustees whenever possible. Effective January 1, 2017, each Trustee, other than any Trustee who is a director, officer, partner or employee of the Manager or any entity controlling, controlled by or under common control with the Manager receives annual compensation of $235,000, payable quarterly. The Independent Chairman of the Boards receives an additional $75,000 per year, payable quarterly. The Audit Oversight Committee Chair receives an additional $25,000 annually, payable quarterly. The Performance Committee Chair receives an additional $10,000 annually, payable quarterly. The Contracts Committee Chair receives an additional $10,000 annually, payable quarterly. The Valuation Committee Chair receives an additional $5,000 annually, payable quarterly. The Compliance Committee Chair receives an additional $5,000 annually, payable quarterly. Trustees will also be reimbursed for meeting-related expenses.

Each Trustee’s compensation and other costs in connection with joint meetings will be allocated among the Allianz-Sponsored Funds, as applicable, on the basis of fixed percentages as between each such group of funds. Trustee compensation and other costs will then be further allocated pro rata among the individual funds within each grouping (such as among the Portfolios) based on the complexity of issues relating to each such fund and relative time spent by the Trustees in addressing them, and on each such fund’s relative net assets.

Trustees do not currently receive any pension or retirement benefits from the Trust or the Fund Complex (see below). The Trust has adopted a deferred compensation plan for the Trustees that went into place at the beginning of 2015 and permits the Trustees to defer their receipt of compensation from the Trust, at their election, in accordance with the terms of the plan. Under the plan, each Trustee may elect not to receive all or a portion of his or her fees from the Trust on a current basis but to receive in a subsequent period chosen by the Trustee an amount equal to the value of such compensation if such compensation had been invested in a one or more series of Allianz Funds Multi-Strategy Trust or Allianz Funds selected by the Trustees from and after the normal payment dates for such compensation. The deferred compensation program is structured such that the Trust remains in substantially the same financial position whether Trustee fees are paid when earned or deferred.

The following table sets forth information regarding compensation for the most recent fiscal year (except as noted) received by those Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust. (Trustees who are interested persons of the Trust and Officers of the Trust receive no compensation from the Trust).

Name of Person	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Trust and Fund Complex Paid to Trustees for Calendar Year- Ended December 31, 2016(1)(2)
Bradford K. Gallagher	$1,933	N/A	N/A	$450,000
James A. Jacobson	$2,148	N/A	N/A	$525,000
Hans W. Kertess	$1,933	N/A	N/A	$525,000
William B. Ogden IV	$1,933	N/A	N/A	$450,000
Alan Rappaport	$1,933	N/A	N/A	$450,000
Deborah A. DeCotis	$1,933	N/A	N/A	$450,000
F. Ford Drummond	$1,933	N/A	N/A	$225,000
James S. MacLeod	$1,933	N/A	N/A	$225,000
Davey S. Scoon	$2,578	N/A	N/A	$300,000

(1)	All compensation figures in this table include payments deferred by Trustees for the relevant period. As of December 31, 2016, the total amount of deferred compensation accrued and outstanding across the Fund Complex (relating to deferrals during the calendar year ended December 31, 2016 and any prior years) was as follows: Mr. Drummond: $1,939,852, Mr. Rappaport: $469,742 and Mr. Scoon: $995,771.
(2)	In addition to the Allianz-Sponsored Funds, which are managed by AllianzGI U.S., during each Portfolio’s most recently completed fiscal year, each of Ms. DeCotis and Messrs. Kertess, Gallagher, Jacobson, Ogden and Rappaport served as trustees of the PIMCO-Sponsored Funds, which are managed by Pacific Investment Management Company LLC. The Allianz-Sponsored Funds and the PIMCO-Sponsored Funds are considered to be in the same Fund Complex as the Portfolios. Ms. DeCotis and Messrs. Kertess, Gallagher, Jacobson, Ogden and Rappaport currently serve as trustee or director of 88 funds in the Fund Complex, including the PIMCO-Sponsored Funds. For the calendar year ended December 31, 2016, amounts received by these Trustees from Allianz-Sponsored Funds were: for Mr. Jacobson, $250,000; and for Ms. DeCotis and Messrs. Kertess, Gallagher, Ogden and Rappaport, $225,000. These amounts are included in the Fund Complex totals in the table above. Each of Messrs. Drummond, MacLeod and Scoon serves as trustee or director of other Allianz-Sponsored Funds considered to be in the same Fund Complex as each Portfolio. Messrs. Drummond, MacLeod and Scoon currently serve as trustee or director of 63 such investment companies.

Proxy Voting Policies

The policies and procedures that the Trust uses to determine how to vote proxies relating to portfolio securities have been included as Appendix C. Summary descriptions of the proxy voting policies and procedures of AllianzGI U.S. are also included in Appendix C. Information regarding how the Trust voted proxies relating to securities held by the Portfolios during the most recent twelve-month period ended June 30 will be available, without charge, upon request by calling 1-800-498-5413 and on the SEC’s website, www.sec.gov.

Investment Manager

Allianz Global Investors U.S. LLC (“AllianzGI U.S.” or the “Manager”) serves as investment manager to each of the Portfolios pursuant to an investment management agreement (“Management Agreement”) between AllianzGI U.S. and the Trust. The Manager is a wholly-owned indirect subsidiary of AAMA. AAMA was organized as a limited partnership under Delaware law in 1987. AAMA’s sole general partner is Allianz Asset Management of America LLC. Allianz Asset Management of America LLC has three members, Allianz of America, Inc. (“Allianz of America”), a Delaware corporation that owns a 99.8% non-managing interest, Allianz Asset Management Aktiengesellschaft, a German company that owns a 0.1% non-managing interest, and Allianz Asset Management of America Holdings Inc., a Delaware corporation that owns a 0.1% managing interest. Allianz of America is a wholly-owned indirect subsidiary of Allianz SE. Allianz Asset Management of America Holdings Inc. is a wholly-owned subsidiary of Allianz Asset Management Aktiengesellschaft, which is an indirect subsidiary of Allianz SE. Allianz SE indirectly holds a controlling interest in AAMA. Allianz SE is a European-based, multinational insurance and financial services holding company. The address for AAMA, Allianz Asset Management of America LLC and Allianz Asset Management of America Holdings Inc. is 650 Newport Center Drive, Newport Beach, California 92660. The address for Allianz Asset Management Aktiengesellschaft is Seidlstrasse, 24-24a, D-80335, Munich, Germany. Allianz SE’s address is Koeniginstrasse 28, D-80802, Munich, Germany.

The Portfolios were previously managed by Allianz Global Fund Management, which merged into AllianzGI U.S. on October 1, 2016 by means of a statutory merger. Upon completion of the merger, AllianzGI U.S. succeeded to the advisory business of Allianz Global Fund Management by operation of law.

The general partner of AAMA has substantially delegated its management and control of AAMA to a Management Board.

The Manager is located at 1633 Broadway, New York, NY 10019. The Manager had approximately $68.4 billion of assets under management as of December 31, 2016.

On October 1, 2016, AllianzGI U.S. assumed the role of Manager of the Portfolios following the merger of Allianz Global Fund Management into AllianzGI U.S.

As of the date of this Statement of Additional Information, there are no significant institutional shareholders of Allianz SE.

AllianzGI U.S. provides investment management services across a broad class of assets including equity, fixed income, futures and options, convertibles and other securities and derivative instruments. AllianzGI U.S.’s primary business is to provide discretionary advisory services to institutional clients through its separate account management services. In addition, AllianzGI U.S. provides discretionary investment advisory services to a variety of commingled funds (including SEC registered open-end investment companies, SEC registered closed-end investment companies and other commingled funds that are not registered with the SEC) which may be sponsored or established by AllianzGI U.S., its affiliates or by unaffiliated third parties. AllianzGI U.S. also participates as a non-discretionary investment adviser providing investment models to unaffiliated third parties.

In addition to the advisory-related services noted above, AllianzGI U.S. also provides administration and legal/compliance oversight services, as well as global client service, marketing and sales support to NFJ Investment Group LLC (“NFJ”).

Management Agreement

The Manager, subject to the supervision of the Board of Trustees, is responsible for providing advice and guidance with respect to the Portfolios and for managing, either directly or through others selected by the Manager, the investments of the Portfolios. The Manager also furnishes to the Board of Trustees periodic reports on the investment performance of each Portfolio. In the future, and subject to the approval of the Trustees and, if required, the Portfolio’s shareholders, the Manager may engage an affiliated or unaffiliated entity to serve as sub-adviser for a Portfolio. If a sub-adviser ceases to manage the portfolio of a Portfolio, the Manager will either assume full responsibility for the management of that Portfolio, or retain a new sub-adviser subject to the approval of the Trustees and, if required, the Portfolio’s shareholders.

Under the terms of the Management Agreement, the Manager is obligated to manage each Portfolio in accordance with applicable laws and regulations. The investment management services of the Manager to the Trust are not exclusive under the terms of the Management Agreement. The Manager is free to, and does, render investment management services to others.

The Management Agreement will continue in effect with respect to a Portfolio for two years from its effective date, and thereafter on a yearly basis, provided such continuance is approved annually (i) by the holders of a majority of the outstanding voting securities of the Portfolio, or by the Board of Trustees, and (ii) by a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Management Agreement. The Management Agreement may be terminated without penalty by vote of the Trustees or the vote of a majority of the outstanding voting shares of the Trust (or with respect to a particular Portfolio, by the vote of a majority of the outstanding voting shares of such Portfolio), or by the Manager, on 60 days’ written notice to the other party, and will terminate automatically in the event of its assignment.

The Management Agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The Manager currently receives a monthly investment management fee from each Portfolio at the following annual rates (based on the average daily net assets of the particular Portfolios):

Portfolio	Management Fee Rate
AllianzGI Advanced Core Bond Portfolio	0.30%
AllianzGI Best Styles Managed Volatility Portfolio	0.40%
AllianzGI Discovery U.S. Portfolio	1.00%
AllianzGI Global Small-Cap Opportunities Portfolio	0.90%

Expense Limitation Agreements

With respect to certain Portfolios, the Manager has contractually agreed until the date indicated in the applicable Portfolio’s “Annual Portfolio Operating Expenses” table in the Portfolio’s Portfolio Summary to irrevocably waive its Management Fee or reimburse the Portfolio, to the extent that Total Annual Portfolio Operating Expenses (after the application of the additional fee waiver described above) including payment of organizational expenses, but excluding interest, tax and extraordinary expenses, and certain credits and other expenses, exceed the amount specified for each share class of the Portfolio in its “Annual Portfolio Operating Expenses” table, as a percentage of average net assets. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit in effect at the time of such waiver/reimbursement or recoupment. The Expense Limitation Agreement is terminable by the Trust upon 90 days’ prior written notice to the Manager or at any time by mutual agreement of the parties.

The following table sets forth the amount of management fee paid by the Trust to the Manager for the last three fiscal years. Since the AllianzGI Advanced Core Bond Portfolio, AllianzGI Best Styles Managed Volatility Portfolio and the AllianzGI Discovery U.S. Portfolio had not yet commenced operations during some of the periods shown, they did not pay any management fee amounts to the Manager during the periods noted for such portfolios.

Portfolio	Year Ended 9/30/16	Year Ended 9/30/15	Year Ended 11/30/14
AllianzGI Advanced Core Bond Portfolio	370,816	n/a	n/a
AllianzGI Best Styles Managed Volatility Portfolio	131,746	n/a	n/a
AllianzGI Discovery U.S. Portfolio	77,369	n/a	n/a
AllianzGI Global Small-Cap Opportunities Portfolio	$44,106	$38,321	$15,633
TOTAL	$624,037	$38,321	$15,633

Additional Information about Services Provided by AllianzGI U.S.

As noted above, AllianzGI U.S. serves as investment manager to the Trust pursuant to the Management Agreement. AllianzGI U.S., subject to the supervision of the Board of Trustees, is responsible for managing the investments of the Portfolios either directly or through others selected by the Manager.

In addition, AllianzGI U.S.: (a) recommends and, subject to the approval of the Board of Trustees, approves the funds to be offered by the Trust; (b) as applicable, and subject to the approval of the Board of Trustees, and, as applicable, Portfolio shareholders, selects the sub-adviser to manage the management of the Portfolios’ portfolios; (c) as applicable, monitors, directly, and with the assistance of third parties, the activities of such sub-adviser and evaluates the sub-adviser’s performance; and (d) supervises Portfolio compliance, as discussed more fully below. AllianzGI U.S. also furnishes to the Board of Trustees periodic reports on the investment performance of each Portfolio and such other matters as the Trustees may request.

Some of the objectives of AllianzGI U.S.’s compliance program are to:

•	Continually work to enhance the compliance programs of all Allianz Asset Management of America L.P. subsidiaries;

•	Assess the existing local compliance plans in relation to current business practices from a risk-based perspective and work with local compliance to resolve major issues or gaps; and

•	Provide for the documentation of policies and procedures, with emphasis on incorporating industry best practices.

In its capacity as Manager, in addition to its investment advisory services, AllianzGI U.S. provides administrative services to the Portfolios pursuant to the Management Agreement. Such services include shareholder servicing, accounting, bookkeeping, internal audit services and certain other services required by the Portfolios, and preparation of reports to Portfolios’ shareholders and regulatory filings. Relatedly, as discussed above, the Manager (in some cases, together with its affiliates or third parties) provides certain other services, including compliance related services such as market timing monitoring and review of regulatory filings, management and coordination of activities of third-party service providers to the Portfolios such as transfer agency and custodian, maintenance and support services to intermediaries such retirement plan administrators, and researching and responding to customer complaints and inquiries and regulatory inquiries.

Portfolio Manager Compensation, Other Accounts Ma naged, Conflicts of Interest and Corporate Culture

Compensation Structure for AllianzGI U.S.

The compensation system is designed to support the organization’s corporate values and culture. While acknowledging the importance of financial incentives and seeking to pay top quartile compensation for top quartile performance, AllianzGI U.S. also believes that compensation is only one of a number of critically important elements that allow the emergence of a strong, winning culture that attracts, retains and motivates talented investors and teams. AllianzGI U.S.’s compensation system supports its belief that investment professionals are a key element of the company’s success in meeting clients’ objectives. To the extent that there are regional experts located in other AllianzGI U.S.-affiliated offices worldwide who are “associated persons” of AllianzGI U.S. and who serve as portfolio managers for Portfolios, this compensation strategy is applied independently by the AllianzGI U.S.-affiliated company that employs such a portfolio manager. In such cases, AllianzGI U.S. compensates the employing company through an affiliated transfer pricing arrangement that takes into account the value placed by AllianzGI U.S. on the shared service of the portfolio manager.

The primary components of compensation are the base salary and an annual variable compensation payment. Base salary typically reflects scope, responsibilities and experience required in a particular role, be it on the investment side or any other function in the company. Base compensation is regularly reviewed against peers with the help of compensation survey data. Base compensation is typically a greater percentage of total compensation for more junior positions, while for the most senior roles it is typically a comparatively small component, often capped and only adjusted every few years.

The variable compensation component typically comprises a cash bonus that pays out immediately after the performance year as well as a deferred component, for members of staff whose variable compensation exceeds a certain threshold. Except for certain specialist investment teams as noted below, variable compensation is determined on a discretionary basis and is primarily designed to reflect the achievements of an individual against set goals, over a certain time period. For an investment professional these goals will typically be 70% quantitative and 30% qualitative. The former will reflect a weighted average of investment performance over a three-year rolling time period (one-year (25%) and three-year (75%) results) and the latter reflects contributions to broader team goals, contributions made to client review meetings, product development or product refinement initiatives. Portfolio managers have their performance metric aligned with the benchmarks of the client portfolios they manage. With respect to the AllianzGI Advanced Core Bond Portfolio, the relevant performance benchmark is the Barclays U.S. Aggregate Bond Index. With respect to the AllianzGI Best Styles Global Managed Volatility Portfolio, the relevant performance benchmark is the MSCI ACWI Minimum Volatility Index. With respect to the AllianzGI Global Small-Cap Opportunities Portfolio, the relevant performance benchmark is the MSCI ACWI Small-Cap Index. With respect to the AllianzGI Discovery U.S. Portfolio, the relevant performance benchmark is the Bank of America Merrill Lynch 91-Day T-Bill Index.

Variable compensation for certain specialist investment teams is determined on a formulaic basis. These teams share a percentage of advisory fee revenue including performance fee revenue, if applicable, generated by the investment strategy.

After consultation and oversight from the firm’s compensation committee, the lead portfolio manager allocates the team’s share of the shared revenue to the individual team members. Allocation to individual team members is determined based on individual performance and contribution to the team and client success. All team members have agreed upon performance objectives to serve as a basis for performance evaluation during the year. These objectives are both quantitative and qualitative in nature. Quantitative objectives typically align to investment performance and client-stated objectives. Qualitative objectives reflect contributions to broader team goals, such as idea sharing, contributions made to client review meetings, product development or product refinement initiatives, and the way behaviors reflect AllianzGI U.S.’s core values of excellence, passion, integrity and respect. For all investment professionals, a 360 degree feedback evaluation forms part of the qualitative input. Achievement against these goals as measured by the lead portfolio manager and Chief Investment Officer serve to link performance to compensation. Notwithstanding the basis for determining variable compensation, all compensation principles, including the deferral rules and deferred instruments described below, apply.

As noted above, variable compensation includes a deferral component. The deferred component for most recipients would be a notional award of the Long Term Incentive Program (“LTIP”); for members of staff whose variable compensation exceeds an additional threshold, the deferred compensation is itself split 50%/50% between the LTIP and a Deferral into Funds program (“DIF”). Deferral rates increase in line with the overall variable compensation and can reach up to 42%. Overall awards, splits, components and deferral percentages are regularly reviewed to ensure they are competitive and, where applicable, comply with regulatory standards.

The LTIP element of the variable compensation cliff vests three years after each (typically annual) award. Its value is directly tied to the operating profit of Allianz Global Investors.

The DIF element of the variable compensation cliff vests three years after each (typically annual) award and enables qualifying members of staff to invest in a range of Allianz Global Investors’ funds. Investment professionals are encouraged to invest into their own funds or funds of a similar nature to those that they manage. The value of the DIF award is determined by the performance of the fund over the three-year period covering each award.

Assuming an annual deferral of 33% over a three year period, a typical member of staff will have roughly one year’s variable compensation (3x33%) as a deferred component ‘in the bank.’ Three years after the first award, and for as long as deferred components were awarded without break, cash payments in each year will consist of the annual cash bonus for that current year’s performance as well as a payout from LTIP/DIF commensurate with the prior cumulative three-year performance.

In addition to competitive compensation, the firm’s approach to retention includes providing a challenging career path for each professional, a supportive culture to ensure each employee’s progress and a full benefits package.

Other Accounts Managed

The following summarizes information regarding each of the accounts, excluding portfolios of the Portfolios that were managed by portfolio managers, including amounts managed by a team, committee, or other group that includes the portfolio manager. Unless otherwise stated, the information is as of September 30, 2016.

	Other Pooled Vehicles		Other Accounts		Other Registered Investment Companies
Portfolio Manager	#	AUM ($ million)	#	AUM ($ million)	#	AUM ($ million)
Raymond Cunha, CFA	0	0	0	0	1	10
Raphael Edelman	0	0	0	0	1	10
Matthias Grein, CFA	59	23,580	164	26,573	0	0
Michael Heldmann, Ph.D, CFA	1	30	4	2,870	7	969
Kai Hirschen, Ph.D, CFA, CAIA, FRM	30	9,066	141	30,995	0	0
Dr. Fabian Lutzenberger	0	0	1	50	0	0
Mark P. Roemer	13	826	5	183	3	91
Rohit Ramesh	1	30	4	2,870	1	53
Christian Tropp, CFA	0	0	1	50	1	3
Jie Wei, CFA	13	826	5	183	2	19

The following table provides information regarding other accounts managed for which management fees are based on the performance of the pooled vehicle:

	Other Pooled Vehicles		Other Accounts		Other Registered Investment Companies
Portfolio Manager	#	AUM ($ million)	#	AUM ($ million)	#	AUM ($ million)
Raymond Cunha, CFA	0	0	0	0	0	0
Raphael Edelman	0	0	0	0	0	0
Matthias Grein, CFA	6	3,197	21	3,890	0	0
Michael Heldmann, Ph.D, CFA	0	0	0	0	0	0
Kai Hirschen, Ph.D, CFA, CAIA, FRM	1	841	10	260	0	0
Dr. Fabian Lutzenberger	0	0	1	50	0	0
Mark P. Roemer	1	181	0	0	0	0
Rohit Ramesh	0	0	0	0	0	0
Christian Tropp, CFA	0	0	0	0	0	0
Jie Wei, CFA	1	181	0	0	0	0

Potential Conflicts of Interest

Like other investment professionals with multiple clients, a portfolio manager for a Portfolio may face certain potential conflicts of interest in connection with managing both the Portfolio and other accounts at the same time. The paragraphs below describe some of these potential conflicts, which AllianzGI U.S. believes are faced by investment professionals at most major financial firms.

AllianzGI U.S. has adopted compliance policies and procedures that address certain of these potential conflicts. The management of accounts with different advisory fee rates and/or fee structures, including accounts that pay advisory fees based on account performance (“performance fee accounts”), may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts. These potential conflicts may include, among others:

•	The most attractive investments could be allocated to higher-fee accounts or performance fee accounts.

•	The trading of higher-fee accounts could be favored as to timing and/or execution price. For example, higher-fee accounts could be permitted to sell securities earlier than other accounts when a prompt sale is desirable or to buy securities at an earlier and more opportune time.

•	The investment management team could focus their time and efforts primarily on higher-fee accounts due to a personal stake in compensation.

When AllianzGI U.S. considers the purchase or sale of a security to be in the best interests of a Portfolio as well as other accounts, AllianzGI U.S.’s trading desk may, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased. Aggregation of trades may create the potential for unfairness to a Portfolio or another account if one account is favored over another in allocating the securities purchased or sold—for example, by allocating a disproportionate amount of a security that is likely to increase in value to a favored account. AllianzGI U.S. considers many factors when allocating securities among accounts, including the account’s investment style, applicable investment restrictions, availability of securities, available cash and other current holdings. AllianzGI U.S. attempts to allocate investment opportunities among accounts in a fair and equitable manner. However, accounts are not assured of participating equally or at all in particular investment allocations due to such factors as noted above.

“Cross trades,” in which one AllianzGI U.S. account sells a particular security to another account (potentially saving transaction costs for both accounts), may also pose a potential conflict of interest when cross trades are effected in a manner perceived to favor one client over another. For example, AllianzGI U.S. may cross a trade between performance fee account and a fixed fee account that results in a benefit to the performance fee account and a detriment to the fixed fee account. AllianzGI U.S. has adopted compliance procedures that provide that all cross trades are to be made at an independent current market price, as required by law.

Another potential conflict of interest may arise from the different investment objectives and strategies of a Portfolio and other accounts. For example, another account may have a shorter-term investment horizon or different investment objectives, policies or restrictions than a Portfolio. Depending on another account’s objectives or other factors, a portfolio manager may give advice and make decisions that may differ from advice given, or the timing or nature of decisions made, with respect to a Portfolio. In addition, investment decisions are subject to suitability for the particular account involved. Thus, a particular security may not be bought or sold for certain accounts even though it was bought or sold for other accounts at the same time. More rarely, a particular security may be bought for one or more accounts managed by a portfolio manager when one or more other accounts are selling the security (including short sales). There may be circumstances when purchases or sales of portfolio securities for one or more accounts may have an adverse effect on other accounts. AllianzGI U.S. maintains trading policies designed to provide portfolio managers an opportunity to minimize the effect that short sales in one portfolio may have on holdings in other portfolios.

A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

A Portfolio’s portfolio manager(s) may be able to select or influence the selection of the broker/dealers that are used to execute securities transactions for the Portfolio. In addition to executing trades, some brokers and dealers provide AllianzGI U.S. with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. In order to be assured of continuing to receive services considered of value to its clients, AllianzGI U.S. has adopted a brokerage allocation policy embodying the concepts of Section 28(e) of the Securities Exchange Act of 1934. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the Portfolio and the Manager’s other clients, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

A Portfolio’s portfolio manager(s) may also face other potential conflicts of interest in managing a Portfolio, and the description above is not a complete description of every conflict that could be deemed to exist in managing both the Portfolios and other accounts. In addition, a Portfolio’s portfolio manager may also manage other accounts (including their personal assets or the assets of family members) in their personal capacity.

AllianzGI U.S.’s investment personnel, including each Portfolio’s portfolio manager, are subject to restrictions on engaging in personal securities transactions pursuant to AllianzGI U.S.’s Code of Ethics (the “Code”), which contain provisions and requirements designed to identify and address conflicts of interest between personal investment activities and the interests of the Portfolios. The Code is designed to ensure that the personal securities transactions, activities and interests of the employees of AllianzGI U.S. will not interfere with (i) making decisions in the best interest of advisory clients (including the Portfolios) or (ii) implementing such decisions while, at the same time, allowing employees to invest for their own accounts.

Securities Ownership

The following table discloses the dollar range of equity securities beneficially owned by each portfolio manager in the Portfolio(s) the portfolio manager manages. The information is as of September 30, 2016.

Dollar Range of Equity Securities
AllianzGI Advanced Core Bond Portfolio
Christian Tropp, CFA	$0
Matthias Grein, CFA	$0
Dr. Fabian Lutzenberger	$0
AllianzGI Best Styles Managed Volatility Portfolio
Michael Heldmann, CFA	$0
Kai Hirschen, CFA	$0
Rohit Ramesh	$0
AllianzGI Discovery U.S. Portfolio
Raymond Cunha, CFA	$0
Raphael Edelman	$0
AllianzGI Global Small-Cap Opportunities Portfolio
Mark Roemer	$0
Jie Wei, CFA	$0
Steven Tael	$0

Codes of Ethics

The Trust, the Manager and the Distributor have adopted Codes of Ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act. These Codes of Ethics permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Portfolio.

DISTRIBUTION OF TRUST SHARES

Distributor

Allianz Global Investors Distributors LLC (the “Distributor”) serves as the distributor of the Trust’s shares pursuant to a distribution contract (the “Distribution Contract”) with the Trust. The Distributor is an indirect, wholly-owned subsidiary of Allianz Asset Management of America L.P. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and a member of The Financial Industry Regulatory Authority (“FINRA”). The Distribution Contract is terminable with respect to a Portfolio without penalty, at any time, by a Portfolio upon 60 days’ written notice to the Distributor, or by the Distributor upon 60 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

The Distribution Contract will continue in effect with respect to each Portfolio for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the entire Board of Trustees or by the majority of the outstanding shares of the Portfolio, and (ii) by a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Distribution Contract or the Distribution and/or Servicing Plans described below, by vote cast in person at a meeting called for such purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).

The Trust currently offers one class of shares of each of the Portfolios. The Trust’s shares are offered primarily for direct investment by investors such as certain pension and profit sharing plans, endowments, foundations, corporations, and high net worth individuals that meet certain qualification requirements.

Purchases and Redemptions

Purchases and redemptions of the Trust’s shares are discussed in the PPMs, under the heading “How to Buy and Sell Shares” and that information is incorporated herein by reference.

Certain clients of the Manager whose assets would be eligible for purchase by one or more Portfolios may purchase shares of the Trust with such assets. Assets so purchased by the Portfolios will be valued in accordance with procedures adopted by the Board of Trustees.

The minimum initial investment for shares of the Trust is $1 million, except that the minimum investment may be modified for certain financial intermediaries that submit trades on behalf of underlying investors. The Portfolio or the Distributor may lower or waive the minimum initial investment for certain categories of investors at their discretion.

To obtain more information about exceptions to the minimum initial investment for Trust shares, please call your Account Representative.

Shares of the Portfolios may not be qualified or registered for sale in all States. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their State of domicile or residence. Shares of a Portfolio may not be offered or sold in any State unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

Pursuant to provisions of agreements between the Distributor and participating brokers, introducing brokers, Service Organizations and other financial intermediaries (together, “intermediaries”) that offer and sell shares and/or process transactions in shares of the Portfolios, intermediaries are required to engage in such activities in compliance with applicable federal and state securities laws and in accordance with the terms of the PPMs and this Statement of Additional Information. Among other obligations, to the extent an intermediary has actual knowledge of violations of Portfolio policies (as set forth in the then current PPMs and this Statement of Additional Information) regarding (i) the timing of purchase or redemption orders and pricing of Portfolio shares, or (ii) market timing or excessive short-term trading, the intermediary is required to report such known violations promptly to the Distributor.

Redemptions of Portfolio shares may be suspended when trading on the New York Stock Exchange is restricted or during an emergency that makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the SEC for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payments for more than seven days, as permitted by law.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1.00% of the net asset value of the applicable Portfolio at the beginning of such period. Although the Trust will normally redeem all shares of a particular Portfolio for cash, it may redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held by the particular Portfolio. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

Due to the relatively high cost of maintaining smaller accounts, the Trust reserves the right to redeem shares in any account for their then-current value (which will be promptly paid to the investor) if at any time, due to shareholder redemption, the shares in the account do not have a value of at least a specified amount. The applicable minimums and other information about such mandatory redemptions are set forth in the applicable PPM or in this Statement of Additional Information under the section titled “Additional Information About Purchases and Redemptions of Portfolio Shares.” The Trust’s Declaration of Trust also authorizes the Trust to redeem shares under certain other circumstances as may be specified by the Board of Trustees.

In certain situations, to the extent allowed by the federal securities laws, a client may purchase Portfolio shares by tendering payment in kind in the form of securities. Any securities used to buy Portfolio shares must be considered by Trust to be readily marketable, eligible to be acquired by the Portfolio in accordance with the Portfolio’s investment objective, policies and restrictions, and otherwise acceptable to the Trust. In connection with an in-kind securities payment, the Trust may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Trust; (ii) are accompanied by satisfactory assurance that the Trust will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Trust; (iv) be in proper form for transfer to the Trust; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Trust and must be delivered to the Trust by the investor upon receipt from the issuer. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled. If shares of the Portfolio(s) are purchased in kind, the investor may incur certain custodial or related costs in connection with transferring the securities to the Trust. The Trust reserves the right to reject the offer of any payment in kind. There may be regulatory restrictions on the Trust’s ability to affect purchases in kind, such as in certain affiliated transaction structures.

Redemption Fees

The Portfolios do not charge a redemption fee.

Additional Information about Purchases and Redemptions of Portfolio Shares

How to Buy Shares

Purchases By Mail. Investors who wish to invest in shares by mail may send a completed and signed Subscription Agreement to:

AllianzGI Institutional Multi-Series Trust

c/o Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

(The Distributor does not provide investment advice and will not accept any responsibility for your selection of investments as it does not have access to the information necessary to assess your financial situation). Shareholders who establish accounts will generally receive individual confirmations of each purchase, redemption, or transfer of Portfolio shares, including the total number of Portfolio shares owned as of the confirmation date, except that purchases resulting from the reinvestment of dividends and/or distributions will be confirmed monthly. See “Portfolio Distributions” in the PPMs.

The Trust reserves the right to require payment by wire or official U.S. bank check. The Trust generally does not accept payments made by cash, money order, temporary/starter checks, credit cards, traveler’s checks, credit card checks, or checks drawn on non-U.S. banks even if payment may be effected through a U.S. bank.

The Trust or the Distributor may lower or waive the minimum investment amounts for certain categories of investors at their discretion.

Purchases. You may elect to purchase shares after calling your Account Representative and completing and signing a Subscription Agreement. After approval by the Trust and the establishment of an account for the client with the Trust’s transfer agent (the “Transfer Agent”), the investor may subscribe for shares by wiring money as described on the Subscription Agreement. For further information, please contact your Account Representative.

Subsequent Purchases of Shares. Subsequent purchases of shares can be made as indicated above by calling the Account Representative, completing and signing an Additional Subscription Form and, once approved by the Trust, wiring federal funds as outlined above.

Additional Information About Purchasing Shares. Shares may be purchased at a price equal to their net asset value per share next determined after receipt of an order plus any applicable sales charge. Currently, the Portfolios do not apply sales charges.

Orders sent to the Trust via mail are not deemed “received” until they arrive at the Trust’s facility and an account for the investor has been established with the Transfer Agent. This may affect the date on which they are processed.

All purchase orders received by the Trust prior to the close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange on a regular business day are processed at that day’s offering price. For a purchase order to be deemed “received,” the Trust must have accepted the order and received immediately available funds for that order. Purchase orders received on a day other than a regular business day will be executed on the next succeeding regular business day. The Trust and the Distributor, in their sole discretion, may accept or reject any order for purchase of Portfolio shares. The sale of shares will be suspended on any day on which the New York Stock Exchange is closed and, if permitted by the rules of the SEC, when trading on the New York Stock Exchange is restricted or during an emergency that makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the SEC for the protection of investors.

Minimum Purchase Amounts. The minimum initial investment amount for shares of any Portfolio is $1,000,000, unless the minimum has been lowered or waived by the Trust or Distributor at their discretion. No share certificates will be issued except, and to the extent, provided in the PPMs.

Tax-Qualified Specified Benefit and Other Plans. Generally, shares of the Portfolio are not available to retirement plans where the investment decisions are made by individual employees (so-called “participant-directed plans”).

Signature Validation. When a signature validation is called for, a “Medallion” signature validation or a Signature Validation Program (SVP) stamp will be required. A Medallion signature validation or an SVP stamp may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a Medallion program or SVP recognized by the Securities Transfer Association. Signature validations from financial institutions which are not participating in one of these programs will not be accepted. Please note that financial institutions participating in a recognized Medallion program may still be ineligible to provide a signature validation for transactions of greater than a specified dollar amount.

The Trust may change the signature validation requirements from time to time upon notice to shareholders, which may be given by means of a new or supplemented private placement memorandum. In individual cases, the Trust may also waive the signature validation requirements at its discretion. Shareholders should contact the Distributor for additional details regarding the Portfolios’ signature validation requirements.

Signature validation cannot be provided by a notary public. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the Subscription Agreement to effect transactions for the organization.

Account Registration Changes. Changes in registration or account privileges may be made in writing to the Trust. A Medallion Signature Validation may be required. All correspondence must include the account number and must be sent to:

AllianzGI Institutional Multi-Series Trust

c/o Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

Minimum Account Size. The Manager and the Distributor each reserve the right to cause the Portfolio to redeem, without any prior notice, an account when the Portfolio balance falls below the investment minimum described above for any reason, including solely due to declines in NAV. A shareholder will receive advance notice of such redemption and will be given at least 90 days to bring the value of its account up to the investment minimum.

Transfer on Death Registration. The Distributor may accept “transfer on death” (“TOD”) registration requests from investors. The laws of a state selected by the Distributor in accordance with the Uniform TOD Security Registration Act will govern the registration. The Distributor may require appropriate releases and indemnifications from investors as a prerequisite for permitting TOD registration. The Distributor may from time to time change these requirements (including by changes to the determination as to which state’s law governs TOD registrations).

How to Redeem

Redemptions of Shares. Shares are redeemed at their net asset value next determined after a redemption request and any necessary documentation has been received by the Trust (or its designee) in good order, as described below. There is no charge by the Distributor or the Trust with respect to a redemption; however, if applicable, a participating broker who processes a redemption for an investor may charge customary commissions for its services (which may vary).

A shareholder will not pay any special fees or charges to the Trust or the Distributor when the shareholder sells his or her shares.

Redemptions of Portfolio shares may be suspended when trading on the New York Stock Exchange is restricted or during an emergency that makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the SEC for the protection of investors. Under these and other unusual circumstances, the Trust, Allianz Funds, Allianz Funds Multi-Strategy Trust, and Premier Multi-Series VIT (the “Trusts”) may suspend redemptions or postpone payments for more than seven days, as permitted by law.

Written Requests. To redeem shares in writing, a shareholder should call the appropriate Account Representative. Additionally, shareholders must send the following items to the Transfer Agent at AllianzGI Institutional Multi-Series Trust c/o Boston Financial Data Services, Inc., 330 W. 9th Street, Kansas City, MO 64105 or via email to azprocess@bfdsmidwest.com or via facsimile at 1-816-218-1594:

(1)	a signed and completed “Request for Redemption of Shares” form, which is attached to the Subscription Agreement

(2)	any additional documents that may be required by the Trust or the Transfer Agent for redemption by corporations, partnerships or other organizations, executors, administrators, trustees, custodians or guardians, or if the redemption is requested by anyone other than the shareholder(s) of record.

Transfers of shares are subject to the same requirements. To avoid delay in redemption or transfer, shareholders having any questions about these requirements should contact the shareholder’s Account Representative at the Trust before submitting a request. Redemption or transfer requests will not be honored until all required documents have been completed by the shareholder and received by the Trust.

Orders sent to the Trust are not deemed “received” until they arrive at the Transfer Agent’s facility in good order. This may affect the date on which they are processed.

If the proceeds of the redemption (i) are to be paid to a person other than the record owner or (ii) are to be sent to an address other than the address of the account on the Transfer Agent’s records, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed as described above.

Redemption proceeds will ordinarily be wired to the investor’s bank address of record within three business days after the redemption request, but may take up to seven calendar days. Redemption proceeds will be sent by wire only to the bank name designated on the Subscription Agreement or the Request for Redemption of Shares. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

For shareholder protection, a request to change information contained in an account registration (for example, a request to change the bank designated to receive wire redemption proceeds) must be received in writing, signed by the minimum number of persons designated on the completed application that are required to effect a redemption, and accompanied by a signature validation from any eligible guarantor institution, as determined in accordance with the Trust’s procedures, as more fully described above. A signature validation cannot be provided by a notary public. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the completed application to effect transactions for the organization.

Certificated Shares. The Trust currently does not, and has no intention to, issue share certificates. If it does so in the future, to redeem shares for which certificates have been issued, the certificates must be mailed to or deposited with the Trust, duly endorsed or accompanied by a duly endorsed stock power or by a written request for redemption. Further documentation may be requested from institutions or fiduciary accounts, such as corporations, custodians (e.g., under the Uniform Gifts to Minors Act), executors, administrators, trustees or guardians (“institutional account owners”). The redemption request and stock power must be signed exactly as the account is registered, including indication of any special capacity of the registered owner.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board of Trustees has adopted, on behalf of the Portfolios, policies and procedures relating to disclosure of a Portfolio’s portfolio securities. These policies and procedures are designed to protect the confidentiality of each Portfolio’s portfolio holdings information and to prevent the selective disclosure of such information. These policies and procedures may be modified at any time with the approval of the Board of Trustees.

Each Portfolio may disclose portfolio holdings information as required by applicable law or as requested by governmental authorities. In addition, the Manager will post portfolio holdings information on its website at us.allianzgi.com. This website will contain each Portfolio’s complete schedule of portfolio holdings as of the last day of the most recent month end. AllianzGI U.S. will post this information on the website approximately thirty (30) calendar days after a month’s end, and such information will remain accessible on the website until the Portfolios file a Form N-Q or Form N-CSR on the SEC’s EDGAR website for the period that includes the date of the information. In addition, the Manager may post the largest ten holdings of a Portfolio and certain portfolio characteristics, such as sector and country breakdowns, on the website on a monthly basis approximately fifteen (15) calendar days after a month’s end, and may post attribution information with the five best and five worst performing positions for a Portfolio on the website on a quarterly basis approximately fifteen (15) calendar days after a quarter’s end. For each portfolio security (not including cash positions), the posted information will include such information about each holding as may be determined by the Manager from time to time. If a Portfolio’s portfolio holdings information is disclosed to the public (either through a filing on the SEC’s EDGAR website or otherwise) before the disclosure of that information on the Manager’s website, the Portfolio may post such information on the Manager’s website.

Portfolio holdings of each Portfolio will also be disclosed on a quarterly basis on forms required to be filed with the SEC as follows: (i) portfolio holdings as of the end of each fiscal year ending September 30 will be filed as part of the annual report filed on Form N-CSR; (ii) portfolio holdings as of the end of the fiscal quarter ending December 31 will be filed on Form N-Q; (iii) portfolio holdings as of the end of the six-month period ending March 31 will be filed as part of the semi-annual report filed on Form N-CSR; and (iv) portfolio holdings as of the end of the fiscal quarter ending June 30 will be filed on Form N-Q. The Trust’s Form N-CSRs and Form N-Qs will be available on the SEC’s website at www.sec.gov.

Disclosure of a Portfolio’s portfolio holdings information that is not publicly available (“Confidential Portfolio Information”) may be made to the Investment Managers or to the Distributor or Allianz Asset Management of America L.P., its subsidiaries and advisory affiliates who provide services to the Portfolios (including to personnel of the Investment Managers involved in the management of affiliated funds-of-funds, Section 529 plan portfolios and institutional accounts that invest in affiliated funds). In addition, to the extent permitted under applicable law, each Investment Manager may distribute (or authorize the custodian or Distributor to distribute) Confidential Portfolio Information to the relevant Portfolio’s service providers (such as custodial services, pricing services, proxy voting services, accounting and auditing services and research and trading services) that require access to such information in order to fulfill their contractual duties with respect to the Portfolio (“Service Providers”) and to facilitate the review of a Portfolio by certain mutual fund analysts and ratings agencies (such as Morningstar and Lipper Analytical Services) (“Rating Agencies”); provided that such disclosure is limited to the information that the Investment Managers believe is reasonably necessary in connection with the services to be provided. Except to the extent permitted under the Portfolios’ portfolio holdings disclosure policies and procedures, Confidential Portfolio Information may not be disseminated for compensation or other consideration.

Before any disclosure of Confidential Portfolio Information to Service Providers or Rating Agencies is permitted, the Investment Manager’s Chief Compliance Officer (or persons designated by the Investment Manager’s Chief Compliance Officer) must determine that, under the circumstances, disclosure is in or not opposed to the best interests of the relevant Portfolio’s shareholders. Furthermore, the recipient of Confidential Portfolio Information by a Service Provider or Rating Agency must be subject to a written confidentiality agreement or other duty of confidentiality that prohibits any trading upon the Confidential Portfolio Information.

The Portfolios have ongoing arrangements to make Confidential Portfolio Information available to the following Service Providers or Rating Agencies:

Name of Vendor	Type of Service	Frequency	Lag Time
Bloomberg	Trading system, trade execution analysis and compliance monitoring system	daily	n/a
Ernst & Young LLP	Independent registered public accounting firm	varied	n/a
FactSet	Provider of financial information and analytical applications	daily	n/a
Sales Force-Chatter	Research database	daily	n/a
IDS GmbH	Analysis and reporting services	daily	n/a
MetroProof Inc.	Proofreading services	varied	n/a
Institutional Shareholder Services	Proxy voting	daily	n/a
ITG	Trade execution analysis	daily	n/a
Northern Trust	Back-office Outsourcing Service Provider	daily	n/a
PricewaterhouseCoopers LLP	Independent registered public accounting firm	varied	n/a
Ropes & Gray LLP	Legal counsel	varied	n/a
Securities Class Action Services	Class Action	monthly	2 weeks
Simpson Thacher & Bartlett LLP	Legal counsel	varied	n/a
State Street Bank and Trust Co.	Custodial, accounting, and compliance services	daily	n/a
StarCompliance	Personal trading and insider trading monitoring	daily	n/a
Markit	Valuation services	varied	n/a

Exceptions to these procedures may only be made if the Trust’s Treasurer and Chief Compliance Officer determine that, under the circumstances, such exceptions are in or not opposed to the best interests of the Portfolios and if the recipients are subject to a confidentiality agreement or other duty of confidentiality that prohibits any trading upon the Confidential Portfolio Information. All exceptions must be reported to the Board of Trustees at its next regularly scheduled meeting.

In addition, the Manager may provide investment recommendations to the managers or sponsors of managed or “wrap” accounts (collectively, a “non-discretionary accounts”), usually in the form of a “model” portfolio. To the extent a nondiscretionary account employs investment strategies that are substantially similar or identical to those employed by a Portfolio, the Manager’s portfolio recommendations to the non-discretionary account may result in portfolio holdings that are substantially similar and, in certain cases, nearly identical, to those of the Portfolio. As a result, any persons with access to portfolio holdings information regarding such a non-discretionary account may indirectly acquire information about the portfolio holdings of, or transactions by, the Portfolio with similar or identical portfolio holdings.

The Investment Managers shall have primary responsibility for ensuring that a Portfolio’s portfolio holdings information is only disclosed in accordance with the policies described above. As part of this responsibility, the Investment Managers must maintain such internal informational barriers as they believe are reasonably necessary for preventing the unauthorized disclosure of Confidential Portfolio Information.

Other registered investment companies that are advised or sub-advised by the Manager may be subject to different portfolio holdings disclosure policies, and neither the Manager nor the Board of Trustees of the Trust exercises control over such policies or disclosure. In addition, separate account clients of the Manager have access to their portfolio holdings and are not subject to the Portfolios’ portfolio holdings disclosure policies. Some of the registered investment companies that are advised or sub-advised by the Manager and some of the separate accounts managed by the Manager have investment objectives and strategies that are substantially similar or identical to the Portfolios’, and therefore potentially substantially similar, and in certain cases nearly identical, portfolio holdings, as certain Portfolios.

Non-Specific Information. The Portfolios or the Manager may distribute non-specific information about the Portfolios and/or summary information about the Portfolios at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Portfolio’s holdings.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Investment Decisions and Portfolio Transactions

Investment decisions for the Trust and for the other investment management clients of the Manager are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Trust). Some securities considered for investment by the Portfolios may also be appropriate for other clients served by the Manager. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. If a purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these clients is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and clients in a manner deemed fair and reasonable by the Manager. Particularly when investing in less liquid or illiquid securities of smaller capitalization companies, such allocation may take into account the asset size of a Portfolio in determining whether the allocation of an investment is suitable. As a result, larger funds may become more concentrated in more liquid securities than smaller funds or private accounts of the Manager pursuing a small capitalization investment strategy, which could adversely affect performance. The Manager may aggregate orders for the Portfolios with simultaneous transactions entered into on behalf of its other clients so long as price and transaction expenses are averaged either for the portfolio transaction or for that day. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security and the transactions are therefore aggregated, in which event each day’s aggregated transactions in such security are, insofar as possible, averaged as to price and allocated between such clients in a manner that, in the Manager’s opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients, including the Portfolios.

In addition, as noted above under “Disclosure of Portfolio Holdings,” the Manager may provide investment recommendations to the managers or sponsors of non-discretionary accounts, and the Manager’s portfolio recommendations to such a non-discretionary account may result in portfolio holdings that are substantially similar and, in certain cases, nearly identical, to those of a Portfolio. In an effort to provide fair and equitable treatment in the execution of trades and to ensure that a Portfolio and a similar non-discretionary account normally will not have competing trades outstanding, the Manager may implement rotation procedures for alternating between executing trades for the Portfolio (and other similarly managed funds and accounts) and notifying the manager/sponsor of the non-discretionary account of changes in the Manager’s portfolio recommendations (other than in connection with transactions resulting from account rebalancing or account cash flows).

Brokerage and Research Services

There is generally no stated commission in the case of fixed-income securities and other securities traded on a principal basis in the OTC markets, but the price paid by the Trust usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Trust includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Trust of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

The Manager places orders for the purchase and sale of portfolio securities, options and futures contracts and buys and sells such securities, options and futures for a Portfolio through a substantial number of brokers and dealers. In so doing, the Manager uses its best efforts to obtain for the Portfolio the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions as described below. In seeking the most favorable price and execution, the Manager, having in mind the Portfolio’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in that or other transactions.

The foreign exchange trading practices of the Manager may vary but as a general matter, the Manager employs directly negotiated foreign exchange trades in connection with the purchase and sale of foreign securities. In certain jurisdictions where it is general market practice or under limited circumstances when the Manager believes operational or trading efficiencies may be gained (e.g. dividend and income repatriation), the Manager may arrange standing instructions with the relevant Portfolio’s custodian to execute the foreign exchange transaction, subject to the custodian’s terms and conditions. Such transactions tend to be in smaller amounts and given their nature and the general size of the markets, the Manager may have limited ability to analyze or review the specific details and efficiency of trading in these amounts.

Portfolio	Year Ended 9/30/16	Year Ended 9/30/15	Year Ended 11/30/14
AllianzGI Advanced Core Bond Portfolio	$2,579	n/a	n/a
AllianzGI Best Styles Managed Volatility Portfolio	$23,312	n/a	n/a
AllianzGI Discovery U.S. Portfolio	$35,009	n/a	n/a
AllianzGI Global Small-Cap Opportunities Portfolio	$14,385	$15,934	$12,808
TOTAL	$72,285	$15,934	$12,808

The Manager places orders for the purchase and sale of portfolio investments for a Portfolio’s accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the accounts of the Portfolios, the Manager will seek the best price and execution of the Portfolios’ orders. In doing so, a Portfolio may pay higher commission rates than the lowest available when the Manager believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although the Portfolios may use a broker-dealer that sells Portfolio shares to effect transactions for the Portfolios’ portfolios, the Portfolios, the Manager will not consider the sale of Portfolio shares as a factor when selecting broker-dealers to execute those transactions.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research and brokerage products and services (together, “services”) from broker-dealers that execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Manager receives services from many broker-dealers with which the Manager places the Portfolios’ portfolio transactions. These services, which in some cases may also be purchased for cash, may include, among other things, such items as general economic and security market reviews, industry and company reviews, evaluations of securities, recommendations as to the purchase and sale of securities, and services related to the execution of securities transactions. The management fees paid by the Portfolios are not reduced because the Manager receives such services even though the receipt of such services relieves the Manager from expenses they might otherwise bear. Research and brokerage services provided by broker-dealers chosen by the Manager to place the Portfolios’ portfolio transactions may be useful to the Manager in providing services to other Manager clients, although not all of these services may be necessarily useful and of value to the Manager in managing the Portfolios. Conversely, research and brokerage services provided to the Manager by broker-dealers in connection with trades executed on behalf of other clients of the Manager may be useful to the Manager in managing the Portfolios, although not all of these services may be necessarily useful and of value to the Manager in managing such other clients.

In reliance on the “safe harbor” provided by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the SEC’s interpretive guidance thereunder, the Manager may cause a Portfolio to pay a broker-dealer that provides “brokerage and research services” (as defined for purposes of Section 28(e)) to the Manager an amount of commission for effecting a securities transaction for the Portfolio in excess of the commission that another broker-dealer would have charged for effecting that transaction if the Manager determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer viewed in terms of either a particular transaction or the Manager’s overall responsibilities to the advisory accounts for which the Manager exercises investment discretion.

Absent an exemption from the SEC or other regulatory relief, the Portfolios are generally precluded from effecting certain principal transactions with brokers that are deemed to be affiliated persons of the Portfolios, the Manager. The Portfolios’ ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. These restrictions could limit the Portfolios’ ability to engage in securities transactions and take advantage of market opportunities. The Manager may place orders for the purchase and sale of exchange-listed portfolio securities with a broker-dealer that is an affiliate of the Manager where, in the judgment of the Manager, such firm will be able to obtain a price and execution at least as favorable as other qualified broker-dealers. Pursuant to rules of the SEC, a broker-dealer that is an affiliate of the Manager may receive and retain compensation for effecting portfolio transactions for a Portfolio on a securities exchange if the commissions paid to such an affiliated broker-dealer by a Portfolio on exchange transactions do not exceed “usual and customary brokerage commissions.” The rules define “usual and customary” commissions to include amounts that are “reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.” As required by applicable SEC rules, the Board of Trustees has adopted procedures that are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standards.

The Portfolios did not pay any amount in brokerage commissions to affiliated brokers during the fiscal year ended September 30, 2015. Because the status of brokers as “affiliated brokers” depends on factors such as potential affiliations between the Manager and its affiliates (e.g., Allianz SE) and such brokers and their affiliates, which may change over time, a broker that is considered an affiliated broker during some time periods may not be considered affiliated during other time periods.

Regular Broker-Dealers

The table below contains the aggregate value of securities of the Trust’s regular broker-dealers* or their parent companies held by each Portfolio, if any, at the end of fiscal year 2016 (September 30, 2016).

Portfolio	Regular Broker-Dealer	Aggregate Value of Securities of Regular Broker-Dealer Held by Portfolio
AllianzGI Advanced Core Bond Portfolio	Wells Fargo	$1,331,975
	Barclays PLC	570,124
	Citigroup, Inc.	1,343,059
	Deutsche Bank AG	823,567
	Goldman Sachs Group, Inc.	1,016,569
	JPMorgan Chase & Co.	793,470
	Morgan Stanley	2,083,458
	State Street Bank and Trust Co.	5,668,000
	UBS AG	561,224
AllianzGI Best Styles Managed Volatility Portfolio	State Street Bank and Trust Co.	$4,512,000
AllianzGI Discovery U.S. Portfolio	Citigroup, Inc.	$253,767
	JPMorgan Chase & Co.	303,584
	Morgan Stanley	(98,552)
	State Street Bank and Trust Co.	7,241,000
AllianzGI Global Small-Cap Opportunities Portfolio	State Street Bank and Trust Co.	$106,000
TOTAL		$26,509,245

*	“Regular Broker-Dealers” are defined by the SEC as: (a) one of the 10 brokers or dealers that received the greatest dollar amount of brokerage commissions by virtue of direct or indirect participation in the company’s portfolio transactions during the company’s most recent fiscal year; (b) one of the 10 brokers or dealers that engaged as principal in the largest dollar amount of portfolio transactions of the investment company during the company’s most recent fiscal year; or (c) one of the 10 brokers or dealers that sold the largest dollar amount of securities of the investment company during the company’s most recent fiscal year.

Portfolio Turnover

The selling of the securities held by a Portfolio and reinvestment of the proceeds is known as “portfolio turnover.” The Manager manages the Portfolios without regard generally to restrictions on portfolio turnover. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for some of the Portfolios. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may adversely impact a Portfolio’s after-tax returns. See “Taxation.”

The portfolio turnover rate of a Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.

Portfolio turnover rates for each Portfolio for which financial highlights are available are provided under “Financial Highlights” in the PPMs.

NET ASSET VALUE

As described in the PPMs under the heading “How Portfolio Shares are Priced,” the net asset value per share (“NAV”) of a Portfolio’s shares is determined by dividing the total value of a Portfolio’s portfolio investments and other assets attributable to that Portfolio, less any liabilities, by the total number of shares outstanding of the Portfolio. The PPMs further note that Portfolio shares are valued on each day that the New York Stock Exchange is open (a “Business Day”), and describe the time (the “Valuation Time”) as of which Portfolio shares are valued each Business Day. The Trust expects that the holidays upon which the New York Stock Exchange will be closed are as follows: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

The total of the Portfolio’s liabilities plus any other expenses are deducted from the Portfolio’s assets, and the resulting amount is divided by the number of shares outstanding to produce the Portfolio shares’ NAV. In accordance with regulations governing registered investment companies, a Portfolio’s transactions in portfolio securities and purchases and sales of Portfolio shares (which bear upon the number of Portfolio shares outstanding) are generally not reflected in NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.

The Board has adopted procedures for valuing portfolio securities and other financial derivative instruments in circumstances where market quotes are not readily available, and has delegated the responsibility for applying the valuation methods to the AllianzGI U.S. The Trust’s Valuation Committee was established by the Board to oversee the implementation of the Portfolios’ valuation methods and to make fair value determinations on behalf of the Board, as instructed. The Manager monitors the continued appropriateness of methods applied and identifies to the Manager circumstances and events that may require fair valuation. The Manager, in turn, determines if adjustments should be made in light of market changes, events affecting the issuer, or other factors. If the Manager determines that a valuation method may no longer be appropriate, another valuation method may be selected, or the Valuation Committee will be convened to consider the matter and take any appropriate action in accordance with procedures set forth by the Board. The Board shall review the appropriateness of the valuation methods and these methods may be amended or supplemented from time to time by the Valuation Committee.

As described in the PPMs, for purposes of calculating NAV, the Portfolios’ investments for which market quotations are readily available are valued at market value. The following summarizes the methods used by the Portfolios to determine market values for the noted types of securities or instruments (although other appropriate market-based methods may be used at any time or from time to time):

Equity securities are generally valued at the official closing price or the last sale price on the exchange or OTC market that is the primary market for such securities. If no sales or closing prices are reported during the day, equity securities are generally valued at the mean of the last available bid and asked quotations on the exchange or market on which the security is primarily traded, or using other market information obtained from a quotation reporting system, established market makers, or pricing services.

Debt securities are generally valued using quotes obtained from pricing services or brokers or dealers.

Futures contracts are generally valued at the settlement price determined by the exchange on which the instrument is primarily traded or, if no settlement price is reported during the day for a particular instrument, at the mean of the last available bid and asked quotations on the market in which the instrument is primarily traded, or using other market information obtained from quotation reporting systems, established market makers or pricing services.

Exchange-traded options are generally valued at the settlement price determined by the relevant exchange on which they are primarily traded, or at the mean of the last available bid and asked quotations on the exchange on which they are primarily traded for options for which there were no settlement prices reported during the day. OTC options not traded on an exchange are valued at a broker-dealer bid quotation.

Swap agreements are generally valued using a broker-dealer bid quotation or on market-based prices provided by other pricing sources. Centrally cleared swaps are valued at the price determined by the relevant exchange. The market value of a derivative instrument is not based on its notional value.

With respect to certain foreign securities, the Portfolios may fair-value securities using modeling tools provided by third-party vendors where appropriate. The Portfolios have retained a statistical research service to assist in determining the fair value of foreign securities. This service utilizes statistics and programs based on historical performance of markets and other economic data to assist in making fair value estimates.

Portfolio securities and other assets initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services.

Short-term investments having a maturity of 60 days or less will be valued at amortized cost unless the Board of Trustees or its Valuation Committee determines that particular circumstances dictate otherwise.

As described in the PPMs, if market quotations are not readily available (including in cases where available market quotations are deemed to be unreliable), the Portfolios’ investments will be valued as determined in good faith pursuant to the Valuation Procedures (so-called “fair value pricing”). Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine the NAV of a Portfolio may differ from quoted or published prices, or from prices that are used by others, for the same investments. In addition, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by a Portfolio. The PPMs provide additional information regarding the circumstances in which fair value pricing may be used and related information.

TAXATION

The following discussion of U.S. federal income tax consequences of investment in the Portfolios is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this Statement of Additional Information. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Portfolios. There may be other tax considerations applicable to particular shareholders. Shareholders should consult their own tax advisers regarding their particular situation and the possible application of federal, state, local or non-U.S. tax laws.

Taxation of the Portfolios

Each Portfolio intends to elect to be treated and intends to qualify and be treated each year as a regulated investment company under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Portfolio generally must, among other things:

(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of the Portfolio’s taxable year, (i) at least 50% of the value of the Portfolio’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Portfolio’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Portfolio’s total assets is invested, including through corporations in which the Portfolio owns a 20% or more voting stock interest (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Portfolio controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt income, for such year in a manner qualifying for the dividends-paid deduction.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the regulated investment company. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Portfolio investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Portfolio’s ability to meet the diversification test in (b) above.

If a Portfolio qualifies as a regulated investment company that is accorded special tax treatment, the Portfolio will not be subject to U.S. federal income tax on income or gains distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If a Portfolio were to fail to meet the income, diversification or distribution tests described above, the Portfolio could in some cases cure such failure, including by paying a Portfolio-level tax, paying interest, making additional distributions or disposing of certain assets. If the Portfolio were ineligible to or otherwise did not cure such failure for any year, or if the Portfolio were otherwise to fail to qualify as a regulated investment company accorded special tax treatment for such year, the Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions could be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, that the shareholder meets certain holding period and other requirements in respect of the Portfolio’s shares (as described below). In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, each Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (that is, any net long-term capital gains in excess of the sum of net short-term capital losses, in each case determined with reference to any capital loss carryforwards from prior years) properly reported by the Portfolio as capital gain dividends (“Capital Gain Dividends”), if any, that it distributes to shareholders on a timely basis. Each Portfolio intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income, if any, and any net capital gains (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Investment company taxable income that is retained by a Portfolio will be subject to tax at regular corporate rates. A Portfolio may also retain for investment its net capital gain. If a Portfolio retains any net capital gain, it will be subject to tax at the regular corporate rates on the amount retained, but it may designate the retained amount as undistributed capital gains in a notice mailed within 60 days of the close of the Portfolio’s taxable year to its shareholders who, in turn, (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Portfolio on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on properly-filed U.S. tax returns to the extent the credit exceeds such liabilities. If a Portfolio makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Portfolio will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income, under clause (i) of the preceding sentence, and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. A Portfolio is not required to, and there can be no assurance that a Portfolio will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend, its taxable income and its earnings and profits, a Portfolio may elect to treat any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) and late-year ordinary loss (generally, the sum of its (i) net ordinary losses from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, and its (ii) other net ordinary losses attributable to the portion of the taxable year after December 31) as if incurred in the succeeding taxable year.

If a Portfolio fails to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending on October 31 of such year (or a later date, if the Portfolio is eligible to elect and so elects), plus any retained amount for the prior year, the Portfolio will be subject to a nondeductible 4% excise tax on the undistributed amounts. For these purposes, ordinary gains and losses from the sale, exchange or other taxable disposition of property that would be properly taken into account after October 31 (or a later date, if the Portfolio makes the election referred to above) are treated as arising on January 1 of the following calendar year. For purposes of the excise tax, a Portfolio will be treated as having distributed any amount on which it has been subject to corporate income tax in the taxable year ending within the calendar year. A dividend paid to shareholders in January of a year generally is deemed to have been paid on December 31 of the preceding year, if the dividend is declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Portfolios intend generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that they will be able to do so.

Portfolio Distributions

Shareholders subject to U.S. federal income tax will be subject to tax on dividends received from a Portfolio, regardless of whether received in cash or reinvested in additional shares. Such distributions generally will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. Distributions received by tax-exempt shareholders generally will not be subject to U.S. federal income tax to the extent permitted under applicable tax law.

For U.S. federal income tax purposes, distributions of investment income generally are taxable to shareholders as ordinary income. Taxes to shareholders on distributions of capital gains are determined by how long a Portfolio owned (and is treated for U.S. federal income tax purposes as having owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. In general, the Portfolio will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-

term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Tax rules can alter the Portfolio’s holding period in investments and thereby affect the tax treatment of gain or loss on such investments. Distributions of Capital Gain Dividends generally will be taxable to shareholders as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates. Distributions of short-term capital gains (as reduced by any long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income.

As required by federal law, detailed federal tax information with respect to each calendar year will be furnished to each shareholder early in the succeeding year.

The ultimate tax characterization of a Portfolio’s distributions made in a taxable year cannot finally be determined until after the end of that taxable year. As a result, there is a possibility that a Portfolio may make total distributions during a taxable year in an amount that exceeds the Portfolio’s “current and accumulated earnings and profits” (generally, the net investment income and net capital gains of the Portfolio with respect to that year), in which case the excess generally will be treated as a return of capital, which will be tax-free to the holders of the shares, up to the amount of the shareholder’s tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a Portfolio’s net investment income. Instead, potentially subject to certain limitations, a Portfolio may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether a Portfolio retains or distributes such gains.

A Portfolio may carry net capital losses forward to one or more subsequent taxable years without expiration. A Portfolio must apply such carryforwards first against gains of the same character. A Portfolio’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.

“Qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Portfolio shareholder to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Portfolio’s shares. In general, a dividend will not be treated as qualified dividend income (at either the Portfolio or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date that is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a PFIC.

In general, distributions of investment income reported by a Portfolio as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual, provided both the shareholder and the Portfolio meet the holding period and other requirements described above. If the aggregate qualified dividends received by a Portfolio during any taxable year are 95% or more of its gross income (excluding net long-term capital gain over net short-term capital loss), then 100% of the Portfolio’s dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income.

In general, dividends of net investment income received by corporate shareholders of a Portfolio will qualify for the 70% dividends-received deduction generally available to corporations to the extent of the amount of eligible dividends received by the Portfolio from domestic corporations for the taxable year. A dividend received by a Portfolio will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Portfolio is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends-received deduction may otherwise be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Portfolio or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)).

Any distribution of income that is attributable to (i) income received by a Portfolio in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by such Portfolio on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by a Portfolio of net investment income and capital gains as described above, and (ii) any net gain from the sale, redemption, exchange or other taxable disposition of Portfolio shares. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in a Portfolio.

Taxable shareholders should note that the timing of their investment or redemptions could have undesirable tax consequences. Dividends and distributions on shares of a Portfolio are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Portfolio’s realized income and gains (“current and accumulated earnings and profits”), even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the net asset value of a Portfolio reflects either unrealized gains, or realized undistributed income or gains, that were therefore included in the price the shareholder paid. Such realized income or gains may be required to be distributed regardless of whether a Portfolio’s net asset value also reflects unrealized losses. Such distributions may reduce the fair market value of the Portfolio’s shares below the shareholder’s cost basis in those shares.

If a Portfolio holds, directly or indirectly, one or more “tax credit bonds” (including Build America Bonds issued before January 1, 2011) on one or more applicable dates during a taxable year, it is possible that the Portfolio will elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Portfolio. In such a case, a shareholder will be deemed to receive a distribution of money with respect to its Portfolio shares equal to the shareholder’s proportionate share of the amount of such credits and be allowed a credit against the shareholder’s U.S. federal income tax liability equal to the amount of such deemed distribution, subject to certain limitations imposed by the Code on the credits involved. Even if a Portfolio is eligible to pass through tax credits to shareholders, the Portfolio may choose not to do so.

L imitation on Deductibility of Portfolio Expenses

As a regulated investment company registered only under the 1940 Act, a Portfolio will be considered to be a “nonpublicly offered regulated investment company” if it does not have at least 500 shareholders at all times during a taxable year. Each Portfolio expects to be treated as a nonpublicly offered regulated investment company. Very generally, pursuant to Treasury Department regulations, expenses of nonpublicly offered regulated investment companies, except those specific to their status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These expenses (which include advisory fees) are treated as additional dividends to certain Portfolio shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are deductible by those shareholders, subject to the 2% “floor” on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code.

Sale or Redemption of Shares

The sale or redemption of shares of a Portfolio may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of shares will be disallowed under the Code’s “wash-sale” rule if other substantially identical shares of the Portfolio are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

Shareholders who redeem, in a single transaction, all shares of a Portfolio held or considered to be held by them will be treated as having sold their shares and generally will realize a capital gain or loss as described above. However, because each Portfolio expects to be treated as a “nonpublicly offered regulated investment company” as described above, if a shareholder redeems fewer than all of its shares in a Portfolio, such shareholder may be treated as having received a distribution under Section 301 of the Code (“Section 301 distribution”) unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code. A Section 301 distribution is not treated as a sale or exchange giving rise to capital gain or loss, but rather is treated as a dividend to the extent supported by the Portfolio’s current and accumulated earnings and profits, with the excess treated as a return of capital reducing a Portfolio’s tax basis in its shares, and thereafter as capital gain. Where a redeeming shareholder is treated as receiving a dividend, there is a risk that other shareholders of the Portfolio whose percentage interests in the

Portfolio increase as a result of such redemption, will be treated as having received a taxable distribution from the Portfolio. Shareholders should consult their tax advisers regarding the proper tax treatment of their redemptions from a Portfolio.

Upon the sale or redemption of Portfolio shares, the Portfolio or, in the case of shares purchased through a financial intermediary, the financial intermediary may be required to provide you and the IRS with cost basis and certain other related tax information about the Portfolio shares you sold or redeemed. See “Cost Basis Reporting” in the Portfolio’s PPM for more information.

Options, Futures, Forward Contracts, Swap Agreements, Hedges, Straddles and Other Transactions

In general, option premiums received by a Portfolio are not immediately included in the income of the Portfolio. Instead, the premiums are recognized (i) when the option contract expires, (ii) the option is exercised by the holder, or (iii) the Portfolio transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by a Portfolio is exercised and the Portfolio sells or delivers the underlying stock, the Portfolio generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Portfolio minus (b) the Portfolio’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by a Portfolio pursuant to the exercise of a put option written by it, the Portfolio generally will subtract the premium received for purposes of computing its cost basis in the securities purchased. Gain or loss arising in respect of a termination of the Portfolio’s obligation under an option other than through the exercise of the option will be short-term gain or loss depending on whether the premium income received by the Portfolio is greater or less than the amount paid by the Portfolio (if any) in terminating the transaction. Thus, for example, if an option written by a Portfolio expires unexercised, the Portfolio generally will recognize short-term gain equal to the premium received. As a result of these and other special tax rules generally applicable to the Portfolios’ options transactions, if any, such transactions could cause a substantial portion of a Portfolios’ income to consist of net short-term capital gains, which, when distributed, are treated and taxable to shareholders as ordinary income.

Certain covered call writing activities of a Portfolio may trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Very generally, where applicable, Section 1092 requires (i) that losses be deferred on positions deemed to be offsetting positions with respect to “substantially similar or related property,” to the extent of unrealized gain in the latter, and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or fail to qualify for the 70% dividends-received deduction, as the case may be.

The tax treatment of certain positions entered into by a Portfolio, including regulated futures contracts, certain foreign currency positions and certain listed non-equity options, will be governed by section 1256 of the Code (“Section 1256 Contracts”). Gains or losses on Section 1256 Contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 Contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

In addition to the special rules described above in respect of futures and options transactions, a Portfolio’s transactions in other derivative instruments (e.g. forward contracts and swap agreements), as well as any of its other hedging, short sale or securities loan transactions, and certain other transactions, may be subject to one or more special tax rules (including mark-to-market, constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a Portfolio are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to a Portfolio, defer losses to a Portfolio, and cause adjustments in the holding periods of a Portfolio’s securities. These rules, therefore, could affect the amount, timing and/or character of distributions to shareholders. Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether a Portfolio has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a Portfolio-level tax. Each Portfolio will monitor its transactions, will make appropriate tax elections and will make appropriate entries in its books and records in order to mitigate the effect of these rules.

A Portfolio’s direct investments in commodities and use of commodity-linked derivatives can be limited by the Portfolio’s intention to qualify as a regulated investment company, and can bear on the Portfolio’s ability to so qualify. Income and gains from commodities and certain commodity-linked derivatives does not constitute qualifying income to a regulated investment company for purposes of the 90% gross income test described above. The tax treatment of certain other commodity-linked instruments in which the Portfolio might invest, including ETNs and certain structured notes, is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a regulated investment company. If a Portfolio were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Portfolio’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Portfolio would fail to qualify as a regulated investment company unless it is eligible to and does pay a tax at the Portfolio level.

To the extent that, in order to achieve exposure to commodities, a Portfolio invests in entities that are treated as pass-through vehicles for U.S. federal income tax purposes, including, for instance, certain ETFs (e.g., ETFs investing in gold bullion) and partnerships other than qualified publicly traded partnerships (as defined earlier), all or a portion of any income and gains from such entities could constitute non-qualifying income to the fund for purposes of the 90% gross income requirement described above. In such a case, the Portfolio’s investments in such entities could be limited by its intention to qualify as a regulated investment company and could bear on its ability to so qualify. Certain commodities-related ETFs may qualify as qualified publicly traded partnerships. In such cases, the net income derived from such investments will constitute qualifying income for purposes of the 90% gross income requirement. If, however, such a vehicle were to fail to qualify as a qualified publicly traded partnership in a particular year, a portion of the gross income derived from it in such year could constitute non-qualifying income to the fund for purposes of the 90% gross income requirement and thus could adversely affect the Portfolio’s ability to qualify as a regulated investment company for a particular year. In addition, the diversification requirement described above for regulated investment company qualification will limit the Portfolio’s investments in one or more vehicles that are qualified publicly traded partnerships to 25% of the Portfolio’s total assets as of the close of each quarter of the Portfolio’s taxable year.

Certain of a Portfolio’s investments in derivative instruments and in foreign-currency denominated instruments, and any of the Portfolio’s transactions in foreign currencies and hedging activities, are likely to produce a difference between the Portfolio’s book income and the sum of its taxable income and net tax-exempt income (if any). If a Portfolio’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Portfolio could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment and to avoid a Portfolio-level tax. If, in the alternative, a Portfolio’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income (if any), the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Portfolio’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.

Short Sales

To the extent a Portfolio participates in short sales by contracting for the sale of stock it does not own and later purchasing stock necessary to close the sale, the character of the gain or loss realized on such a short sale is determined by reference to the property used to close the short sale and is thus generally short-term. Because net short-term capital gain (after reduction by any long-term capital loss) is generally taxed at ordinary income rates, a Portfolio’s short sale transactions will likely increase the percentage of the Portfolio’s gains that are taxable to shareholders as ordinary income.

Original Issue Discount, Pay-In-Kind Securities, Market Discount and Commodity-Linked Notes

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and all zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in a Portfolio’s taxable income (and required to be distributed by the Portfolio) over the term of the debt obligation, even though payment of that amount is not received until a later time (i.e., upon partial or full repayment or disposition of the debt security) or is received in kind rather than in cash. Increases in the principal amount of inflation-indexed bonds will also be treated as OID.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by a Portfolio in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation. Alternatively, a Portfolio may elect to accrue market discount currently, in which case the Portfolio will be required to include the accrued market discount in the Portfolio’s income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in a Portfolio’s income, will depend upon which of the permitted accrual methods the Portfolio elects. In the case of higher-risk securities, the amount of market discount may be unclear. See “Higher-Risk Securities.”

Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price), or OID in the case of certain types of debt obligations. A Portfolio will be required to include the acquisition discount, or OID, in income (as ordinary income) over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. A Portfolio may make one or more of the elections applicable to debt obligations having acquisition discount, or OID, which could affect the character and timing of recognition of income.

In addition, payment-in-kind securities will, and commodity-linked notes may, give rise to income that is required to be distributed and is taxable even though the Portfolio holding the security receives no interest payment in cash on the security during the year.

Each Portfolio that holds the foregoing kinds of securities may be required to pay out as an income distribution each year an amount that is greater than the total amount of cash interest the Portfolio actually received. Such distributions may be made from the cash assets of a Portfolio or if necessary by liquidation of portfolio securities (including when it is not advantageous to do so). A Portfolio may realize gains or losses from such liquidations. In the event a Portfolio realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they would in the absence of such transactions.

Securities Purchased at a Premium

Very generally, where a Portfolio purchases a bond at a price that exceeds the redemption price at maturity (i.e., a premium), the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if a Portfolio makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Portfolio reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Portfolio is permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require such a Portfolio to reduce its tax basis by the amount of amortized premium.

Higher-Risk Securities

To the extent such investments are permissible for a Portfolio, the Portfolio may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for a Portfolio. Tax rules are not entirely clear about issues such as when a Portfolio may cease to accrue interest, OID or market discount; whether, when or to what extent a Portfolio should recognize market discount on a debt obligation; when and to what extent deductions may be taken for bad debts or worthless securities; and how payments received on obligations in default should be allocated between principal and income. These and other related issues will be addressed by a Portfolio when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

Issuer Deductibility of Interest

A portion of the interest paid or accrued on certain high yield discount obligations owned by a Portfolio may not be deductible to (and thus, may affect the cash flow of) the issuer. If a portion of the interest paid or accrued on certain high yield discount obligations is not deductible, that portion will be treated as a dividend for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Portfolio may be eligible for the dividends-received deduction to the extent of the deemed dividend portion of such accrued interest.

Interest paid on debt obligations owned by a Portfolio, if any, that are considered for U.S. tax purposes to be payable in the equity of the issuer or a related party will not be deductible to the issuer, possibly affecting the cash flow of the issuer.

Certain Investments in REITs and Mortgage-Related Securities

To the extent such investments are permissible for a Portfolio, a Portfolio may invest in REITs. A Portfolio’s investments in REIT equity securities may result in a Portfolio’s receipt of cash in excess of the REIT’s earnings; if a Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for U.S. federal income tax purposes. Dividends received by a Portfolio from a REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.

A Portfolio may invest directly or indirectly in residual interests of real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in collateralized mortgage securities (“CMOs”) with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of a Portfolio’s income (including income allocated to the Portfolio from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that “excess inclusion income” of a regulated investment company, such as a Portfolio, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, a Portfolio investing in such interests may not be a suitable investment for charitable remainder trusts, as noted below.

In general, “excess inclusion income” allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities subject to tax on unrelated business income (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity), thereby potentially requiring such an entity that is allocated excess inclusion income and otherwise might not be required to file a U.S. federal income tax return, to file such a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax (discussed below). A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Investments in Master Limited Partnerships

A Portfolio’s ability to make investments in MLPs is limited by the Portfolio’s intention to qualify as a regulated investment company, and if the Portfolio does not appropriately limit such investments or if such investments are recharacterized for U.S. federal income tax purposes, the Portfolio’s status as a regulated investment company may be jeopardized. Among other limitations, a Portfolio is permitted to have no more than 25% of the value of its total assets invested in qualified publicly traded partnerships, including MLPs. Such investments might generate taxable income in excess of cash, either (i) in respect of an MLP debt restructuring, or (ii) on the sale of an interest therein; such sale could also potentially involve “recapture” of ordinary income.

Tax-Exempt Shareholders

Income of a regulated investment company that would be UBTI if earned directly by a tax-exempt entity generally will not constitute UBTI when distributed to a tax-exempt shareholder of a regulated investment company. Notwithstanding this “blocking” effect, a tax-exempt shareholder could recognize UBTI by virtue of its investment in a Portfolio if shares in the Portfolio constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). Furthermore, a tax-exempt shareholder may recognize UBTI if a Portfolio recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs if the amount of such income recognized by the Portfolio exceeds the Portfolio’s investment company taxable income (after taking into account deductions for dividends paid by the Portfolio).

In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in regulated investment companies that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in section 664 of the Code) that realizes any UBTI for a taxable year, must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI solely as a result of investing in a Portfolio that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a Portfolio that recognizes “excess inclusion income,” then the regulated investment company will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, a Portfolio may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Portfolio. The Portfolios have not yet determined whether such an election will be made.

CRTs and other tax-exempt shareholders are urged to consult their tax advisers concerning the consequences of investing in the Portfolio.

Passive Foreign Investment Companies

Equity investments by a Portfolio in certain “passive foreign investment companies” (“PFICs”) could potentially subject the Portfolio to a U.S. federal income tax or other charge (including interest charges) on the distributions received from the PFIC or on proceeds received from the disposition of shares in the PFIC. This tax cannot be eliminated by making distributions to Portfolio shareholders. However, a Portfolio may elect to avoid the imposition of that tax. For example, if a Portfolio is in a position to and elects to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), the Portfolio will be required to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. Alternatively, a Portfolio may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Portfolio’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by a Portfolio to avoid taxation. Making either of these elections therefore may require a Portfolio to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Portfolio’s total return. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

It is not always possible to identify a foreign corporation as a PFIC, and a Portfolio may therefore incur the tax and interest charges described above in some instances.

A PFIC is any foreign corporation: (i) 75% or more of the gross income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

Foreign Currency Transactions

A Portfolio’s transactions in foreign currencies, foreign currency-denominated debt obligations or certain foreign currency options, futures contracts or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Any such net gains could require a larger dividend toward the end of the calendar year. Any such net losses will generally reduce and potentially require the recharacterization of prior ordinary income distributions. Such ordinary income treatment may accelerate Portfolio distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by a Portfolio to offset income or gains earned in subsequent taxable years.

Foreign Taxation

Income, proceeds and gains received by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes.

If more than 50% of a Portfolio’s assets at the close of the taxable year consist of the securities of foreign corporations, the Portfolio may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portions of qualified taxes paid by the Portfolio to foreign countries in respect of foreign securities that the Portfolio has held for at least the minimum period specified in the Code. For this purpose, “securities of foreign corporations” generally includes securities of foreign governments. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of such foreign taxes is subject to certain limitations imposed by the Code, which may result in the shareholder’s not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize on their U.S. federal income tax returns may claim a credit but not a deduction for such foreign taxes. Even if a Portfolio were eligible to make such an election for a given year, it may determine not to do so. If the Portfolio does not qualify for or chooses not to make such an election, shareholders generally will not be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Portfolio; in that case the foreign tax will nonetheless reduce the Portfolio’s taxable income. In addition, shareholders that are not subject to U.S. federal income tax, and those who invest in a Portfolio through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by a Portfolio.

Non-U.S. Shareholders

Distributions by a Portfolio to shareholders that are not “U.S. persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Portfolio as (1) Capital Gain Dividends, (2) short-term capital gain dividends, and (3) interest-related dividends, each as defined and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Portfolio in a written notice to its shareholders.

The exceptions to withholding for Capital Gain Dividends and short term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests as described below. If the Portfolio invests in a RIC that pays such distributions to the Portfolio, such distributions retain their character as not subject to withholding if properly reported when paid by the Portfolio to foreign shareholders. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation.

A Portfolio is permitted to report such part of its dividends as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so. The Portfolios do not currently intend to report any eligible part of their dividends as interest-related dividends or short-term capital gain dividends.

In the case of shares held through an intermediary, the intermediary may withhold even if the Portfolio reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders. Foreign persons should contact their intermediaries regarding the application of these rules to their accounts.

Distributions by a Portfolio to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends, and interest-related dividends (e.g. dividends attributable to dividends, foreign source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Portfolio unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of “U.S. real property interests” (“USRPIs”) apply to the foreign shareholder’s sale of shares of the Portfolio or to the Capital Gain Dividend the foreign shareholder received (as described below).

Special rules would apply if a Portfolio were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition of USRPIs described below. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USPRIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. A Portfolio that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not USRPIs, but these exceptions do not apply for purposes of determining whether a Portfolio is a QIE.

If an interest in the Portfolio were a USRPI, the Portfolio would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% foreign shareholder, in which case such foreign shareholder generally would also be required to file U.S. tax returns and pay any additional taxes due in connection with the redemption.

If a Portfolio were a QIE, under a special “look-through” rule, any distributions by the Portfolio to a foreign shareholder (including, in certain cases, distributions made by the Portfolio in redemption of its shares) that are attributable directly or indirectly (i) to distributions received by the Portfolio from a lower-tier RIC or REIT that the Portfolio is required to treat as USRPI gain in its hands and (ii) gains realized on the disposition of USRPIs by the Portfolio would retain their character as gains realized from USRPIs in the hands of the Portfolio’s foreign shareholders and would be subject to U.S. tax withholding. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Portfolio.

Foreign shareholders of a Portfolio may also be subject to “wash sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Portfolio shares.

Whether or not a Portfolio is characterized as a QIE will depend upon the nature and mix of the Portfolio’s assets. The Portfolios do not expect to be QIEs.

Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in the Portfolio.

Foreign shareholders with respect to whom income from a Portfolio is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Portfolio at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Portfolio and, in the case of a foreign corporation, may also be subject to a branch profits tax.

If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisers.

In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E, or substitute form). Foreign shareholders in a Portfolio should consult their tax advisers in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding shares in a Portfolio through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding shares in a Portfolio through foreign entities should consult their tax advisers about their particular situation.

A beneficial holder of Portfolio shares who is a foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

Backup Withholding

Each Portfolio generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder (i) who fails to properly furnish a Portfolio with a correct taxpayer identification number, (ii) who has under-reported dividend or interest income, or (iii) who fails to certify to a Portfolio that he or she is not subject to such withholding. The backup withholding tax rate is 28%.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to a Portfolio’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Shareholder Reporting Obligations with Respect to Foreign Bank and Financial Accounts

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of a Portfolio by vote or value could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts. Shareholders should consult a tax adviser, and persons investing in the Portfolio through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.

Other Reporting and Withholding Requirements

Sections 1471-1474 of the Code and U.S. Treasury Regulations and IRS guidance issued hereunder (collectively, “FATCA”) generally require a Portfolio to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide this information or otherwise fails to comply with FATCA or an IGA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays, and, on or after January 1, 2019, 30% of the gross proceeds on sales or exchanges and certain Capital Gain Dividends. If a payment by a Portfolio is subject to FATCA withholding, the Portfolio is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends). Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

Shares Purchased through Tax-Qualified Plans

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of a Portfolio as an investment through such plans, and the precise effect of an investment on their particular tax situation.

OTHER INFORMATION

Capitalization

The Trust is a Massachusetts business trust established under an Agreement and Declaration of Trust on June 3, 2014. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In the event a Portfolio liquidates, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

Shares begin earning dividends on Portfolio shares the day after the Trust receives the shareholder’s purchase payment. Net investment income from interest and dividends, if any, will be declared and paid at least annually to shareholders of record by the Portfolios. Any net capital gains from the sale of portfolio securities will be distributed no less frequently than once annually. Net short-term capital gains may be paid more frequently. Dividend and capital gain distributions of a Portfolio will be reinvested in additional shares of that Portfolio or Portfolio unless the shareholder elects to have the distributions paid in cash.

Under Massachusetts law, shareholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of a Portfolio’s property for all loss and expense of any shareholder of that Portfolio held liable on account of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Portfolio of which he or she is or was a shareholder is unable to meet its obligations, and thus should be considered remote.

Additional Performance Information

From time to time the Trust may make available certain information about the performance of some or all of the Portfolios. Information about a Portfolio’s performance is based on that Portfolio’s record to a recent date and is not intended to indicate future performance.

The total return of the shares of the Portfolios may be included in advertisements or other written material. When a Portfolio’s total return is advertised, it will be calculated for the past year, the past five years, and the past ten years (or if the Portfolio has been offered for a period shorter than one, five or ten years, that period will be substituted) since the establishment of the Portfolio, as more fully described below. Total return for each Portfolio is measured by comparing the value of an investment in the Portfolio at the beginning of the relevant period to the redemption value of the investment in the Portfolio at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions at net asset value). Total return may be advertised using alternative methods that reflect all elements of return, but that may be adjusted to reflect the cumulative impact of alternative fee and expense structures.

The Portfolios may also provide current distribution information to their shareholders in shareholder reports or other shareholder communications, or in certain types of sales literature provided to prospective investors. Current distribution information for a Portfolio will be based on distributions for a specified period (i.e., total dividends from net investment income), divided by the relevant net asset value per share on the last day of the period and annualized. The rate of current distributions does not reflect deductions for unrealized losses from transactions in derivative instruments such as options and futures, which may reduce total return. Current distribution rates differ from standardized yield rates in that they represent what the Portfolio has declared and paid to shareholders as of the end of a specified period rather than the Portfolio’s actual net investment income for that period.

Each Portfolio may from time to time include the total return of its shares in advertisements or in information furnished to present or prospective shareholders. The Portfolios may from time to time include the yield and total return of their shares in advertisements or information furnished to present or prospective shareholders. Each Portfolio may from time to time include in advertisements the total return of its shares and the ranking of those performance figures relative to such figures for groups of mutual funds categorized by Lipper Inc. or another third party as having the same or similar investment objectives, policies and/or strategies. The Portfolios also may compute current distribution rates and use this information in their PPMs and Statement of Additional Information, in reports to current shareholders, or in certain types of sales literature provided to prospective investors.

Investment results of the Portfolios will fluctuate over time, and any representation of the Portfolios’ total return or yield for any prior period should not be considered as a representation of what an investor’s total return or yield may be in any future period. The Trust’s Annual and Semi-Annual Reports contain additional performance information for the Portfolios and are available upon request, without charge, by calling the telephone numbers listed on the cover of this Statement of Additional Information.

Calculation of Total Return

Quotations of average annual total return for a Portfolio will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Portfolio over periods of one, five, and ten years (up to the life of the Portfolio), calculated pursuant to the following formula: P (1 + T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period). Except as noted below, all total return figures reflect the deduction of a proportionate share of Portfolio expenses on an annual basis, and assume that (i) the maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 payment and that the maximum contingent deferred sales charge, if any, is deducted at the times, in the amounts, and under the terms disclosed in the PPMs and (ii) all dividends and distributions are reinvested when paid. Quotations of total return may also be shown for other periods. The Portfolios may also, with respect to certain periods of less than one year, provide total return information for that period that is unannualized. Under applicable regulations, any such information is required to be accompanied by standardized total return information.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. Shareholders may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than 10% of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications. To the extent that multiple share classes are offered, shareholders of a class of shares have different voting rights with respect to matters that affect only that class.

Shares entitle their holders to one vote per share (with proportionate voting for fractional shares). To the extent that multiple share classes are offered, classes of shares of the Portfolios have identical voting rights except that each class of shares has exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Each class of shares has exclusive voting rights with respect to matters pertaining to any distribution or servicing plan or agreement applicable to that class. These shares are entitled to vote at meetings of shareholders. Matters submitted to shareholder vote must be approved by each Portfolio separately except (i) when required by the 1940 Act shares shall be voted together and (ii) when the Trustees have determined that the matter does not affect all series of the Trust, then only shareholders of the series affected shall be entitled to vote on the matter. All shares of the Portfolios will vote together.

The Trust’s shares do not have cumulative voting rights. Therefore, the holders of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

Certain Ownership of Trust Shares

As of December 31, 2016, the Trust believes that the Trustees and officers of the Trust, as a group, owned less than one percent of each class of each Portfolio and of the Trust as a whole.

Appendix B lists persons who own of record 5% or more of the noted class of shares of the Portfolios as of the dates noted, as well as information about owners of 25% or more of the outstanding shares of beneficial interest of the Portfolios, and therefore may be presumed to “control” the specified Portfolio, as that term is defined in the 1940 Act. To the extent a shareholder “controls” a Portfolio, it may not be possible for matters subject to a vote of a majority of the outstanding voting securities of a Portfolio to be approved without the affirmative vote of such shareholder, and it may be possible for such matters to be approved by such shareholder without the affirmative vote of any other shareholders.

Custodian

State Street Bank & Trust Co. (“State Street”), 801 Pennsylvania Avenue, Kansas City, Missouri 64105, serves as custodian for assets of all Portfolios, including as custodian of the Trust for the custody of the foreign securities acquired by those Portfolios that invest in foreign securities. Under the agreement, State Street may hold foreign securities at its principal offices and its branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

Pursuant to rules or other exemptions under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is currently made by the Trust’s “foreign custody manager” (currently, its custodian) following a consideration of a number of factors. Currently, the Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust, but reserves the right to discontinue this practice as permitted by Rule 17f-5. No assurance can be given that the appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York, 10017, serves as the independent registered public accounting firm for the Portfolios. PricewaterhouseCoopers LLP provides audit services, audit-related services, tax services and other services relating to SEC filings.

Transfer Agent

Boston Financial Data Services, Inc., 330 West 9th Street, 5th Floor, Kansas City, Missouri 64105 serves as the Transfer Agent for the Trust.

Legal Counsel

Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-3600, serves as legal counsel to the Trust.

Registration Statement

Statements contained herein and in the PPMs as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the relevant registration statement, each such statement being qualified in all respects by such reference.

Forward-Looking Statements

The PPMs and this Statement of Additional Information include forward-looking statements. All statements other than statements of historical facts contained in the PPMs and this Statement of Additional Information, including statements regarding Portfolios investment strategies, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to the Portfolios, are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, some of which are described in the PPMs and in this Statement of Additional Information. In addition, the Portfolios’ past results do not necessarily indicate their future results. You should not rely upon forward-looking statements as predictions of future events or performance. You cannot be assured that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

Financial Statements

Audited financial statements for the Portfolios as of September 30, 2016, including notes thereto, and the report of PricewaterhouseCoopers LLC thereon, are incorporated by reference from the Trust’s September 30, 2016 Annual Report. The Trust’s September 30, 2016 Annual Report was filed electronically with the SEC on December 1, 2016 (Accession No. 0001193125-16-782649).

APPENDIX A

DESCRIPTION OF SECURITIES RATINGS

Certain of the Portfolios make use of average portfolio credit quality standards to assist institutional investors whose own investment guidelines limit their investments accordingly. In determining a Portfolio’s overall dollar-weighted average quality, unrated securities are treated as if rated, based on the Manager’s view of their comparability to rated securities. A Portfolio’s use of average quality criteria is intended to be a guide for those investors whose investment guidelines require that assets be invested according to comparable criteria. Reference to an overall average quality rating for a Portfolio does not mean that all securities held by the Portfolio will be rated in that category or higher. A Portfolio’s investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by the Manager to be of comparable quality). The percentage of a Portfolio’s assets invested in securities in a particular rating category will vary. Following is a description of Moody’s, S&P’s and Fitch’s ratings applicable to fixed income securities.

Moody’s Investors Service, Inc.

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf ) to all structured finance ratings. The addition of (sf ) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf ) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspire to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Global Long-Term Rating Scale

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers, 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

*	By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Global Short-Term Rating Scale

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Standard & Poor’s Ratings Services

Issue Credit Rating Definitions

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days — including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based, in varying degrees, on Standard & Poor’s analysis of the following considerations: The likelihood of payment — the capacity and willingness of the obligor to meet its financial commitment on a financial obligation in accordance with the terms of the obligation; nature of and provisions of the financial obligation, and the promise we impute; and the protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Long-Term Issue Credit Ratings

Investment Grade

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Speculative Grade

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

NR: This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P Global Ratings does not rate a particular obligation as a matter of policy.

Plus (+) or Minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Active Qualifiers

S&P Global Ratings uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addressed the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.

p: This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

Preliminary: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P Global Ratings of appropriate documentation. S&P Global Ratings reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

•	Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

•	Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

•	Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P Global Ratings’ opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.

•	Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P Global Ratings would likely withdraw these preliminary ratings.

•	A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

‘cir’: This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer ina securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

Active Identifiers

Unsolicited: The ‘u’ identifier and ‘unsolicited’ designation are assigned to credit ratings initiated by parties other than the issuer or its agents, including those initiated by S&P Global Ratings.

sf: The ‘sf’ identifier shall be assigned to ratings on “structured finance instruments” when required to comply with applicable law or regulatory requirement or when S&P Global Ratings believes it appropriate. The addition of the ‘sf’ identifier to a rating does not change that rating’s definition or our opinion about the issue’s creditworthiness.

jr: The ‘JR’ identifier is assigned to all issues and issuers ratings assigned by either Standard & Poor’s Ratings Japan K.K. or Nippon Standard & Poor’s K.K., each of which is a registered credit rating agency in Japan, as ratings registered under the Japanese regulation. The addition of the identifier does not change the definition of that rating or our opinion about the issue’s or issuer’s creditworthiness.

EU: S&P Global Ratings assigns the ‘EU’ identifier to global scale ratings assigned by S&P Global Ratings rating entities (or branches thereof) regulated in the European Union. The addition of the ‘EU’ identifier to a rating does not change that rating’s definition or our opinion about the issue’s or issuer’s creditworthiness.

EE: S&P Global Ratings assigns the ‘EE’ identifier to global scale ratings assigned by S&P Global Ratings rating entities established outside the European Union which are endorsed by a S&P Global Ratings rating entity regulated in the European Union. The addition of the ‘EE’ identifier to a rating does not change that rating’s definition or our opinion about the issue’s or issuer’s creditworthiness.

XN: Nippon Standard & Poor’s K.K. (Nippon KK) assigns the ‘XN’ identifier to credit ratings assigned by Nippon KK. Nippon KK is not a Nationally Recognized Statistical Rating Organization. The addition of the ‘XN’ identifier to a rating does not change that rating’s definition or our opinion about the issue’s or issuer’s creditworthiness.

UCO: The ‘UCO’ identifier may (or shall, if an EU regulatory requirement) be assigned to credit ratings under review as a result of a criteria revision. The addition of the ‘UCO’ identifier to a rating does not change that rating’s definition or our opinion about the issue’s or issuer’s creditworthiness.

Short Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

The analyses, including ratings, of S&P Global Ratings and its affiliates (together, S&P Global Ratings) are statements of opinion as of the date they are expressed and not statements of fact or recommendations to purchase, hold, or sell any securities or make any investment decisions. S&P Global Ratings assumes no obligation to update any information following publication. Users of ratings or other analyses should not rely on them in making any investment decision. S&P Global Ratings’ opinions and analyses do not address the suitability of any security. S&P Global Ratings does not act as a fiduciary or an investment advisor except where registered as such. While S&P Global Ratings has obtained information from sources it believes to be reliable, it does not perform an audit and undertakes no duty of due diligence or independent verification of any information it receives. Ratings and other opinions may be changed, suspended, or withdrawn at any time.

Fitch, Inc.

Long-Term Rating Scales

Issuer Credit Rating Scales

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns and insurance companies, are generally assigned Issuer Default Ratings (IDRs). IDRs opine on an entity’s relative vulnerability to default on financial obligations. The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts, although the agency recognizes that issuers may also make pre-emptive and therefore voluntary use of such mechanisms.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default. For historical information on the default experience of Fitch-rated issuers, please consult the transition and default performance studies available from the Fitch Ratings website.

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a ‘C’ category rating for an issuer include:

(a) the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

(b) the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

(c) Fitch Ratings otherwise believes a condition of ‘RD’ or ‘D’ to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include:

(a) the selective payment default on a specific class or currency of debt;

(b) the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

(c) the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

(d) execution of a distressed debt exchange on one or more material financial obligations.

D: Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below ‘B’.

Corporate Finance Obligations — Long-Term Rating Scales

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

The relationship between issuer scale and obligation scale assumes an historical average recovery of between 30%-50% on the senior, unsecured obligations of an issuer. As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or IDR. At the lower end of the ratings scale, Fitch Ratings now additionally publishes explicit Recovery Ratings in many cases to complement issuer and obligation ratings.

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC’.

The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Structured, Project & Public Finance Obligations — Long-Term Rating Scales

Ratings of structured finance, project finance and public finance obligations on the long-term scale, including the financial obligations of sovereigns, consider the obligations’ relative vulnerability to default. These ratings are typically assigned to an individual security or tranche in a transaction and not to an issuer.

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.

B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk. Default appears imminent or inevitable.

D: Indicates a default. Default generally is defined as one of the following:

•	Failure to make payment of principal and/or interest under the contractual terms of the rated obligation;

•	The bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor; or

•	The distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.

Structured Finance Defaults. “Imminent” default, categorized under ‘C’, typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to pay interest and/or principal in full in accordance with the terms of the obligation’s documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation will typically be rated in the ‘C’ category.

Structured Finance Write-downs. Where an instrument has experienced an involuntary and, in the agency’s opinion, irreversible “write-down” of principal (i.e. other than through amortization, and resulting in a loss to the investor), a credit rating of ‘D’ will be assigned to the instrument. Where the agency believes the “write-down” may prove to be temporary (and the loss may be “written up” again in future if and when performance improves), then a credit rating of ‘C’ will typically be assigned. Should the “write-down” then later be reversed, the credit rating will be raised to an appropriate level for that instrument. Should the “write-down” later be deemed as irreversible, the credit rating will be lowered to ‘D’.

Notes:

In the case of structured and project finance, while the ratings do not address the loss severity given default of the rated liability, loss severity assumptions on the underlying assets are nonetheless typically included as part of the analysis. Loss severity assumptions are used to derive pool cash flows available to service the rated liability.

The suffix ‘sf’ denotes an issue that is a structured finance transaction. For an explanation of how Fitch determines structured finance ratings, please see our criteria available at www.Fitchratings.com.

In the case of public finance, the ratings do not address the loss given default of the rated liability, focusing instead on the vulnerability to default of the rated liability.

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term Rating category, or categories below ‘B’.

Enhanced Equipment Trust Certificates (EETCs) are corporate-structured hybrid debt securities that airlines typically use to finance aircraft equipment. Due to the hybrid characteristics of these bonds, Fitch’s rating approach incorporates elements of both the structured finance and corporate rating methodologies. Although rated as asset-backed securities, unlike other structured finance ratings, EETC ratings involve a measure of recovery given default akin to ratings of financial obligations in corporate finance, as described under “Corporate Finance Obligations.”

Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate issuers with IDRs in speculative grade categories.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages, but actual recoveries for a given security may deviate materially from historical averages.

Recovery Ratings Scale

RR1: Outstanding recovery prospects given default.

RR2: Superior recovery prospects given default.

RR3: Good recovery prospects given default.

RR4: Average recovery prospects given default.

RR5: Below average recovery prospects given default.

RR6: Poor recovery prospects given default.

RR1 rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2 rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3 rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4 rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5 rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6 rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Qualifiers

“NR”: A designation of “Not Rated” or “NR” is used to denote securities not rated by Fitch where Fitch has rated some, but not all, securities comprising an issuance capital structure.

“WD”: The rating has been withdrawn and the issue or issuer is no longer rated by Fitch Ratings. Indicated in rating databases with the symbol ‘WD’.

Rating Watches and Outlooks

Rating Watches and Outlooks form part of the Credit Rating and indicate the likely direction of the rating.

Rating Watch: Rating Watches indicate that there is a heightened probability of a rating change and the likely direction of such a change. These are designated as “Positive”, indicating a potential upgrade, “Negative”, for a potential downgrade, or “Evolving”, if ratings may be raised, lowered or affirmed. However, ratings that are not on Rating Watch can be raised or lowered without being placed on Rating Watch first, if circumstances warrant such an action.

A Rating Watch is typically event-driven and, as such, it is generally resolved over a relatively short period. The event driving the Watch may be either anticipated or have already occurred, but in both cases, the exact rating implications remain undetermined. The Watch period is typically used to gather further information and/or subject the information to further analysis. Additionally, a Watch may be used where the rating implications are already clear, but where a triggering event (e.g. shareholder or regulatory approval) exists. The Watch will typically extend to cover the period until the triggering event is resolved or its outcome is predictable with a high enough degree of certainty to permit resolution of the Watch.

Rating Watches can be employed by all analytical groups and are applied to the ratings of individual entities and/or individual instruments. At the lowest categories of speculative grade (‘CCC’, ‘CC’ and ‘C’) the high volatility of credit profiles may imply that almost all ratings should carry a Watch. Watches are nonetheless only applied selectively in these categories, where a committee decides that particular events or threats are best communicated by the addition of the Watch designation.

Rating Outlook: Rating Outlooks indicate the direction a rating is likely to move over a one- to two-year period. They reflect financial or other trends that have not yet reached the level that would trigger a rating action, but which may do so if such trends continue. The majority of Outlooks are generally Stable, which is consistent with the historical migration experience of ratings over a one- to two-year period. Positive or Negative rating Outlooks do not imply that a rating change is inevitable and, similarly, ratings with Stable Outlooks can be raised or lowered without a prior revision to the Outlook, if circumstances warrant such an action. Occasionally, where the fundamental trend has strong, conflicting elements of both positive and negative, the Rating Outlook may be described as Evolving.

Outlooks are currently applied on the long-term scale to issuer ratings in corporate finance (including sovereigns, industrials, utilities, financial institutions and insurance companies) and public finance outside the U.S.; to issue ratings in public finance in the U.S.; to certain issues in project finance; to Insurer Financial Strength Ratings; to issuer and/or issue ratings in a number of National Rating scales; and to the ratings of structured finance transactions and covered bonds. Outlooks are not applied to ratings assigned on the short-term scale and are applied selectively to ratings in the ‘CCC’, ‘CC’ and ‘C’ categories. Defaulted ratings typically do not carry an Outlook.

APPENDIX B

CERTAIN OWNERSHIP OF TRUST SHARES

As of December 31, 2016, the following persons owned of record or beneficially 5% or more of the noted class of shares of the Portfolios:

a = Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolios, and therefore may be presumed to “control” the Portfolios, as that term is defined in the 1940 Act.

Portfolio Name		Registration	Amount & Beneficial Nature of Ownership	Percentage of Outstanding Share of Ownership
a	ALLIANZGI ADVANCED CORE BOND PORTFOLIO	ALLIANZ FUNDS MULTI- STRATEGY TRUST ON BEHALF OF ALLIANZGI GLOBAL ALLOCATION FUND 1633 BROADWAY 43RD FLOOR NEW YORK NY 10019-6708	7,558,803.416	68.09%
		ALLIANZGI MULTI SERIES RETIREMENT COLLECTIVE INVESTMENT TRUST ON BEHALF OF THE ALLIANZGI DYNAMIC MULTI ASSET CIT 1100 ABERNATHY RD STE 400 ATLANTA GA 30328-5634	2,001,283.728	18.03%
		ALLIANZ FUNDS MULTI -STRATEGY TRUST ON BEHALF OF ALLIANZGI RETIREMENT 2020 FUND 1633 BROADWAY 43RD FLOOR NEW YORK NY 10019-6708	570,106.754	5.14%
a	ALLIANZGI DISCOVERY U.S. PORTFOLIO	ALLIANZ FUND INVESTMENTS INC 5701 GOLDEN HILLS DR MINNEAPOLIS MN 55416-1297	666,666.667	100.00%
a	ALLIANZGI GLOBAL SMALL- CAP OPPTY PORT	ALLIANZ FUND INVESTMENTS INC 5701 GOLDEN HILLS DR MINNEAPOLIS MN 55416-1297	340,610.644	100.00%

B-1

APPENDIX C

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST (THE “TRUST”)

PROXY VOTING POLICY

1.	It is the policy of the Trust that proxies should be voted in the interest of the shareholders of each fund, as determined by those who are in the best position to make this determination. The Trust believes that the firms and/or persons purchasing and selling securities for the funds and analyzing the performance of the funds’ securities are in the best position and have the information necessary to vote proxies in the best interests of the funds and their shareholders, including in situations where conflicts of interest may arise between the interests of shareholders, on one hand, and the interests of the investment adviser, the sub-adviser and/or any other affiliated person of the fund, on the other. Accordingly, the Trust’s policy shall be to delegate proxy voting responsibility to the entity with portfolio management responsibility for the funds.

2.	The Trust, for each fund advised by Allianz Global Investors U.S. LLC (“AllianzGI U.S.”), delegates the responsibility for voting proxies to AllianzGI U.S. A summary of the detailed proxy voting policy of AllianzGI U.S. is attached as Appendix A hereto. Such summary may be revised from time to time to reflect changes to AllianzGI U.S.’s detailed proxy voting policy.

3.	The party voting the proxies (i.e., AllianzGI U.S.) shall vote such proxies in accordance with such party’s proxy voting policy and, to the extent consistent with such policy, may rely on information and/or recommendations supplied by others.

4.	AllianzGI U.S. shall deliver a copy of its proxy voting policy and any material amendments thereto to the Board of the Trust promptly after the adoption or amendment of any such policy.

5.	The party voting the proxy shall: (i) maintain such records and provide such voting information as is required for the Trust’s regulatory filings including, without limitation, Form N-PX and the required disclosure of policy called for by Item 17 of Form N-1A; and (ii) shall provide such additional information as may be requested, from time to time, by the Board or the Trust’s Chief Compliance Officer.

6.	This Proxy Voting Policy Statement, a summary of the detailed proxy voting policy of AllianzGI U.S. and how each fund voted proxies relating to portfolio securities held during the most recent twelve-month period ended June 30, shall be made available (i) without charge, upon request, by calling 1-800-498-5413; and (ii) on the U.S. Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov. In addition, to the extent required by applicable law or determined by the Trust’s Chief Compliance Officer or Board of Trustees, a summary of the detailed proxy voting policy of AllianzGI U.S. shall also be included in the Trust’s SAI.

Appendix A

Allianz Global Investors U.S. LLC (“AllianzGI US”)

Description of Proxy Voting Policy and Procedures

AllianzGI US typically votes proxies as part of its discretionary authority to manage accounts, unless the client has explicitly reserved the authority for itself. To ensure that the proxies are voted in the best interests of its clients, AllianzGI US has adopted proxy voting procedures and guidelines for voting proxies on specific types of issues. When voting proxies, AllianzGI US seeks to make voting decisions solely in the best interests of its clients and to enhance the economic value of the underlying portfolio securities held in its clients’ accounts. AllianzGI US will not be responsible for voting of proxies that AllianzGI US has not been notified of on a timely basis by the client’s custodian.

AllianzGI US has adopted written Proxy Policy Guidelines and Procedures (the “Proxy Guidelines”) that are reasonably designed to ensure that the firm is voting in the best interest of its clients. The Proxy Guidelines reflect AllianzGI US’s general voting positions on specific corporate governance issues and corporate actions. AllianzGI US has retained an independent third party service provider (the “Proxy Provider”) to assist in the proxy voting process by implementing the votes in accordance with the Proxy Guidelines as well as assisting in the administrative process. The services provided offer a variety of proxy-related services to assist in AllianzGI US’s handling of proxy voting responsibilities.

In certain circumstances, a client may request in writing that AllianzGI US vote proxies for its account in accordance with a set of guidelines which differs from the Proxy Guidelines. For example, a client may wish to have proxies voted for its account in accordance with the Taft-Hartley proxy voting guidelines. In that case, AllianzGI US will vote the shares held by such client accounts in accordance with their direction, which may be different from the vote cast for shares held on behalf of other client accounts that vote in accordance with the Proxy Guidelines.

AllianzGI US will generally refrain from voting proxies on non-U.S. securities that are subject to share blocking restrictions. Certain countries require the freezing of shares for trading purposes at the custodian/sub-custodian bank level in order to vote proxies to ensure that shareholders voting at meetings continue to hold the shares through the actual shareholder meeting. However, because AllianzGI US cannot anticipate every proxy proposal that may arise (including a proxy proposal that an analyst and/or portfolio manager believes has the potential to significantly affect the economic value of the underlying security, such as proxies relating to mergers and acquisitions), AllianzGI US may, from time to time, instruct the Proxy Provider to cast a vote for a proxy proposal in a share blocked country.

The Proxy Guidelines also provide for oversight of the proxy voting process by a Proxy Committee. The Proxy Guidelines summarize AllianzGI US’s position on various issues, including issues of corporate governance and corporate actions, and give general indication as to how AllianzGI US will vote shares on such issues. Occasionally, there may be instances when AllianzGI US may not vote proxies in strict adherence to the Proxy Guidelines. To the extent that the Proxy Guidelines do not cover potential voting issues or a case arises of a potential material conflict between AllianzGI US’s interest and those of a client with respect to proxy voting, the Proxy Committee will convene to discuss the issues. In evaluating issues, the Proxy Committee may consider information from many sources, including the portfolio management team, the analyst responsible for monitoring the stock of the company at issue, management of a company presenting a proposal, shareholder groups and independent proxy research services. In situations in which the Proxy Guidelines do not give clear guidance on an issue, an analyst or portfolio manager and/or the Proxy Committee will review the issue. In the event that either the analyst or portfolio manager wishes to override the Proxy Guidelines, the proposal will be presented to the Proxy Committee for a final decision. Any deviations from the Proxy Guidelines will be documented and maintained in accordance with Rule 204-2 under the Advisers Act.

In accordance with the Proxy Guidelines, AllianzGI US may review additional criteria associated with voting proxies and evaluate the expected benefit to its clients when making an overall determination on how or whether to vote a proxy. Upon receipt of a client’s written request, AllianzGI US may also vote proxies for that client’s account in a particular manner that may differ from the Proxy Guidelines. In addition, AllianzGI US may refrain from voting a proxy on behalf of its clients’ accounts due to de-minimis holdings, immaterial impact on the portfolio, items relating to non-U.S. issuers (such as those described below), non-discretionary holdings not covered by AllianzGI

US, timing issues related to the opening/closing of accounts, securities lending issues (see below), contractual arrangements with clients and/or their authorized delegate, the timing of receipt of information, or where circumstances beyond its control prevent it from voting. For example, AllianzGI US may refrain from voting a proxy of a non-U.S. issuer due to logistical considerations that may impair AllianzGI US’s ability to vote the proxy. These issues may include, but are not limited to: (i) proxy statements and ballots being written in a language other than English, (ii) untimely notice of a shareholder meeting, (iii) requirements to vote proxies in person, (iv) restrictions on non-U.S. person’s ability to exercise votes, (v) restrictions on the sale of securities for a period of time in proximity to the shareholder meeting, or (vi) requirements to provide local agents with power of attorney to facilitate the voting instructions. Such proxies are voted on a best-efforts basis.

AllianzGI US may vote in accordance with the proxy guidelines of its affiliate advisers when voting in connection with Wrap Programs. The affiliated adviser’s guidelines may differ and in fact be in conflict with AllianzGI US’s voting guidelines.

If a client has decided to participate in a securities lending program, AllianzGI US will defer to the client’s determination and not attempt to recall securities on loan solely for the purpose of voting routine proxies as this could impact the returns received from securities lending and make the client a less desirable lender in the marketplace. If the participating client requests, AllianzGI US will use reasonable efforts to notify the client of proxy measures that AllianzGI US deems material.

The ability to timely identify material events and recommend recall of shares for proxy voting purposes is not within the control of AllianzGI US and requires the cooperation of the client and its other service providers. Efforts to recall loaned securities are not always effective and there can be no guarantee that any such securities can be retrieved in a timely manner for purposes of voting the securities.

APPENDIX D

Procedures for Shareholders to Submit Nominee Candidates

(As of March 5, 2015)

A shareholder of a Portfolio must follow the following procedures in order to submit properly a nominee recommendation for the Committee’s consideration.

1.	The shareholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to a Portfolio, to the attention of the Secretary, at the address of the principal executive offices of the Portfolio. Once each quarter, if any Shareholder Recommendations have been received by the Secretary during the quarter, the Secretary will inform the Committee of the new Shareholder Recommendations. Because the Portfolio does not hold annual or other regular meetings of shareholders for the purpose of electing Directors/Trustees, the Committee will accept Shareholder Recommendations on a continuous basis.

2.	All Shareholder Recommendations properly submitted to a Portfolio will be held by the Secretary until such time as (i) the Committee convenes to consider candidates to fill Board vacancies or newly created Board positions (a “Director/Trustee Consideration Meeting”) or (ii) the Committee instructs the Secretary to discard a Shareholder Recommendation following a Director/Trustee Consideration Meeting or an Interim Evaluation (as defined below).

3.	At a Director/Trustee Consideration Meeting, the Committee will consider each Shareholder Recommendation then held by the Secretary. Following a Director/Trustee Consideration Meeting, the Committee may instruct the Secretary to discard any or all of the Shareholder Recommendations currently held by the Secretary.

4.	A Committee may, in its discretion and at any time, convene to conduct an evaluation of validly submitted Shareholder Recommendations (each such meeting, an “Interim Evaluation”) for the purpose of determining which Shareholder Recommendations will be considered at the next Director/Trustee Consideration Meeting. Following an Interim Evaluation, the Committee may instruct the Secretary to discard any or all of the Shareholder Recommendations currently held by the Secretary.

5.	The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, date of birth, business address, residence address and nationality of the person recommended by the shareholder (the “candidate”); (B) the number of shares of (and class) of the Portfolio(s) owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with the election of Directors/Trustees or Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Portfolio (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person,” information regarding the candidate that will be sufficient for the Portfolio to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Director/Trustee if elected; (iii) the recommending shareholder’s name as it appears on the Portfolio’s books; (iv) the number of shares of (and class) of the Portfolio(s) owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board or to satisfy applicable law.

D-1

PART C. OTHER INFORMATION

Item 28. Exhibits

(a)	Articles of Incorporation.

(1)	Amended and Restated Agreement and Declaration of Trust, dated as of June 24, 2014.(1)

(b)	By-laws.

(1)	Bylaws, dated as of June 11, 2014.(1)

(2)	Amended and Restated Bylaws, dated as of October 7, 2015.(4)

(c)	Instruments Defining Rights of Securities Holders.

(1) Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Amended & Restated Agreement and Declaration of Trust filed with exhibit (a)(1).

(2) Article 9 (Issuance of Shares Certificates) and Article 11 (Shareholders’ Voting Powers and Meetings) of the Bylaws filed with exhibit (b)(1).

(d)	Investment Advisory Contracts.

(1)	Amended and Restated Investment Management Agreement dated October 1, 2016 with Allianz Global Investors U.S. LLC — Filed herewith.

(e)	Not applicable.

(f)	Not applicable.

(g)	Custodian Agreements.

(1) (i)	Custodian Agreement dated June 30, 2014 with State Street Bank & Trust Company.(1)

(ii)	Amendment to Custodian Agreement with State Street Bank & Trust Company.(3)

(iii)	Amendment to Custodian Agreement with State Street Bank & Trust Company — (6)

(2)	Foreign Securities Depositories Delegation Agreement dated June 30, 2014 between Allianz Global Investors Fund Management LLC and Allianz Global Investors U.S. LLC.(1)

(h)	Other Material Contracts.

(1) (i)	Transfer Agency and Service Agreement dated June 30, 2014 with Boston Financial Data Services, Inc.(1)

(ii)	Revised Schedule A to Transfer Agency and Service Agreement with Boston Financial Data Services, Inc.(3)

(iii)	Form of revised Schedule A to Transfer Agency and Service Agreement with Boston Financial Data Services, Inc. — (6)

(2) (i)	Expense Limitation Agreement dated June 30, 2014 with Allianz Global Investors Fund Management LLC.(1)

(ii)	Revised Schedule to Expense Limitation Agreement (Schedule A) with Allianz Global Investors Fund Management.(2)

(iii)	Revised Schedule to Expense Limitation Agreement (Schedule A) with Allianz Global Investors Fund Management LLC to add AllianzGI Advanced Core Bond Fund and AllianzGI Discovery U.S. Portfolio.(3)

(iv)	Revised Schedule to Expense Limitation Agreement (Schedule A) with Allianz Global Investors Fund Management LLC.(5)

(v)	Revised Schedule to Expense Limitation Agreement (Schedule A) with Allianz Global Investors Fund Management LLC — (6)

(vi)	Revised Schedule to Expense Limitation Agreement (Schedule A) with Allianz Global Investors Fund Management LLC (predecessor in interest to Allianz Global Investors U.S. LLC) — Filed herewith.

(3) (i)	Distribution Contract dated June 30, 2014 with Allianz Global Investors Distributors LLC.(1)

(ii)	Revised Schedule to Distribution Contract (Schedule A) with Allianz Global Investors Distributors LLC.(3)

(iii)	Revised Schedule to Distribution Contract (Schedule A) with Allianz Global Investors Distributors LLC — (6)

(4) (i)	Form of Subscription Agreement for the purchase of shares of any series of the Trust.(2)

(ii)	Form of Subscription Agreement for the purchase of shares of any series of the Trust.(3)

(iii)	Form of Subscription Agreement for the purchase of shares of any series of the Trust — (6)

(i)	Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm. — Filed herewith.

(k)	Not applicable.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Reserved.

(p)	Code of Ethics.

(1)	Code of Ethics of the Registrant. - Filed herewith.

(2)	Code of Ethics of Allianz Global Investors U.S. LLC and Allianz Global Investors Distributors LLC - Filed herewith.

(3)	Code of Ethics of Allianz Global Investors Europe. - Filed herewith.

(q)	Powers of Attorney.

(1)	Power of Attorney for Deborah A. DeCotis.(1)

(2)	Power of Attorney for Bradford K. Gallagher.(1)

(3)	Power of Attorney for James A. Jacobson.(1)

(4)	Power of Attorney for Hans W. Kertess.(1)

(5)	Power of Attorney for John C. Maney.(1)

(6)	Power of Attorney for William B. Ogden, IV.(1)

(7)	Power of Attorney for Alan Rappaport.(1)

2

(8)	Power of Attorney for Lawrence G. Altadonna.(1)

(9)	Power of Attorney for Deborah A. Decotis, F. Ford Drummond, Bradford K. Gallagher, James A. Jacobson, Hans W. Kertess, Susan M. King, James S. MacLeod, William B. Ogden, IV, Alan Rappaport, Davey S. Scoon, Lawrence G. Altadonna, and Julian F. Sluyters.(2)

(10)	Power of Attorney for Barbara R. Claussen.(3)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form N-1A, file no. 811-22975, filed June 30, 2014.

(2)	Incorporated by reference to Registrant’s Registration Statement on Form N-1A, file no. 811-22975, filed March 30, 2015.

(3)	Incorporated by reference to Registrant’s Registration Statement on Form N-1A, file no. 811-22975, filed October 14, 2015.

(4)	Incorporated by reference to Registrant’s Registration Statement on Form N-1A, file no. 811-22975, filed November 6, 2015.

(5)	Incorporated by reference to Registrant’s Registration Statement on Form N-1A, file no. 811-22975, filed January 28, 2016.

(6)	Incorporated by reference to Registrant’s Registration Statement on Form N-1A, file no. 811-22975, filed March 24, 2016.

Item 29. Persons Controlled By or Under Common Control with Registrant

Not applicable.

3

Item 30. Indemnification

Reference is made to Article VII of the Registrant’s Amended and Restated Agreement and Declaration of Trust, which is incorporated by reference herein.

Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Trust’s Investment Adviser and Portfolio Managers

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

Name	Position with Adviser	Other Affiliations
Erin Bengtson-Olivieri	Managing Director, Chief Financial Officer	Managing Director of Allianz Global Investors Distributors LLC, Member – Executive Committee, Managing Director and Chief Financial Officer of Allianz Global Investors U.S. Holdings LLC, and Managing Director and Chief Financial Officer of NFJ Investment Group LLC.

Steven J. Berexa	Managing Director	None.

Peter Bonanno	Managing Director, Chief Legal Officer, Secretary	Managing Director of Allianz Global Investors Distributors LLC, Member – Executive Committee and Secretary of Executive Committee, Managing Director, General Counsel, and Secretary of Allianz Global Investors U.S. Holdings LLC, and Managing Director, Chief Legal Officer and Secretary of NFJ Investment Group LLC.

Giorgio Carlino	Managing Director	Member – Executive Committee and Chief Investment Officer Multi-Asset of Allianz Global Investors U.S. Holdings LLC.

Huachen Chen	Managing Director	None.

Christopher Cieri	Managing Director	Managing Director, US Head of Technology of Allianz Global Investors Distributors LLC and Allianz Global Investors U.S. Holdings LLC.

Barbara R. Claussen	Managing Director	Member—Executive Committee, Managing Director, Chief Operating Officer of Allianz Global Investors U.S. Holdings LLC and Managing Director, Chief Administrative Officer of NFJ Investment Group LLC.

Jennifer Evanko	Managing Director	None.

Douglas G. Forsyth	Managing Director, CIO	Member—Executive Committee, Managing Director, Chief Investment Officer Fixed Income US of Allianz Global Investors U.S. Holdings LLC.

Donald G. Gervais Jr.	Managing Director	None.

Joanne L. Howard	Managing Director	None.

Justin Kass	Managing Director	None.

Nick Loglisci Jr.	Managing Director	None.

Jill Lohrfink	Managing Director	Member—Executive Committee and Operating Committee, Managing Director, Head of Institutional—North America of Allianz Global Investors U.S. Holdings LLC.

Robert Marren	Managing Director	None.

Gary P. McAnly	Managing Director	None.

Melody McDonald	Managing Director	None.

David Owen	Managing Director	Managing Director, Global & U.S. Head of Compliance of Allianz Global Investors U.S. Holdings LLC and Managing Director of NFJ Investment Group LLC.

4

Christian W. Pachtner	Managing Director	None.

Jeffrey D. Parker	Managing Director, CIO	Member—Executive Committee, Managing Director, Deputy Chief Investment Officer Equity US and US Director of Research of Allianz Global Investors U.S. Holdings LLC.

Walter C. Price Jr.	Managing Director	None.

Joseph S. Quirk	Managing Director	Managing Director and Chief Operating Officer of Allianz Global Investors Distributors LLC, and Managing Director of Allianz Global Investors U.S. Holdings LLC.

Steven J. Ricci	Managing Director	Managing Director of Allianz Global Investors Distributors LLC, and Managing Director of Allianz Global Investors U.S. Holdings LLC.

Joe A. Rodela	Managing Director	None.

Herold Rohweder	Managing Director, Global Chief Investment Officer Multi-Asset	None.

Thomas M. Scerbo	Managing Director	None.

Jeffrey N. Sheran	Managing Director	None.

William L. Stickney	Managing Director	None.

Trevor L. Taylor	Managing Director	None.

Gregoire P. Tournant	Managing Director	None.

Michael E. Yee	Managing Director	None.

Deborah Zurkow	Managing Director	None.

Tony Burg	Senior Vice President and Treasurer	Senior Vice President and Treasurer of Allianz Asset Management of America LLC, Allianz Asset Management of America L.P., Allianz Asset Management of America Holdings Inc., Allianz Global Investors Distributors LLC, Allianz Global Investors U.S. Holdings LLC, NFJ Investment Group LLC and Allianz Asset Management U.S. Holding II LLC.

James T. Funaro	Senior Vice President – Tax Matters	Senior Vice President of Allianz Asset Management of America L.P. and Allianz Asset Management of America Holdings Inc.; Senior Vice President — Tax Matters of Allianz Asset Management of America LLC, Allianz Global Investors Distributors LLC, Allianz Global Investors U.S. Holdings LLC, and NFJ Investment Group LLC.

Bryan Agbabian	Director	None.

Lawrence G. Altadonna	Director	None.

Stephane Amara	Director	None.

Kenley Matthew Axline	Director	None.

Jonathan J. Berusch	Director	None.

Stephen G. Bond-Nelson	Director	None.

Blake H. Burdine	Director	None.

Michele R. Cameron	Director	None.

Jorge M. Camina de Santiago	Director	None

John S. Carnaroli	Director	None.

Francis T. Carrington	Director	None.

James Chen	Director	None.

5

Raymon Cunha	Director	None.

Joel V. Damon	Director	None.

Michael G. Dauchot	Director	None.

Paul David	Director	None.

Stuart P. David	Director	None.

Christopher A. Davis	Director	None.

Timothy Doherty	Director	None.

Ryan P. Donovan	Director	None.

James H. Dudnick	Director	None.

Terence J. Duggan	Director	None.

Lynn Dummett	Director	Director, Senior Counsel, Litigation & Records of Allianz Global Investors Distributors LLC, and Director of Allianz Global Investors U.S. Holdings LLC.

Orhan Dzemaili	Director	None.

Raphael L. Edelman	Director	None.

Ralph Eley	Director	None.

Claus Fintzen	Director	None.

David A. Foster	Director	None.

Franḉois-Yves Gandeul	Director	None.

Frank Garofalo	Director	Director, US Head IT Operations of Allianz Global Investors U.S. Holdings LLC.

John M. Giangiorgi	Director	None.

Steven Gish	Director	None.

Bruce Goodman	Director	Director, Senior H.R. Business Partner of Allianz Global Investors Distributors LLC and Allianz Global Investors U.S. Holdings LLC.

Nina Gupta	Director	None.

Kirk Hardiman	Director	None.

Thomas L. Harter	Director, Deputy Chief Compliance Officer	Director, Fund Chief Compliance Officer of Allianz Global Investors U.S. Holdings LLC

Michael Heldmann	Director	None.

Karen D. Hiatt	Director	None.

David W. Hood	Director	Director, Institutional Operations of Allianz Global Investors U.S. Holdings LLC.

Brian Ingram	Director	None.

Rajen Jadav	Director	None.

Adrian Jones	Director	None.

Steven Klopukh	Director	None.

Paul Koo	Director, Chief Compliance Officer	Director, Deputy Head of U.S. Compliance of Allianz Global Investors U.S. Holdings LLC, and Chief Compliance Officer of NFJ Investment Group LLC.

Richard F. Lee	Director	None.

Peter T. Lelek	Director	None.

Robert Lutz	Director	None.

Stephen W. Lyford	Director	None.

6

Rahul Malhotra	Director	None.

Steven R. Malin	Director	None.

Claudio Marsala	Director	None.

Timothy M. McCarthy	Director	None.

Christian McCormick	Director	None.

Amanda Montgomery	Director	None.

James P. Naldi	Director	None.

David J. Oberto	Director	None.

Robert Patterson	Director	None.

Paul Pietranico	Director	None.

David Pinto	Director	None.

Kelly A. Reuba	Director	None.

Mark P. Roemer	Director	None.

Angela Ruane	Director	None.

John Schroer	Director	None.

Joseph Scull	Director	Director, Sr. Regulatory Documents & Vendor Management Manager of Allianz Global Investors Distributors LLC and Allianz Global Investors U.S. Holdings LLC.

Michael A. Seidenberg	Director	None.

Jeffrey A. Stabler	Director	None.

Michael Z. Stamos	Director	None.

Paul Strand	Director	None.

Danny M. Su	Director	None.

Peter A. Sullivan	Director	None.

Sebastian Thomas	Director	None.

Christian Tropp	Director	None.

Brian J. Urey	Director	None.

Jie Wei	Director	None.

Hans-Juergen Weidenbacher	Director	None.

Scott Whisten	Director	None.

John A. Wolfenbarger	Director	None.

Lu Yu	Director	None.

Jing Zhou	Director	None.

Thomas J. Zimmerer	Director	None.

Christine U. Bacon	Vice President	Vice President of Allianz Global Investors Distributors LLC and Allianz Global Investors U.S. Holdings LLC.

Milica N. Basta	Vice President	None.

Heather Bergman	Vice President	None.

Jeff B. Bustos	Vice President	None.

Ryan Chin	Vice President	None.

7

Richard Cochran	Vice President	None.

John J. Coyle	Vice President	None.

Geert E.R. Dhont	Vice President	None.

Amy Deming	Vice President, Deputy Chief Compliance Officer	Director, Deputy Chief Compliance Officer of Allianz Global Investors U.S. Holdings LLC.

John F. Donnelly	Vice President	None.

Vincent P. Fung	Vice President	None.

Lauren Beth Harman	Vice President	None.

Steve Howell	Vice President	None.

Valentin L. Ivanov	Vice President	None.

Panu Kalayasilpin	Vice President	None.

Corey J. Kilcourse	Vice President	None.

Diana Leung	Vice President	None.

Fox (Hui) Ling	Vice President	None.

Michelle A. Marken	Vice President	None.

DeAnna Martes	Vice President	None.

Catherine McCarthy	Vice President	None.

Greg A. Meier	Vice President	None.

Michael W. Memory	Vice President	None.

Brandon W. Michael	Vice President	None.

Kimberlee Millar	Vice President	None.

Timothy J. Murphy	Vice President	None.

Heather Podlich Nesbitt	Vice President	None.

Adam C. Peterson	Vice President	None.

Mark Phanitsiri	Vice President	None.

Scott J. Powell	Vice President	None.

Michael J. Purcell	Vice President	None.

Rohit Ramesh	Vice President	None.

Michael Rothstein	Vice President	None.

Amreet L. Saini	Vice President	None.

Courtney C. Sheldon	Vice President	None.

Megan L. Silva	Vice President	None.

Philip R. Simon	Vice President	None.

David N. Smithwick	Vice President	None.

Aline Sun	Vice President	None.

Steven Tael	Vice President	None.

Huy Thanh Vo	Vice President	None.

Sophie Wang	Vice President	None.

Joanna H. Willars	Vice President	None.

Robin K. Wittenberg	Vice President	None.

8

Shibin Xie	Vice President	None.

John Alcala	Assistant Vice President, Equity Trader	Assistant Vice President, Equity Trader of NFJ Investment Group LLC.

Maren P. Armour	Assistant Vice President	None.

Alistair Bates	Assistant Vice President	None.

Kuang-Ting Chen	Assistant Vice President	None.

Abigail Collins	Assistant Vice President	None.

Kaitlyn Fischer	Assistant Vice President	None.

Neal Fitzgerald	Assistant Vice President	None.

Alicia Frazier	Assistant Vice President, Senior Equity Trader	Assistant Vice President, Senior Equity Trader of NFJ Investment Group LLC

Rod Greene	Assistant Vice President	None.

Brandon Gueno	Assistant Vice President	None.

Julianna Guzman	Assistant Vice President	None.

Christopher Jackson	Assistant Vice President	None.

Matthew E. John	Assistant Vice President	None.

Courtney B. Kulcak	Assistant Vice President	None.

Maria Levine	Assistant Vice President	None.

Rachel Li	Assistant Vice President	None.

Ahmed Maqsood	Assistant Vice President	None.

Joseph Marnane	Assistant Vice President	None.

Stephen K. McDonald	Assistant Vice President	None.

Jennifer L. Mendoza	Assistant Vice President	None.

Robert Nguyen	Assistant Vice President	None.

Daisy Ramraj-Singh	Assistant Vice President	None.

Nicole Larrabee Rodrigues	Assistant Vice President	None.

Michele Rumfola	Assistant Vice President	None.

Alexandra Russo	Assistant Vice President	None.

Laura M. Schnee	Assistant Vice President	None.

Margarita Shalamova	Assistant Vice President	None.

Russell M. Simon	Assistant Vice President	None.

Clint H. Simpson	Assistant Vice President	None.

Heather Sprung	Assistant Vice President	None.

Ethan J. Turner	Assistant Vice President	None.

Vicki Van Ausdall	Assistant Vice President	None.

Leya Vishnevsky	Assistant Vice President	None.

Yu Wang	Assistant Vice President	None.

9

Che-Lees Wilson-Batson	Assistant Vice President	None.

Hiedi Woods	Assistant Vice President	None.

Olga Yakubov	Assistant Vice President	None.

Kellie E. Davidson	Assistant Secretary	Secretary of Allianz Asset Management of America LLC and Allianz Asset Management of America L.P., Assistant Secretary of Allianz Asset Management of America Holdings Inc., Allianz Global Investors Distributors LLC, Allianz Asset Management U.S. Holding II LLC, Allianz Global Investors U.S. Holdings LLC and NFJ Investment Group LLC.

Tucker Fitzpatrick	Assistant Secretary	Senior Vice President, General Counsel and Secretary of Allianz Asset Management of America Holdings, Inc., Allianz Asset Management U.S. Holding II LLC, Senior Vice President and General Counsel of Allianz Asset Management of America L.P., Assistant Secretary of Allianz Global Investors Distributors LLC, Allianz Global Investors U.S. Holdings LLC and NFJ Investment Group LLC.

Courtney Porter	Equity Trading Administrator	Equity Trading Administrator of NFJ Investment Group LLC

Anthony Cox	Equity Trading Administrator	Equity Trading Administrator of NFJ Investment Group LLC

10

Allianz Global Investors U.S. LLC

Information relating to Allianz Global Investors U.S. LLC is incorporated by reference to its Form ADV previously filed electronically on the IARD system.

Item 32. Principal Underwriters

Not applicable.

Item 33. Location of Accounts and Records

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of State Street Bank & Trust Co., 801 Pennsylvania Avenue, Kansas City, MO 64105 and/or Boston Financial Data Services-Midwest, 330 W. 9th Street, 5th Floor, Kansas City, Missouri 64105.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

None.

11

NOTICE

A copy of the Agreement and Declaration of AllianzGI Institutional Multi-Series Trust (the “Trust”), together with all amendments thereto, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York on the 27th day of January, 2017.

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit	Exhibit Name

(d)(1)	Amended and Restated Investment Management Agreement dated October 1, 2016 with Allianz Global Investors U.S. LLC.

(h)(2)(vi)	Revised Schedule to Expense Limitation Agreement (Schedule A) with Allianz Global Investors Fund Management LLC (predecessor in interest to Allianz Global Investors U.S. LLC).

(j)	Consent of Independent Registered Public Accounting Firm.

(p)(1)	Code of Ethics of Registrant.

(p)(2)	Code of Ethics of Allianz Global Investors U.S. LLC and Allianz Global Investors Distributors LLC.

(p)(3)	Code of Ethics of Allianz Global Investors Europe.